PROSPECTUS SUPPLEMENT
(To Prospectus Dated November 24, 1997)

                                  PNC MORTGAGE
                                SECURITIES CORP.

                         DEPOSITOR AND MASTER SERVICER
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-3
                                  $488,635,656
                                 (APPROXIMATE)
  PRINCIPAL AND/OR INTEREST PAYABLE ON THE 25TH DAY OF EACH MONTH BEGINNING IN
                                   APRIL 1998
THESE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PNC MORTGAGE SECURITIES CORP. OR ANY OF ITS AFFILIATES, INCLUDING PNC BANK CORP. NEITHER
     THESE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED
             BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

    The Mortgage Pass-Through Certificates, Series 1998-3 (the "CERTIFICATES"), will consist of the following thirty-four classes: (i) Class I-A-1, (ii) Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4 and Class II-A-5 (the "GROUP II-A CERTIFICATES"), (iii) Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-A-6, Class III-A-7 and Class III-A-8 (the "GROUP III-A CERTIFICATES" and, together with the Class I-A-1 and Group II-A Certificates, the "CLASS A CERTIFICATES"), (iv) Class I-X, (v) Class C-X-1, Class C-X-2 and Class C-X-3 (the "GROUP C-X CERTIFICATES" and, together with the Class I-X Certificates, the "CLASS X CERTIFICATES"), (vi) Class I-P and Class III-P (the "CLASS P CERTIFICATES"), (vii) Class I-B-1, Class I-B-2 and Class I-B-3 (the "GROUP I SENIOR SUBORDINATE CERTIFICATES"), (viii) Class I-B-4, Class I-B-5 and Class I-B-6 (the "GROUP I JUNIOR SUBORDINATE CERTIFICATES" and, together with the Group I Senior Subordinate Certificates, the "GROUP I-B CERTIFICATES"), (ix) Class C-B-1, Class C-B-2 and Class C-B-3 (the "GROUP C-B SENIOR SUBORDINATE CERTIFICATES"), (x) Class C-B-4, Class C-B-5 and Class C-B-6 (the "GROUP C-B JUNIOR SUBORDINATE CERTIFICATES" and, together with the Group C-B Senior Subordinate Certificates, the "GROUP C-B CERTIFICATES") and (xi) Class R-1 and Class R-2 (the "RESIDUAL CERTIFICATES" and, together with the Class A, Class X and Class P Certificates, the "SENIOR CERTIFICATES"). The Class II-A-4 and Class III-A-8 Certificates are sometimes referred to as the "LOCKOUT CERTIFICATES". The Class II-A-3, Class III-A-6 and Class III-A-7 Certificates are sometimes referred to as the "INSURED CERTIFICATES". The Class I-A-1, Class I-X, Class I-P and Group I-B Certificates are sometimes referred to as the "GROUP I CERTIFICATES", the Group II-A and Residual Certificates are sometimes referred to as the "GROUP II CERTIFICATES" and the Group III-A and Class III-P Certificates are sometimes referred to as the "GROUP III CERTIFICATES". The Group I Certificates, Group II Certificates and Group III Certificates are each a "CERTIFICATE GROUP". The Group C-X Certificates are Senior Certificates in both Certificate Group II and Certificate Group III. The Group I and Group C-B Senior Subordinate Certificates are collectively referred to as the "SENIOR SUBORDINATE CERTIFICATES". The Group I and Group C-B Junior Subordinate Certificates are collectively referred to as the "JUNIOR SUBORDINATE CERTIFICATES". The Group I-B and Group C-B Certificates are collectively referred to as the "SUBORDINATE CERTIFICATES" or "CLASS B CERTIFICATES". The Group C-B Certificates are the Subordinate Certificates for both the Group II and Group III Certificates and are part of both Certificate Groups and therefore, as used herein, their "related Certificate Group" includes both Certificate Group II and Certificate Group III and their "related Loan Group" includes both Loan Group II and Loan Group III. Only the Senior Certificates and Senior Subordinate Certificates (collectively, the "OFFERED CERTIFICATES") are offered hereby. The Junior Subordinate Certificates are not offered hereby. It is a condition to the issuance of the Offered Certificates that they receive the ratings indicated under "Certificate Ratings" herein.

                   APPROXIMATE                                                               APPROXIMATE
                  INITIAL CLASS                                                             INITIAL CLASS
                    PRINCIPAL      REMITTANCE                                                 PRINCIPAL      REMITTANCE
                     BALANCE         RATE(1)              TYPE                                 BALANCE         RATE(1)
Class I-A-1....    $ 65,742,956      6.750%     Senior                    Class I-X......              --     6.750%(6)
Class II-A-1...     148,236,920      6.700%     Senior                    Class C-X-I....              --     6.750%(6)
Class II-A-2...      24,800,000      6.750%     Senior                    Class C-X-2....              --     6.750%(6)
Class II-A-3...      16,100,000      6.750%     Senior                    Class C-X-3....              --     6.750%(6)
Class II-A-4...      20,782,085      6.750%     Senior/Lockout            Class I-P......    $    228,761        (4)
Class II-A-5...              --     6.750%(2)   Sr./Interest Only         Class III-P....         365,967        (4)
Class
III-A-1........      40,789,000      6.400%     Senior/PAC                Class I-B-1....       1,212,078      6.750%
Class
III-A-2........              --     6.750%(3)   Sr./Interest Only         Class I-B-2....       1,350,602      6.750%
Class
III-A-3........     104,628,339      7.000%     Senior/TAC                Class I-B-3....         207,784      6.750%
Class
III-A-4........       3,875,124        (4)      Sr./TAC/Principal Only    Class C-B-1....       8,474,136      6.750%
Class
III-A-5........       4,800,000     6.750%(5)   Senior/Accrual            Class C-B-2....       7,203,016      6.750%
Class
III-A-6........       4,000,000      6.750%     Senior                    Class C-B-3....       1,694,826      6.750%
Class
III-A-7........      14,250,000      6.750%     Senior                    Class R-1......              50      6.750%
Class
III-A-8........      19,893,962      6.750%     Senior/Lockout            Class R-2......              50      6.750%

                         TYPE
Class I-A-1....  Sr./Interest Only
Class II-A-1...  Sr./Interest Only
Class II-A-2...  Sr./Interest Only
Class II-A-3...  Sr./Interest Only
Class II-A-4...  Sr./Principal Only
Class II-A-5...  Sr./Principal Only
Class
III-A-1........  Sr. Subordinate
Class
III-A-2........  Sr. Subordinate
Class
III-A-3........  Sr. Subordinate
Class
III-A-4........  Sr. Subordinate
Class
III-A-5........  Sr. Subordinate
Class
III-A-6........  Sr. Subordinate
Class
III-A-7........  Senior/Residual
Class
III-A-8........  Senior/Residual

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

    The Offered Certificates are being offered by Donaldson, Lufkin & Jenrette Securities Corporation (the "UNDERWRITER") from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Sales may be made to investors at the same price or at different prices. See "Method of Distribution" herein. The aggregate proceeds to PNC Mortgage Securities Corp. (the "COMPANY") from the sale of the Offered Certificates, before deducting expenses estimated to be $550,000, will be 100.9149% of the initial aggregate Certificate Principal Balance of the Offered Certificates plus accrued interest. The difference between the aggregate purchase price for the Offered Certificates paid to the Company and the aggregate proceeds from the sale of the Offered Certificates realized by the Underwriter will constitute underwriting discounts and commissions. The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933. See "Method of Distribution" herein.

    SEE "RISK FACTORS" IMMEDIATELY FOLLOWING "SUMMARY INFORMATION" HEREIN AND IMMEDIATELY FOLLOWING "SUMMARY OF PROSPECTUS" IN THE PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BEFORE PURCHASING ANY OF THE OFFERED CERTIFICATES.
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE NOR HAS ANY SUCH
   COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The Offered Certificates are offered by the Underwriter, as specified herein, subject to receipt and acceptance by it, and subject to its right to reject any order in whole or in part and to certain other conditions. It is expected that delivery of the Offered Certificates (other than the Class II-A-5, Class III-A-2 and Class X Certificates (collectively, the "INTEREST ONLY CERTIFICATES"), Class III-A-4 and Class P Certificates (collectively, the "PRINCIPAL ONLY CERTIFICATES"), Senior Subordinate and Residual Certificates) will be made through the facilities of The Depository Trust Company, and that delivery of the Interest Only, Principal Only, Senior Subordinate and Residual Certificates (other than the portion of the Residual Certificates retained by the Company) will be made at the offices of the Underwriter on or about March 30, 1998. (Additional cover page information is contained on the following five pages.)

              DONALDSON, LUFKIN & JENRETTE
                                SECURITIES CORPORATION

            The date of this Prospectus Supplement is March 25, 1998

(CONTINUED FROM PREVIOUS PAGE)

(1) INTEREST DISTRIBUTED TO THE OFFERED CERTIFICATES (OTHER THAN THE CLASS III-A-4 AND CLASS P CERTIFICATES, WHICH WILL NOT BE ENTITLED TO RECEIVE ANY DISTRIBUTIONS OF INTEREST) ON EACH DISTRIBUTION DATE (AS DEFINED HEREIN) WILL HAVE ACCRUED DURING THE PRECEDING CALENDAR MONTH AT THE APPLICABLE PER ANNUM REMITTANCE RATE.

(2) THE CLASS II-A-5 CERTIFICATES WILL ACCRUE INTEREST ON THE CLASS II-A-5 NOTIONAL AMOUNT. THE "CLASS II-A-5 NOTIONAL AMOUNT" FOR ANY DISTRIBUTION DATE WILL EQUAL THE CLASS II-A-1 PRINCIPAL BALANCE IMMEDIATELY PRIOR TO SUCH DISTRIBUTION DATE DIVIDED BY 135. THE CLASS II-A-5 NOTIONAL AMOUNT AS OF THE CLOSING DATE (AS DEFINED HEREIN) WILL BE APPROXIMATELY $1,098,051. THE CLASS II-A-5 CERTIFICATES WILL NOT BE ENTITLED TO RECEIVE ANY DISTRIBUTIONS OF PRINCIPAL.

(3) THE CLASS III-A-2 CERTIFICATES WILL ACCRUE INTEREST ON THE CLASS III-A-2 NOTIONAL AMOUNT. THE "CLASS III-A-2 NOTIONAL AMOUNT" FOR ANY DISTRIBUTION DATE WILL EQUAL THE CLASS III-A-1 PRINCIPAL BALANCE IMMEDIATELY PRIOR TO SUCH DISTRIBUTION DATE MULTIPLIED BY 7/135. THE CLASS III-A-2 NOTIONAL AMOUNT AS OF THE CLOSING DATE WILL BE APPROXIMATELY $2,114,985. THE CLASS III-A-2 CERTIFICATES WILL NOT BE ENTITLED TO RECEIVE ANY DISTRIBUTIONS OF PRINCIPAL.

(4) THE CLASS III-A-4, CLASS I-P AND CLASS III-P CERTIFICATES WILL NOT BE ENTITLED TO RECEIVE ANY DISTRIBUTIONS OF INTEREST.

(5) ON EACH DISTRIBUTION DATE ON OR BEFORE THE CLASS III-A-5 ACCRETION TERMINATION DATE (AS DEFINED HEREIN), AN AMOUNT EQUAL TO THE CLASS III-A-5 ACCRUAL AMOUNT (AS DEFINED HEREIN) WILL BE ADDED TO THE CLASS III-A-5 PRINCIPAL BALANCE, AND SUCH AMOUNT WILL BE DISTRIBUTED AS PRINCIPAL TO CERTAIN CLASSES OF GROUP III-A CERTIFICATES AS DESCRIBED HEREIN AND WILL NOT BE DISTRIBUTED AS INTEREST TO THE CLASS III-A-5 CERTIFICATES.

(6) EACH CLASS OF CLASS X CERTIFICATES WILL ACCRUE INTEREST ON THE RELATED CLASS NOTIONAL AMOUNT (EACH, AS DEFINED IN "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST" HEREIN). THE CLASS I-X, CLASS C-X-1, CLASS C-X-2 AND CLASS C-X-3 NOTIONAL AMOUNTS AS OF THE CLOSING DATE WILL BE APPROXIMATELY $6,062,439, $23,635,347, $11,851,811 AND $4,672,429,
    RESPECTIVELY. THE CLASS X CERTIFICATES WILL NOT BE ENTITLED TO RECEIVE ANY DISTRIBUTIONS OF PRINCIPAL.

    The Certificates will evidence all the beneficial ownership interest in a trust (the "Trust") established by the Company, the assets of which will consist of (i) a pool of conventional fixed-rate one- to four-family residential mortgage loans with original terms to maturity of not more than 30 years (the "MORTGAGE LOANS") deposited by the Company, (ii) with respect to each Class of the Insured Certificates only, a certificate guaranty insurance policy issued by MBIA Insurance Corporation and (iii) certain other assets, as described herein.

    The Mortgage Pool (as described herein) consists of three groups of Mortgage Loans ("LOAN GROUP I", "LOAN GROUP II" and "LOAN GROUP III", each, a "LOAN GROUP"). The Mortgage Loans in Loan Group I are sometimes referred to as the "GROUP I LOANS", the Mortgage Loans in Loan Group II are sometimes referred to as the "GROUP II LOANS" and the Mortgage Loans in Loan Group III are sometimes referred to as the "GROUP III LOANS". The Group I Certificates will correspond to the Group I Loans, which consist of fixed-rate Mortgage Loans with terms to maturity of not more than 15 years. The Group II Certificates will correspond to the Group II Loans, which consist of fixed-rate Mortgage Loans with terms to maturity of not more than 30 years. The Group III Certificates will correspond to the Group III Loans, which consist of fixed-rate Mortgage Loans with terms to maturity of not more than 30 years. The Group C-X Certificates and Group C-B Certificates will correspond to the Group II Loans and Group III Loans. Distributions of interest and principal to the Group I Certificates will be based solely on payments received or advanced with respect to the Group I Loans. Distributions of interest and principal to the Group II and Group III Certificates will be based solely on payments received or advanced with respect to the Group II Loans and Group III Loans, respectively, except (i) under the limited circumstances described in "Description of the Certificates--Group II and Group III Cross-Collateralization" herein and

(ii) with respect to the Insured Certificates, which may also receive payments under their respective Certificate Insurance Policies as described herein. Distributions of interest and principal to the Group C-B Certificates and distributions of interest to the Group C-X Certificates will be based on payments received or advanced with respect to both Group II Loans and Group III Loans.

    The rights of the holders of the Group I-B Certificates to receive distributions with respect to the Group I Loans will be based solely on interest and principal received or advanced with respect to Loan Group I, and will be subordinate to the rights of the holders of the Senior Certificates of Certificate Group I and the Group I-B Certificates with lower numerical designations, to the extent described herein and in the Prospectus. The rights of the holders of the Group C-B Certificates to receive distributions with respect to the Group II Loans and Group III Loans will be based solely on interest and principal received or advanced with respect to both such Loan Groups, and will be subordinate to the rights of the holders of the Senior Certificates of both Certificate Group II and Certificate Group III and the Group C-B Certificates with lower numerical designations, to the extent described herein and in the Prospectus.

    As described herein, two separate "real estate mortgage investment conduit" ("REMIC") elections will be made in connection with the Trust for federal income tax purposes. All of the Offered Certificates issued by the Trust, other than the Class R-1 and Class R-2 Certificates, will represent ownership of REMIC "regular interests" in REMIC II and the Class R-1 and Class R-2 Certificates will represent ownership of the "residual interests" in the related REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

    The Offered Certificates evidence interests only in the Trust and are payable solely from amounts received with respect thereto.

    The Company has the right to effect early retirement of the Certificates under certain circumstances. See "Description of the Certificates--Optional Termination of the Trust" and "Risk Factors" herein.

    The yield to maturity on any Class of Offered Certificates will depend on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans in the related Loan Group.

    The Class III-A-5 Certificates will be especially sensitive to the rate of prepayments on the Group III Loans because such Certificates will receive distributions of principal on any Distribution Date only to the extent of a portion of the Group III Senior Principal Distribution Amount (as defined herein) remaining, if any, after (i) the Class III-A-8 Certificates receive their distribution of the Class III-A-8 Principal Distribution Amount (as defined herein), if any, for such Distribution Date, (ii) the Class III-A-1 Certificates (the "PAC") receive principal distributions to the extent of its planned principal balance for such Distribution Date as set forth in Appendix A (each, a "PLANNED PRINCIPAL BALANCE") and (iii) the Class III-A-3 and Class III-A-4 Certificates (the "TACS") receive principal distributions to the extent of their respective targeted principal balances for such Distribution Date as set forth in Appendix B (each, a "TARGETED PRINCIPAL BALANCE"). Furthermore, if the Group III Senior Principal Distribution Amount on any Distribution Date is not sufficient to reduce the Class Principal Balance (as defined herein) of the PAC to its Planned Principal Balance and the Class Principal Balances of the TACs to their Targeted Principal Balances, the Class III-A-5 Certificates will receive no principal distributions on such Distribution Date.

    The yields to maturity on the Classes of Class X Certificates will be extremely sensitive to the level of Principal Prepayments (as defined herein) on certain of the Mortgage Loans in the related Loan Group. The interest payable to the Class I-X Certificates is based on the weighted average of the Stripped Interest Rates (as defined herein) of the Group I Loans having Pass-Through Rates (as defined herein) in excess of 6.750% per annum (the "GROUP I PREMIUM RATE MORTGAGE LOANS"). The interest payable to the Class C-X-1 Certificates is based on the weighted average of the Stripped Interest Rates of the Group II Loans and Group III Loans having Pass-Through Rates in excess of 6.750% per annum and, in addition, having Mortgage Interest Rates less than 8.000% per annum (the "CLASS C-X-1 PREMIUM RATE MORTGAGE

LOANS"). The interest payable to the Class C-X-2 Certificates is based on the weighted average of the Stripped Interest Rates of the Group II Loans and Group III Loans having Pass-Through Rates in excess of 6.750% per annum and, in addition, having Mortgage Interest Rates greater than or equal to 8.000% per annum and less than 8.500% per annum (the "CLASS C-X-2 PREMIUM RATE MORTGAGE LOANS"). The interest payable to the Class C-X-3 Certificates is based on the weighted average of the Stripped Interest Rates of the Group II Loans and Group III Loans having Pass-Through Rates in excess of 6.750% per annum and, in addition, having Mortgage Interest Rates greater than or equal to 8.500% per annum (the "CLASS C-X-3 PREMIUM RATE MORTGAGE LOANS" and, together with the Group I Premium Rate Mortgage Loans, the Class C-X-1 Premium Rate Mortgage Loans and the Class C-X-2 Premium Rate Mortgage Loans, the "PREMIUM RATE MORTGAGE LOANS"). Therefore, the yield to maturity on any Class of the Class X Certificates will be adversely affected as a result of faster than expected Principal Prepayments on the related Premium Rate Mortgage Loans. The Premium Rate Mortgage Loans, and especially the Class C-X-2 and Class C-X-3 Premium Rate Mortgage Loans, are those Mortgage Loans with relatively high Mortgage Interest Rates and are therefore the Mortgage Loans that may experience a higher rate of Principal Prepayments. Prospective investors should fully consider the risks associated with an investment in any Class of the Class X Certificates, including the possibility that if the rate of Principal Prepayments on the related Premium Rate Mortgage Loans is rapid, such investors may not fully recoup their initial investments. See "Yield and Prepayment Considerations" herein.

    The yields to maturity on the Classes of Class P Certificates will be extremely sensitive to the level of Principal Prepayments on certain of the Mortgage Loans in the related Loan Group. The principal payable to the Class I-P Certificates is derived from Group I Loans having Pass-Through Rates lower than 6.750% per annum (the "CLASS I-P MORTGAGE LOANS"). The principal payable to the Class III-P Certificates is derived from Group III Loans having Pass-Through Rates lower than 6.750% per annum (the "CLASS III-P MORTGAGE LOANS" and, together with the Class I-P Mortgage Loans, the "CLASS P MORTGAGE LOANS"). Therefore, the yield to maturity on each Class of Class P Certificates will be adversely affected by slower than expected prepayments of the related Class P Mortgage Loans. See "Yield and Prepayment Considerations" herein.

    The rights of the holders of the Group I Senior Subordinate Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of the Senior Certificates of Certificate Group I to receive distributions of interest and principal. In addition, the rights of the holders of each Class of such Senior Subordinate Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of each other Class of such Senior Subordinate Certificates with a lower numerical class designation to receive distributions of interest and principal. Furthermore, following the reduction of the aggregate Class Principal Balance of the Group I Junior Subordinate Certificates to zero, the yield to maturity on each Class of the Group I Senior Subordinate Certificates will be extremely sensitive to certain realized losses on the Group I Loans because all of such losses (rather than a pro rata portion thereof) generally will be allocable to such Classes in the order of reverse numerical Class designation. Similarly, following the reduction of the aggregate Class Principal Balance of the Group I-B Certificates to zero, the yield to maturity on the Senior Certificates of Certificate Group I will be extremely sensitive to all realized losses on the Group I Loans. See "Description of the Certificates--Subordination and Allocation of Losses" herein.

    The rights of the holders of the Group C-B Senior Subordinate Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of the Senior Certificates of Certificate Group II and Certificate Group III to receive distributions of interest and principal. In addition, the rights of the holders of each Class of such Senior Subordinate Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of each other Class of such Senior Subordinate Certificates with a lower numerical class designation to receive distributions of interest and principal. Furthermore, following the reduction of the aggregate Class Principal Balance of the Group C-B Junior

Subordinate Certificates to zero, the yield to maturity on each Class of such Senior Subordinate Certificates will be extremely sensitive to certain realized losses on the Mortgage Loans in both Loan Group II and Loan Group III because all of such losses (rather than a pro rata portion thereof) generally will be allocable to such Classes in the order of reverse numerical Class designation. Similarly, following the reduction of the aggregate Class Principal Balance of the Group C-B Certificates to zero, the yield to maturity on the Group II and Group III Senior Certificates will be extremely sensitive to all realized losses on the Mortgage Loans in the related Loan Group and certain realized losses in the other Loan Group. See "Description of the Certificates--Subordination and Allocation of Losses" and "--Group II and Group III Cross-Collateralization" herein.

    Although the Class II-A-4 Certificates are Senior Certificates, such Certificates will generally not be entitled to receive principal distributions (other than the Class II-A-4 Liquidation Amount (as defined herein)) until the Distribution Date in April 2003, and thereafter will not be entitled to receive the disproportionate allocation of Principal Prepayments on the Group II Loans that the other Senior Certificates in Certificate Group II are entitled to receive. In addition, because the Class II-A-4 Certificates will be outstanding for a relatively long period of time, there is a greater likelihood that they will remain outstanding after the termination of the credit support provided by the Group C-B Certificates and therefore be more susceptible to losses on the Group II Loans. See "Description of the Certificates-- Distributions of Principal" and "Yield and Prepayment Considerations" herein.

    Although the Class III-A-8 Certificates are Senior Certificates, such Certificates will generally not be entitled to receive principal distributions (other than the Class III-A-8 Liquidation Amount (as defined herein)) until the Distribution Date in April 2003, and thereafter will not be entitled to receive the disproportionate allocation of Principal Prepayments on the Group III Loans that the other Senior Certificates in Certificate Group III are entitled to receive. In addition, because the Class III-A-8 Certificates will be outstanding for a relatively long period of time, there is a greater likelihood that they will remain outstanding after the termination of the credit support provided by the Group C-B Certificates and therefore be more susceptible to losses on the Group III Loans. See "Description of the Certificates-- Distributions of Principal" and "Yield and Prepayment Considerations" herein.

    The Class II-A-3, Class III-A-6 and Class III-A-7 Certificates will each have the benefit of a certificate guaranty insurance policy (the "CLASS II-A-3 CERTIFICATE INSURANCE POLICY", the "CLASS III-A-6 CERTIFICATE INSURANCE POLICY" and the "CLASS III-A-7 CERTIFICATE INSURANCE POLICY", and, together, the "CERTIFICATE INSURANCE POLICIES") issued by MBIA Insurance Corporation (the "CERTIFICATE INSURER") which will unconditionally and irrevocably guarantee the payment of the Deficiency Amount (as defined herein) with respect to the related Class of Insured Certificates on each Distribution Date to the extent described in the applicable Certificate Insurance Policy. See "The Certificate Insurance Policies and the Certificate Insurer" herein.

    HOLDERS OF THE CLASS II-A-2 CERTIFICATES WILL BE ENTITLED TO RECEIVE DISTRIBUTIONS OF INTEREST ON EACH DISTRIBUTION DATE AS DESCRIBED HEREIN UNDER "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST". HOWEVER, PRIOR TO THE COMBINED CREDIT SUPPORT DEPLETION DATE (AS DEFINED HEREIN), SUCH HOLDERS WILL NOT BE ENTITLED TO RECEIVE DISTRIBUTIONS OF PRINCIPAL UNTIL THE CLASS II-A-1 PRINCIPAL BALANCE HAS BEEN REDUCED TO ZERO. THE TABLE INCLUDED IN APPENDIX C INDICATES THE DISTRIBUTION DATES ON WHICH DISTRIBUTIONS OF PRINCIPAL TO THE CLASS II-A-2 CERTIFICATES ARE EXPECTED TO COMMENCE, AND THE DISTRIBUTION DATES ON WHICH SUCH DISTRIBUTIONS ARE EXPECTED TO END, BASED ON VARIOUS ASSUMPTIONS REGARDING THE PREPAYMENT EXPERIENCE OF THE GROUP II LOANS. HOWEVER, THERE CAN BE NO ASSURANCE THAT THE GROUP II LOANS WILL PERFORM ACCORDING TO SUCH ASSUMPTIONS. IN ADDITION, BECAUSE THE CLASS II-A-2 CERTIFICATES WILL BE OUTSTANDING FOR A RELATIVELY LONG PERIOD OF TIME, THERE IS A GREATER LIKELIHOOD THAT THEY WILL REMAIN OUTSTANDING AFTER THE TERMINATION OF THE CREDIT SUPPORT PROVIDED BY THE GROUP C-B CERTIFICATES AND THEREFORE BE MORE SUSCEPTIBLE TO LOSSES ON THE GROUP II LOANS. INVESTORS IN THE CLASS II-A-2 CERTIFICATES SHOULD CONSULT WITH THEIR FINANCIAL ADVISORS REGARDING THE RISKS ASSOCIATED WITH SUCH AN INVESTMENT. THE CLASS II-A-2 CERTIFICATES ARE NOT INSURED BY ANY CERTIFICATE GUARANTY INSURANCE POLICY.

    The Offered Certificates, other than the Class II-A-2, Class II-A-3, Class III-A-6, Class III-A-7, Interest Only and Residual Certificates, are offered in minimum denominations equivalent to not less than $25,000 initial Certificate Principal Balance each and multiples of $1 in excess thereof, except that one Certificate of each Class of Class P Certificates may be issued in a different amount. The Class II-A-2, Class II-A-3, Class III-A-6 and Class III-A-7 Certificates are offered in minimum denominations equivalent to not less than $1,000 initial Certificate Principal Balance each and multiples of $1 in excess thereof. The Interest Only Certificates are offered in minimum denominations equivalent to not less than $100,000 initial Class Notional Amount each and multiples of $1 in excess thereof, except that one Certificate of each Class of Interest Only Certificates may be issued in a different amount. The Residual Certificates, which will each have an initial Class Principal Balance of $50, will each be offered in fully registered, certificated form in a single denomination of 99.99% Percentage Interest. The remaining 0.01% Percentage Interest of each of the Residual Certificates will be retained by the Company as set forth herein under "Certain Federal Income Tax Consequences". There is at present no market for any Class of Certificates and there can be no assurance that a secondary market for any Class of Certificates will develop or, if it does develop, that it will provide Certificateholders of such Class with liquidity of investment or will continue for the life of such Class of Certificates.

    The Offered Certificates offered by this Supplement constitute a separate Series of Certificates being offered by the Company from time to time pursuant to the Prospectus dated November 24, 1997 of which this Supplement is a part and which accompanies this Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Supplement in full.

    UNTIL THE EXPIRATION OF 90 DAYS AFTER THE DATE OF THIS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE OFFERED CERTIFICATES OFFERED HEREBY NOR AN OFFER OF THE OFFERED CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS SUPPLEMENT IS REQUIRED BY LAW TO BE DELIVERED, THIS SUPPLEMENT WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                               TABLE OF CONTENTS

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SUMMARY INFORMATION.......................................................................................        S-9

RISK FACTORS..............................................................................................       S-26
  Effect of Principal Prepayments.........................................................................       S-26
  Cross-Collateralization of Group II and Group III.......................................................       S-28
  Balloon Loans...........................................................................................       S-29
  Class II-A-2............................................................................................       S-29
  Book-Entry System.......................................................................................       S-29

THE TRUST.................................................................................................       S-30

DESCRIPTION OF THE MORTGAGE POOL..........................................................................       S-31
  Loan Group I............................................................................................       S-31
  Loan Group II...........................................................................................       S-32
  Loan Group III..........................................................................................       S-32
  Additional Information..................................................................................       S-32

DESCRIPTION OF THE CERTIFICATES...........................................................................       S-33
  General.................................................................................................       S-33
  Book-Entry Registration.................................................................................       S-34
  Definitive Certificates.................................................................................       S-36
  Priority of Distributions...............................................................................       S-36
  Distributions of Interest...............................................................................       S-41
  Group II and Group III Cross-Collateralization..........................................................       S-43
  Distributions of Principal..............................................................................       S-44
  Principal Prepayments...................................................................................       S-51
  Subordination and Allocation of Losses..................................................................       S-52
  The Class R-1 Certificates..............................................................................       S-56
  Advances................................................................................................       S-56
  Available Distribution Amount...........................................................................       S-56
  Last Scheduled Distribution Date........................................................................       S-57
  Optional Termination of the Trust.......................................................................       S-58
  Servicing Compensation and Payment of Expenses..........................................................       S-58

YIELD AND PREPAYMENT CONSIDERATIONS.......................................................................       S-59
  General.................................................................................................       S-59
  Principal Prepayments and Compensating Interest.........................................................       S-59
  Lockout Certificates....................................................................................       S-60
  Rate of Payments........................................................................................       S-60
  Special Sensitivities...................................................................................       S-60
  Basic Prepayment Assumption and Standard Prepayment Assumption..........................................       S-61
  Yield Considerations with Respect to the Interest Only and Principal Only Certificates..................       S-62
  Yield Considerations with Respect to the Senior Subordinate Certificates................................       S-67
  Additional Yield Considerations Applicable Solely to the Residual Certificates..........................       S-71
  Additional Information..................................................................................       S-72

CREDIT ENHANCEMENTS.......................................................................................       S-72
  Subordination...........................................................................................       S-72
  Shifting of Interests...................................................................................       S-72
  The Certificate Insurance Policies and the Certificate Insurer..........................................       S-72

                                      S-7
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CERTAIN FEDERAL INCOME TAX CONSEQUENCES...................................................................       S-78
  New Withholding Regulations.............................................................................       S-78
  Special Tax Considerations Applicable to the Residual Certificates......................................       S-79

CERTAIN LEGAL INVESTMENT ASPECTS..........................................................................       S-80

ERISA CONSIDERATIONS......................................................................................       S-81
  Underwriter's PTE.......................................................................................       S-81
  Prohibited Transaction Class Exemptions.................................................................       S-83
  Restrictions on the Senior Subordinate and Residual Certificates........................................       S-83

METHOD OF DISTRIBUTION....................................................................................       S-83

LEGAL MATTERS.............................................................................................       S-83

CERTIFICATE RATINGS.......................................................................................       S-84

EXPERTS...................................................................................................       S-84

Appendix A................................................................................................       S-85

Appendix B................................................................................................       S-87

Appendix C................................................................................................       S-91

Appendix D................................................................................................       S-96

                              SUMMARY INFORMATION

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE HEREIN AND IN THE PROSPECTUS. CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASSIGNED IN THE PROSPECTUS.

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Title of Securities...............  Mortgage Pass-Through Certificates, Series 1998-3 (the
                                    "CERTIFICATES")

Depositor and Master Servicer.....  PNC Mortgage Securities Corp. (the "COMPANY")

Trustee...........................  U.S. Bank National Association

Cut-Off Date......................  March 1, 1998

Closing Date......................  On or about March 30, 1998

Certificates......................  The Offered Certificates will be issued pursuant to a
                                    Pooling and Servicing Agreement (the "POOLING
                                    AGREEMENT"), dated as of the Cut-Off Date, between the
                                    Company, as Depositor and Master Servicer, and the
                                    Trustee. The approximate initial Class Principal
                                    Balances, Remittance Rates, and types of the Offered
                                    Certificates will be as set forth on the cover hereof.

The Mortgage Pool.................  The Mortgage Pool consists of three groups of Mortgage
                                    Loans ("LOAN GROUP I", "LOAN GROUP II" and "LOAN GROUP
                                    III", each, a "LOAN GROUP"). The Mortgage Loans have
                                    original terms to maturity of not more than 30 years and
                                    have an aggregate principal balance as of the Cut-Off
                                    Date of approximately $492,968,487.

                                    GROUP I LOANS.  The Group I Loans consist of 673
                                    Mortgage Loans with an aggregate principal balance as of
                                    the Cut-Off Date of approximately $69,261,646. The
                                    principal balance at origination of each Group I Loan
                                    ranged from approximately $18,000 to approximately
                                    $262,500, with an average principal balance at
                                    origination of approximately $103,365. The Group I Loans
                                    have terms to maturity from the date of origination of
                                    not more than 15 years, with a weighted average
                                    remaining term to maturity (adjusted for Curtailments
                                    and with respect to Balloon Loans (as defined herein)
                                    disregarding their amortization schedules) of
                                    approximately 178.5 months as of the Cut-Off Date.

                                    GROUP II LOANS.  The Group II Loans consist of 641
                                    Mortgage Loans with an aggregate principal balance as of
                                    the Cut-Off Date of approximately $220,967,478. The
                                    principal balance at origination of each Group II Loan
                                    ranged from approximately $36,850 to approximately
                                    $1,915,000, with an average principal balance at
                                    origination of approximately $346,481. The Group II
                                    Loans have terms to maturity from the date of
                                    origination of not more than 30 years, with a weighted
                                    average remaining term to maturity (adjusted for
                                    Curtailments) of approximately 353.6 months as of the
                                    Cut-Off Date.

                                    GROUP III LOANS.  The Group III Loans consist of 578
                                    Mortgage Loans with an aggregate principal balance as of
                                    the

                                    Cut-Off Date of approximately $202,739,362. The
                                    principal balance at origination of each Group III Loan
                                    ranged from approximately $227,200 to approximately
                                    $1,350,000, with an average principal balance at
                                    origination of approximately $352,319. The Group III
                                    Loans have terms to maturity from the date of
                                    origination of not more than 30 years, with a weighted
                                    average remaining term to maturity (adjusted for
                                    Curtailments) of approximately 354.3 months as of the
                                    Cut-Off Date.

                                    For a further description of the Mortgage Loans, see
                                    "Description of the Mortgage Pool" and Appendix D
                                    herein.

Initial Aggregate Certificate
  Principal Balance of the Offered
  Certificates....................  The initial aggregate Certificate Principal Balance will be approximately equal to the aggregate principal
                                    balance of the Mortgage Loans as of the Cut-Off Date.
                                    The Group I Certificates that are Senior Certificates
                                    will comprise approximately 95.25%, the Group I Senior
                                    Subordinate Certificates will comprise approximately
                                    4.00%, and the Group I Junior Subordinate Certificates
                                    will comprise approximately 0.75% of the aggregate
                                    principal balance of the Group I Loans as of the Cut-Off
                                    Date. The Group II Certificates that are Senior
                                    Certificates will comprise approximately 95.00% of the
                                    aggregate principal balance of the Group II Loans as of
                                    the Cut-Off Date. The Group III Certificates that are
                                    Senior Certificates will comprise approximately 95.00%
                                    of the aggregate principal balance of the Group III
                                    Loans as of the Cut-Off Date. The Group C-B Senior
                                    Subordinate Certificates will comprise approximately
                                    4.10% and the Group C-B Junior Subordinate Certificates
                                    will comprise approximately 0.90% of the aggregate
                                    principal balance of the Group II Loans and Group III
                                    Loans as of the Cut-Off Date.

Approximate Weighted Average
  Mortgage Interest Rate as of the
  Cut-Off Date for Loan Groups I,
  II and III......................  7.790%, 7.774% and 7.666%, respectively.

The Trust.........................  The assets of the Trust will consist of a pool (the
                                    "MORTGAGE POOL") of Mortgage Loans with original terms
                                    to maturity of not more than 30 years with an aggregate
                                    principal balance as of the Cut-Off Date of
                                    approximately $492,968,487. The Trust will also contain
                                    (i) certain insurance policies related to the Mortgage
                                    Loans, (ii) any property which secured a Mortgage Loan
                                    and which is acquired by foreclosure or by deed in lieu
                                    of foreclosure after the Cut-Off Date, (iii) amounts
                                    held in the Certificate Account, (iv) with respect to
                                    each Class of Insured Certificates only, a certificate
                                    guaranty insurance policy (the "CERTIFICATE INSURANCE
                                    POLICIES") issued by MBIA Insurance Corporation (the
                                    "CERTIFICATE INSURER"), and (v) certain other assets.
                                    See "The Trust" herein.


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Book-Entry Registration...........  Except in certain limited circumstances as described herein, the Offered Certificates (other than the Class
                                    II-A-5, Class III-A-2 and Class X Certificates
                                    (collectively, the "INTEREST ONLY CERTIFICATES"), Class
                                    III-A-4 and Class P Certificates (collectively, the
                                    "PRINCIPAL ONLY CERTIFICATES"), Senior Subordinate and
                                    Residual Certificates) generally will be available only
                                    in book-entry form through the facilities of The
                                    Depository Trust Company ("DTC"). See "Description of
                                    the Certificates--Book-Entry Registration" herein.

Priority of Distributions.........  Commencing in April 1998, on the 25th day of each month, or if such 25th day is not a business day, on the
                                    immediately succeeding business day (each, a
                                    "DISTRIBUTION DATE"), distributions with respect to a
                                    Certificate Group prior to the Group I Credit Support
                                    Depletion Date or Combined Credit Support Depletion Date
                                    (each, as defined below), as applicable, for such
                                    Certificate Group will in general be made to the extent
                                    of the Available Distribution Amount (as defined in
                                    "Description of the Certificates--Available Distribution
                                    Amount" herein) for the related Loan Group in the order
                                    and priority as follows: (1) first, with respect to
                                    Certificate Group I and Certificate Group III, to the
                                    related Class P Certificates, a certain portion of the
                                    principal received in respect of each related Class P
                                    Mortgage Loan, as described in "Description of the
                                    Certificates--Distributions of Principal" herein; (2)
                                    second, to the Senior Certificates of such Certificate
                                    Group entitled to interest, accrued and unpaid interest,
                                    as described in "Description of the
                                    Certificates--Distributions of Interest" herein;
                                    PROVIDED, HOWEVER, that since the Group C-X Certificates
                                    are related to both Loan Group II and Loan Group III,
                                    such Certificates receive payments from the Available
                                    Distribution Amount for both Loan Group II and Loan
                                    Group III; PROVIDED, FURTHER, that with respect to the
                                    Group III Certificates on or before the Class III-A-5
                                    Accretion Termination Date (as defined herein), interest
                                    otherwise distributable to the Class III-A-5
                                    Certificates will be distributed, as principal, to
                                    certain Classes of Group III-A Certificates as described
                                    in "Description of the Certificates--Priority of
                                    Distributions--CLASS III-A-5 ACCRUAL" herein; (3) third,
                                    to the Senior Certificates of such Certificate Group
                                    entitled to principal (other than with respect to
                                    Certificate Group I and Certificate Group III, the
                                    related Class P Certificates), principal in the order
                                    described in "Description of the
                                    Certificates--Distributions of Principal--GROUP I SENIOR
                                    PRINCIPAL DISTRIBUTION AMOUNT", "--GROUP II SENIOR
                                    PRINCIPAL DISTRIBUTION AMOUNT" or "--GROUP III SENIOR
                                    PRINCIPAL DISTRIBUTION AMOUNT", herein, as applicable;
                                    (4) fourth, with respect to Certificate Group I and
                                    Certificate Group III, to the Class P Certificates of
                                    such Certificate Group, principal to make up for certain
                                    losses on the related Class P Mortgage Loans, as
                                    described in "Description of the Certificates--
                                    Distributions of Principal--CLASS I-P PRINCIPAL
                                    DISTRIBUTION AMOUNT" or "--CLASS

                                    III-P PRINCIPAL DISTRIBUTION AMOUNT", herein, as
                                    applicable; (5) fifth, to each Class of Subordinate
                                    Certificates of such Certificate Group, interest and
                                    then principal in increasing order of numerical Class
                                    designation, with both interest and principal being paid
                                    to one Class before any payments are made to the next
                                    Class, as described in "Description of the
                                    Certificates--Priority of Distributions" herein;
                                    PROVIDED, HOWEVER, that since the Group C-B Certificates
                                    are related to both Loan Group II and Loan Group III,
                                    such Certificates receive payments from the Available
                                    Distribution Amount for both Loan Group II and Loan
                                    Group III; (6) sixth, to the Certificate Insurer, to
                                    reimburse it for any amounts paid out under any
                                    Certificate Insurance Policy relating to a Class of
                                    Certificates included in such Certificate Group; and (7)
                                    seventh, to the Class R-1 Certificates, the remainder
                                    (which is expected to be zero) of each such Available
                                    Distribution Amount for such Distribution Date.

                                    The "GROUP I CREDIT SUPPORT DEPLETION DATE" is the first
                                    Distribution Date on which the aggregate Class Principal
                                    Balance of the Group I-B Certificates has been or will
                                    be reduced to zero. The "COMBINED CREDIT SUPPORT
                                    DEPLETION DATE" for the Group II and Group III
                                    Certificates is the first Distribution Date on which the
                                    aggregate Class Principal Balance of the Group C-B
                                    Certificates has been or will be reduced to zero.

                                    With respect to each Certificate Group, on each
                                    Distribution Date on or after the Group I Credit Support
                                    Depletion Date or the Combined Credit Support Depletion
                                    Date, as applicable, distributions will in general be
                                    made to the extent of the Available Distribution Amount
                                    for the related Loan Group in the order and priority as
                                    follows: (1) first, with respect to Certificate Group I
                                    and Certificate Group III, to the related Class P
                                    Certificates, a certain portion of the principal
                                    received in respect of each related Class P Mortgage
                                    Loan, as described in "Description of the
                                    Certificates--Distributions of Principal" herein; (2)
                                    second, to the Senior Certificates of such Certificate
                                    Group entitled to interest, accrued and unpaid interest,
                                    as described in "Description of the
                                    Certificates--Distributions of Interest" herein;
                                    PROVIDED, HOWEVER, that since the Group C-X Certificates
                                    are related to both Loan Group II and Loan Group III,
                                    such Certificates receive payments from the Available
                                    Distribution Amount for both Loan Group II and Loan
                                    Group III; (3) third, to the Senior Certificates of such
                                    Certificate Group entitled to principal (other than,
                                    with respect to Certificate Group I and Certificate
                                    Group III, the related Class P Certificates), principal
                                    pro rata according to their respective Class Principal
                                    Balances, as described in "Description of the
                                    Certificates--Distributions of Principal" herein; (4)
                                    fourth, to the Certificate Insurer, to reimburse it for
                                    any amounts paid out under any Certificate Insurance
                                    Policy relating

                                    to a Class of Certificates included in such Certificate
                                    Group; and (5) fifth, to the Class R-1 Certificates, the
                                    remainder (which is expected to be zero) of each such
                                    Available Distribution Amount on such Distribution Date.

                                    Distributions of interest and principal to the Group I
                                    Certificates will be based solely on payments received
                                    with respect to the Group I Loans. Distributions of
                                    interest and principal to the Group II and Group III
                                    Certificates will be based solely on payments received
                                    with respect to the Group II Loans and Group III Loans,
                                    respectively, except (i) under the limited circumstances
                                    described in "Description of the Certificates--Group II
                                    and Group III Cross-Collateralization" herein and (ii)
                                    with respect to the Insured Certificates, which may also
                                    receive payments under their respective Certificate
                                    Insurance Policies as described herein. Distributions of
                                    interest and principal to the Group C-B Certificates and
                                    distributions of interest to the Group C-X Certificates
                                    will be based solely on payments received with respect
                                    to both Group II Loans and Group III Loans.

                                    For a description of the order and priority of
                                    distributions, see "Description of the
                                    Certificates--Priority of Distributions" herein.

Interest..........................  With respect to each Class of Certificates entitled to interest, interest will be passed through monthly on
                                    each Distribution Date, commencing in April 1998, except
                                    that interest accrued on the Class III-A-5 Certificates
                                    on or before the Class III-A-5 Accretion Termination
                                    Date will be added to the Class III-A-5 Principal
                                    Balance. With respect to each Distribution Date, an
                                    amount of interest will accrue or accrete, as
                                    applicable, on each Class of Certificates entitled to
                                    interest, generally equal to 1/12th of the applicable
                                    Remittance Rate for such Class multiplied by the related
                                    Class Principal Balance or Class Notional Amount, as
                                    applicable. The Remittance Rates for the Offered
                                    Certificates entitled to interest are fixed as set forth
                                    on the cover page hereof. For a description of how the
                                    Class II-A-5, Class III-A-2 and Class X Notional Amounts
                                    are determined, see "Description of the
                                    Certificates--Distributions of Interest" herein.
                                    Interest to be distributed on the Certificates on any
                                    Distribution Date will consist of accrued and unpaid
                                    interest as of previous Distribution Dates and interest
                                    accrued during the preceding calendar month. All
                                    distributions of interest for each Class of
                                    Certificates, other than the Group C-X and Group C-B
                                    Certificates, will generally be made only to the extent
                                    of the remaining Available Distribution Amount for the
                                    related Loan Group as described under "Description of
                                    the Certificates-- Priority of Distributions" herein,
                                    except (i) under the limited circumstances described
                                    herein under "Description of the Certificates--Group II
                                    and Group III Cross-Collateralization" and (ii) with
                                    respect to the Insured Certificates, which may also
                                    receive payments made under their respective Certificate

                                    Insurance Policies as described herein. Distributions of
                                    interest to the Group C-X and Group C-B Certificates
                                    will be made only to the extent of the Available
                                    Distribution Amount for both Loan Group II and Loan
                                    Group III.

                                    The Principal Only Certificates will not be entitled to
                                    any distributions of interest.

                                    For a more detailed description of the interest
                                    distributions to the Offered Certificates, see
                                    "Description of the Certificates-- Distributions of
                                    Interest" herein.

Compensating Interest.............  Subject to the limitations described herein under "Yield and Prepayment Considerations", Compensating Interest
                                    (as defined in "Description of the
                                    Certificates--Distributions of Interest-- COMPENSATING
                                    INTEREST" herein) will be paid with respect to each Loan
                                    Group and will be allocated to each Class of
                                    Certificates of the related Certificate Group pro rata
                                    according to the amount of interest accrued thereon, and
                                    any remaining shortfall in interest collections
                                    resulting from the timing of Payoffs and Curtailments
                                    (each, as defined herein) will be applied pro rata
                                    according to the amount of interest to which each Class
                                    of Certificates of the related Certificate Group would
                                    otherwise be entitled in reduction thereof.

                                    See "Description of the Certificates--Distributions of
                                    Interest-- COMPENSATING INTEREST" and "Yield and
                                    Prepayment Considerations--Principal Prepayments and
                                    Compensating Interest" herein.

Principal (including Principal
  Prepayments)....................  GENERAL. On each Distribution Date, Certificateholders will generally be entitled to receive principal
                                    distributions from the related Available Distribution
                                    Amount to the extent and priority described herein. All
                                    distributions of principal will be made only to the
                                    extent of the related Available Distribution Amount as
                                    described herein under "Description of the
                                    Certificates-- Priority of Distributions". The Group I
                                    Certificates will only receive principal collected from
                                    Group I Loans. The Group II Certificates will only
                                    receive principal collected from Group II Loans and the
                                    Group III Certificates will only receive principal
                                    collected from Group III Loans, except (i) with respect
                                    to the Group II and Group III Certificates under the
                                    limited circumstances described in "Description of the
                                    Certificates-- Group II and Group III
                                    Cross-Collateralization" herein and (ii) with respect to
                                    the Insured Certificates, which may also receive
                                    payments under their respective Certificate Insurance
                                    Policies as described herein. The Group C-B Certificates
                                    will receive principal collected from both Group II
                                    Loans and Group III Loans.

                                    The Interest Only Certificates will not be entitled to
                                    any distributions of principal.

                                      S-14
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                                    DISTRIBUTIONS TO THE CLASS P CERTIFICATES. On each
                                    Distribution Date, each Class of the Class P
                                    Certificates will receive a portion of the principal
                                    received on or in respect of the related Class P
                                    Mortgage Loans. In addition, on each Distribution Date
                                    for so long as any Class of Class B Certificates of the
                                    related Certificate Group (which, in the case of the
                                    Class III-P Certificates, are the Group C-B
                                    Certificates) remains outstanding, the Class P
                                    Certificates for such Certificate Group will receive
                                    distributions of principal equal to a portion of certain
                                    losses on the related Class P Mortgage Loans. For a more
                                    detailed description of the principal distributions to
                                    the Class P Certificates, see "Description of the
                                    Certificates-- Distributions of Principal--CLASS I-P
                                    PRINCIPAL DISTRIBUTION AMOUNT" or "--CLASS III-P
                                    PRINCIPAL DISTRIBUTION AMOUNT" herein, as applicable.

                                    DISTRIBUTIONS TO THE CLASS I-A-1 CERTIFICATES. On each
                                    Distribution Date, an amount, up to the amount of the
                                    Group I Senior Principal Distribution Amount (as defined
                                    in "Description of the Certificates--Distributions of
                                    Principal--GROUP I SENIOR PRINCIPAL DISTRIBUTION AMOUNT"
                                    herein) for such Distribution Date, will be distributed
                                    as principal to the Class I-A-1 Certificates.

                                    DISTRIBUTIONS TO THE GROUP II-A AND RESIDUAL
                                    CERTIFICATES. On each Distribution Date prior to the
                                    Combined Credit Support Depletion Date, an amount, up to
                                    the amount of the Group II Senior Principal Distribution
                                    Amount (as defined in "Description of the
                                    Certificates--Distributions of Principal-- GROUP II
                                    SENIOR PRINCIPAL DISTRIBUTION AMOUNT" herein) for such
                                    Distribution Date, will be distributed as principal to
                                    the Group II-A Certificates entitled to principal and
                                    the Residual Certificates in the order of priority
                                    described in "Description of the
                                    Certificates--Distributions of Principal--GROUP II
                                    SENIOR PRINCIPAL DISTRIBUTION AMOUNT" herein. On each
                                    Distribution Date on and after the Combined Credit
                                    Support Depletion Date, principal will not be
                                    distributed in that order of priority. Instead, an
                                    amount up to the Group II Senior Principal Distribution
                                    Amount for such Distribution Date will be distributed as
                                    principal to the Group II-A Certificates entitled to
                                    principal and the Residual Certificates, pro rata
                                    according to their respective Class Principal Balances.

                                    DISTRIBUTIONS TO THE GROUP III-A CERTIFICATES. On each
                                    Distribution Date prior to the Combined Credit Support
                                    Depletion Date, an amount, up to the amount of the Group
                                    III Senior Principal Distribution Amount (as defined in
                                    "Description of the Certificates--Distributions of
                                    Principal--GROUP III SENIOR PRINCIPAL DISTRIBUTION
                                    AMOUNT" herein) for such Distribution Date, will be
                                    distributed as principal to the Group III-A Certificates
                                    entitled to principal in the order of priority described
                                    in "Description of the Certificates--Distributions of
                                    Principal--GROUP III SENIOR PRINCIPAL DISTRIBUTION
                                    AMOUNT"


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                                    herein. On each Distribution Date on and after the
                                    Combined Credit Support Depletion Date, principal will
                                    not be distributed in that order of priority. Instead,
                                    an amount up to the Group III Senior Principal
                                    Distribution Amount for such Distribution Date will be
                                    distributed as principal to the Group III-A Certificates
                                    entitled to principal, pro rata according to their
                                    respective Class Principal Balances.
                                    DISTRIBUTIONS TO THE CLASS B CERTIFICATES. On each
                                    Distribution Date, an amount, up to the Subordinate
                                    Principal Distribution Amount for the applicable
                                    Certificate Group (as defined in "Description of the
                                    Certificates--Distributions of Principal-- GROUP I
                                    SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT" or "--GROUP
                                    C-B SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT" herein,
                                    as applicable) for such Distribution Date, will be
                                    distributed as principal to the related Classes of Class
                                    B Certificates. Notwithstanding the foregoing, on any
                                    Distribution Date on which the Subordination Level (as
                                    defined herein) for any Class of Class B Certificates in
                                    a Certificate Group is less than such percentage as of
                                    the Closing Date, the portion of the Subordinate
                                    Principal Prepayments Distribution Amount (as defined
                                    herein) for such Certificate Group otherwise allocable
                                    to the Class or Classes of Class B Certificates in the
                                    related Certificate Group junior to such Class will be
                                    allocated to the most senior Class of Class B
                                    Certificates in such Certificate Group for which the
                                    Subordination Level is less than such percentage as of
                                    the Closing Date and to the Class or Classes of Class B
                                    Certificates in such Certificate Group senior thereto,
                                    pro rata according to the Class Principal Balances of
                                    such Classes. See "Description of the
                                    Certificates--Priority of Distributions" herein.
                                    The rights of the holders of the Class B Certificates to
                                    receive distributions of interest and principal are
                                    subordinated to the rights of the holders of the Senior
                                    Certificates in such Certificate Group (which, in the
                                    case of the Group C-B Certificates, includes the Senior
                                    Certificates of both the Group II and Group III
                                    Certificates) to receive distributions of interest and
                                    principal and are further subordinated to the rights of
                                    the holders of each Class of Class B Certificates in
                                    such Certificate Group senior thereto. See "Description
                                    of the Certificates--Subordination and Allocation of
                                    Losses" herein.
                                    PREPAYMENT PERIOD. With respect to each Distribution
                                    Date and each Payoff, the related "PREPAYMENT PERIOD"
                                    will commence on the 15th day of the month preceding the
                                    month in which the related Distribution Date occurs (or,
                                    in the case of the first Distribution Date, commencing
                                    on the Cut-Off Date) and will end on the 14th day of the
                                    month in which such Distribution Date occurs. With
                                    respect to each Distribution Date and each Curtailment,
                                    the related "PREPAYMENT PERIOD" will be the calendar
                                    month preceding the month in which the related
                                    Distribution Date occurs.
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                                      S-16
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                                    For a more detailed description of how distributions of
                                    principal will be allocated among the various Classes of
                                    Certificates, see "Descriptions of the
                                    Certificates--Distributions of Principal" herein.
Group II and Group III
  Cross-Collateralization.........  In certain limited circumstances prior to the Combined
                                    Credit Support Depletion Date but after the date on
                                    which the aggregate Class Principal Balance of either
                                    the Group II-A or Group III-A Certificates has been
                                    reduced to zero, all principal on the Mortgage Loans in
                                    the Loan Group relating to the Class A Certificates that
                                    have been paid in full will be paid as principal, after
                                    distributions of principal to the related Class P
                                    Certificates, if any, to the remaining Class A
                                    Certificates of the other Certificate Group.
                                    Consequently, in such event, the Group C-B Certificates
                                    will not receive such principal amount.
                                    In addition, if on any Distribution Date the aggregate
                                    Class Principal Balance of either the Group II-A or
                                    Group III-A Certificates is greater than the aggregate
                                    Stated Principal Balance (as defined herein) of the
                                    Mortgage Loans in the related Loan Group less, with
                                    respect to Loan Group III, the applicable Class P
                                    Fraction of each Class III-P Mortgage Loan (the
                                    "UNDERCOLLATERALIZED GROUP"), then (i) the portion of
                                    the Available Distribution Amount in respect of
                                    principal on the Mortgage Loans in the other Loan Group
                                    (the "OVERCOLLATERALIZED GROUP") (after distributions of
                                    principal to the Class A Certificates of the
                                    Overcollateralized Group and, if the Overcollateralized
                                    Group is Loan Group III, the Class III-P Certificates)
                                    will be distributed to the Class A Certificates of the
                                    Undercollateralized Group, until the aggregate Class
                                    Principal Balance of the Class A Certificates of the
                                    Undercollateralized Group equals the aggregate Stated
                                    Principal Balance of the Mortgage Loans in the related
                                    Loan Group less, with respect to Loan Group III, the
                                    applicable Class P Fraction of each Class III-P Mortgage
                                    Loan and (ii) the Available Distribution Amount of the
                                    Overcollateralized Group will be further reduced (after
                                    distributions to the Overcollateralized Group pursuant
                                    to subclauses (b)(i) and (b)(ii) or (c)(i) and (c)(ii),
                                    as applicable, under "Description of the
                                    Certificates--Priority of Distributions" herein) in an
                                    amount equal to one month's interest on the amount by
                                    which the Undercollateralized Group is
                                    undercollateralized at 6.750% per annum, plus any
                                    shortfall of interest on the Class A Certificates of the
                                    Undercollateralized Group from prior Distribution Dates,
                                    including accrued and unpaid interest on such shortfall
                                    at 6.750% per annum, and such amount will be added to
                                    the Available Distribution Amount of the
                                    Undercollateralized Group. Consequently, in such event,
                                    the Group C-B Certificates will not receive any
                                    distributions of principal until the Undercollateralized
                                    Group is no longer undercollateralized.
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                                      S-17
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Subordination and Allocation of
  Losses..........................  The Class B Certificates of each Certificate Group will be subordinate in right of payment to and provide credit
                                    support to the Senior Certificates of such Certificate
                                    Group (which, in the case of the Group C-B Certificates,
                                    includes the Senior Certificates of both the Group II
                                    and Group III Certificates) to the extent described
                                    herein, the Junior Subordinate Certificates of each
                                    Certificate Group will be subordinate in right of
                                    payment to and provide credit support to the Senior
                                    Subordinate Certificates of such Certificate Group and
                                    each Class of Senior Subordinate Certificates in each
                                    Certificate Group will be subordinate in right of
                                    payment to and provide credit support to each Class of
                                    Senior Subordinate Certificates of such Certificate
                                    Group with a lower numerical Class designation. The
                                    support provided by the Class B Certificates of each
                                    Certificate Group is intended to enhance the likelihood
                                    of regular receipt by the Senior Certificates of such
                                    Certificate Group (which, in the case of the Group C-B
                                    Certificates, includes the Senior Certificates of both
                                    the Group II and Group III Certificates) of the full
                                    amount of the monthly distributions of interest and
                                    principal to which they are entitled and to afford such
                                    Certificates protection against certain losses. The
                                    protection afforded to the Senior Certificates of each
                                    Certificate Group by the Class B Certificates of such
                                    Certificate Group (which, in the case of the Senior
                                    Certificates of the Group II and Group III Certificates,
                                    are the Group C-B Certificates) will be accomplished by
                                    the preferential right on each Distribution Date of such
                                    Senior Certificates to receive distributions of interest
                                    and principal to which they are entitled prior to
                                    distributions of interest and principal to such Class B
                                    Certificates. The protection afforded a Class of Senior
                                    Subordinate Certificates of a Certificate Group by the
                                    Classes of Senior Subordinate Certificates of such
                                    Certificate Group with higher numerical Class
                                    designations will be similarly accomplished by the
                                    preferential right of those Classes with lower numerical
                                    Class designations to receive distributions of interest
                                    and principal prior to distributions of interest and
                                    principal to those Classes of Senior Subordinate
                                    Certificates in such Certificate Group with higher
                                    numerical Class designations. The support provided by
                                    the Junior Subordinate Certificates of each Certificate
                                    Group to the Senior Subordinate Certificates of such
                                    Certificate Group is intended to enhance the likelihood
                                    of regular receipt by such Senior Subordinate
                                    Certificates of the full amount of monthly distributions
                                    of interest and principal to which they are entitled and
                                    to afford such Certificateholders protection against
                                    certain losses. The protection afforded to the Senior
                                    Subordinate Certificates of each Certificate Group by
                                    the Junior Subordinate Certificates of such Certificate
                                    Group will be accomplished by the preferential right on
                                    each Distribution Date of such Senior Subordinate
                                    Certificates to receive distributions of interest and
                                    principal prior to distributions of interest and
                                    principal to such Junior Subordinate Certificates.
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                                      S-18
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                                    Except for Special Hazard Losses, Fraud Losses and
                                    Bankruptcy Losses in excess of the designated amounts of
                                    the applicable Special Hazard Coverage, Fraud Coverage
                                    and Bankruptcy Coverage (each, as defined herein) for a
                                    Loan Group (or Loan Groups), any loss realized with
                                    respect to a Mortgage Loan will be allocated among the
                                    Certificates in the related Certificate Group (i) for
                                    losses allocable to principal (a) first, to the related
                                    Junior Subordinate Certificates in reverse numerical
                                    order, until the aggregate Class Principal Balance
                                    thereof has been reduced to zero, (b) second, to the
                                    Class I-B-3 or Class C-B-3 Certificates, as applicable,
                                    until the Class Principal Balance thereof has been
                                    reduced to zero, (c) third, to the Class I-B-2 or Class
                                    C-B-2 Certificates, as applicable, until the Class
                                    Principal Balance thereof has been reduced to zero, (d)
                                    fourth, to the Class I-B-1 or Class C-B-1 Certificates,
                                    as applicable, until the Class Principal Balance thereof
                                    has been reduced to zero, and (e) fifth, to the Senior
                                    Certificates of the related Certificate Group (other
                                    than the related Interest Only and Class P Certificates,
                                    if any), pro rata, according to their Class Principal
                                    Balances in reduction of their respective Class
                                    Principal Balances, as applicable, PROVIDED, HOWEVER,
                                    that, with respect to Certificate Group I or Certificate
                                    Group III, if the loss is recognized with respect to a
                                    related Class P Mortgage Loan, the applicable Class P
                                    Fraction of such loss will first be allocated to the
                                    related Class P Certificates and the remainder of such
                                    loss will be allocated as described above in this clause
                                    (i); and (ii) for losses allocable to interest (a)
                                    first, to the related Junior Subordinate Certificates in
                                    reverse numerical order, in reduction of accrued but
                                    unpaid interest thereon and then in reduction of the
                                    Class Principal Balances of such Certificates, (b)
                                    second, to the Class I-B-3 or Class C-B-3 Certificates,
                                    as applicable, in reduction of accrued but unpaid
                                    interest thereon and then in reduction of the Class
                                    Principal Balance of such Class of Certificates, (c)
                                    third, to the Class I-B-2 or Class C-B-2 Certificates,
                                    as applicable, in reduction of accrued but unpaid
                                    interest thereon and then in reduction of the Class
                                    Principal Balance of such Class of Certificates, (d)
                                    fourth, to the Class I-B-1 or Class C-B-1 Certificates,
                                    as applicable, in reduction of accrued but unpaid
                                    interest thereon and then in reduction of the Class
                                    Principal Balance of such Class of Certificates, and (e)
                                    fifth, to the Senior Certificates of the related
                                    Certificate Group (other than the related Principal Only
                                    Certificates, if any), pro rata according to accrued but
                                    unpaid interest thereon and then pro rata according to
                                    their Class Principal Balances in reduction of their
                                    respective Class Principal Balances, as applicable;
                                    PROVIDED, HOWEVER, that in clauses (i)(e) and (ii)(e)
                                    above, losses on Group II Loans will only be allocated
                                    to the Group II Certificates that are Senior
                                    Certificates and losses on Group III Loans will only be
                                    allocated to the Group III Certificates that are Senior
                                    Certificates; PROVIDED, FURTHER, that in clause (ii)(e)
                                    above, with respect to each Class of the Group C-X
                                    Certificates, losses on Group II Loans
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                                      S-19
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                                    will only be allocated according to the portion of the
                                    accrued but unpaid interest on such Certificates
                                    attributable to the Group II Loans, and losses on Group
                                    III Loans will only be allocated according to the
                                    portion of the accrued but unpaid interest on such
                                    Certificates attributable to the Group III Loans.
                                    "PRO RATA ALLOCATION" is (i) with respect to losses on
                                    Group I Loans, the allocation of the principal portion
                                    of losses relating to a Group I Loan to all Classes of
                                    Group I Certificates (other than the Class I-P
                                    Certificates) pro rata according to their respective
                                    Class Principal Balances (except if the loss is recog-
                                    nized with respect to a Class I-P Mortgage Loan, in
                                    which case the Class I-P Fraction of such loss will
                                    first be allocated to the Class I-P Certificates, and
                                    the remainder of such loss will be allocated as
                                    described above), and the allocation of the interest
                                    portion of such losses to the Group I Certificates pro
                                    rata according to the amount of interest accrued but
                                    unpaid on each such Class in reduction thereof and then
                                    in reduction of their related Class Principal Balances
                                    (other than the Class I-P Certificates) and (ii) with
                                    respect to losses on Group II Loans or Group III Loans,
                                    the allocation of the principal portion of losses
                                    relating to a Group II Loan or Group III Loan to all
                                    Classes of Group II, Group III, Group C-X and Group C-B
                                    Certificates, other than the Class III-P Certificates,
                                    pro rata according to their respective Class Principal
                                    Balances (except if the loss is recognized with respect
                                    to a Class III-P Mortgage Loan, in which case the
                                    applicable Class P Fraction of such loss will first be
                                    allocated to the Class III-P Certificates, and the
                                    remainder of such loss will be allocated as described
                                    above), and the allocation of the interest portion of
                                    losses pro rata according to the amount of interest
                                    accrued but unpaid on each such Class in reduction
                                    thereof and then in reduction of their related Class
                                    Principal Balances (other than the related Principal
                                    Only Certificates).
                                    Special Hazard Losses, Fraud Losses and Bankruptcy
                                    Losses for Mortgage Loans in a Loan Group in excess of
                                    the applicable coverage will be allocated to all
                                    outstanding Classes of Certificates in the related
                                    Certificate Group or Certificate Groups by Pro Rata
                                    Allocation. Each of the coverages for such losses may be
                                    reduced periodically, as described herein. See
                                    "Description of the Certificates--Subordination and
                                    Allocation of Losses" herein.
                                    See also "Description of the Certificates--Distributions
                                    of Principal" herein.
Credit Enhancements...............  SUBORDINATION. The subordination of the Class B
                                    Certificates of each Certificate Group to the Senior
                                    Certificates of such Certificate Group (which, in the
                                    case of the Group C-B Certificates, includes both the
                                    Group II and Group III Certificates) and the further
                                    subordination among the Class B Certificates of each
                                    Certificate Group described above and in "Description of
                                    the Certificates--Subordination and Allocation of
                                    Losses" herein, will provide credit enhancement to the
                                    related Senior Certificates and each related Class B
                                    Certificate with a lower numerical Class designation.
                                    See "Description of the Certificates-- Subordination and
                                    Allocation of Losses" herein.
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                                      S-20
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                                    SHIFTING OF INTERESTS. The Senior Certificates of a
                                    Certificate Group entitled to principal, in the
                                    aggregate, will receive 100% of Principal Prepayments
                                    received with respect to the Mortgage Loans in the
                                    related Loan Group until the fifth anniversary of the
                                    first Distribution Date. During the next four years,
                                    such Senior Certificates, in the aggregate, will receive
                                    a disproportionately large, but decreasing, share of
                                    Principal Prepayments received with respect to the
                                    Mortgage Loans in the related Loan Group. This will
                                    result in an acceleration of the amortization of such
                                    Senior Certificates, in the aggregate, subject to the
                                    priorities described in "Description of the
                                    Certificates--Distributions of Principal" herein,
                                    enhancing the likelihood that holders of such Classes of
                                    Certificates will be paid the full amount of principal
                                    to which they are entitled. For a more detailed descrip-
                                    tion of how distributions of Principal Prepayments will
                                    be allocated among the various Classes of Certificates,
                                    see "Description of the Certificates--Distributions of
                                    Principal" herein.
                                    THE CERTIFICATE INSURANCE POLICIES. In addition to the
                                    credit enhancement provided by the subordination of the
                                    Class B Certificates, the Class II-A-3, Class III-A-6
                                    and Class III-A-7 Certificates (the "INSURED
                                    CERTIFICATES") will each have the benefit of a
                                    Certificate Insurance Policy pursuant to which the
                                    Certificate Insurer will unconditionally and irrevocably
                                    guarantee the payment of the Deficiency Amount (as
                                    defined herein) on the related Class of Insured
                                    Certificates. The Certificate Insurance Policies will
                                    NOT cover (i) any shortfalls in interest collections
                                    allocable to the Insured Certificates resulting from the
                                    application of the Soldiers' and Sailors' Civil Relief
                                    Act of 1940, as amended, nor (ii) prepayment interest
                                    shortfalls allocable to the Insured Certificates. See
                                    "Credit Enhancements--The Certificate Insurance Policies
                                    and the Certificate Insurer" herein. The Certificate
                                    Insurance Policies do not provide credit enhancement for
                                    any Class of Certificates other than the Insured
                                    Certificates.
Advances..........................  With respect to each Mortgage Loan, the Master Servicer will make Advances on each Distribution Date to the
                                    Certificate Account as described under "Description of
                                    the Certificates-- Advances" herein.
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                                      S-21
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Yield and Prepayment
  Considerations..................  The yield to maturity of each Class of Certificates will depend upon, among other things, the price at which such
                                    Certificates are purchased, the applicable Remittance
                                    Rate, the actual characteristics of the Mortgage Loans
                                    in the related Loan Group, the rate of principal
                                    payments (including Principal Prepayments) on the
                                    Mortgage Loans in the related Loan Group and the rate of
                                    liquidations on the Mortgage Loans in the related Loan
                                    Group. A higher than anticipated rate of principal
                                    payments (including Principal Prepayments) and
                                    liquidations would reduce the aggregate principal
                                    balance of the Mortgage Loans more quickly than
                                    expected, thereby reducing the aggregate interest
                                    payments with respect to such Mortgage Loans. There-
                                    fore, a higher rate of principal payments (including
                                    Principal Prepayments) and liquidations in a Loan Group
                                    could result in a lower than expected yield to maturity
                                    on related Classes of Certificates purchased at a
                                    premium. Conversely, a lower than anticipated rate of
                                    principal payments (including Principal Prepayments) and
                                    liquidations in a Loan Group could reduce the return on
                                    any related Class of Certificates purchased at a dis-
                                    count, in that payments of principal with respect to the
                                    Mortgage Loans in such Loan Group would occur later than
                                    anticipated. Distributions to the Group I Certificates
                                    relate to payments on the Group I Loans. Distributions
                                    to the Group II Certificates and Group III Certificates
                                    relate to payments on the Group II Loans and Group III
                                    Loans, respectively, except (i) under the limited
                                    circumstances described in "Description of the
                                    Certificates--Group II and Group III
                                    Cross-Collateralization" herein and (ii) with respect to
                                    the Insured Certificates, which may also receive
                                    payments under their respective Certificate Insurance
                                    Policies as described herein. Distributions to the Group
                                    C-X Certificates and Group C-B Certificates relate to
                                    payments on both Group II Loans and Group III Loans.
                                    The actual rate of payments of principal (including
                                    Principal Prepayments) and liquidations on the Mortgage
                                    Loans may be influenced by a variety of economic,
                                    geographic, social and other factors. In general, if
                                    interest rates rise above the interest rates on the
                                    Mortgage Loans, the rate of prepayments (including
                                    Principal Prepayments) would be expected to decrease.
                                    Conversely, if prevailing interest rates fall
                                    significantly below the interest rates on the Mortgage
                                    Loans, the Mortgage Loans are likely to be subject to
                                    higher prepayment rates than if prevailing rates remain
                                    at or above the interest rates on the Mortgage Loans.
                                    See "Risk Factors" and "Yield and Prepayment Consid-
                                    erations" herein.
                                    For a discussion of special yield and prepayment
                                    considerations applicable to certain Classes of
                                    Certificates, see "Risk Factors" herein.
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                                      S-22
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Ratings...........................  It is a condition to the issuance of the Offered
                                    Certificates that they receive the ratings from one or
                                    more of Standard & Poor's ratings services, a division
                                    of The McGraw-Hill Companies, Inc. ("S&P"), and Duff &
                                    Phelps Credit Rating Co. ("DCR") indicated under
                                    "Certificate Ratings" herein. See also "Yield and
                                    Prepayment Considerations" herein. The ratings on the
                                    Offered Certificates address the likelihood of the
                                    receipt by holders of Offered Certificates of all
                                    distributions with respect to the underlying Mortgage
                                    Loans to which they are entitled and do not address the
                                    likely actual rate of Principal Prepayments, which rate
                                    could, if different than originally anticipated,
                                    adversely affect the yield realized by
                                    Certificateholders or cause the Interest Only
                                    Certificateholders to fail to recoup their initial
                                    investments.
Last Scheduled Distribution
  Date............................  The Last Scheduled Distribution Date for the Group I
                                    Certificates is the Distribution Date in April 2013,
                                    which is the Distribution Date in the month after the
                                    scheduled maturity date for the latest maturing Mortgage
                                    Loan in Loan Group I.
                                    The Last Scheduled Distribution Date for the Group II,
                                    Group III, Group C-X and Group C-B Certificates is the
                                    Distribution Date in April 2028, which is the
                                    Distribution Date in the month after the scheduled
                                    maturity date for the latest maturing Mortgage Loan in
                                    Loan Group II or Loan Group III.
                                    The actual rate of principal payments on the
                                    Certificates will depend on the rate of payments of
                                    principal (including Principal Prepayments) on the
                                    Mortgage Loans in the related Loan Group (or Loan
                                    Groups) which, in turn, may be influenced by a variety
                                    of economic, geographic and social factors, as well as
                                    the level of prevailing interest rates. No assurance can
                                    be given as to the actual payment experience on the
                                    Mortgage Loans. See "Description of the
                                    Certificates--Last Scheduled Distribution Date" and
                                    "Yield and Prepayment Considerations" herein.
Optional Termination of the
  Trust...........................  On any Distribution Date after the first date on which the aggregate outstanding principal balance of the
                                    Mortgage Loans is less than 5% of the aggregate
                                    principal balance of the Mortgage Loans as of the
                                    Cut-Off Date, the Company may repurchase the Mortgage
                                    Loans and all property acquired in respect of any
                                    Mortgage Loan remaining in the Trust, and thereby effect
                                    the termination of the Trust and the retirement of the
                                    Certificates. Such an optional termination of the Trust
                                    may occur even if the aggregate outstanding principal
                                    balance of the Mortgage Loans in one or more Loan Group
                                    is greater than 5% of such balance as of the Cut-Off
                                    Date. For a description of the repurchase price, see
                                    "Description of the Certificates--Optional Termination
                                    of the Trust" herein.
Legal Investment..................  As of the date of their issuance, the Offered
                                    Certificates, other than the Class I-B-2, Class C-B-2,
                                    Class I-B-3 and Class C-B-3 Certificates, will
                                    constitute "mortgage related securities" for purposes of
                                    the Secondary Mortgage Market Enhancement Act of 1984
                                    ("SMMEA"). SMMEA provides that states may override its
                                    provisions on legal investment and restrict or condition
                                    investment in mortgage related securities by taking
                                    statutory action prior to October 4, 1991. Certain
                                    states have enacted legislation which has overridden the
                                    provisions of SMMEA. See "Certain Legal Investment
                                    Aspects" herein.
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                                    Institutions whose investment activities are subject to
                                    review by certain regulatory authorities may be or may
                                    become subject to restrictions on investment in the
                                    Offered Certificates, and such restrictions may be
                                    retroactively imposed. The Federal Financial
                                    Institutions Examination Council, the Federal Deposit
                                    Insurance Corporation, the Office of the Comptroller of
                                    the Currency, the Board of Governors of the Federal
                                    Reserve System, the Office of Thrift Supervision and the
                                    National Credit Union Administration have adopted
                                    guidelines, and have proposed policies, regarding the
                                    suitability of investments in various types of
                                    derivative mortgage-backed securities, including
                                    securities such as the Offered Certificates. In
                                    addition, several states have adopted or are considering
                                    regulations that would prohibit regulated institutions
                                    subject to their jurisdiction from holding mort-
                                    gage-backed securities such as the Offered Certificates,
                                    including such securities previously purchased.
                                    Investors should consult with their own legal advisors
                                    in determining whether and to what extent the Offered
                                    Certificates constitute legal investments for such
                                    investors.
ERISA Considerations..............  See "ERISA Considerations" herein and in the Prospectus.
Certain Federal Income Tax Conse-
  quences.........................  For federal income tax purposes, two separate REMIC elections ("REMIC I" and "REMIC II") will be made with
                                    respect to the Trust (other than the Certificate
                                    Insurance Policies). The Certificates, other than the
                                    Class R-1 and Class R-2 Certificates, will represent
                                    ownership of REMIC II regular interests. Such Certif-
                                    icates will generally be treated as representing
                                    ownership of debt for federal income tax purposes.
                                    Certificateholders will be required to include in income
                                    all interest and original issue discount ("OID") on such
                                    Certificates in accordance with the accrual method of
                                    accounting regardless of the Certificateholders' usual
                                    methods of accounting. For federal income tax purposes,
                                    (i) the Class R-1 Certificates will be the residual
                                    interest in REMIC I and (ii) the Class R-2 Certificates
                                    will be the residual interest in REMIC II.
                                    Certain Classes of Certificates (as enumerated under
                                    "Certain Federal Income Tax Consequences" herein) will
                                    be or may be treated as having been issued with OID for
                                    federal income tax purposes. Certain Classes of
                                    Certificates may be treated for federal income tax
                                    purposes as having been issued at a premium. The
                                    prepayment assumption that will be used in determining
                                    the rate of accrual of market discount and premium, if
                                    any, for federal income tax purposes is 100% of the
                                    basic prepayment assumption ("BPA") for Loan Group I and
                                    250% of the standard prepayment assumption ("SPA") for
                                    Loan Group II and Loan Group III as described herein
                                    under "Yield and Prepayment Considerations". No
                                    representation is made that the Mortgage Loans in any
                                    Loan Group will prepay at any given percentage of the
                                    BPA or SPA, as applicable.
                                    If actual prepayments differ sufficiently from the
                                    prepayment assumptions, the calculation of OID for
                                    certain Classes of Offered Certificates might produce a
                                    negative number for certain accrual periods. In such
                                    event, Certificateholders will not be entitled to a
                                    deduction for such amount, but will be required to carry
                                    such amount forward as an offset to OID, if any,
                                    accruing in future accrual periods.
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                                      S-24
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                                    The Residual Certificates may constitute "noneconomic"
                                    residual interests for purposes of the REMIC Regulations
                                    (as defined herein). Transfers of the Residual
                                    Certificates will be restricted under the Pooling
                                    Agreement to U.S. Persons (as defined in the Prospectus)
                                    in a manner designed to prevent a transfer of a
                                    noneconomic residual interest from being disregarded
                                    under the REMIC Regulations. See "Certain Federal Income
                                    Tax Consequences--Special Tax Considerations Applicable
                                    to the Residual Certificates" herein and "Certain
                                    Federal Income Tax Consequences--Taxation of Owners of
                                    REMIC Residual Certificates--Excess Inclusions" and
                                    "--Noneconomic REMIC Residual Certificates" in the
                                    Prospectus.
                                    The Residual Certificateholders may be required to
                                    report an amount of taxable income with respect to the
                                    early years of the REMICs' terms that significantly
                                    exceeds distributions on the Residual Certificates
                                    during such years, with corresponding tax deductions or
                                    losses deferred until the later years of the REMICs'
                                    terms. Accordingly, on a present value basis, the tax
                                    detriments occurring in the earlier years may
                                    substantially exceed the sum of any tax benefits in the
                                    later years. As a result, the Residual
                                    Certificateholders' after-tax rate of return may be zero
                                    or negative, even if their pre-tax rate of return is
                                    positive.
                                    The Offered Certificates will generally be treated as
                                    "qualifying real property loans" for mutual savings
                                    banks and domestic building and loan associations,
                                    "loans secured by an interest in real property" for
                                    domestic building and loan associations, and "real
                                    estate assets" for real estate investment trusts
                                    ("REITS") in the same proportion that the assets in the
                                    REMIC would be so treated. In addition, interest on the
                                    Offered Certificates will generally be treated as
                                    "interest on obligations secured by mortgages on real
                                    property" for REITs to the extent that such Certificates
                                    are treated as "real estate assets". See "Certain
                                    Federal Income Tax Consequences" in the Prospectus.
                                    For further information regarding the federal income tax
                                    consequences of investing in the Offered Certificates,
                                    see "Certain Federal Income Tax Consequences" herein and
                                    in the Prospectus.

                                  RISK FACTORS

EFFECT OF PRINCIPAL PREPAYMENTS

    The rate of principal payments, amount of each interest payment and yield to maturity on each Class of the Certificates are directly related to the rate of payments of principal on the Mortgage Loans in the related Loan Group, which may be in the form of scheduled amortization, principal prepayments or liquidations. In certain limited circumstances, as described in "Description of the Certificates--Group II and Group III Cross-Collateralization" herein, principal payments with respect to the Mortgage Loans in either Loan Group II or Loan Group III will be distributed to the Senior Certificates relating to the other Loan Group, and therefore, the rate of such principal payments could affect the yield to maturity of such Senior Certificates. In general, when the level of prevailing mortgage interest rates declines significantly below the interest rates on the Mortgage Loans, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. See "Maturity, Average Life and Prepayment Assumptions" in the Prospectus and "Yield and Prepayment Considerations" herein. All of the Mortgage Loans contain "due-on-sale" clauses. Consequently, acceleration of maturity as a result of transfers of Mortgaged Properties will affect the level of Principal Prepayments (as defined herein) on the Mortgage Loans.

    The rate of principal payments will also be affected by any repurchase by the Company of the Mortgage Loans. As more fully described in "Description of Certificates--Termination" in the Prospectus and "Description of the Certificates--Optional Termination of the Trust" herein, the Company may repurchase all of the Mortgage Loans in the Trust when the aggregate outstanding principal balance of the Mortgage Loans is less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date. In such event, the repurchase price paid by the Company would be passed through to related Certificateholders on the Distribution Date (as defined herein) following the month of repurchase. Certificateholders should be aware that even if the aggregate outstanding principal balance of the Mortgage Loans in one Loan Group is greater than 5% of such balance as of the Cut-Off Date, if the rate of prepayments is rapid in the other Loan Groups, there may be an optional termination of the Trust causing the retirement of the Certificates in all Loan Groups. Therefore, it is possible that the yield to maturity on the Certificates (especially the Interest Only Certificates) in a Certificate Group may be adversely affected by rapid prepayments in the other Loan Groups.

    "PRINCIPAL PREPAYMENTS" include prepayments in full on a Mortgage Loan ("PAYOFFS") and partial principal prepayments on a Mortgage Loan
("CURTAILMENTS").

    The Class III-A-3, Class III-A-4 and Class III-A-5 Certificates (the "ACCRETION DIRECTED CLASSES") will receive distributions of principal otherwise payable as interest to the Class III-A-5 Certificates on or before the Class III-A-5 Accretion Termination Date (as defined herein). Because the Accretion Directed Classes receive such distributions of principal, they may receive distributions of principal faster than otherwise would be the case.

    If any Certificate is purchased at a discount from its original Certificate Principal Balance (as defined herein), and if a purchaser of such Certificate calculates the yield to maturity based on an assumed rate of principal payments (including Principal Prepayments) and liquidations faster than that actually received on the Mortgage Loans in the related Loan Group, the actual yield to maturity will be lower than that so calculated. If any Certificate is purchased at a premium from its original Certificate Principal Balance, and if a purchaser of such Certificate calculates the yield to maturity based on an assumed rate of principal payments (including Principal Prepayments) and liquidations slower than that actually received on the Mortgage Loans in the related Loan Group, the actual yield to maturity will be lower than that so calculated.

    Principal distributions on the Class III-A-1 Certificates (the "PAC") on any Distribution Date will generally be payable in amounts determined on the basis of the planned principal balances for the

Class III-A-1 Certificates for such Distribution Date as set forth in Appendix A (each, a "PLANNED PRINCIPAL BALANCE"). The Planned Principal Balances for the Class III-A-1 Certificates were determined assuming that the prepayment rate of the Group III Loans occur each month at a constant level between approximately 100% and 500% SPA (as defined herein). However, as discussed herein, actual principal distributions may deviate from the described amounts, because the actual prepayment rate of such Group III Loans each month may not occur at a constant level between approximately 100% and 500% SPA. If the aggregate Class Principal Balance (as defined herein) of the Class III-A-3, Class III-A-4 and Class III-A-5 Certificates is reduced to zero before the Class III-A-1 Principal Balance is reduced to zero, the weighted average life of the Class III-A-1 Certificates will become significantly more sensitive to changes in the prepayment rate of the Group III Loans, and principal distributions thereon will be more likely to deviate from the described amounts.

    Principal distributions on the Class III-A-3 and Class III-A-4 Certificates (the "TACS") on any Distribution Date will generally be payable in amounts determined on the basis of their respective targeted principal balances for such Distribution Date as set forth in Appendix B (each, a "TARGETED PRINCIPAL BALANCE"). The Targeted Principal Balances of such Classes were determined assuming that the prepayment rate of the Group III Loans remains constant at 250% SPA. However, as discussed herein, actual principal distributions may deviate from the described amounts, because the actual prepayment rate of such Group III Loans each month may not remain constant at 250% SPA. If the Class III-A-5 Principal Balance has been reduced to zero, the rate of principal distributions and the weighted average lives of the TACs will become significantly more sensitive to changes in the prepayment rate of the Group III Loans.

    Principal Prepayments and other unscheduled payments of principal on the Group III Loans may result in principal available for distribution on a Distribution Date to the PAC and TACs on such Distribution Date in an amount greater than the amount necessary to reduce the applicable Class Principal Balances of such Certificates to their respective scheduled amounts. Such excess will generally be distributed first, to the Class III-A-5 Certificates until the Class III-A-5 Principal Balance has been reduced to zero, second, to the TACs and third, to the PAC as more fully described in "Description of the Certificates--Distributions of Principal--GROUP III SENIOR PRINCIPAL DISTRIBUTION AMOUNT" herein. Accordingly, the rate of principal payments (including Principal Prepayments) on the Group III Loans is expected to have a greater effect on the weighted average lives of the Class III-A-5 Certificates, and under certain prepayment scenarios the TACs, than on the weighted average life of the PAC. If the rate of Principal Prepayments and other unscheduled payments of principal causes the principal available for distribution on the Group III Certificates on any Distribution Date to be less than the amounts necessary to reduce the Class Principal Balance of the PAC to its Planned Principal Balance and to reduce the Class Principal Balances of the TACs to their respective Targeted Principal Balances, the Class III-A-5 Certificates will not receive any distributions of principal. See "Yield and Prepayment Considerations" herein.

    The yields to maturity on the Class X Certificates will be extremely sensitive to the level of Principal Prepayments on certain of the Mortgage Loans in the related Loan Group. The interest payable to the Class I-X Certificates is based on the weighted average of the Stripped Interest Rates (as defined herein) of the Group I Loans having Pass-Through Rates (as defined herein) in excess of 6.750% per annum (the "GROUP I PREMIUM RATE MORTGAGE LOANS"). The interest payable to the Class C-X-1 Certificates is based on the weighted average of the Stripped Interest Rates of the Group II Loans and Group III Loans having Pass-Through Rates in excess of 6.750% per annum and, in addition, having Mortgage Interest Rates less than 8.000% per annum (the "CLASS C-X-I PREMIUM RATE MORTGAGE LOANS"). The interest payable to the Class C-X-2 Certificates is based on the weighted average of the Stripped Interest Rates of the Group II Loans and Group III Loans having Pass-Through Rates in excess of 6.750% per annum and, in addition, having Mortgage Interest Rates greater than or equal to 8.000% per annum and less than 8.500% per annum (the "CLASS C-X-2 PREMIUM RATE MORTGAGE LOANS"). The interest payable to the Class C-X-3 Certificates is based on the weighted average of the Stripped Interest Rates of the Group II Loans and Group III Loans having Pass-Through Rates in excess of 6.750% per annum and, in addition, having

Mortgage Interest Rates greater than or equal to 8.500% per annum (the "CLASS C-X-3 PREMIUM RATE MORTGAGE LOANS" and, together with the Group I Premium Rate Mortgage Loans, the Class C-X-1 Premium Rate Mortgage Loans and the Class C-X-2 Premium Rate Mortgage Loans, the "PREMIUM RATE MORTGAGE LOANS"). Therefore, the yield to maturity on any Class of the Class X Certificates will be adversely affected as a result of faster than expected Principal Prepayments on the related Premium Rate Mortgage Loans. The Premium Rate Mortgage Loans, and especially the Class C-X-2 and Class C-X-3 Premium Rate Mortgage Loans, are those Mortgage Loans with relatively high Mortgage Interest Rates and are therefore the Mortgage Loans that may experience a higher rate of Principal Prepayments. Prospective investors should fully consider the risks associated with an investment in any Class of the Class X Certificates, including the possibility that if the rate of Principal Prepayments on the related Premium Rate Mortgage Loans is rapid or if an optional termination of the Trust occurs, such investors may not fully recoup their initial investments.

    Because distributions of interest to the Class II-A-5 Certificates are based on the Class II-A-1 Principal Balance, the yield to maturity on such Certificates will be adversely affected as a result of faster than expected Principal Prepayments on the Group II Loans. Prospective investors should fully consider the risks associated with an investment in such Certificates, including the possibility that if the rate of Principal Prepayments on the Group II Loans is rapid or if an optional termination of the Trust occurs, such investors may not fully recoup their initial investments.

    Because distributions of interest to the Class III-A-2 Certificates are based on the Class III-A-1 Principal Balance, the yield to maturity on such Certificates will be adversely affected as a result of faster than expected Principal Prepayments on the Group III Loans. Prospective investors should fully consider the risks associated with an investment in such Certificates, including the possibility that if the rate of Principal Prepayments on the Group III Loans is rapid or if an optional termination of the Trust occurs, such investors may not fully recoup their initial investments.

    The yields to maturity on the Class P Certificates will be extremely sensitive to the level of Principal Prepayments on certain of the Mortgage Loans in the related Loan Group. The principal payable to the Class I-P Certificates is derived from Group I Loans having Pass-Through Rates lower than 6.750% per annum (the "CLASS I-P MORTGAGE LOANS"). The principal payable to the Class III-P Certificates is derived from Group III Loans having Pass-Through Rates lower than 6.750% per annum (the "CLASS III-P MORTGAGE LOANS" and, together with the Class I-P Mortgage Loans, the "CLASS P MORTGAGE LOANS"). Therefore, the yield to maturity on any Class of the Class P Certificates will be adversely affected by slower than expected prepayments of the related Class P Mortgage Loans.

    The yield to maturity on each Class of the Senior Subordinate Certificates in a Certificate Group will be extremely sensitive to realized losses on the Mortgage Loans in the related Loan Group (other than Special Hazard Losses, Fraud Losses and Bankruptcy Losses in excess of the applicable coverage therefor provided by the Class B Certificates of such Certificate Group), because a disproportionately large amount of such losses (rather than a pro rata portion thereof) generally will be allocable to such Classes of Certificates following the reduction of the aggregate Class Principal Balance of the Junior Subordinate Certificates of such Certificate Group to zero, as described under "Description of the Certificates-- Subordination and Allocation of Losses" herein.

CROSS-COLLATERALIZATION OF GROUP II AND GROUP III

    Investors in the Group II and Group III Certificates should be aware that the applicable coverages for Special Hazard Losses, Fraud Losses and Bankruptcy Losses cover Mortgage Loans in both Loan Group II and Loan Group III. Therefore, in the event Mortgage Loans in either Loan Group II or Loan Group III suffer a high level of such losses, it will reduce the available coverage for both the Group II and Group III Certificates and, therefore, may cause the Senior Certificates relating to the other Loan Group to suffer losses in the event Mortgage Loans in either Loan Group II or Loan Group III suffer such losses after the available coverage has been exhausted.

    Investors in the Group II and Group III Certificates should also be aware that because the Group C-B Certificates represent interests in both Loan Groups, the Class Principal Balance of the Group C-B Certificates could be reduced to zero as a result of a disproportionate amount of realized losses on the Mortgage Loans in one Loan Group. Therefore, notwithstanding that realized losses on the Mortgage Loans in one Loan Group may only be allocated to the related Senior Certificates (except for Special Hazard Losses, Fraud Losses and Bankruptcy Losses in excess of the applicable coverage amounts), the allocation to the Group C-B Certificates of realized losses on the Mortgage Loans in either Loan Group II or Loan Group III will reduce the subordination provided by the Group C-B Certificates to the Senior Certificates of the other Certificate Group and increase the likelihood that realized losses may be allocated to the Senior Certificates of such other Loan Group.

BALLOON LOANS

    Approximately 28.2% of the Group I Loans (the "BALLOON LOANS") as of the Cut-Off Date will not fully amortize over their terms to maturity and, thus, will require principal payments at their stated maturity (I.E., balloon payments), which may be substantially greater than the monthly payments otherwise due on such Balloon Loans. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend on such mortgagor's ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, prevailing general economic conditions and the availability of credit for one- to four-family residential real properties generally.

CLASS II-A-2

    Holders of the Class II-A-2 Certificates will be entitled to receive distributions of interest on each Distribution Date as described herein under "Description of the Certificates--Distributions of Interest". However, prior to the Combined Credit Support Depletion Date (as defined herein), such holders will not be entitled to receive distributions of principal until the Class II-A-1 Principal Balance has been reduced to zero. The table included in Appendix C indicates the Distribution Dates on which distributions of principal to the Class II-A-2 Certificates are expected to commence, and the Distribution Dates on which such distributions are expected to end, based on various assumptions regarding the prepayment experience of the Group II Loans. However, there can be no assurance that the Group II Loans will perform according to such assumptions. In addition, because the Class II-A-2 Certificates will be outstanding for a relatively long period of time, there is a greater likelihood that they will remain outstanding after the termination of the credit support provided by the Group C-B Certificates and therefore be more susceptible to losses on the Group II Loans. Investors in the Class II-A-2 Certificates should consult with their financial advisors regarding the risks associated with such an investment. THE CLASS II-A-2 CERTIFICATES ARE NOT INSURED BY ANY CERTIFICATE GUARANTY INSURANCE POLICY.

BOOK-ENTRY SYSTEM

    Since transactions in the Offered Certificates (other than the Interest Only, Principal Only, Senior Subordinate and Residual Certificates) (the "BOOK-ENTRY CERTIFICATES") generally can be effected only through The Depository Trust Company ("DTC"), participating organizations, indirect participants and certain banks, the ability of a Certificateholder to pledge a Book-Entry Certificate to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to such Certificates, may be limited due to a lack of a physical certificate representing the Book-Entry Certificates. In addition, the Certificateholders may experience some delay in their receipt of distributions of interest and principal on the Book-Entry Certificates, since such distributions will be forwarded by the Trustee (or its duly appointed paying agent, if any) to DTC, and DTC will credit such distributions to the accounts of DTC Participants (as defined herein) which will thereafter credit them to the accounts of Certificateholders either directly or indirectly through indirect participants. Also, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity thereof in any secondary trading market that may develop therefor because investors may be unwilling to purchase securities for which they cannot obtain delivery of physical certificates. See "Description of the Certificates--Book-Entry Registration" herein.

                                   THE TRUST

    The primary assets of the Trust will consist of a pool of Mortgage Loans (the "MORTGAGE POOL"). The Trust will also contain (i) certain insurance policies related to the Mortgage Loans, (ii) any property which secured a Mortgage Loan and which is acquired by foreclosure or by deed in lieu of foreclosure after the Cut-Off Date, (iii) amounts held in the Certificate Account, (iv) with respect to each Class of Insured Certificates only, the Class II-A-3, Class III-A-6 and Class III-A-7 Certificate Insurance Policies (each, as defined herein) issued by MBIA Insurance Corporation (the "CERTIFICATE INSURER") and (v) certain other assets. Funds otherwise required to be held in the Certificate Account may be held in an investment account and invested for the benefit of the Master Servicer in Eligible Investments pursuant to the terms of the Pooling Agreement, as described herein. The Mortgage Loans will be assigned to the Trustee, together with all interest and principal due on the Mortgage Loans after the Cut-Off Date. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling Agreement (the "MORTGAGE LOAN SCHEDULE") which will specify with respect to each Mortgage Loan, among other things, the applicable Loan Group, the original principal balance and the outstanding principal balance as of the close of business on the Cut-Off Date, the term of the Mortgage Note and the Mortgage Interest Rate.

                       DESCRIPTION OF THE MORTGAGE POOL*

    The Mortgage Pool will consist of Mortgage Loans that will have an aggregate principal balance as of March 1, 1998 (the "CUT-OFF DATE"), after deducting payments due on or before that date, of approximately $492,968,487. The Group I Loans, Group II Loans and Group III Loans have an aggregate principal balance as of the Cut-Off Date, after deducting payments due on or before that date, of approximately $69,261,646, $220,967,478 and $202,739,362, respectively. Certain of the risks of loss on certain Mortgage Loans will be covered up to specified limits by Primary Insurance Policies.

    The Mortgage Loans are secured by first mortgages or first deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties (the "MORTGAGED PROPERTIES"), which may include detached homes, duplexes, townhouses, individual condominium units, individual units in planned unit developments and other attached dwelling units which are part of buildings consisting of more than four units (so long as the property subject to the lien of the related Mortgage consists of no more than four units), and having the additional characteristics described below, in Appendix D and in the Prospectus.

    Each Mortgage Loan will have a first payment date during the period from December 1991 through April 1998 inclusive, and will have an original term to maturity of not more than 15 years in the case of Group I Loans and 30 years in the case of Group II Loans and Group III Loans.

LOAN GROUP I

    The Group I Loans consist of 673 Mortgage Loans with an aggregate principal balance as of the Cut-Off Date of approximately $69,261,646. All of the Group I Loans will have principal and interest payable on the first day of each month (the "DUE DATE").

    None of the Group I Loans will be Buydown Loans. As of the Cut-Off Date, approximately 9.0% of the Group I Loans are covered by a Primary Insurance Policy. Approximately 99.1% of the Group I Loans with Loan-to-Value Ratios as of the Cut-Off Date in excess of 80% were covered by a Primary Insurance Policy.

    As of the Cut-Off Date, approximately 28.2% of the Group I Loans, with an aggregate principal balance of approximately $19,505,682, will not, by the terms of the related Mortgages, fully amortize by their stated maturity dates (each, a "BALLOON LOAN").

------------------------

* The description of the Mortgage Pool and the Mortgaged Properties in this Section and in Appendix D is based upon the Mortgage Loans at the close of business on the Cut-Off Date, after deducting the scheduled principal payments due on or before such date, whether or not actually received. All references herein to "principal balance" refer to the principal balance as of the Cut-Off Date, unless otherwise specifically stated or required by the context. Due to rounding, percentages may not sum to 100%. References herein to percentages of Mortgage Loans refer in each case to the percentage of the aggregate principal balance of the related Loan Group, based on the outstanding principal balances of the Mortgage Loans after giving effect to scheduled Monthly Payments due on or prior to the Cut-Off Date, whether or not received. References to weighted averages refer, in each case, to weighted averages by principal balance as of the Cut-Off Date of the related Mortgage Loans (determined as described in the preceding sentence). Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of principal prepayments in full ("PAYOFFS"), delinquencies or otherwise. In such event, other Mortgage Loans may be included in the Mortgage Pool. The Company believes that the information set forth herein with respect to the Mortgage Pool is representative of the characteristics of the Mortgage Pool as it will actually be constituted at the time the Certificates are issued, although the range of Mortgage Interest Rates and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary. See "--Additional Information" herein.

    As of the Cut-Off Date, three of the Group I Loans, with an aggregate principal balance of approximately $532,050, are covered by primary mortgage insurance policies, the premiums of which are paid by the applicable Servicers out of the Servicing Fees for such Mortgage Loans.

    SEE APPENDIX D FOR A DETAILED DESCRIPTION OF THE GROUP I LOANS.

LOAN GROUP II

    The Group II Loans consist of 641 Mortgage Loans with an aggregate principal balance as of the Cut-Off Date of approximately $220,967,478. All of the Group II Loans will have principal and interest payable on the first day of each month.

    Approximately 0.1% of the Group II Loans will be Buydown Loans. As of the Cut-Off Date, approximately 11.5% of the Group II Loans are covered by a Primary Insurance Policy. All of the Group II Loans with Loan-to-Value Ratios as of the Cut-Off Date in excess of 80% were covered by a Primary Insurance Policy.

    SEE APPENDIX D FOR A DETAILED DESCRIPTION OF THE GROUP II LOANS.

LOAN GROUP III

    The Group III Loans consist of 578 Mortgage Loans with an aggregate principal balance as of the Cut-Off Date of approximately $202,739,362. All of the Group III Loans will have principal and interest payable on the first day of each month.

    None of the Group III Loans will be Buydown Loans. As of the Cut-Off Date, approximately 10.4% of the Group III Loans are covered by a Primary Insurance Policy. Approximately 99.8% of the Group III Loans with Loan-to-Value Ratios as of the Cut-Off Date in excess of 80% were covered by a Primary Insurance Policy.

    SEE APPENDIX D FOR A DETAILED DESCRIPTION OF THE GROUP III LOANS.

ADDITIONAL INFORMATION

    Appendix D contains important information about the Mortgage Loans and sets forth in detail the following information regarding the Mortgage Loans for each Loan Group: the Mortgage Interest Rates; the Pass-Through Rates; the Mortgage Loan original principal balances; the years in which initial Monthly Payments on the Mortgage Loans are due; the Loan-to-Value Ratios of the Mortgage Loans as of the Cut-Off Date; the types of Mortgaged Properties; the geographic distribution by state of the Mortgaged Properties; the scheduled maturity years of the Mortgage Loans and the weighted average remaining term to maturity of the Mortgage Loans (adjusted for Curtailments); the original terms to maturity of the Mortgage Loans; the number of Mortgage Loans originated under reduced documentation or no documentation programs, if any; the stated owner occupancy status of the Mortgaged Properties at the time the Mortgage Loans were originated; and the Mortgagor's purpose of financing.

    The Pooling and Servicing Agreement, by means of a Current Report on Form 8-K, will be available to purchasers of the Offered Certificates and will be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the footnote on the preceding page, such removal or addition will be noted in the Current Report on Form 8-K.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "POOLING AGREEMENT") to be dated as of the Cut-Off Date between the Company, as Depositor and Master Servicer, and U.S. Bank National Association, as trustee (the "TRUSTEE"), a form of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part. Reference is made to the Prospectus for important additional information regarding the terms and conditions of the Pooling Agreement and the Certificates. It is a condition to the issuance of the Offered Certificates that they receive the ratings from one or more of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Duff & Phelps Credit Rating Co. ("DCR"), indicated under "Certificate Ratings" herein. As of the Closing Date, the Offered Certificates, other than the Class I-B-2, Class C-B-2, Class I-B-3 and Class C-B-3 Certificates, will qualify as "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.

    The Master Servicer will be obligated to make Advances (as defined herein) with respect to delinquent payments on the Mortgage Loans as described herein under "--Advances".

    The Certificates will evidence all the beneficial ownership in a trust (the "TRUST") established by the Company into which the mortgage loans (the "MORTGAGE LOANS") will be deposited. The Mortgage Pass-Through Certificates, Series 1998-3 (the "CERTIFICATES"), will consist of the following thirty-four classes: (i) Class I-A-1, (ii) Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4 and Class II-A-5 (the "GROUP II-A CERTIFICATES"), (iii) Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-A-6, Class III-A-7 and Class III-A-8 (the "GROUP III-A CERTIFICATES" and, together with the Class I-A-1 and Group II-A Certificates, the "CLASS A CERTIFICATES"), (iv) Class I-X, (v) Class C-X-1, Class C-X-2 and Class C-X-3 (the "GROUP C-X CERTIFICATES" and, together with the Class I-X Certificates, the "CLASS X CERTIFICATES"), (vi) Class I-P and Class III-P (the "CLASS P CERTIFICATES"), (vii) Class I-B-1, Class I-B-2 and Class I-B-3 (the "GROUP I SENIOR SUBORDINATE CERTIFICATES"), (viii) Class I-B-4, Class I-B-5 and Class I-B-6 (the "GROUP I JUNIOR SUBORDINATE CERTIFICATES" and, together with the Group I Senior Subordinate Certificates, the "GROUP I-B CERTIFICATES"), (ix) Class C-B-1, Class C-B-2 and Class C-B-3 (the "GROUP C-B SENIOR SUBORDINATE CERTIFICATES"), (x) Class C-B-4, Class C-B-5 and Class C-B-6 (the "GROUP C-B JUNIOR SUBORDINATE CERTIFICATES" and, together with the Group C-B Senior Subordinate Certificates, the "GROUP C-B CERTIFICATES") and (xi) Class R-1 and Class R-2 (the "RESIDUAL CERTIFICATES" and, together with the Class A, Class X and Class P Certificates, the "SENIOR CERTIFICATES"). The Class II-A-4 and Class III-A-8 Certificates are sometimes referred to as the "LOCKOUT CERTIFICATES". The Class II-A-3, Class III-A-6 and Class III-A-7 Certificates are sometimes referred to as the "INSURED CERTIFICATES". The Class I-A-1, Class I-X, Class I-P and Group I-B Certificates are sometimes referred to as the "GROUP I CERTIFICATES", the Group II-A and Residual Certificates are sometimes referred to as the "GROUP II CERTIFICATES" and the Group III-A and Class III-P Certificates are sometimes referred to as the "GROUP III CERTIFICATES". The Group I Certificates, Group II Certificates and Group III Certificates are each a "CERTIFICATE GROUP". The Group C-X Certificates are Senior Certificates in both Certificate Group II and Certificate Group III. The Group I and Group C-B Senior Subordinate Certificates are collectively referred to as the "SENIOR SUBORDINATE CERTIFICATES". The Group I and Group C-B Junior Subordinate Certificates are collectively referred to as the "JUNIOR SUBORDINATE CERTIFICATES". The Group I-B and Group C-B Certificates are collectively referred to as the "SUBORDINATE CERTIFICATES" or "CLASS B CERTIFICATES". The Group C-B Certificates are the Subordinate Certificates for both the Group II and Group III Certificates and are part of both Certificate Groups and therefore, as used herein, their "RELATED CERTIFICATE GROUP" includes both Certificate Group II and Certificate Group III and their "related Loan Group" includes both Loan Group II and Loan Group III. Only the Senior Certificates and Senior Subordinate Certificates (collectively, the "OFFERED CERTIFICATES") are offered hereby. The Junior Subordinate Certificates are not offered hereby.

    The "CLASS PRINCIPAL BALANCE" for any Class of Certificates will equal the aggregate amount of principal to which such Class is entitled, after giving effect to prior (i) distributions of principal to such Class, (ii) allocations of losses required to be borne by such Class and (iii) in the case of the Class III-A-5 Certificates, increases resulting from all interest accrued and added to the Class Principal Balance thereof.

    The "CERTIFICATE PRINCIPAL BALANCE" for any Certificate will be the portion of the corresponding Class Principal Balance represented by such Certificate. The initial aggregate Certificate Principal Balance of the Certificates will be approximately equal to the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date. The Group I Certificates that are Senior Certificates will comprise approximately 95.25%, the Group I Senior Subordinate Certificates will comprise approximately 4.00%, and the Group I Junior Subordinate Certificates will comprise approximately 0.75% of the aggregate principal balance of the Group I Loans as of the Cut-Off Date. The Group II Certificates that are Senior Certificates will comprise approximately 95.00% of the aggregate principal balance of the Group II Loans as of the Cut-Off Date. The Group III Certificates that are Senior Certificates will comprise approximately 95.00% of the aggregate principal balance of the Group III Loans as of the Cut-Off Date. The Group C-B Senior Subordinate Certificates will comprise approximately 4.10% and the Group C-B Junior Subordinate Certificates will comprise approximately 0.90% of the aggregate principal balance of the Group II and Group III Loans as of the Cut-Off Date.

    The Offered Certificates, other than the Class II-A-2, Class II-A-3, Class III-A-6, Class III-A-7, Interest Only and Residual Certificates, are offered in minimum denominations equivalent to not less than $25,000 initial Certificate Principal Balance each and multiples of $1 in excess thereof, except that one Certificate of each Class of Class P Certificates may be issued in a different amount. The Class II-A-2, Class II-A-3, Class III-A-6 and Class III-A-7 Certificates are offered in minimum denominations equivalent to not less than $1,000 initial Certificate Principal Balance each and multiples of $1 in excess thereof. The Interest Only Certificates are offered in minimum denominations equivalent to not less than $100,000 initial Class Notional Amount each and multiples of $1 in excess thereof, except that one Certificate of each Class of Interest Only Certificates may be issued in a different amount. The Residual Certificates, which will each have an initial Class Principal Balance of $50, will each be offered in fully registered, certificated form in a single denomination of 99.99% Percentage Interest. The remaining 0.01% Percentage Interest of each of the Residual Certificates will be retained by the Company as set forth herein under "Certain Federal Income Tax Consequences".

BOOK-ENTRY REGISTRATION

    Each Class of Book-Entry Certificates will initially be represented by a global Certificate registered in the name of the nominee of DTC. DTC has advised the Company that DTC's nominee will be Cede & Co. ("CEDE"). Accordingly, Cede is expected to be the holder of record of the Book-Entry Certificates. No Book-Entry Certificateholder will be entitled to receive a certificate representing such person's interest in such Certificate. Unless and until Definitive Certificates (as defined below) are issued under the limited circumstances described herein, all references herein to actions by Book-Entry Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports, and statements to Book-Entry Certificateholders shall refer to distributions, notices, reports, and statements to Cede, as the registered holder of such Certificates, for distribution to Book-Entry Certificateholders in accordance with DTC procedures.

    Certificateholders may hold their Book-Entry Certificates through DTC, if they are DTC Participants, or indirectly through organizations which are DTC Participants. Transfers between DTC Participants will occur in the ordinary way in accordance with DTC rules. Cede, as nominee of DTC,will hold the global Certificates for the Book-Entry Certificates.

    DTC has advised the Company that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants ("DTC PARTICIPANTS") deposit with DTC. DTC also facilitates the settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include the Underwriter, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to other entities, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("INDIRECT DTC PARTICIPANTS").

    Certificateholders that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell, or otherwise transfer ownership of or other interests in Book-Entry Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, unless Definitive Certificates are issued, Certificateholders will receive all distributions of principal and interest on the Book-Entry Certificates through DTC Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to DTC Participants which thereafter will be required to forward them to Indirect DTC Participants or Certificateholders. It is anticipated that the sole "Certificateholder" (as such term is used in the Pooling Agreement) for each Class of Book-Entry Certificates will be Cede, as nominee of DTC, and that Book-Entry Certificateholders will not be recognized by the Trustee as Certificateholders under the Pooling Agreement. Book-Entry Certificateholders will be permitted to exercise the rights of Certificateholders under the Pooling Agreement only indirectly through DTC Participants, who in turn will exercise their rights through DTC.

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit payments of principal and interest, if any, on such Book-Entry Certificates. DTC Participants and Indirect DTC Participants with whom Book-Entry Certificateholders have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Book-Entry Certificateholders. Accordingly, although owners of Book-Entry Certificates will not possess Definitive Certificates, the Rules provide a mechanism by which owners of the Book-Entry Certificates through their DTC Participants will receive payments and will be able to transfer their interest.

    Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Book-Entry Certificateholder to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates.

    DTC has advised the Company that it will take any action permitted to be taken by a Book-Entry Certificateholder under the Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Company that it will take such actions with respect to a Book-Entry Certificate only at the direction of and on behalf of the DTC Participant whose holdings include that Certificate. DTC may take conflicting actions with respect to other Book-Entry Certificates to the extent that such actions are taken on behalf of DTC Participants whose holdings include such Book-Entry Certificates.

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

    The Book-Entry Certificates will be issued in fully registered, certificated form to Certificateholders or their nominees ("DEFINITIVE CERTIFICATES"), rather than to DTC or its nominee, only if (i) the Company advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Book-Entry Certificates and the Trustee or the Company is unable to locate a qualified successor, (ii) the Company, at its option, elects to terminate the book-entry system through DTC or
(iii) after the occurrence of an Event of Default, Certificateholders of Book-Entry Certificates evidencing not less than 66% of the aggregate outstanding Certificate Principal Balance advise the Trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Certificateholders.

    Upon notice of the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the global Certificates and receipt from DTC of instructions for re-registration, the Trustee will issue the Book-Entry Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling Agreement.

    Distributions of principal and interest on the Definitive Certificates, as well as the other Classes of Certificates, will be made by the Trustee (or its duly appointed paying agent, if any) directly to holders of such Certificates in accordance with the procedures set forth herein and in the Pooling Agreement. Distributions of principal and interest on each Distribution Date will be made to holders in whose names such Certificates were registered at the close of business on the related Record Date. Distributions will be made by wire transfer in immediately available funds for the account of each such holder or, if a holder has not provided wire instructions, by check mailed to the address of such holder as it appears on the register maintained by the Certificate Registrar. The final payment on any Certificate (whether Interest Only, Principal Only, Residual, Class B, Definitive or the global Certificates registered in the name of Cede) will be made only upon presentation and surrender of such Certificate at the offices of the Trustee or its agent or such office or agency as is specified in the notice of final distribution to holders of Certificates being retired. The Trustee will provide such notice to registered Certificateholders not later than the fifteenth day of the month in which all remaining outstanding Certificates will be retired.

    Definitive Certificates, as well as the other Classes of Certificates, will be transferable and exchangeable at the offices of the Trustee in New York City. A reasonable service charge may be imposed for any registration of transfer or exchange, and the Trustee or such agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

PRIORITY OF DISTRIBUTIONS

    Commencing in April 1998, on the 25th day of each month, or if such 25th day is not a business day, on the immediately succeeding business day (each, a "DISTRIBUTION DATE"), distributions will be made in the order and priority as follows:

 (a) with respect to the Group I and Class R-1 Certificates, prior to the Group I Credit Support Depletion Date (as defined herein), to the extent of the Available Distribution Amount (as defined herein) for Loan Group I remaining following prior distributions, if any, on such Distribution Date:

    (i) first, to the Class I-P Certificates, the Class I-P Fraction (as defined herein) of all principal received on or in respect of each Class I-P Mortgage Loan;

    (ii) second, to the Class I-A-1 and Class I-X Certificates, pro rata, accrued and unpaid interest at their respective Remittance Rates on their respective Class Principal Balance or Class Notional Amount, as applicable;

   (iii) third, to the Class I-A-1 Certificates, as principal, the Group I Senior Principal Distribution Amount (as defined in "--Distributions of Principal--GROUP I SENIOR PRINCIPAL DISTRIBUTION AMOUNT" herein);

    (iv) fourth, to the Class I-P Certificates, to the extent of amounts otherwise available to pay the Group I Subordinate Principal Distribution Amount (as defined herein) (without regard to clause (B) of such definition) on such Distribution Date, the sum of (a) principal in an amount equal to the Class I-P Fraction of any loss on a Class I-P Mortgage Loan other than a Special Hazard Loss in excess of the Group I Special Hazard Coverage, a Fraud Loss in excess of the Group I Fraud Coverage or a Bankruptcy Loss in excess of the Group I Bankruptcy Coverage (each, as defined herein) and (b) the sum of amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed in respect thereof on such prior Distribution Dates and not subsequently distributed; PROVIDED, HOWEVER, that any amounts distributed in respect of losses pursuant to this paragraph shall not cause a further reduction in the Class I-P Principal Balance;

    (v) fifth, to the Class I-B-1 Certificates, accrued and unpaid interest at the Class I-B-1 Remittance Rate on the Class I-B-1 Principal Balance;

    (vi) sixth, to the Class I-B-1 Certificates, their pro rata share of the Group I Subordinate Principal Distribution Amount;

   (vii) seventh, to the Class I-B-2 Certificates, accrued and unpaid interest at the Class I-B-2 Remittance Rate on the Class I-B-2 Principal Balance;

  (viii) eighth, to the Class I-B-2 Certificates, their pro rata share of the Group I Subordinate Principal Distribution Amount;

    (ix) ninth, to the Class I-B-3 Certificates, accrued and unpaid interest at the Class I-B-3 Remittance Rate on the Class I-B-3 Principal Balance;

    (x) tenth, to the Class I-B-3 Certificates, their pro rata share of the Group I Subordinate Principal Distribution Amount;

    (xi) eleventh, to the Group I Junior Subordinate Certificates, interest and principal in the same manner as for the Group I Senior Subordinate Certificates, first to the Class I-B-4 Certificates, then to the Class I-B-5 Certificates and then to the Class I-B-6 Certificates;

   (xii) twelfth, to each Class of the Group I-B Certificates in order of seniority, the remaining portion, if any, of the Available Distribution Amount for Loan Group I, up to the amount of unreimbursed realized losses previously allocated to such Class, if any, PROVIDED, HOWEVER, that any amounts distributed pursuant to this paragraph shall not cause a further reduction in the Class Principal Balances of the Group I-B Certificates; and

  (xiii) thirteenth, to the Class R-1 Certificates, the remaining portion, if any (which is expected to be zero), of the Available Distribution Amount for Loan Group I for such Distribution Date;

 (b) with respect to the Group II Certificates, prior to the Combined Credit Support Depletion Date, to the extent of the Available Distribution Amount for Loan Group II remaining following prior distributions, if any, on such Distribution Date:

    (i) first, to the Group II-A, Group C-X and Residual Certificates, pro rata, accrued and unpaid interest at their respective Remittance Rates on their respective Class Principal Balances or Class Notional Amounts, as applicable; PROVIDED, HOWEVER, that for the purpose of distributions to the Group C-X Certificates under this clause, only the portion of the related Class Notional Amount derived from the Group II Loans will be used to calculate such distributions; and

    (ii) second, to the Residual and Group II-A Certificates entitled to principal, as principal, the Group II Senior Principal Distribution Amount in the order described in "--Distributions of Principal--GROUP II SENIOR PRINCIPAL DISTRIBUTION AMOUNT" herein;

 (c) with respect to the Group III Certificates, prior to the Combined Credit Support Depletion Date, to the extent of the Available Distribution Amount for Loan Group III remaining following prior distributions, if any, on such Distribution Date:

    (i) first, to the Class III-P Certificates, the Class III-P Fraction (as defined herein) of all principal received on or in respect of each Class III-P Mortgage Loan;

    (ii) second, (a) to the Group III-A Certificates entitled to interest and the Group C-X Certificates, pro rata, accrued and unpaid interest at their respective Remittance Rates on their respective Class Principal Balances or Class Notional Amounts, as applicable; PROVIDED HOWEVER, that for the purpose of distributions to the Group C-X Certificates under this clause, only the portion of the related Class Notional Amount derived from the Group III Loans will be used to calculate such distributions; PROVIDED, FURTHER, that no such distributions will be made to the Class III-A-5 Certificates on or before the Class III-A-5 Accretion Termination Date (as defined herein) and (b) on or before the Class III-A-5 Accretion Termination Date, to the Classes of Certificates in the manner described under "--CLASS III-A-5 ACCRUAL" herein, as principal, the Class III-A-5 Accrual Amount (as defined herein); and

   (iii) third, to the Group III-A Certificates entitled to principal, as principal, the Group III Senior Principal Distribution Amount in the order described in "--Distributions of Principal--GROUP III SENIOR PRINCIPAL DISTRIBUTION AMOUNT" herein; and

 (d) with respect to the Group C-B, Class III-P and Class R-1 Certificates, prior to the Combined Credit Support Depletion Date, subject to the payment of the Group II and Group III Certificates as described above in paragraphs
     (b) and (c), and to the extent of the Available Distribution Amount for Loan Group II and Loan Group III remaining following prior distributions, if any, on such Distribution Date:

    (i) first, to the Class III-P Certificates, to the extent of amounts otherwise available to pay the Group C-B Subordinate Principal Distribution Amount (as defined herein) (without regard to clause (B) of such definition) on such Distribution Date, the sum of (a) principal in an amount equal to the Class III-P Fraction of any loss on a Class III-P Mortgage Loan other than a Special Hazard Loss in excess of the Combined Special Hazard Coverage, a Fraud Loss in excess of the Combined Fraud Coverage or a Bankruptcy Loss in excess of the Combined Bankruptcy Coverage (each, as defined herein) and (b) the sum of amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed in respect thereof on such prior Distribution Dates and not subsequently distributed; PROVIDED, HOWEVER, that any amounts distributed in respect of losses pursuant to this paragraph shall not cause a further reduction in the Class III-P Principal Balance;

    (ii) second, to the Class C-B-1 Certificates, accrued and unpaid interest at the Class C-B-1 Remittance Rate on the Class C-B-1 Principal Balance;

   (iii) third, to the Class C-B-1 Certificates, their pro rata share of the Group C-B Subordinate Principal Distribution Amount;

    (iv) fourth, to the Class C-B-2 Certificates, accrued and unpaid interest at the Class C-B-2 Remittance Rate on the Class C-B-2 Principal Balance;

    (v) fifth, to the Class C-B-2 Certificates, their pro rata share of the Group C-B Subordinate Principal Distribution Amount;

    (vi) sixth, to the Class C-B-3 Certificates, accrued and unpaid interest at the Class C-B-3 Remittance Rate on the Class C-B-3 Principal Balance;

   (vii) seventh, to the Class C-B-3 Certificates, their pro rata share of the Group C-B Subordinate Principal Distribution Amount;

  (viii) eighth, to the Group C-B Junior Subordinate Certificates, interest and principal in the same manner as for the Group C-B Senior Subordinate Certificates, first to Class C-B-4 Certificates, then to Class C-B-5 Certificates and then to Class C-B-6 Certificates;

    (ix) ninth, to the Certificate Insurer, pro rata, (i) an amount (the "CLASS II-A-3 REIMBURSEMENT AMOUNT") equal to the sum of (a) all amounts previously paid by the Certificate Insurer under the Class II-A-3 Certificate Insurance Policy which have not been previously reimbursed and (b) interest on the foregoing at the Late Payment Rate (as defined in the Pooling Agreement) and (ii) an amount (the "CLASS III-A-6 AND CLASS III-A-7 REIMBURSEMENT AMOUNT") equal to the sum of (a) all amounts previously paid by the Certificate Insurer under the Class III-A-6 and Class III-A-7 Certificate Insurance Policies which have not been previously reimbursed and (b) interest on the foregoing at the Late Payment Rate;

    (x) tenth, to each Class of the Group C-B Certificates in order of seniority, the remaining portion, if any, of the Available Distribution Amount for Loan Group II and Loan Group III, up to the amount of unreimbursed realized losses previously allocated to such Class, if any, PROVIDED, HOWEVER, that any amounts distributed pursuant to this paragraph shall not cause a further reduction in the Class Principal Balances of the Group C-B Certificates; and

    (xi) eleventh, to the Class R-1 Certificates, the remaining portion, if any (which is expected to be zero), of the Available Distribution Amount for Loan Group II and Loan Group III for such Distribution Date.

    With respect to the Class B Certificates of each Certificate Group, notwithstanding the foregoing, on any Distribution Date on which the Subordination Level (as defined herein) for any Class of Class B Certificates in a Certificate Group is less than such percentage as of the Closing Date, the portion of the Subordinate Principal Prepayments Distribution Amount (as defined herein) for such Certificate Group otherwise allocable to the Class or Classes of the Class B Certificates in the related Certificate Group junior to such Class will be allocated to the most senior Class of Class B Certificates in such Certificate Group for which the Subordination Level is less than such percentage as of the Closing Date and to the Class or Classes of Class B Certificates in such Certificate Group senior thereto, pro rata according to the Class Principal Balances of such Classes.

    The "SUBORDINATION LEVEL" on any specified date with respect to any Class of Class B Certificates is the percentage obtained by dividing the sum of the Class Principal Balances of all Classes of Certificates in the related Certificate Group which are subordinate in right of payment to such Class by the sum of the Class Principal Balances of all Classes of Certificates in the related Certificate Group as of such date prior to giving effect to distributions or allocations of realized losses on the Mortgage Loans in the related Loan Group on such date.

    CLASS III-A-5 ACCRUAL. The "CLASS III-A-5 ACCRETION TERMINATION DATE" is the earlier to occur of (i) the Distribution Date on which the aggregate Class Principal Balance of the Class III-A-3 and Class III-A-4 Certificates has been reduced to zero and (ii) the Combined Credit Support Depletion Date. On each Distribution Date on or before the Class III-A-5 Accretion Termination Date, an amount (the "CLASS III-A-5 ACCRUAL AMOUNT") equal to the accrued interest that would otherwise be distributable in respect of the Class III-A-5 Certificates on such Distribution Date will be added to the Class III-A-5

Principal Balance (such amount to thereafter accrue interest at the Class III-A-5 Remittance Rate) and such amount will be distributed, as principal, to the following Certificates:

        (1) first, to the Class III-A-3 and Class III-A-4 Certificates, pro rata, to the extent necessary to reduce the Class III-A-3 Principal Balance and the Class III-A-4 Principal Balance to their respective Targeted Principal Balances for such Distribution Date; and

        (2) second, to the Class III-A-5 Certificates, until the Class III-A-5 Principal Balance has been reduced to zero.

    On each Distribution Date on or after the Group I Credit Support Depletion Date, distributions will be made with respect to the Group I and Class R-1 Certificates as follows, subject, in each case, to the extent of the Available Distribution Amount of Loan Group I remaining following prior distributions, if any, on such Distribution Date:

    (i) first, to the Class I-P Certificates, the Class I-P Fraction of all principal received on or in respect of each Class I-P Mortgage Loan;

    (ii) second, to the Class I-A-1 and Class I-X Certificates, pro rata, accrued and unpaid interest at their respective Remittance Rates on their Class Principal Balance or Class Notional Amount, as applicable;

   (iii) third, to the Class I-A-1 Certificates, as principal, the Group I Senior Principal Distribution Amount; and

    (iv) fourth, to the Class R-1 Certificates, the remaining portion, if any (which is expected to be zero), of the Available Distribution Amount for Loan Group I for such Distribution Date.

    The "GROUP I CREDIT SUPPORT DEPLETION DATE" is the first Distribution Date on which the aggregate Class Principal Balance of the Group I-B Certificates has been or will be reduced to zero.

    On each Distribution Date on or after the Combined Credit Support Depletion Date, distributions will be made with respect to the Group II Certificates as follows, subject, in each case, to the extent of the Available Distribution Amount of Loan Group II remaining following prior distributions, if any, on such Distribution Date:

    (i) first, to the Group II-A, Group C-X and Residual Certificates, pro rata, accrued and unpaid interest at their respective Remittance Rates on their respective Class Principal Balances or Class Notional Amounts, as applicable; PROVIDED, HOWEVER, that for the purpose of distributions to the Group C-X Certificates under this clause, only the portion of the related Class Notional Amount derived from the Group II Loans will be used to calculate such distributions;

    (ii) second, to the Residual and Group II-A Certificates entitled to principal, as principal, the Group II Senior Principal Distribution Amount, pro rata according to their respective Class Principal Balances;

   (iii) third, to the Certificate Insurer, the Class II-A-3 Reimbursement Amount; and

    (iv) fourth, to the Class R-1 Certificates, the remaining portion, if any (which is expected to be zero), of the Available Distribution Amount for Loan Group II for such Distribution Date.

    On each Distribution Date on or after the Combined Credit Support Depletion Date, distributions will be made with respect to the Group III and Class R-1 Certificates as follows, subject, in each case, to the extent of the Available Distribution Amount of Loan Group III remaining following prior distributions, if any, on such Distribution Date:

    (i) first, to the Class III-P Certificates, the Class III-P Fraction of all principal received on or in respect of each Class III-P Mortgage Loan;

    (ii) second, to the Group III-A Certificates entitled to interest and the Group C-X Certificates, pro rata, accrued and unpaid interest at their respective Remittance Rates on their Class Principal Balances or Class Notional Amounts, as applicable; PROVIDED, HOWEVER, that for the purpose of distributions to the Group C-X Certificates under this clause, only the portion of the related Class Notional Amount derived from the Group III Loans will be used to calculate such distributions;

   (iii) third, to the Group III-A Certificates entitled to principal, as principal, the Group III Senior Principal Distribution Amount, pro rata according to their respective Class Principal Balances;

    (iv) fourth, to the Certificate Insurer, the Class III-A-6 and Class III-A-7 Reimbursement Amount; and

    (v) fifth, to the Class R-1 Certificates, the remaining portion, if any (which is expected to be zero), of the Available Distribution Amount for Loan Group III for such Distribution Date.

    The "COMBINED CREDIT SUPPORT DEPLETION DATE" is the first Distribution Date on which the aggregate Class Principal Balance of the Group C-B Certificates has been or will be reduced to zero.

    Distributions of interest and principal to the Group I Certificates will be based solely on payments received with respect to the Group I Loans. Distributions of interest and principal to the Group II Certificates and Group III Certificates will be based solely on payments received with respect to the Group II Loans and Group III Loans, respectively, except (i) under the limited circumstances described in "--Group II and Group III Cross-Collateralization" herein and (ii) with respect to the Insured Certificates, which may also receive payments under their respective Certificate Insurance Policies as described herein. Distributions of interest and principal to the Group C-B Certificates and distributions of interest to the Group C-X Certificates will be based solely on payments received with respect to both Group II Loans and Group III Loans.

DISTRIBUTIONS OF INTEREST

    With respect to each Class of Certificates entitled to interest, interest will be passed through monthly on each Distribution Date, commencing in April 1998, except that interest accrued on the Class III-A-5 Certificates on or before the Class III-A-5 Accretion Termination Date will be added to the Class III-A-5 Principal Balance. With respect to each Distribution Date, an amount of interest will accrue or accrete, as applicable, on each Class of Certificates entitled to interest, generally equal to 1/12th of the applicable Remittance Rate for such Class multiplied by the related Class Principal Balance or Class Notional Amount, as applicable. Interest to be distributed on the Certificates on any Distribution Date will consist of accrued and unpaid interest as of previous Distribution Dates and interest accrued during the preceding calendar month. All distributions of interest for each Class of Certificates, other than the Group C-X and Group C-B Certificates, will generally be made only to the extent of the Available Distribution Amount for the related Loan Group as described herein under "--Priority of Distributions", except (i) under the limited circumstances described in "--Group II and Group III Cross-Collateralization" herein and (ii) with respect to the Insured Certificates, which may also receive payments under their respective Certificate Insurance Policies as described herein. Distributions of interest for each Class of Group C-X and Group C-B Certificates will be made only to the extent of the Available Distribution Amount for both Loan Group II and Loan Group III.

    The Remittance Rates for the Offered Certificates entitled to interest are fixed as set forth on the cover page hereof.

    The Principal Only Certificates will not be entitled to receive any distributions of interest.

    Each Class of Interest Only Certificates will accrue interest on the applicable Class Notional Amount.

    The "CLASS II-A-5 NOTIONAL AMOUNT" for any Distribution Date will equal the Class II-A-1 Principal Balance immediately prior to such Distribution Date divided by 135. The Class II-A-5 Notional Amount as of the Closing Date will be approximately $1,098,051.

    The "CLASS III-A-2 NOTIONAL AMOUNT" for any Distribution Date will equal the Class III-A-1 Principal Balance immediately prior to such Distribution Date multiplied by 7/135. The Class III-A-2 Notional Amount as of the Closing Date will be approximately $2,114,985.

    The "CLASS I-X NOTIONAL AMOUNT" with respect to any Distribution Date will equal the product of (x) the aggregate scheduled principal balance, as of the second preceding Due Date after giving effect to payments scheduled to be received as of such Due Date, whether or not received, or with respect to the initial Distribution Date, as of the Cut-Off Date, of the Group I Premium Rate Mortgage Loans (as defined in "Risk Factors" herein) and (y) a fraction, the numerator of which is the weighted average of the Stripped Interest Rates (as defined below) for the Group I Premium Rate Mortgage Loans as of such Due Date and the denominator of which is 6.750%. The Class I-X Notional Amount as of the Closing Date will be approximately $6,062,439.

    THE GROUP C-X CERTIFICATES. The Class C-X-1, Class C-X-2 and Class C-X-3 Certificates receive distributions of interest based on both the Group II Loans and Group III Loans. The portion of the distributions to the Group C-X Certificates that are based on the Stripped Interest Rates of the related Premium Rate Mortgage Loans in Loan Group II will be paid only out of the Available Distribution Amount for Loan Group II as described in clause (i) of paragraph (b) under "--Priority of Distributions" herein. The portion of the distributions to the Group C-X Certificates that are based on the Stripped Interest Rates of the related Premium Rate Mortgage Loans in Loan Group III will be paid only out of the Available Distribution Amount for Loan Group III as described in clause (ii) of paragraph (c) under "-- Priority of Distributions" herein.

    The "CLASS C-X-1 NOTIONAL AMOUNT" with respect to any Distribution Date will equal the product of (x) the aggregate scheduled principal balance, as of the second preceding Due Date after giving effect to payments scheduled to be received as of such Due Date, whether or not received, or with respect to the initial Distribution Date, as of the Cut-Off Date, of the Class C-X-1 Premium Rate Mortgage Loans (as defined in "Risk Factors" herein) and (y) a fraction, the numerator of which is the weighted average of the Stripped Interest Rates for the Class C-X-1 Premium Rate Mortgage Loans as of such Due Date and the denominator of which is 6.750%. The Class C-X-1 Notional Amount as of the Closing Date will be approximately $23,635,347.

    The "CLASS C-X-2 NOTIONAL AMOUNT" with respect to any Distribution Date will equal the product of (x) the aggregate scheduled principal balance, as of the second preceding Due Date after giving effect to payments scheduled to be received as of such Due Date, whether or not received, or with respect to the initial Distribution Date, as of the Cut-Off Date, of the Class C-X-2 Premium Rate Mortgage Loans (as defined in "Risk Factors" herein) and (y) a fraction, the numerator of which is the weighted average of the Stripped Interest Rates for the Class C-X-2 Premium Rate Mortgage Loans as of such Due Date and the denominator of which is 6.750%. The Class C-X-2 Notional Amount as of the Closing Date will be approximately $11,851,811.

    The "CLASS C-X-3 NOTIONAL AMOUNT" with respect to any Distribution Date will equal the product of (x) the aggregate scheduled principal balance, as of the second preceding Due Date after giving effect to payments scheduled to be received as of such Due Date, whether or not received, or with respect to the initial Distribution Date, as of the Cut-Off Date, of the Class C-X-3 Premium Rate Mortgage Loans (as defined in "Risk Factors" herein) and (y) a fraction, the numerator of which is the weighted average of the Stripped Interest Rates for the Class C-X-3 Premium Rate Mortgage Loans as of such Due Date and the denominator of which is 6.750%. The Class C-X-3 Notional Amount as of the Closing Date will be approximately $4,672,429.

    The "STRIPPED INTEREST RATE" means for each Mortgage Loan, the excess, if any, of the Pass-Through Rate for such Mortgage Loan over 6.750%. The "PASS-THROUGH RATE" for each Mortgage Loan is equal to the Mortgage Interest Rate thereon less the sum of the rates at which the related Master Servicing Fee and Servicing Fee (each, as defined herein) are calculated.

    COMPENSATING INTEREST. The Company, as Master Servicer, is obligated to remit to the Certificate Account on the day prior to each Distribution Date with respect to each Loan Group an amount equal to the lesser of (a) any shortfall for the previous month in interest collections resulting from the timing of Payoffs on the Mortgage Loans in such Loan Group made from the 15th day of the calendar month preceding such Distribution Date to the last day of such month and (b) the applicable monthly Master Servicing Fee payable to the Company with respect to such Loan Group, any reinvestment income realized by the Company, as Master Servicer, relating to Payoffs on the Mortgage Loans in such Loan Group made during the Prepayment Period (as defined herein) and interest payments on such Payoffs received during the period of the first day through the 14th day of the month of such Distribution Date. See "Yield and Prepayment Considerations" herein and "Yield Considerations--Effective Interest Rate" in the Prospectus.

GROUP II AND GROUP III CROSS-COLLATERALIZATION

    On each Distribution Date prior to the occurrence of the Combined Credit Support Depletion Date, but after the date on which the aggregate Class Principal Balance of either the Group II-A or Group III-A Certificates has been reduced to zero, all principal on the Mortgage Loans in the Loan Group relating to the Class A Certificates that have been paid in full will be paid as principal, after distributions of principal to the related Class P Certificates, if any, to the remaining Class A Certificates of the other Certificate Group, PROVIDED, HOWEVER, that principal will not be distributed as described above if on such Distribution Date (a) the Group C-B Percentage (as defined herein) for such Distribution Date is greater than or equal to 200% of the Group C-B Percentage as of the Closing Date and (b) the average outstanding principal balance of the Mortgage Loans in either Loan Group delinquent 60 days or more over the last six months, as a percentage of the related Group C-B Loan Group Component Balance (as defined herein), is less than 50%. If principal from Mortgage Loans in one Loan Group is paid to the Class A Certificates of the other Loan Group according to this paragraph, the Group C-B Certificates will not receive such principal amount.

    The "GROUP C-B PERCENTAGE" at any time will equal the aggregate Class Principal Balance of the Group C-B Certificates divided by the then outstanding aggregate Stated Principal Balance (as defined herein) of the Group II Loans and Group III Loans.

    The "STATED PRINCIPAL BALANCE" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-Off Date, after application of all scheduled principal payments due on or before the Cut-Off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to Certificateholders with respect to such Mortgage Loan on or before such date of determination, and as further reduced to the extent that any realized loss thereon has been allocated to one or more Classes of Certificates on or before the date of determination.

    The "GROUP C-B LOAN GROUP COMPONENT BALANCE" for Loan Group II or Loan Group III at any time will equal the then outstanding aggregate Stated Principal Balance of the Mortgage Loans in the applicable Loan Group minus the then outstanding aggregate Class Principal Balance of the Senior Certificates that are Group II or Group III Certificates, as applicable.

    In addition, if on any Distribution Date the aggregate Class Principal Balance of either the Group II-A or Group III-A Certificates is greater than the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group less, with respect to Loan Group III, the applicable Class P Fraction of each Class III-P Mortgage Loan (the "UNDERCOLLATERALIZED GROUP"), then (i) the portion of the Available Distribution Amount in respect of principal on the Mortgage Loans in the other Loan Group (the "OVERCOLLATERALIZED GROUP") (after distributions of principal to the Class A Certificates of the Overcollateralized Group and, if the Overcollateralized Group is Loan Group III, the Class III-P Certificates) will be distributed to the Class A Certificates of the Undercollateralized Group, until the aggregate Class Principal Balance of the Class A Certificates of the Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group less, with respect to Loan Group III, the applicable Class P Fraction of each Class III-P Mortgage Loan and (ii) the Available Distribution Amount of the Overcollateralized Group will be further reduced (after distributions to the Overcollateralized Group pursuant to subclauses (b)(i) and (b)(ii) or (c)(i) and
(c)(ii), as applicable, under "-- Priority of Distributions" herein) in an amount equal to one month's interest on the amount by which the Undercollateralized Group is undercollateralized at 6.750% per annum, plus any shortfall of interest on the Class A Certificates of the Undercollateralized Group from prior Distribution Dates, including accrued and unpaid interest on such shortfall at 6.750% per annum, and such amount will be added to the Available Distribution Amount of the Undercollateralized Group. Consequently, in such event, the Group C-B Certificates will not receive any distributions of principal until the Undercollateralized Group is no longer undercollateralized.

DISTRIBUTIONS OF PRINCIPAL

    GENERAL. On each Distribution Date, Certificateholders of each Certificate Group will be entitled to receive principal distributions from the related Available Distribution Amount to the extent and in the priority described herein. See "--Priority of Distributions" herein. The Group I Certificates will receive principal collected from the Group I Loans. The Group II Certificates and Group III Certificates will receive principal collected from the Group II Loans and Group III Loans, respectively, except (i) under the limited circumstances described in "--Group II and Group III Cross-Collateralization" herein and (ii) with respect to the Insured Certificates, which may also receive payments under their respective Certificate Insurance Policies as described herein. The Group C-B Certificates will receive principal collected from both the Group II Loans and Group III Loans.

    For any Distribution Date and for any Loan Group, the "PRINCIPAL PAYMENT AMOUNT" is the sum with respect to the Mortgage Loans in such Loan Group of (i) scheduled principal payments on the Mortgage Loans due on the related Due Date,
(ii) the principal portion of repurchase proceeds received with respect to any Mortgage Loan which was repurchased as permitted or required by the Pooling Agreement during the calendar month preceding the month of the Distribution Date and (iii) any other unscheduled payments of principal which were received on the Mortgage Loans during the preceding calendar month, other than Payoffs, Curtailments or Liquidation Principal (as defined below). For any Distribution Date and for any Loan Group, the "PRINCIPAL PREPAYMENT AMOUNT" is the sum with respect to the Mortgage Loans in such Loan Group of all Payoffs and Curtailments relating to the Mortgage Loans in such Loan Group which were received during the related Prepayment Period.

    With respect to each Distribution Date and each Payoff, the related "PREPAYMENT PERIOD" will commence on the 15th day of the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, commencing on the Cut-Off Date) and will end on the 14th day of the month in which such Distribution Date occurs. With respect to each Distribution Date and each Curtailment, the related "PREPAYMENT PERIOD" will be the month preceding the month in which the related Distribution Date occurs.

    "LIQUIDATION PRINCIPAL" is the principal portion of Liquidation Proceeds (as defined in the Pooling Agreement) received with respect to each Mortgage Loan which became a Liquidated Mortgage Loan (as defined below) (but not in excess of the principal balance thereof) during the calendar month preceding the month of the Distribution Date, exclusive of the portion thereof attributable to the applicable Class P Principal Distribution Amount. A "LIQUIDATED MORTGAGE LOAN" is a Mortgage Loan as to which the Master Servicer or a servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from Insurance Proceeds (as defined in the Pooling Agreement), Liquidation Proceeds or otherwise have been recovered.

    The Interest Only Certificates will not be entitled to receive any distributions of principal.

GROUP I CERTIFICATE PRINCIPAL DISTRIBUTIONS

    CLASS I-P PRINCIPAL DISTRIBUTION AMOUNT. On each Distribution Date, the Class I-P Certificates will receive a portion of the Available Distribution Amount for Loan Group I attributable to principal received on or in respect of any Group I Loan with a Pass-Through Rate of less than 6.750% per annum (a "CLASS I-P MORTGAGE LOAN"), equal to the amount of such principal so attributable multiplied by a fraction, the numerator of which is 6.750% minus the Pass-Through Rate on such Class I-P Mortgage Loan and the denominator of which is 6.750% (the "CLASS I-P FRACTION"). In addition, on each Distribution Date for so long as any of the Group I-B Certificates remains outstanding, the Class I-P Certificates will also be allocated principal to cover certain principal losses on the Class I-P Mortgage Loans, as described in clause (iv) of paragraph (a) under "--Priority of Distributions" herein. The aggregate of the amounts payable to the Class I-P Certificates described in this paragraph are referred to herein as the "CLASS I-P PRINCIPAL DISTRIBUTION AMOUNT".

    GROUP I SENIOR PRINCIPAL DISTRIBUTION AMOUNT. On each Distribution Date prior to the Group I Credit Support Depletion Date, an amount, up to the amount of the Group I Senior Principal Distribution Amount for such Distribution Date, will be distributed as principal to the Class I-A-1 Certificates, until the Class I-A-1 Principal Balance has been reduced to zero. The "GROUP I SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will equal the sum of
(i) the Group I Senior Percentage (as defined below) of the Principal Payment Amount for Loan Group I (exclusive of the portion thereof attributable to the Class I-P Principal Distribution Amount), (ii) the Group I Senior Prepayment Percentage (as defined under "--Principal Prepayments" below) of the Principal Prepayment Amount for Loan Group I (exclusive of the portion thereof attributable to the Class I-P Principal Distribution Amount), and (iii) the Group I Senior Liquidation Amount (as defined below).

    The "GROUP I SENIOR PERCENTAGE" for any Distribution Date will equal the Class I-A-1 Principal Balance divided by the aggregate Class Principal Balance of the Group I Certificates (less the Class I-P Principal Balance), in each case immediately prior to the Distribution Date. The "GROUP I SUBORDINATE PERCENTAGE" for any Distribution Date will equal the excess of 100% over the Group I Senior Percentage for such date. The Group I Senior Percentage and the Group I Subordinate Percentage as of the Closing Date will be approximately 95.23% and 4.77%, respectively.

    The "GROUP I SENIOR LIQUIDATION AMOUNT" is the aggregate, for each Group I Loan which became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, of the lesser of (i) the Group I Senior Percentage of the Stated Principal Balance of such Mortgage Loan (exclusive of the Class I-P Fraction thereof, with respect to any Class I-P Mortgage Loan) and
(ii) the Group I Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

    GROUP I SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT. On each Distribution Date, an amount, up to the Group I Subordinate Principal Distribution Amount (as defined below) for such Distribution Date, will be distributed as principal to the Group I-B Certificates. On each Distribution Date, except Distribution Dates on which the Subordination Level for any Class of the Group I-B Certificates is less than such Subordination Level as of the Closing Date, each Class of the Group I-B Certificates will be entitled to receive its pro rata (by Class Principal Balance) share of the Group I Subordinate Principal Distribution

Amount, to the extent of the Available Distribution Amount for Loan Group I remaining after distributions of interest and principal to the Senior Certificates in Certificate Group I, payments in respect of losses on the Class I-P Certificates, distributions of interest and principal to all Classes of the Group I-B Certificates senior to such Class and distributions of interest to such Class. See "--Priority of Distributions" herein. The relative seniority, from highest to lowest, of the Group I-B Certificates shall be as follows: Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6.

    The "GROUP I SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will be equal to the excess of (A) the sum of (i) the Group I Subordinate Percentage of the Principal Payment Amount for Loan Group I (exclusive of the portion thereof attributable to the Class I-P Principal Distribution Amount),
(ii) the Group I Subordinate Principal Prepayments Distribution Amount (as defined below) and (iii) the Group I Subordinate Liquidation Amount (as defined below) over (B) the amounts required to be distributed to the Class I-P Certificates pursuant to clause (iv) of paragraph (a) under "--Priority of Distributions" herein on such Distribution Date. The "GROUP I SUBORDINATE PRINCIPAL PREPAYMENTS DISTRIBUTION AMOUNT" as of any Distribution Date is the Group I Subordinate Prepayment Percentage of the Principal Prepayment Amount for Loan Group I (exclusive of the portion thereof attributable to the Class I-P Principal Distribution Amount). Any reduction in the Group I Subordinate Principal Distribution Amount pursuant to clause (B) above, shall first offset the amount calculated pursuant to clause (A)(i), second clause (A)(iii) and then clause (A)(ii), in each case of the definition thereof.

    The "GROUP I SUBORDINATE LIQUIDATION AMOUNT" will equal the excess, if any, of the aggregate Liquidation Principal for all Group I Loans which became Liquidated Mortgage Loans during the calendar month preceding the month of the Distribution Date, over the Group I Senior Liquidation Amount for such Distribution Date.

    The "GROUP I SUBORDINATE PREPAYMENT PERCENTAGE" for any Distribution Date will equal the excess of 100% over the Group I Senior Prepayment Percentage; PROVIDED, HOWEVER, that if the Class I-A-1 Principal Balance has been reduced to zero, then the Group I Subordinate Prepayment Percentage will equal 100%.

    The rights of the holders of the Group I-B Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of the Group I Certificates that are Senior Certificates to receive scheduled distributions of interest and principal. See "--Subordination and Allocation of Losses" herein.

GROUP II CERTIFICATE PRINCIPAL DISTRIBUTIONS

    GROUP II SENIOR PRINCIPAL DISTRIBUTION AMOUNT. On each Distribution Date prior to the Combined Credit Support Depletion Date, an amount, up to the amount of the Group II Senior Principal Distribution Amount (as defined below) for such Distribution Date, will be distributed as principal to the Group II-A and Residual Certificates in the following order of priority:

    (i) first, to the Class II-A-4 Certificates, an amount, up to the amount of the Class II-A-4 Lockout Principal Distribution Amount (as defined below) for such Distribution Date, until the Class II-A-4 Principal Balance has been reduced to zero;

    (ii) second, to the Residual Certificates, pro rata, the portion of the Group II Senior Principal Distribution Amount remaining after the distribution described above, until the Class R-1 and Class R-2 Principal Balances have been reduced to zero;

   (iii) third, to the Class II-A-1 Certificates, the portion of the Group II Senior Principal Distribution Amount remaining after the distributions described above, until the Class II-A-1 Principal Balance has been reduced to zero;

    (iv) fourth, to the Class II-A-2 Certificates, the portion of the Group II Senior Principal Distribution Amount remaining after the distributions described above, until the Class II-A-2 Principal Balance has been reduced to zero;

    (v) fifth, to the Class II-A-3 Certificates, the portion of the Group II Senior Principal Distribution Amount remaining after the distributions described above, until the Class II-A-3 Principal Balance has been reduced to zero; and

    (vi) sixth, to the Class II-A-4 Certificates, the portion of the Group II Senior Principal Distribution Amount remaining after the distributions described above, until the Class II-A-4 Principal Balance has been reduced to zero.

    The "GROUP II SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will equal the sum of (i) the Group II Senior Percentage (as defined below) of the Principal Payment Amount for Loan Group II, (ii) the Group II Senior Prepayment Percentage (as defined under "--Principal Prepayments" below) of the Principal Prepayment Amount for Loan Group II and (iii) the Group II Senior Liquidation Amount (as defined below).

    The "GROUP II SENIOR PERCENTAGE" for any Distribution Date will equal the lesser of (a) 100% and (b) the aggregate Class Principal Balance of the Group II-A and Residual Certificates divided by the aggregate Stated Principal Balance of the Group II Loans, in each case immediately prior to the Distribution Date. The "GROUP II SUBORDINATE PERCENTAGE" for any Distribution Date will equal the excess of 100% over the Group II Senior Percentage for such date. The Group II Senior Percentage and the Group II Subordinate Percentage as of the Closing Date will be approximately 95.00% and 5.00%, respectively.

    The "GROUP II SENIOR LIQUIDATION AMOUNT" is the aggregate, for each Group II Loan which became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, of the lesser of (i) the Group II Senior Percentage of the Stated Principal Balance of such Mortgage Loan and (ii) the Group II Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

    The "CLASS II-A-4 LOCKOUT PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will equal the sum of (i) the Class II-A-4 Adjusted Percentage (as defined below) of the Principal Payment Amount for Loan Group II, (ii) the Class II-A-4 Prepayment Percentage (as defined below) of the Principal Prepayment Amount for Loan Group II and (iii) the Class II-A-4 Liquidation Amount (as defined below).

    The "CLASS II-A-4 ADJUSTED PERCENTAGE" will equal (i) 0% for any Distribution Date occurring prior to the Distribution Date in April 2003 and
(ii) the Class II-A-4 Percentage (as defined below) for any Distribution Date occurring on or after the Distribution Date in April 2003.

    The "CLASS II-A-4 PERCENTAGE" for any Distribution Date will equal the lesser of (a) 100% and (b) the Class II-A-4 Principal Balance divided by the aggregate Stated Principal Balance of the Group II Loans, in each case immediately prior to the Distribution Date. The Class II-A-4 Percentage as of the Closing Date will be approximately 9.41%.

    The "CLASS II-A-4 LIQUIDATION AMOUNT" is the aggregate, for each Group II Loan which became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, of the lesser of (i) the Class II-A-4 Percentage of the Stated Principal Balance of such Mortgage Loan and (ii) the Class II-A-4 Percentage on any Distribution Date occurring prior to the fifth anniversary of the first Distribution Date, and the Class II-A-4 Prepayment Percentage on the fifth anniversary of the first Distribution Date and each Distribution Date thereafter, in each case, of the Liquidation Principal with respect to such Mortgage Loan.

    The "CLASS II-A-4 PREPAYMENT PERCENTAGE" for any Distribution Date will equal the product of (a) the Class II-A-4 Percentage and (b) the Step Down Percentage.

    The "STEP DOWN PERCENTAGE" for any Distribution Date will be the percentage indicated below:

DISTRIBUTION DATE OCCURRING IN                 STEP DOWN PERCENTAGE
---------------------------------------  ---------------------------------
  April 1998 through March 2003                              0%
  April 2003 through March 2004                             30%
  April 2004 through March 2005                             40%
  April 2005 through March 2006                             60%
  April 2006 through March 2007                             80%
  April 2007 and thereafter                                100%

GROUP III CERTIFICATE PRINCIPAL DISTRIBUTIONS

    CLASS III-P PRINCIPAL DISTRIBUTION AMOUNT. On each Distribution Date, the Class III-P Certificates will receive a portion of the Available Distribution Amount for Loan Group III attributable to principal received on or in respect of any Group III Loan with a Pass-Through Rate of less than 6.750% per annum (a "CLASS III-P MORTGAGE LOAN"), equal to the amount of such principal so attributable multiplied by a fraction, the numerator of which is 6.750% minus the Pass-Through Rate on such Class III-P Mortgage Loan and the denominator of which is 6.750% (the " CLASS III-P FRACTION"). In addition, on each Distribution Date for so long as any of the Group C-B Certificates remains outstanding, the Class III-P Certificates will also be allocated principal to cover certain principal losses on the Class III-P Mortgage Loans, as described in clause (i) of paragraph (d) under "--Priority of Distributions" herein. The aggregate of the amounts payable to the Class III-P Certificates described in this paragraph are referred to herein as the " CLASS III-P PRINCIPAL DISTRIBUTION AMOUNT".

    GROUP III SENIOR PRINCIPAL DISTRIBUTION AMOUNT. On each Distribution Date prior to the Combined Credit Support Depletion Date, an amount, up to the amount of the Group III Senior Principal Distribution Amount (as defined below) for such Distribution Date, will be distributed as principal to the following Classes of Group III-A Certificates in the following order of priority:

    (i) first, to the Class III-A-8 Certificates, an amount, up to the amount of the Class III-A-8 Lockout Principal Distribution Amount (as defined below) for such Distribution Date, until the Class III-A-8 Principal Balance has been reduced to zero;

    (ii) second, the portion of the Group III Senior Principal Distribution Amount remaining after the distribution described above, until the aggregate Class Principal Balance of the Class III-A-1, Class III-A-3, Class III-A-4 and Class III-A-5 Certificates has been reduced to $17,000,000, sequentially, as follows:

       (A) first, to the Class III-A-1 Certificates, to the extent necessary to reduce the Class III-A-1 Principal Balance to its Planned Principal Balance for such Distribution Date;

        (B) second, to the Class III-A-3 and Class III-A-4 Certificates, pro rata (after giving effect to the distribution of the Class III-A-5 Accrual Amount for such Distribution Date), to the extent necessary to reduce the Class III-A-3 Principal Balance and the Class III-A-4 Principal Balance to their respective Targeted Principal Balances for such Distribution Date;

        (C) third, to the Class III-A-5 Certificates (after giving effect to the distribution of the Class III-A-5 Accrual Amount for such Distribution
    Date), until the Class III-A-5 Principal Balance has been reduced to zero;

       (D) fourth, to the Class III-A-3 and Class III-A-4 Certificates, pro rata, until the aggregate Class Principal Balance of the Class III-A-3 and Class III-A-4 Certificates has been reduced to zero; and

        (E) fifth, to the Class III-A-1 Certificates, until the Class III-A-1 Principal Balance has been reduced to zero;

   (iii) third, the portion of the Group III Senior Principal Distribution Amount remaining after the distributions described above, until the Class III-A-6 Principal Balance has been reduced to zero, concurrently:

       (A) 19.0476190476% to the Class III-A-6 Certificates; and

        (B) 80.9523809524% sequentially, as follows:

            (1) first, to the Class III-A-1 Certificates, to the extent necessary to reduce the Class III-A-1 Principal Balance to its Planned Principal Balance for such Distribution Date;

            (2) second, to the Class III-A-3 and Class III-A-4 Certificates, pro rata (after giving effect to the distribution of the Class III-A-5 Accrual Amount for such Distribution Date), to the extent necessary to reduce the Class III-A-3 Principal Balance and the Class III-A-4 Principal Balance to their respective Targeted Principal Balances for such Distribution Date;

            (3) third, to the Class III-A-5 Certificates (after giving effect to the distribution of the Class III-A-5 Accrual Amount for such Distribution Date), until the Class III-A-5 Principal Balance has been reduced to zero;

            (4) fourth, to the Class III-A-3 and Class III-A-4 Certificates, pro rata, until the aggregate Class Principal Balance of the Class III-A-3 and Class III-A-4 Certificates has been reduced to zero; and

            (5) fifth, to the Class III-A-1 Certificates, until the Class III-A-1 Principal Balance has been reduced to zero;

    (iv) fourth, to the Class III-A-7 Certificates, the portion of the Group III Senior Principal Distribution Amount remaining after the distributions described above, until the Class III-A-7 Principal Balance has been reduced to zero; and

    (v) fifth, to the Class III-A-8 Certificates, the portion of the Group III Senior Principal Distribution Amount remaining after the distributions described above, until the Class III-A-8 Principal Balance has been reduced to zero.

    The "GROUP III SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will equal the sum of (i) the Group III Senior Percentage (as defined below) of the Principal Payment Amount for Loan Group III (exclusive of the portion thereof attributable to the Class III-P Principal Distribution Amount),
(ii) the Group III Senior Prepayment Percentage (as defined under "--PRINCIPAL PREPAYMENTS" below) of the Principal Prepayment Amount for Loan Group III (exclusive of the portion thereof attributable to the Class III-P Principal Distribution Amount), and (iii) the Group III Senior Liquidation Amount (as defined below).

    The "GROUP III SENIOR PERCENTAGE" for any Distribution Date will equal the lesser of (a) 100% and (b) the aggregate Class Principal Balance of the Group III-A Certificates divided by the aggregate Stated Principal Balance of the Group III Loans (less the Class III-P Principal Balance), in each case immediately prior to the Distribution Date. The "GROUP III SUBORDINATE PERCENTAGE" for any Distribution Date will equal the excess of 100% over the Group III Senior Percentage for such date. The Group III Senior Percentage and the Group III Subordinate Percentage as of the Closing Date will be approximately 94.99% and 5.01%, respectively.

    The "GROUP III SENIOR LIQUIDATION AMOUNT" is the aggregate, for each Group III Loan which became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, of the lesser of (i) the Group III Senior Percentage of the Stated Principal Balance of such Mortgage Loan (exclusive of the Class III-P Fraction thereof, with respect to any Class III-P Mortgage Loan) and (ii) the Group III Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

    The "CLASS III-A-8 LOCKOUT PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will equal the sum of (i) the Class III-A-8 Adjusted Percentage (as defined below) of the Principal Payment Amount for Loan Group III (exclusive of the portion thereof attributable to the Class III-P Principal Distribution Amount), (ii) the Class III-A-8 Prepayment Percentage (as defined below) of the Principal Prepayment Amount for Loan Group III (exclusive of the portion thereof attributable to the Class III-P Principal Distribution Amount) and (iii) the Class III-A-8 Liquidation Amount (as defined below).

    The "CLASS III-A-8 ADJUSTED PERCENTAGE" will equal (i) 0% for any Distribution Date occurring prior to the Distribution Date in April 2003 and
(ii) the Class III-A-8 Percentage (as defined below) for any Distribution Date occurring on or after the Distribution Date in April 2003.

    The "CLASS III-A-8 PERCENTAGE" for any Distribution Date will equal the lesser of (a) 100% and (b) the Class III-A-8 Principal Balance divided by the aggregate Stated Principal Balance of the Group III Loans (less the Class III-P Principal Balance), in each case immediately prior to the Distribution Date. The Class III-A-8 Percentage as of the Closing Date will be approximately 9.83%.

    The "CLASS III-A-8 LIQUIDATION AMOUNT" is the aggregate, for each Group III Loan which became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, of the lesser of (i) the Class III-A-8 Percentage of the Stated Principal Balance of such Mortgage Loan (exclusive of the Class III-P Fraction thereof, with respect to any Class III-P Mortgage Loan) and (ii) the Class III-A-8 Percentage on any Distribution Date occurring prior to the fifth anniversary of the first Distribution Date, and the Class III-A-8 Prepayment Percentage on the fifth anniversary of the first Distribution Date and each Distribution Date thereafter, in each case, of the Liquidation Principal with respect to such Mortgage Loan.

    The "CLASS III-A-8 PREPAYMENT PERCENTAGE" for any Distribution Date will equal the product of (a) the Class III-A-8 Percentage and (b) the Step Down Percentage.

    The "STEP DOWN PERCENTAGE" for any Distribution Date will be the percentage indicated below:

DISTRIBUTION DATE OCCURRING IN                 STEP DOWN PERCENTAGE
---------------------------------------  ---------------------------------
  April 1998 through March 2003                              0%
  April 2003 through March 2004                             30%
  April 2004 through March 2005                             40%
  April 2005 through March 2006                             60%
  April 2006 through March 2007                             80%
  April 2007 and thereafter                                100%

GROUP C-B CERTIFICATE PRINCIPAL DISTRIBUTIONS

    GROUP C-B SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT. On each Distribution Date, an amount, up to the Group C-B Subordinate Principal Distribution Amount (as defined below) for such Distribution Date, will be distributed as principal to the Group C-B Certificates. On each Distribution Date, except Distribution Dates on which the Subordination Level for any Class of the Group C-B Certificates is less than such Subordination Level as of the Closing Date, each Class of the Group C-B Certificates will be entitled to receive its pro rata (by Class Principal Balance) share of the Group C-B Subordinate Principal Distribution Amount, to the extent of the Available Distribution Amount for Loan Group II and Loan Group III remaining after distributions of interest and principal to the Senior Certificates in Certificate Group II and Certificate Group III, payments in respect of losses on the Class III-P Certificates, distributions of interest and principal to all Classes of the Group C-B Certificates senior to such Class and distributions of interest to such Class. See " --Priority of Distributions" herein. The relative seniority, from highest to lowest, of the Group C-B Certificates shall be as follows: Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6.

    The "GROUP C-B SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will be equal to the excess of (A) the sum of (i) the Group II Subordinate Percentage of the Principal Payment Amount for Loan Group II, (ii) the Group III Subordinate Percentage of the Principal Payment Amount for Loan Group III (exclusive of the portion thereof attributable to the Class III-P Principal Distribution Amount), (iii) the Group II Subordinate Principal Prepayments Distribution Amount (as defined below), (iv) the Group III Subordinate Principal Prepayments Distribution Amount (as defined below) and (v) the Group C-B Subordinate Liquidation Amount (as defined below) over (B) the sum of (x) the amounts required to be distributed to the Class III-P Certificates pursuant to clause (i) of paragraph (d) under "--Priority of Distributions" herein on such Distribution Date, (y) in the event that the aggregate Class Principle Balance of either the Group II-A or Group III-A Certificates has been reduced to zero, principal paid from the Available Distribution Amount of the Loan Group related to such Class A Certificates to the remaining Class A Certificates of the other Certificate Group as described in "--Group II and Group III Cross-Collateralization" herein and (z) the amounts in respect of principal paid from the Available Distribution Amount of an Overcollateralized Group to an Undercollateralized Group as described in "--Group II and Group III Cross-Collateralization". Any reduction in the Group C-B Subordinate Principal Distribution Amount pursuant to clause (B) above, shall first offset the amount calculated pursuant to clauses (A)(i) and (A)(ii), pro rata; second, clause
(A)(v); and third, clauses (A)(iii) and (A)(iv), pro rata.

    The "GROUP II SUBORDINATE PRINCIPAL PREPAYMENTS DISTRIBUTION AMOUNT" as of any Distribution Date is the Group II Subordinate Prepayment Percentage of the Principal Prepayment Amount for Loan Group II. The "GROUP III SUBORDINATE PRINCIPAL PREPAYMENTS DISTRIBUTION AMOUNT" as of any Distribution Date is the Group III Subordinate Prepayment Percentage of the Principal Prepayment Amount for Loan Group III (exclusive of the portion thereof attributable to the Class III-P Principal Distribution Amount).

    The "GROUP II SUBORDINATE PREPAYMENT PERCENTAGE" for any Distribution Date will equal the excess of 100% over the Group II Senior Prepayment Percentage; PROVIDED, HOWEVER, that if the aggregate Class Principal Balance of the Group II-A and the Residual Certificates has been reduced to zero, then the Group II Subordinate Prepayment Percentage will equal 100%. The "GROUP III SUBORDINATE PREPAYMENT PERCENTAGE" for any Distribution Date will equal the excess of 100% over the Group III Senior Prepayment Percentage; PROVIDED, HOWEVER, that if the aggregate Class Principal Balance of the Group III-A Certificates has been reduced to zero, then the Group III Subordinate Prepayment Percentage will equal 100%.

    The "GROUP C-B SUBORDINATE LIQUIDATION AMOUNT" will equal the excess, if any, of the aggregate Liquidation Principal for all Group II Loans and Group III Loans which became Liquidated Mortgage Loans during the calendar month preceding the month of the Distribution Date, over the sum of the Group II Senior Liquidation Amount and the Group III Senior Liquidation Amount for such Distribution Date.

    The rights of the holders of the Group C-B Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of the Group II and Group III Certificates that are Senior Certificates to receive scheduled distributions of interest and principal. See
"--Subordination and Allocation of Losses" herein.

PRINCIPAL PREPAYMENTS

    The "GROUP I SENIOR PREPAYMENT PERCENTAGE", "GROUP II SENIOR PREPAYMENT PERCENTAGE" and "GROUP III SENIOR PREPAYMENT PERCENTAGE" for any Distribution Date occurring prior to the month of the fifth anniversary of the first Distribution Date will equal 100%. The "GROUP I SENIOR PREPAYMENT PERCENTAGE", "GROUP II SENIOR PREPAYMENT PERCENTAGE" and "GROUP III SENIOR PREPAYMENT PERCENTAGE" in each of the months of the fifth through ninth anniversaries of the first Distribution Date will be as follows: for any Distribution Date in or after the month of the fifth anniversary of the month of the first Distribution Date but before the sixth anniversary of the month of the first Distribution Date, the Group I, Group II or Group III Senior Percentage, as applicable, for such Distribution Date plus 70% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in or after the month of the sixth anniversary of the month of the first Distribution Date but before the seventh anniversary of the month of the first Distribution Date, the Group I, Group II or Group III Senior Percentage, as applicable, for such Distribution Date plus 60% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in or after the month of the seventh anniversary of the month of the first Distribution Date but before the eighth anniversary of the month of the first Distribution Date, the Group I, Group II or Group III Senior Percentage, as applicable, for such Distribution Date plus 40% of the related Subordinate Percentage for such Distribution Date; and for any Distribution Date in or after the month of the eighth anniversary of the month of the first Distribution Date but before the ninth anniversary of the month of the first Distribution Date, the Group I, Group II or Group III Senior Percentage, as applicable, for such Distribution Date plus 20% of the related Subordinate Percentage for such Distribution Date. For any Distribution Date in or after the month of the ninth anniversary of the month of the first Distribution Date, the Group I, Group II or Group III Senior Prepayment Percentage will be the Group I, Group II or Group III Senior Percentage, respectively, for such Distribution Date.

    Notwithstanding the foregoing, on any Distribution Date (i) if the Group I Senior Percentage for such Distribution Date exceeds the initial Group I Senior Percentage as of the Closing Date, then the Group I Senior Prepayment Percentage for such Distribution Date will equal 100% and (ii) if the Group II or Group III Senior Percentage for such Distribution Date exceeds the initial Group II or Group III Senior Percentage, respectively, as of the Closing Date, then both the Group II and Group III Senior Prepayment Percentage for such Distribution Date will equal 100%. The scheduled reductions in the Group I, Group II and Group III Senior Prepayment Percentages for Distribution Dates occurring on or after the month of the fifth anniversary of the month of the first Distribution Date will be subject to certain conditions specified in the Pooling Agreement. Such conditions may include requirements that no such reduction may occur if delinquencies or losses on the Mortgage Loans in the related Loan Group exceed specified limits at the time of, or on a date preceding, the Distribution Date for which such reduction would otherwise be applicable. Notwithstanding the foregoing, on any Distribution Date (i) if the delinquencies or losses on the Group I Loans exceed such limits such that the Pooling Agreement restricts a reduction of the Group I Senior Prepayment Percentage, then the Group I Senior Prepayment Percentage for such Distribution Date will equal 100% and (ii) if the delinquencies or losses on the Mortgage Loans in either Loan Group II or Loan Group III exceed such limits such that the Pooling Agreement restricts a reduction of either the Group II or Group III Senior Prepayment Percentage, as applicable, then the Group II and Group III Senior Prepayment Percentage for such Distribution Date will both equal 100%. If on any Distribution Date the allocation to the Group I, Group II or Group III Senior Certificates (other than the related Class P Certificates) in the percentage required would reduce the sum of the Class Principal Balances of such Certificates below zero, the Group I, Group II or Group III Senior Prepayment Percentage, as applicable, for such Distribution Date will be limited to the percentage necessary to reduce such sum to zero.

SUBORDINATION AND ALLOCATION OF LOSSES

    The Class B Certificates of each Certificate Group will be subordinate in right of payment to and provide credit support to the Senior Certificates of such Certificate Group (which, in the case of the Group C-B Certificates, includes the Senior Certificates of both the Group II and Group III Certificates) to the extent described herein, the Junior Subordinate Certificates of each Certificate Group will be subordinate in right of payment to and provide credit support to the Senior Subordinate Certificates of such Certificate Group and each Class of Senior Subordinate Certificates in each Certificate Group will be subordinate in right of payment to and provide credit support to each Class of Senior Subordinate Certificates of such Certificate Group with a lower numerical Class designation. The support provided by the Class B Certificates of each Certificate Group is intended to enhance the likelihood of regular receipt by the Senior Certificates of such Certificate Group (which, in the case of the Group C-B Certificates, includes the Senior Certificates of both the Group II and Group III Certificates) of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford such Certificates protection against certain losses. The protection afforded to the Senior Certificates of each Certificate Group by the Class B Certificates of such Certificate Group (which, in the case of the Senior Certificates of the Group II and Group III Certificates, are the Group C-B Certificates) will be accomplished by the preferential right on each Distribution Date of such Senior Certificates to receive distributions of interest and principal to which they are entitled prior to distributions of interest and principal to such Class B Certificates. The protection afforded a Class of Senior Subordinate Certificates of a Certificate Group by the Classes of Senior Subordinate Certificates of such Certificate Group with higher numerical Class designations will be similarly accomplished by the preferential right of those Classes with lower numerical Class designations to receive distributions of interest and principal prior to distributions of interest and principal to those Classes of Senior Subordinate Certificates in such Certificate Group with higher numerical Class designations. The support provided by the Junior Subordinate Certificates of each Certificate Group to the Senior Subordinate Certificates of such Certificate Group is intended to enhance the likelihood of regular receipt by such Senior Subordinate Certificates of the full amount of monthly distributions of interest and principal to which they are entitled and to afford such Certificateholders protection against certain losses. The protection afforded to the Senior Subordinate Certificates of each Certificate Group by the Junior Subordinate Certificates of such Certificate Group will be accomplished by the preferential right on each Distribution Date of such Senior Subordinate Certificates to receive distributions of interest and principal prior to distributions of interest and principal to such Junior Subordinate Certificates.

    Except for Special Hazard Losses, Fraud Losses and Bankruptcy Losses in excess of the designated amounts of the applicable Special Hazard Coverage, Fraud Coverage and Bankruptcy Coverage (each, as defined herein) for a Loan Group (or Loan Groups), any loss realized with respect to a Mortgage Loan will be allocated among the Certificates in the related Certificate Group (i) for losses allocable to principal (a) first, to the related Junior Subordinate Certificates in reverse numerical order, until the aggregate Class Principal Balance thereof has been reduced to zero, (b) second, to the Class I-B-3 or Class C-B-3 Certificates, as applicable, until the Class Principal Balance thereof has been reduced to zero, (c) third, to the Class I-B-2 or Class C-B-2 Certificates, as applicable, until the Class Principal Balance thereof has been reduced to zero, (d) fourth, to the Class I-B-1 or Class C-B-1 Certificates, as applicable, until the Class Principal Balance thereof has been reduced to zero, and (e) fifth, to the Senior Certificates of the related Certificate Group (other than the related Interest Only and Class P Certificates, if any), pro rata, according to their Class Principal Balances in reduction of their respective Class Principal Balances, as applicable, PROVIDED, HOWEVER, that with respect to Certificate Group I or Certificate Group III, if the loss is recognized with respect to a related Class P Mortgage Loan, the applicable Class P Fraction of such loss will first be allocated to the related Class P Certificates and the remainder of such loss will be allocated as described above in this clause (i); and (ii) for losses allocable to interest (a) first, to the related Junior Subordinate Certificates in reverse numerical order, in reduction of accrued but unpaid interest thereon and then in reduction of the Class Principal Balances of such Certificates, (b) second, to the Class I-B-3 or Class C-B-3 Certificates, as applicable, in reduction of accrued but unpaid interest thereon and then in reduction of the Class Principal Balance of such Class of Certificates, (c) third, to the Class I-B-2 or Class C-B-2 Certificates, as applicable, in reduction of accrued but unpaid interest thereon and then in reduction of the Class Principal Balance of such Class of Certificates, (d) fourth, to the Class I-B-1 or Class C-B-1 Certificates, as applicable, in reduction of accrued but unpaid interest thereon and then in reduction of the Class Principal Balance of such Class of Certificates, and (e) fifth, to the Senior Certificates of the related Certificate Group (other than the related Principal Only Certificates, if any), pro rata according to accrued but unpaid interest thereon and then pro rata according to their Class Principal Balances in reduction of their respective Class Principal Balances, as applicable; PROVIDED, HOWEVER, that in clauses (i)(e) and (ii)(e) above, losses on Group II Loans will only be allocated to the Group II Certificates that are Senior Certificates and losses on Group III Loans will only be allocated to the Group III Certificates that are

Senior Certificates; PROVIDED, FURTHER, that in clause (ii)(e) above, with respect to each Class of the Group C-X Certificates, losses on Group II Loans will only be allocated according to the portion of the accrued but unpaid interest on such Certificates attributable to the Group II Loans, and losses on Group III Loans will only be allocated according to the portion of the accrued but unpaid interest on such Certificates attributable to the Group III Loans.

    "PRO RATA ALLOCATION" is (i) with respect to losses on Group I Loans, the allocation of the principal portion of losses relating to a Group I Loan to all Classes of Group I Certificates (other than the Class I-P Certificates) pro rata according to their respective Class Principal Balances (except if the loss is recognized with respect to a Class I-P Mortgage Loan, in which case the Class I-P Fraction of such loss will first be allocated to the Class I-P Certificates, and the remainder of such loss will be allocated as described above), and the allocation of the interest portion of such losses to the Group I Certificates pro rata according to the amount of interest accrued but unpaid on each such Class in reduction thereof and then in reduction of their related Class Principal Balances (other than the Class I-P Certificates) and (ii) with respect to losses on Group II Loans or Group III Loans, the allocation of the principal portion of losses relating to a Group II Loan or Group III Loan to all Classes of Group II, Group III, Group C-X and Group C-B Certificates, other than the Class III-P Certificates, pro rata according to their respective Class Principal Balances (except if the loss is recognized with respect to a Class III-P Mortgage Loan, in which case the applicable Class P Fraction of such loss will first be allocated to the Class III-P Certificates, and the remainder of such loss will be allocated as described above), and the allocation of the interest portion of losses pro rata according to the amount of interest accrued but unpaid on each such Class, in reduction thereof and then in reduction of their related Class Principal Balances (other than the related Principal Only Certificates).

    On each Distribution Date, if the aggregate Class Principal Balance of all outstanding Classes of Group I Certificates exceeds the aggregate Stated Principal Balance of the Group I Loans (after giving effect to distributions of principal and the allocation of all losses to the Group I Certificates on such Distribution Date), such excess will be deemed a principal loss and will be allocated to the most junior Class of Group I-B Certificates.

    On each Distribution Date, if the aggregate Class Principal Balance of all outstanding Classes of Group II, Group III and Group C-B Certificates exceeds the aggregate Stated Principal Balance of the Group II Loans and Group III Loans (after giving effect to distributions of principal and the allocation of all losses to the Group II, Group III and Group C-B Certificates on such Distribution Date), such excess will be deemed to be a principal loss and will be allocated to the most junior Class of Group C-B Certificates then outstanding.

    Investors in the Group II and Group III Senior Certificates should be aware that because the Group C-B Certificates represent interests in both Loan Group II and Loan Group III, the Class Principal Balances of the Group C-B Certificates could be reduced to zero as a result of a disproportionate amount of losses on the Mortgage Loans in one Loan Group. Therefore, notwithstanding that losses on the Mortgage Loans in one Loan Group may only be allocated to the related Senior Certificates (except for Special Hazard Losses, Fraud Losses and Bankruptcy Losses in excess of the applicable coverage amounts), the allocation to the Group C-B Certificates of losses on the Mortgage Loans in the other Loan Group will increase the likelihood that losses may be allocated to such Senior Certificates.

    Special Hazard Losses incurred on a Group I Loan in excess of the Group I Special Hazard Coverage will be allocated to the outstanding Group I Certificates by Pro Rata Allocation. Special Hazard Losses incurred on a Group II Loan or Group III Loan in excess of the Combined Special Hazard Coverage will be allocated to the outstanding Group II, Group III, Group C-X and Group C-B Certificates by Pro Rata Allocation. The "GROUP I SPECIAL HAZARD COVERAGE" is expected to equal approximately $692,616 as of the Cut-Off Date. The "COMBINED SPECIAL HAZARD COVERAGE" is expected to equal approximately $4,237,068 as of the Cut-Off Date. On each anniversary of the Cut-Off Date, Special Hazard Coverages will be reduced, but not increased, to an amount equal to the lesser of (i) the greatest of (a) the aggregate principal balance of the Mortgage Loans in the related Loan Group (or Loan Groups in the case of the Combined Special Hazard Coverage) located in the single California zip code area containing the largest aggregate principal balance of such Mortgage Loans, (b) 1% of the aggregate unpaid principal balance of the Mortgage Loans in the related Loan Group (or Loan Groups in the case of the Combined Special Hazard Coverage) and (c) twice the unpaid principal balance of the largest single Mortgage Loan in the related Loan Group (or Loan Groups in the case of the Combined Special Hazard Coverage), in each case calculated as of the Due Date in the immediately preceding month and (ii) such Special Hazard Coverage as of the Cut-Off Date as reduced by the Special Hazard Losses allocated to the Certificates in the related Certificate Group (or Certificate Groups in the case of the Combined Special Hazard Coverage) since the Cut-Off Date.

    Fraud Losses incurred on a Group I Loan in excess of the Group I Fraud Coverage will be allocated to the outstanding Group I Certificates by Pro Rata Allocation. Fraud Losses incurred on a Group II Loan or Group III Loan in excess of the Combined Fraud Coverage will be allocated to the outstanding Group II, Group III, Group C-X and Group C-B Certificates by Pro Rata Allocation. The "GROUP I FRAUD COVERAGE" is expected to equal approximately $692,616 as of the Cut-Off Date. The "COMBINED FRAUD COVERAGE" is expected to equal approximately $8,474,136 as of the Cut-Off Date. Fraud Coverages will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates of the related Certificate Group (or Certificate Groups in the case of the Combined Fraud Coverage). On each anniversary of the Cut-Off Date, Fraud Coverages will be reduced to the lesser of (i)(a) with respect to Loan Group I on the first anniversary of the Cut-Off Date, 1.00% and on the second, third and fourth anniversaries of the Cut-Off Date, 0.50% of the aggregate principal balance of the Group I Loans as of the Due Date in the preceding month and (b) with respect to the combination of Loan Group II and Loan Group III, on the first, second, third and fourth anniversaries of the Cut-Off Date, 1.00% of the aggregate principal balance of the Mortgage Loans in Loan Group II and Loan Group III as of the Due Date in the preceding month and (ii) the excess of the Fraud Coverage for such Loan Group or Loan Groups as of the Cut-Off Date over cumulative Fraud Losses allocated to the Certificates in such Certificate Group (or Certificate Groups in the case of the Combined Fraud Coverage) since the Cut-Off Date. On the fifth anniversary of the Cut-Off Date, each Fraud Coverage will be reduced to zero.

    Bankruptcy Losses incurred on a Group I Loan in excess of the Group I Bankruptcy Coverage will be allocated to the outstanding Group I Certificates by Pro Rata Allocation. Bankruptcy Losses incurred on a Group II Loan or Group III Loan in excess of the Combined Bankruptcy Coverage will be allocated to the outstanding Group II, Group III, Group C-X and Group C-B Certificates by Pro Rata Allocation. The "GROUP I BANKRUPTCY COVERAGE" is expected to equal approximately $100,000 as of the Cut-Off Date. The "COMBINED BANKRUPTCY COVERAGE" is expected to equal approximately $124,909 as of the Cut-Off Date. Bankruptcy Coverages will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates in the related Certificate Group (or Certificate Groups in the case of the Combined Bankruptcy Coverage).

    Special Hazard Coverages, Fraud Coverages or Bankruptcy Coverages may also be reduced upon written confirmation from the Rating Agencies that such reduction will not adversely affect the then current ratings assigned to the Offered Certificates of the related Certificate Group by the Rating Agencies. Such a reduction, in the event of Special Hazard Losses, Fraud Losses or Bankruptcy Losses on the Mortgage Loans in such Loan Group (or Loan Groups), could adversely affect the level of protection afforded the Senior Certificates of the related Certificate Group by subordination of the Class B Certificates of such Certificate Group or the level of protection afforded the Senior Subordinate Certificates of such Certificate Group by subordination of the related Junior Subordinate Certificates.

    Investors in the Group II and Group III Senior Certificates should be aware that the applicable coverages for such losses cover Mortgage Loans in both Loan Groups. Therefore, in the event Mortgage Loans in one of the Loan Groups suffer a high level of Special Hazard Losses, Fraud Losses or Bankruptcy Losses, it will reduce the available coverage for the Senior Certificates in both Loan Groups and may cause

Senior Certificates relating to the other Loan Group to suffer losses in the event Mortgage Loans in either Loan Group suffer such losses after the available coverage has been exhausted.

THE CLASS R-1 CERTIFICATES

    On each Distribution Date, in addition to payments of interest and principal to the Class R-1 Certificates described herein, any amounts remaining (which are expected to be zero) in the Certificate Account from the Available Distribution Amount for each Loan Group after distributions of interest and principal on the regular interests issued by REMIC II and payment of expenses, if any, of the Trust will be distributed to the Class R-1 Certificates, together with Excess Liquidation Proceeds (as defined below), if any. Distributions of such remaining amounts to the Class R-1 Certificateholders will be subordinate to all payments required to be made with respect to the other Offered Certificates and each other class of REMIC I regular interests on any Distribution Date.

ADVANCES

    With respect to each Mortgage Loan, the Master Servicer will make advances ("ADVANCES") to the Certificate Account on each Distribution Date to cover any shortfall between (i) payments scheduled to be received in respect of such Mortgage Loan and (ii) the amounts actually deposited in the Certificate Account on account of such payments; PROVIDED, that the Master Servicer determines, in good faith, on such Distribution Date that such Advances will be recoverable from Insurance Proceeds, Liquidation Proceeds or other amounts received with respect to such Mortgage Loan. With respect to any Balloon Loan that is delinquent on its maturity date, the Master Servicer will not be required to advance the related balloon payment but will be required to continue to make Advances with respect to such Balloon Loan in an amount equal to one month's interest on the unpaid principal balance at the applicable Pass-Through Rate to the extent the Master Servicer deems such amount to be recoverable. Advances are reimbursable to the Master Servicer from cash in the Certificate Account prior to payments to the Certificateholders if the Master Servicer determines that such Advances previously made are not recoverable from Insurance Proceeds, Liquidation Proceeds or other amounts recoverable with respect to the applicable Mortgage Loan.

AVAILABLE DISTRIBUTION AMOUNT

    On each Distribution Date, the Available Distribution Amount for any Distribution Date, which will be determined separately with respect to each Loan Group, and, in each case, will generally include scheduled principal and interest payments due on the related Due Date, Curtailments received in the previous calendar month (as set forth below), Payoffs received in the Prepayment Period to the extent set forth below and amounts received with respect to liquidations of Mortgage Loans with respect to such Loan Group in the previous calendar month, will be distributed by or on behalf of the Trustee to the Certificateholders and to the Certificate Insurer, as specified herein.

    The Due Date related to each Distribution Date is the first day of the month in which such Distribution Date occurs. The determination date (the "DETERMINATION DATE") is a day not later than the 10th day preceding the related Distribution Date in the month in which such Distribution Date occurs.

    The "AVAILABLE DISTRIBUTION AMOUNT" for any Distribution Date for each Loan Group, as more fully described in the Pooling Agreement, will equal the sum, with respect to the Mortgage Loans in such Loan Group, of the following amounts:

    (1) the total amount of all cash received by or on behalf of the Master Servicer with respect to such Mortgage Loans by the Determination Date for such Distribution Date and not previously distributed (including advances made by servicers, proceeds of Mortgage Loans in such Loan Group which are liquidated, and scheduled amounts of distributions from Buydown Funds respecting Buydown Loans, if any), except:

        (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Date;

        (b) all Curtailments received after the previous calendar month (together with any interest payment received with such prepayments to the extent that it represents the payment of interest accrued on such Mortgage Loans for the period subsequent to the previous calendar month);

        (c) all Payoffs received after the Prepayment Period immediately preceding such Distribution Date (together with any interest payment received with such Payoffs to the extent that it represents the payment of interest accrued on the Mortgage Loans for the period subsequent to the previous calendar month), and, interest which was accrued and received on Payoffs received during the period from the first to the 14th day of the month of such Determination Date, which interest shall not be included in the calculation of the Available Distribution Amount for any Distribution Date;

        (d) Liquidation Proceeds and Insurance Proceeds received on such Mortgage Loans after the previous calendar month;

        (e) all amounts in the Certificate Account which are due and reimbursable to a servicer or the Master Servicer pursuant to the terms of the Pooling Agreement;

        (f) the sum of the Servicing Fee and the Master Servicing Fee for each such Mortgage Loan; and

        (g) the excess, if any, of aggregate Liquidation Proceeds on such Mortgage Loans received during the previous calendar month over the amount that would have been received if Payoffs had been made with respect to such Mortgage Loans on the date such Liquidation Proceeds were received ("EXCESS LIQUIDATION PROCEEDS");

    (2) the total, to the extent not previously distributed, of the following amounts, to the extent advanced or received, as applicable, by the Master
Servicer:

        (a) all Advances made by the Master Servicer to the Trustee with respect to such Distribution Date relating to such Mortgage Loans; and

        (b) any amounts payable as Compensating Interest by the Master Servicer on such Distribution Date relating to such Mortgage Loans; and

    (3) the total amount of any cash received by the Trustee or the Master Servicer in respect of the obligation of the Company to repurchase any such Mortgage Loans.

    With respect to each Distribution Date, the Trustee, on behalf of the holders of the Insured Certificates, may make a claim on the applicable Certificate Insurance Policy which guarantees for the Insured Certificates the applicable Deficiency Amount (as defined in "Credit Enhancements--The Certificate Insurance Policies and the Certificate Insurer" herein). See also "Distribution of Credit Enhancements--Enforceability of Certain Provisions" in the Prospectus.

LAST SCHEDULED DISTRIBUTION DATE

    The Last Scheduled Distribution Date for the Group I Certificates is the Distribution Date in April 2013, which is the Distribution Date in the month after the scheduled maturity date for the latest maturing Mortgage Loan in Loan Group I.

    The Last Scheduled Distribution Date for the Group II, Group III, Group C-X and Group C-B Certificates is the Distribution Date in April 2028, which is the Distribution Date in the month after the scheduled maturity date for the latest maturing Mortgage Loan in Loan Group II or Loan Group III.

    The actual rate of principal payments on the Certificates will depend on the rate of payments of principal (including Principal Prepayments) on the related Mortgage Loans which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing interest rates. No assurance can be given as to the actual payment experience on the Mortgage Loans.

OPTIONAL TERMINATION OF THE TRUST

    On any Distribution Date after the first date on which the aggregate outstanding principal balance of the Mortgage Loans is less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, the Company may repurchase the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust, and thereby effect the termination of the Trust and the retirement of the Certificates. Such an optional termination of the Trust may occur even if the aggregate outstanding principal balance of the Mortgage Loans in one or more Loan Group is greater than 5% of such balance as of the Cut-Off Date. The repurchase price will equal, after deductions of related advances by the Master Servicer, the sum of (1) 100% of the aggregate outstanding principal balance of such Mortgage Loans (other than Liquidated Mortgage Loans), plus accrued interest thereon at the applicable Pass-Through Rates through the last day of the month of such repurchase, less any Bankruptcy Losses realized with respect to the Mortgage Loans not already allocated to the Certificates and (2) the fair market value of all other property remaining in the Trust. The proceeds of such repurchase will be treated as a prepayment of the Mortgage Loans for purposes of distributions to Certificateholders. Accordingly, an optional termination of the Trust will cause the outstanding principal balance of the Certificates to be paid in full through the distribution of such proceeds and the allocation of the associated realized losses, if any, on each Mortgaged Property in the Trust the fair market value of which is less than the aggregate principal balance of the related Mortgage Loans as of the time that the Trust acquired such Mortgaged Property, and upon such payment in full the Trust will be terminated. In no event will the Trust continue beyond the expiration of 21 years from the death of the survivor of certain persons identified in the Pooling Agreement. See "Description of Certificates--Termination" in the Prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Master Servicer will receive a fee (the "MASTER SERVICING FEE") for its services as Master Servicer under the Pooling Agreement. The Master Servicer will retain as its Master Servicing Fee an amount which will be calculated as a per annum percentage for each Mortgage Loan. The Master Servicing Fee with respect to each Group I Loan will range from 0.040% to 0.050%, with a weighted average of 0.045%. The Master Servicing Fee with respect to each Group II Loan will range from 0.035% to 0.100%, with a weighted average of 0.057%. The Master Servicing Fee with respect to each Group III Loan will range from 0.040% to 0.100%, with a weighted average of 0.055%.

    The Company, as Master Servicer, will pay all expenses incurred in connection with its responsibilities under the Pooling Agreement (subject to reimbursement as described in the Prospectus), including, without limitation, the various items of expense enumerated in the Prospectus. In particular, pursuant to the Pooling Agreement, each month or year, as applicable, the Master Servicer will be obligated to pay from the Master Servicing Fee the fees of the Trustee and certain other fees and expenses of the Trust, as prescribed by the Pooling Agreement.

    The Master Servicer will pay all expenses incurred in connection with its activities as Master Servicer. The Master Servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans. In addition, the Master Servicer is entitled to reimbursement of expenditures incurred by it in connection with the restoration of a damaged Mortgaged Property.

    The Servicing Fee will be calculated as a per annum percentage for each Mortgage Loan. The Servicing Fee with respect to each Group I Loan will range from 0.250% to 1.950%, with a weighted average of 0.427%. The Servicing Fee with respect to each Group II Loan will range from 0.150% to 0.750, with a weighted average of 0.276%. The Servicing Fee with respect to each Group III Loan will range from 0.150% to 0.750%, with a weighted average of 0.290%.

                      YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

    The yield to maturity of each Class of Certificates will depend upon, among other things, the price at which such Certificates are purchased, the applicable Remittance Rate and the actual characteristics of the Mortgage Loans, the rate of principal payments (including Principal Prepayments) on the Mortgage Loans and the rate of liquidations on the Mortgage Loans, in each case, in the related Loan Group (or Loan Groups in the case of the Group C-X and Group C-B Certificates). The yield to maturity to holders of the Certificates will be lower than the yield to maturity otherwise produced by the applicable Remittance Rate and purchase price of such Certificates because principal and interest distributions will not be payable to such Certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings thereon with respect to such delay). Distributions to the Group I Certificates will be based solely on payments received with respect to the Group I Loans. Distributions to the Group II Certificates and Group III Certificates will be based solely on payments received with respect to the Group II Loans and Group III Loans, respectively, except (i) under the limited circumstances described in "Description of the Certificates--Group II and Group III Cross-Collateralization" herein and (ii) with respect to the Insured Certificates, which may also receive payments under their respective Certificate Insurance Policies as described herein. Distributions to the Group C-X and Group C-B Certificates will be based on payments received with respect to both Group II Loans and Group III Loans.

PRINCIPAL PREPAYMENTS AND COMPENSATING INTEREST

    When a Mortgagor prepays a Mortgage Loan in full between Due Dates for such Mortgage Loan, the Mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Also, when a Curtailment is made on a Mortgage Loan together with the scheduled Monthly Payment for a month on or after the related Due Date, the principal balance of the Mortgage Loan is reduced by the amount of the Curtailment as of such Due Date, but such principal is not distributed to related Certificateholders until the Distribution Date in the next month; therefore, one month of interest shortfall accrues on the amount of such Curtailment.

    In order to reduce the adverse effect on Certificateholders from the deficiency in interest payable as a result of a Payoff on a Mortgage Loan between its Due Dates, the Master Servicer will pass through Compensating Interest to the related Certificateholders to the limited extent and in the manner set forth below. The Master Servicer is obligated to remit to the Certificate Account on the day prior to each Distribution Date with respect to the Mortgage Loans in each Loan Group which experience a Payoff between the 15th day and the last day of the month prior to such Distribution Date, an amount equal to the lesser of (a) any shortfall for the previous month in interest collections resulting from the timing of Payoffs on the Mortgage Loans in such Loan Group made from the 15th day of the calendar month preceding such Distribution Date to the last day of such month and (b) the applicable monthly Master Servicing Fee payable to the Master Servicer with respect to such Loan Group, any reinvestment income realized by the Master Servicer, relating to Payoffs on the related Mortgage Loans in such Loan Group made during the Prepayment Period and interest payments on such Payoffs received during the period of the first day through the 14th day of the month of such Distribution Date. Payoffs received on Mortgage Loans from the first day through the 14th day of any month will be passed through to the related Certificateholders on the Distribution Date of the same month (except for Payoffs received from the Cut-Off Date through March 14, 1998, which will be passed through to the related Certificateholders on the April 1998 Distribution Date), rather than on the Distribution Date of the following month, together with a full month's interest with respect to the prior month. Accordingly, no Compensating Interest will be payable with respect to Payoffs on Mortgage Loans in the related Loan Group received during such period. Payoffs received during the period from the 15th day through the last day of any month will be passed through on the Distribution Date in the following month, and, in order to provide for a full month's interest payment with respect to the prior month, Compensating Interest will be passed through to related Certificateholders with respect to such period.

    To the extent that the amount allocated to a Loan Group to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of a Payoff or Curtailment on a Mortgage Loan, such remaining deficiency will be allocated to the Certificates of the related Certificate Group pro rata according to the amount of interest to which each related Class of Certificates would otherwise be entitled in reduction thereof.

LOCKOUT CERTIFICATES

    Investors in the Class II-A-4 Certificates should be aware that because such Certificates will generally not be entitled to receive principal distributions prior to the Distribution Date occurring in April 2003 (other than the Class II-A-4 Liquidation Amount), the weighted average lives of the Class II-A-4 Certificates will be longer than would otherwise be the case, and the effect on the market value of such Certificates arising out of changes in market interest rates or market yields for similar securities will be greater than for other Classes of Group II-A Certificates entitled to such distributions.

    Investors in the Class III-A-8 Certificates should be aware that because such Certificates will generally not be entitled to receive principal distributions prior to the Distribution Date occurring in April 2003 (other than the Class III-A-8 Liquidation Amount), the weighted average lives of the Class III-A-8 Certificates will be longer than would otherwise be the case, and the effect on the market value of such Certificates arising out of changes in market interest rates or market yields for similar securities will be greater than for other Classes of Group III-A Certificates entitled to such distributions.

RATE OF PAYMENTS

    The rate of principal payments on the Certificates entitled to receive principal generally is directly related to the rate of principal payments on the Mortgage Loans in the related Loan Group, which may be in the form of scheduled payments or Principal Prepayments. See "Risk Factors" herein and "Yield Considerations" in the Prospectus. Mortgagors may prepay the Mortgage Loans at any time without penalty. A higher than anticipated rate of Principal Prepayments would reduce the aggregate principal balance of the Mortgage Loans more quickly than expected. As a consequence, aggregate interest payments with respect to the Mortgage Loans would be substantially less than expected. Therefore, a higher rate of Principal Prepayments in a Loan Group could result in a lower than expected yield to maturity on each related Class of Certificates purchased at a premium and in certain circumstances such investors may not fully recoup their initial investments. Conversely, a lower than anticipated rate of Principal Prepayments in a Loan Group would reduce the return to investors on any related Classes of Certificates purchased at a discount, in that principal payments with respect to the Mortgage Loans would occur later than anticipated. There can be no assurance that Certificateholders will be able to reinvest amounts received with respect to the Certificates at a rate which is comparable to the applicable Remittance Rate. Investors should fully consider all of the associated risks.

SPECIAL SENSITIVITIES

    The Class III-A-5 Certificates will be especially sensitive to the rate of prepayments on the Group III Loans because such Certificates will receive distributions of principal on any Distribution Date only to the extent of a portion of the Group III Senior Principal Distribution Amount remaining, if any, after (i) the Class III-A-8 Certificates receive their distribution of the Class III-A-8 Principal Distribution Amount, if any, for such Distribution Date, (ii) the PAC receives principal distributions, to the extent of its Planned Principal Balance and (iii) the TACs receive principal distributions to the extent of their respective Targeted Principal Balances. Furthermore, if the Group III Senior Principal Distribution Amount on any Distribution Date is not sufficient to reduce the Class Principal Balance of the PAC to its Planned Principal Balance and the

Class Principal Balances of the TACs to their Targeted Principal Balances, the Class III-A-5 Certificates will receive no principal distributions on such Distribution Date.

BASIC PREPAYMENT ASSUMPTION AND STANDARD PREPAYMENT ASSUMPTION

    Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The two prepayment models used in this Prospectus Supplement (the "BASIC PREPAYMENT ASSUMPTION" or "BPA" for Loan Group I and the "STANDARD PREPAYMENT ASSUMPTION" or "SPA" for Loan Group II and Loan Group III) represent an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For Loan Group I, a 100% Basic Prepayment Assumption assumes a constant prepayment rate of 4.0% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 12/11% per annum in each month thereafter through the eleventh month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% BPA assumes a constant prepayment rate of 16% per annum each month. For Loan Group II and Loan Group III, a 100% Standard Prepayment Assumption assumes a per annum rate of prepayment of 0.2% of the then outstanding principal balance of a pool of mortgage loans in the first month of the life of the mortgage loans, following which, such annual prepayment rate increases by 0.2% each month until the 30th month of the life of the mortgage loans and remains constant at 6% per annum in the 30th month of the life of the mortgage loans and in each month thereafter. As used in the tables below, a 50% BPA assumes prepayment rates equal to one-half of 100% BPA and a 200% BPA assumes prepayment rates equal to two times 100% BPA, and so forth. Correspondingly, a 500% SPA assumes prepayment rates equal to five times 100% SPA.

    Neither the BPA nor the SPA purports to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Pool, and there is no assurance that the Mortgage Loans in any Loan Group will prepay at any given percentage of the applicable BPA or SPA. The actual rate of Principal Prepayments on the Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors. In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. A comparatively low interest-rate environment may result in a higher than expected rate of prepayments on the Mortgage Loans and an earlier than expected retirement of the Certificates.

    The Company makes no representation as to the specific factors that will affect the prepayment of the Mortgage Loans or the relative importance of such factors. Factors not identified by the Company or discussed herein may significantly affect the prepayment rate of the Mortgage Loans. In particular, the Company makes no representation as to the percentage of the principal amount of the Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment.

    For purposes of the tables set forth in Appendix C, it is assumed that the Mortgage Loans included in the Mortgage Pool on the Closing Date have the actual characteristics of the Mortgage Loans described herein and that (i) scheduled payments on all Mortgage Loans are received on the first day of each month beginning April 1, 1998, (ii) any Payoffs on the Mortgage Loans are received on the last day of each month beginning in March 1998 and include 30 days of interest thereon, (iii) there are no defaults or delinquencies on the Mortgage Loans, (iv) optional termination of the Trust does not occur, (v) there are no partial prepayments on the Mortgage Loans and prepayments are computed after giving effect to scheduled payments received on the following day, (vi) the Mortgage Loans in each Loan Group prepay at the indicated constant percentages of the applicable BPA or SPA, (vii) the date of issuance for the Certificates is March 30, 1998, (viii) cash distributions are received by the Certificateholders on the 25th day of each month when due and (ix) the scheduled monthly payments for each Mortgage Loan are computed based upon its unpaid principal balance, Mortgage Interest Rate and amortized remaining term such that the Mortgage

Loan will fully amortize on its maturity date (except that with respect to each Balloon Loan, it is assumed that any unpaid principal balance as of its maturity date will be paid in full on its maturity date) (collectively, the "MODELING ASSUMPTIONS"). The approximate Class Principal Balances of the Junior Subordinate Certificates as of the Cut Off-Date will be as follows: Class I-B-4, $207,784; Class I-B-5, $173,154; Class I-B-6, $138,527; Class C-B-4, $1,482,973;
Class C-B-5, $1,271,120; and Class C-B-6, $1,059,272.

    Any discrepancy between the actual characteristics of the Mortgage Loans and the characteristics of the Mortgage Loans set forth above may affect the percentages of the initial Class Principal Balances set forth in the tables and the weighted average lives of the Offered Certificates. In addition, to the extent that the characteristics of the Mortgage Loans differ and the initial Class Principal Balances differ, from those assumed in preparing the tables in Appendix C, the outstanding Class Principal Balance of any Class of Offered Certificates may be reduced to zero earlier or later than indicated by such tables.

    Variations in actual prepayment experience may increase or decrease the percentages of the original outstanding Class Principal Balances and the weighted average lives shown in the tables in Appendix C. Such variations may occur even if the average prepayment experience of all the Mortgage Loans equals the indicated percentage of the BPA or SPA, as applicable. There is no assurance, however, that prepayment of the Mortgage Loans of any Loan Group will conform to any given percentage of the applicable BPA or SPA.

    Based on the foregoing assumptions, the tables in Appendix C indicate the projected weighted average lives of the Offered Certificates and set forth the percentages of the initial outstanding Class Principal Balance of each such Class of Offered Certificates that would be outstanding after each of the dates shown at various constant percentages of the applicable BPA or SPA.

YIELD CONSIDERATIONS WITH RESPECT TO THE INTEREST ONLY AND PRINCIPAL ONLY
  CERTIFICATES

    The yields to maturity on the Class X and Class P Certificates will be extremely sensitive to the level of Principal Prepayments on certain of the Mortgage Loans in the related Loan Group (or Loan Groups in the case of the Group C-X Certificates). Because the interest payable to each Class of the Class X Certificates is based on the weighted average of the Stripped Interest Rates of the related Premium Rate Mortgage Loans, the yield to maturity on such Certificates will be adversely affected as a result of faster than expected Principal Prepayments on the related Premium Rate Mortgage Loans. Because the Class C-X-2 Premium Rate Mortgage Loans are only those Group II Loans and Group III Loans having Pass-Through Rates in excess of 6.750% per annum and, in addition, having Mortgage Interest Rates greater than or equal to 8.000% per annum and less than 8.500% per annum, the Class C-X-2 Premium Rate Mortgage Loans are likely to experience a high rate of Principal Prepayments. Because the Class C-X-3 Premium Rate Mortgage Loans are only those Group II Loans and Group III Loans having Pass-Through Rates in excess of 6.750% per annum and, in addition, having Mortgage Interest Rates greater than or equal to 8.500% per annum, the Class C-X-3 Premium Rate Mortgage Loans are extremely likely to experience a high rate of Principal Prepayments. Prospective investors should fully consider the risks associated with an investment in any Class of the Class X Certificates, including the possibility that if the rate of Principal Prepayments on the related Premium Rate Mortgage Loans is rapid or an optional termination of the Trust occurs, such investors may not fully recoup their initial investments. Because the principal payable to each Class of the Class P Certificates is derived from the related Class P Mortgage Loans (which are those Mortgage Loans with Pass-Through Rates of less than 6.750% per annum), the yield to maturity on such Certificates will be adversely affected by slower than expected prepayments of such Mortgage Loans.

    Because distributions of interest to the Class II-A-5 Certificates are based on the Class II-A-1 Principal Balance, the yield to maturity on such Certificates will be extremely sensitive to both the timing of and overall rate of receipt of principal prepayments on the Group II Loans. The interest payable to such Certificates will decrease as a result of faster than expected principal prepayments on all of the Group II

Loans. Prospective investors should fully consider the risks associated with an investment in the Class II-A-5 Certificates, including the possibility that if the rate of principal prepayments on the Group II Loans is rapid or an optional termination of the Trust occurs, such investors may not fully recoup their initial investments.

    Because distributions of interest to the Class III-A-2 Certificates are based on the Class III-A-1 Principal Balance, the yield to maturity on such Certificates will be extremely sensitive to both the timing of and overall rate of receipt of principal prepayments on the Group III Loans. The interest payable to such Certificates will decrease as a result of faster than expected principal prepayments on all of the Group III Loans. Prospective investors should fully consider the risks associated with an investment in the Class III-A-2 Certificates, including the possibility that if the rate of principal prepayments on the Group III Loans is rapid or an optional termination of the Trust occurs, such investors may not fully recoup their initial investments.

    The yield to maturity on the Class III-A-4 Certificates will be extremely sensitive to both the timing of and overall rate of receipt of principal prepayments on the Group III Loans. The principal payable to such Certificates will decrease as a result of slower than expected principal prepayments on all of the Group III Loans.

    To illustrate the significance of different rates of prepayment on the distributions on the Interest Only and Principal Only Certificates, the following tables indicate the approximate pre-tax yields to maturity (on a corporate bond equivalent basis) under the different percentages of the applicable BPA or SPA indicated. Because the rate of distribution of interest on the Interest Only Certificates and the rate of distribution of principal on the Principal Only Certificates will be directly related to the actual amortization (including prepayments) of the Mortgage Loans in the related Loan Group, which will include Mortgage Loans that have remaining terms to maturity shorter or longer than those assumed and interest rates higher or lower than those assumed, the pre-tax yields to maturity on the Interest Only and Principal Only Certificates are likely to differ from those shown in the following tables even if all the Mortgage Loans in the related Loan Group prepay at the indicated constant percentages of the applicable BPA or SPA and the weighted average remaining terms to maturity of the Mortgage Loans in the related Loan Group are as assumed. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Certificates may result in yields to maturity being different from those shown in such tables. Discrepancies between assumed and actual characteristics and performances underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields to maturity in varying prepayment scenarios. In addition, it is highly unlikely that the Mortgage Loans will prepay at a constant level of the applicable BPA or SPA until maturity or that all of such Mortgage Loans will prepay at the same rate. The timing of changes to the rate of Principal Prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of Principal Prepayments is consistent with an investor's expectation. In general, the earlier a payment of principal of the Mortgage Loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield to maturity of Principal Prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be equally offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments.

    In addition, the yield to maturity on the Interest Only Certificates would be adversely affected if an optional termination of the Trust occurs.

    The sensitivity tables for the Interest Only and Principal Only Certificates set forth below are based on the Modeling Assumptions and assume further that the Certificates are purchased at prices equal to those set forth in the tables. There can be no assurance that the Mortgage Loans will have the assumed characteristics, will prepay at any of the rates shown herein or that the purchase prices of the Certificates will be as assumed or that the pre-tax yields to maturity will correspond to any of the pre-tax yields shown herein. The actual prices to be paid on the Interest Only and Principal Only Certificates have not been determined and will be dependent on the characteristics of the Mortgage Pool as ultimately constituted. In addition to any other factors an investor may deem material, each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class of Certificates.

                    SENSITIVITY OF PRE-TAX YIELD TO MATURITY
         OF THE CLASS II-A-5 CERTIFICATES TO PRINCIPAL PREPAYMENTS AT A
                            SPECIFIED ASSUMED PRICE

                                                                              PERCENTAGE OF THE SPA
                                                              -----------------------------------------------------
ASSUMED PRICE                                                    0%        100%       250%       350%       500%
------------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
$134,992....................................................     60.22%     52.47%     38.60%     28.33%     13.19%

    On the basis of a constant prepayment rate of approximately 639% SPA, the assumed purchase price set forth above, which includes accrued interest, and the assumptions described above, the pre-tax yield to maturity of the Class II-A-5 Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rates assumed above, even for one month, while equaling such rates for all other months, an investor in the Class II-A-5 Certificates would not fully recoup the initial purchase price of such Certificates.

                    SENSITIVITY OF PRE-TAX YIELD TO MATURITY
        OF THE CLASS III-A-2 CERTIFICATES TO PRINCIPAL PREPAYMENTS AT A
                            SPECIFIED ASSUMED PRICE

                                                                              PERCENTAGE OF THE SPA
                                                              -----------------------------------------------------
ASSUMED PRICE                                                    0%        100%       250%       350%       500%
------------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
$373,691....................................................     37.65%     17.20%     17.20%     17.20%     17.20%

    On the basis of a constant prepayment rate of approximately 876% SPA, the assumed purchase price set forth above, which includes accrued interest, and the assumptions described above, the pre-tax yield to maturity of the Class III-A-2 Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rates assumed above, even for one month, while equaling such rates for all other months, an investor in the Class III-A-2 Certificates would not fully recoup the initial purchase price of such Certificates.

                    SENSITIVITY OF PRE-TAX YIELD TO MATURITY
          OF THE CLASS I-X CERTIFICATES TO PRINCIPAL PREPAYMENTS AT A
                            SPECIFIED ASSUMED PRICE

                                                                            PERCENTAGE OF THE BPA
                                                          ---------------------------------------------------------
ASSUMED PRICE                                                 0%         50%         100%        150%       200%
--------------------------------------------------------  ----------  ----------  ----------  ----------  ---------
$1,025,689..............................................      39.14%      30.67%      21.85%      12.64%      2.96%

    On the basis of a constant prepayment rate of approximately 215% BPA, the assumed purchase price set forth above, which includes accrued interest, and the assumptions described above, the pre-tax yield to maturity of the Class I-X Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rates assumed above, even for one month, while equaling such rates for all other months, an investor in the Class I-X Certificates would not fully recoup the initial purchase price of such Certificates.

                    SENSITIVITY OF PRE-TAX YIELD TO MATURITY
         OF THE CLASS C-X-1 CERTIFICATES TO PRINCIPAL PREPAYMENTS AT A
                            SPECIFIED ASSUMED PRICE

                                                                              PERCENTAGE OF THE SPA
                                                              -----------------------------------------------------
ASSUMED PRICE                                                    0%        100%       250%       350%       500%
------------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
$5,505,559..................................................     29.44%     24.14%     16.00%     10.43%      1.88%

    On the basis of a constant prepayment rate of approximately 532% SPA, the assumed purchase price set forth above, which includes accrued interest, and the assumptions described above, the pre-tax yield to maturity of the Class C-X-1 Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rates assumed above, even for one month, while equaling such rates for all other months, an investor in the Class C-X-1 Certificates would not fully recoup the initial purchase price of such Certificates.

                    SENSITIVITY OF PRE-TAX YIELD TO MATURITY
         OF THE CLASS C-X-2 CERTIFICATES TO PRINCIPAL PREPAYMENTS AT A
                            SPECIFIED ASSUMED PRICE

                                                                              PERCENTAGE OF THE SPA
                                                              -----------------------------------------------------
ASSUMED PRICE                                                    0%        100%       250%       350%       500%
------------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
$2,079,252..................................................     40.63%     35.24%     26.96%     21.30%     12.61%

    On the basis of a constant prepayment rate of approximately 710% SPA, the assumed purchase price set forth above, which includes accrued interest, and the assumptions described above, the pre-tax yield to maturity of the Class C-X-2 Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rates assumed above, even for one month, while equaling such rates for all other months, an investor in the Class C-X-2 Certificates would not fully recoup the initial purchase price of such Certificates.

                    SENSITIVITY OF PRE-TAX YIELD TO MATURITY
         OF THE CLASS C-X-3 CERTIFICATES TO PRINCIPAL PREPAYMENTS AT A
                            SPECIFIED ASSUMED PRICE

                                                                              PERCENTAGE OF THE SPA
                                                              -----------------------------------------------------
ASSUMED PRICE                                                    0%        100%       250%       350%       500%
------------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
$702,909....................................................     48.34%     42.81%     34.32%     28.52%     19.60%

    On the basis of a constant prepayment rate of approximately 814% SPA, the assumed purchase price set forth above, which includes accrued interest, and the assumptions described above, the pre-tax yield to maturity of the Class C-X-3 Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rates assumed above, even for one month, while equaling such rates for all other months, an investor in the Class C-X-3 Certificates would not fully recoup the initial purchase price of such Certificates.

                    SENSITIVITY OF PRE-TAX YIELD TO MATURITY
        OF THE CLASS III-A-4 CERTIFICATES TO PRINCIPAL PREPAYMENTS AT A
                            SPECIFIED ASSUMED PRICE

                                                                                   PERCENTAGE OF THE SPA
                                                                   -----------------------------------------------------
ASSUMED PRICE                                                         0%        100%       250%       350%       500%
-----------------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
$2,964,470.......................................................      1.39%      2.94%      6.28%      8.97%     13.52%


                    SENSITIVITY OF PRE-TAX YIELD TO MATURITY
          OF THE CLASS I-P CERTIFICATES TO PRINCIPAL PREPAYMENTS AT A
                            SPECIFIED ASSUMED PRICE

                                                                            PERCENTAGE OF THE BPA
                                                           -------------------------------------------------------
ASSUMED PRICE                                                 0%         50%       100%        150%        200%
---------------------------------------------------------  ---------  ---------  ---------  ----------  ----------
$160,848.................................................      4.15%      6.41%      9.21%      12.40%      15.84%

                    SENSITIVITY OF PRE-TAX YIELD TO MATURITY
         OF THE CLASS III-P CERTIFICATES TO PRINCIPAL PREPAYMENTS AT A
                            SPECIFIED ASSUMED PRICE

                                                                            PERCENTAGE OF THE SPA
                                                            -----------------------------------------------------
ASSUMED PRICE                                                  0%        100%       250%       350%       500%
----------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
$222,325..................................................      2.66%      4.98%      9.05%     11.67%     15.30%

    The pre-tax yields to maturity set forth in the preceding tables were calculated by determining the monthly discount rates (whether positive or negative) which, when applied to the assumed streams of cash flows to be paid on the Interest Only and Principal Only Certificates, would cause the discounted present values of such assumed streams of cash flows to equal the assumed purchase price, including accrued interest, where applicable. These monthly discount rates were converted to corporate bond equivalent rates, which are higher than the monthly discount rates because they are based on semiannual compounding. These yields to maturity do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Interest Only or Principal Only Certificates and thus do not reflect the return on any investment in the Interest Only or Principal Only Certificates when any reinvestment rates other than the discount rates are considered.

    There are no historical prepayment data available for the Mortgage Pool, and comparable data are not available because the Mortgage Loans do not constitute a representative sample of mortgage loans generally. In addition, historical data available with respect to mortgage loans underlying mortgage pass-through certificates issued by the Government National Mortgage Association ("GNMA"), FNMA and FHLMC may not be comparable to prepayments expected to be experienced by the Mortgage Pool because the Mortgage Loans may have characteristics which differ from the mortgage loans underlying certificates issued by GNMA, FNMA and FHLMC.

    The Company makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed above. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the Certificates. Since the rate of principal payments (including prepayments) with respect to, and repurchases of, the Mortgage Loans will significantly affect the yields to maturity on the Offered Certificates, prospective investors are urged to consult with their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the Certificates to their investment objectives.

YIELD CONSIDERATIONS WITH RESPECT TO THE SENIOR SUBORDINATE CERTIFICATES

    The following tables have been prepared using the Modeling Assumptions, except that it has been assumed that (i) defaults occur monthly on the last day of the month preceding such Distribution Date at rates which in the aggregate are equal to the following percentages of the aggregate principal balance of the Mortgage Loans in the applicable Loan Group as of the Cut-Off Date for the number of months indicated (and none thereafter); (ii) the scheduled monthly payments for each Mortgage Loan in the applicable Loan Group are computed based upon its unpaid principal balance after giving effect to any default; (iii) certain delinquency experience levels specified in the Pooling Agreement for the determination of the Group I, Group II and Group III Senior Prepayment Percentages, as applicable, and the Group I, Group II and Group III Subordinate Prepayment Percentages, as applicable, are not exceeded; and (iv) prepayments are calculated as assumed above but before giving effect to any such defaults (unless such defaults would reduce the aggregate principal balance of the Mortgage Loans in the applicable Loan Group below the aggregate amount of such assumed prepayments, in which case prepayments are limited to the outstanding principal balance of such Mortgage Loans after such defaults).

                                                                  PRINCIPAL BALANCE OF DEFAULTED
                                                                MORTGAGE LOANS IN LOAN GROUP II AND
                         PRINCIPAL BALANCE OF DEFAULTED        LOAN GROUP III AS A PERCENTAGE OF THE
                       MORTGAGE LOANS IN LOAN GROUP I AS A      AGGREGATE PRINCIPAL BALANCE OF THE
 NUMBER OF MONTHS     PERCENTAGE OF THE AGGREGATE PRINCIPAL     MORTGAGE LOANS IN LOAN GROUP II AND
   COMMENCING IN      BALANCE OF THE MORTGAGE LOANS IN LOAN   LOAN GROUP III, RESPECTIVELY, AS OF THE
    MARCH 1999           GROUP I AS OF THE CUT-OFF DATE                    CUT-OFF DATE
-------------------  ---------------------------------------  ---------------------------------------
    N.A.......                           0.00%                                    0.00%
            24                           0.35%                                    0.85%
            24                           0.75%                                    1.25%
            24                           1.50%                                    3.00%

    For example, if defaulted Group I Loans total 0.35% of the aggregate principal balance of the Group I Loans as of the Cut-Off Date as assumed for purposes of the following tables (approximately $242,416, which is 0.35% of $69,261,646), and such defaults occur at an amount per month equal to approximately $10,100 ( 1/24th of $242,416) in each month of the 24-month period commencing in March 1999, the effect on the pre-tax yield to maturity of the Senior Subordinate Certificates from such aggregate defaults on the Group I Loans over such 24-month period would be as shown in the tables below. Notwithstanding the foregoing, on any date, defaults on individual Mortgage Loans are only applied to the extent of the outstanding principal balance of any such Mortgage Loan.

    In addition, it was assumed that (i) realized losses on liquidation of the Mortgage Loans occur at a rate of 20% and 30%, with respect to the Group I Loans, and 20% and 40%, with respect to the Group II and Group III Loans, of the outstanding principal balance of such defaulted Mortgage Loans at the time of default as indicated in the table (referred to as a "LOSS SEVERITY PERCENTAGE") in the month in which the Mortgage Loans first default, (ii) there are no Special Hazard Losses, Fraud Losses or Bankruptcy Losses, (iii) the Senior Subordinate Certificates are purchased at the assumed purchase prices equal to the indicated percentages of the applicable Class Principal Balance, plus accrued interest from the Cut-Off Date and (iv) all scheduled payments on Mortgage Loans are advanced by the Master Servicer whether or not received from the related Mortgagors.

    The rate of distributions in reduction of the Class Principal Balance of any Class of Senior Subordinate Certificates will be related to the actual amortization schedule of the Mortgage Loans in the related Loan Group; accordingly, the interest distributions and distributions in reduction of the Class Principal Balances of the Senior Subordinate Certificates may result in yields to maturity which differ from those reflected below.

    It is unlikely that the Mortgage Loans will prepay at any of the constant rates specified. The assumed percentages of the applicable BPA or SPA, the principal balance of the defaulted Mortgage Loans and the loss severities on the Mortgage Loans shown in the tables below are for illustrative purposes only and the Company makes no representations with respect to the reasonableness of such assumptions or that the actual rates of prepayment and liquidation and loss severity experience of the Mortgage Loans will in any way correspond to any of the assumptions made herein. In addition, it is unlikely that liquidations will occur in the month of default, and the timing of such liquidations may cause the pre-tax yield to maturity of the Senior Subordinate Certificates to differ from those shown below.

           PRE-TAX YIELD TO MATURITY OF THE CLASS I-B-1 CERTIFICATES AT AN ASSUMED PURCHASE PRICE OF 100.30650% OF THE CLASS I-B-1 PRINCIPAL BALANCE PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

 DEFAULTED MORTGAGE
LOANS EXPRESSED AS A
  PERCENTAGE OF THE
 AGGREGATE PRINCIPAL
BALANCE OF THE GROUP
          I
   LOANS AS OF THE
       CUT-OFF
    DATE OVER THE
      24-MONTH                         PERCENTAGE OF THE BPA                     LOSS
PERIOD COMMENCING IN   -----------------------------------------------------   SEVERITY
     MARCH 1999           0%         50%       100%       150%       200%     PERCENTAGE
---------------------  ---------  ---------  ---------  ---------  ---------  ----------
        0.00%              6.73%      6.73%      6.72%      6.71%      6.71%      0%
        0.35%              6.73%      6.73%      6.72%      6.71%      6.71%     20%
        0.35%              6.73%      6.73%      6.72%      6.71%      6.71%     30%
        0.75%              6.73%      6.73%      6.72%      6.71%      6.71%     20%
        0.75%              6.73%      6.73%      6.72%      6.71%      6.71%     30%
        1.50%              6.73%      6.73%      6.72%      6.71%      6.71%     20%
        1.50%              6.73%      6.73%      6.72%      6.71%      6.71%     30%

           PRE-TAX YIELD TO MATURITY OF THE CLASS I-B-2 CERTIFICATES
          AT AN ASSUMED PURCHASE PRICE OF 99.68953% OF THE CLASS I-B-2
         PRINCIPAL BALANCE PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

 DEFAULTED MORTGAGE
LOANS EXPRESSED AS A
  PERCENTAGE OF THE
 AGGREGATE PRINCIPAL
BALANCE OF THE GROUP
          I
   LOANS AS OF THE
       CUT-OFF
    DATE OVER THE
      24-MONTH                         PERCENTAGE OF THE BPA                     LOSS
PERIOD COMMENCING IN   -----------------------------------------------------   SEVERITY
     MARCH 1999           0%         50%       100%       150%       200%     PERCENTAGE
---------------------  ---------  ---------  ---------  ---------  ---------  ----------
        0.00%              6.83%      6.82%      6.82%      6.82%      6.82%      0%
        0.35%              6.83%      6.82%      6.82%      6.82%      6.82%     20%
        0.35%              6.83%      6.82%      6.82%      6.82%      6.82%     30%
        0.75%              6.83%      6.82%      6.82%      6.82%      6.82%     20%
        0.75%              6.83%      6.82%      6.82%      6.82%      6.82%     30%
        1.50%              6.83%      6.82%      6.82%      6.82%      6.82%     20%
        1.50%              6.83%      6.82%      6.82%      6.82%      6.82%     30%

           PRE-TAX YIELD TO MATURITY OF THE CLASS I-B-3 CERTIFICATES
          AT AN ASSUMED PURCHASE PRICE OF 98.47226% OF THE CLASS I-B-3
         PRINCIPAL BALANCE PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

 DEFAULTED MORTGAGE
LOANS EXPRESSED AS A
  PERCENTAGE OF THE
 AGGREGATE PRINCIPAL
BALANCE OF THE GROUP
          I
   LOANS AS OF THE
       CUT-OFF
    DATE OVER THE
      24-MONTH                         PERCENTAGE OF THE BPA                     LOSS
PERIOD COMMENCING IN   -----------------------------------------------------   SEVERITY
     MARCH 1999           0%         50%       100%       150%       200%     PERCENTAGE
---------------------  ---------  ---------  ---------  ---------  ---------  ----------
        0.00%              7.01%      7.02%      7.03%      7.04%      7.04%      0%
        0.35%              7.01%      7.02%      7.03%      7.04%      7.04%     20%
        0.35%              7.01%      7.02%      7.03%      7.04%      7.04%     30%
        0.75%              7.01%      7.02%      7.03%      7.04%      7.04%     20%
        0.75%              7.01%      7.02%      7.03%      7.04%      7.04%     30%
        1.50%              7.01%      7.02%      7.03%      7.04%      7.04%     20%
        1.50%              7.01%      7.01%      7.03%      7.04%      7.04%     30%

           PRE-TAX YIELD TO MATURITY OF THE CLASS C-B-1 CERTIFICATES
          AT AN ASSUMED PURCHASE PRICE OF 98.99381% OF THE CLASS C-B-1
         PRINCIPAL BALANCE PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

  DEFAULTED MORTGAGE
 LOANS EXPRESSED AS A
  PERCENTAGE OF THE
 AGGREGATE PRINCIPAL
 BALANCE OF THE GROUP
          II
AND GROUP III LOANS AS
 OF THE CUT-OFF DATE
  OVER THE 24-MONTH                     PERCENTAGE OF THE SPA                     LOSS
 PERIOD COMMENCING IN   -----------------------------------------------------   SEVERITY
      MARCH 1999           0%        100%       250%       350%       500%     PERCENTAGE
----------------------  ---------  ---------  ---------  ---------  ---------  ----------
        0.00%               6.90%      6.91%      6.92%      6.93%      6.93%      0%
        0.85%               6.90%      6.91%      6.92%      6.93%      6.93%     20%
        0.85%               6.90%      6.91%      6.92%      6.93%      6.93%     40%
        1.25%               6.90%      6.91%      6.92%      6.93%      6.93%     20%
        1.25%               6.90%      6.91%      6.92%      6.93%      6.93%     40%
        3.00%               6.90%      6.91%      6.92%      6.93%      6.93%     20%
        3.00%               6.90%      6.91%      6.92%      6.93%      6.94%     40%

           PRE-TAX YIELD TO MATURITY OF THE CLASS C-B-2 CERTIFICATES
          AT AN ASSUMED PURCHASE PRICE OF 98.27620% OF THE CLASS C-B-2
         PRINCIPAL BALANCE PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

  DEFAULTED MORTGAGE
 LOANS EXPRESSED AS A
  PERCENTAGE OF THE
 AGGREGATE PRINCIPAL
 BALANCE OF THE GROUP
          II
AND GROUP III LOANS AS
 OF THE CUT-OFF DATE
  OVER THE 24-MONTH                     PERCENTAGE OF THE SPA                     LOSS
 PERIOD COMMENCING IN   -----------------------------------------------------   SEVERITY
      MARCH 1999           0%        100%       250%       350%       500%     PERCENTAGE
----------------------  ---------  ---------  ---------  ---------  ---------  ----------
        0.00%              6.97%      7.00%      7.02%      7.04%      7.05%       0%
        0.85%              6.97%      7.00%      7.02%      7.04%      7.05%      20%
        0.85%              6.97%      7.00%      7.02%      7.04%      7.05%      40%
        1.25%              6.97%      7.00%      7.02%      7.04%      7.05%      20%
        1.25%              6.97%      7.00%      7.02%      7.04%      7.05%      40%
        3.00%              6.97%      7.00%      7.02%      7.04%      7.05%      20%
        3.00%              6.97%      6.99%      7.02%      7.04%      7.05%      40%

           PRE-TAX YIELD TO MATURITY OF THE CLASS C-B-3 CERTIFICATES
          AT AN ASSUMED PURCHASE PRICE OF 96.86390% OF THE CLASS C-B-3
         PRINCIPAL BALANCE PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

  DEFAULTED MORTGAGE
 LOANS EXPRESSED AS A
  PERCENTAGE OF THE
 AGGREGATE PRINCIPAL
 BALANCE OF THE GROUP
          II
AND GROUP III LOANS AS
 OF THE CUT-OFF DATE
  OVER THE 24-MONTH                     PERCENTAGE OF THE SPA                      LOSS
 PERIOD COMMENCING IN   ------------------------------------------------------   SEVERITY
      MARCH 1999           0%        100%       250%       350%        500%     PERCENTAGE
----------------------  ---------  ---------  ---------  ---------  ----------  ----------
        0.00%               7.12%      7.17%      7.22%      7.25%     7.28%        0%
        0.85%               7.12%      7.17%      7.22%      7.25%     7.28%       20%
        0.85%               7.12%      7.17%      7.22%      7.25%     7.28%       40%
        1.25%               7.12%      7.17%      7.22%      7.25%     7.28%       20%
        1.25%               7.12%      7.16%      7.22%      7.25%     7.28%       40%
        3.00%               7.12%      7.14%      7.22%      7.25%     7.28%       20%
        3.00%              (3.51%)    (3.50%)    (4.15%)    (5.78%)   (8.79%)      40%

    The pre-tax yields to maturity set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on each Class of Senior Subordinate Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed offering prices (including accrued interest) of each Class of the Senior Subordinate Certificates set forth above. In all cases monthly rates are then converted to the corporate bond equivalent yields shown above. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that intermediate cash flows are invested at the discount rate or internal rate of return. Thus these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the Senior Subordinate Certificates. Consequently, these yields to maturity do not purport to reflect the return on any investment in the Senior Subordinate Certificates when such reinvestment rates are considered.

    The characteristics of the Mortgage Loans will not correspond exactly to those assumed in preparing the tables above. The yield to maturity of each Class of the Senior Subordinate Certificates therefore will differ even if all the Mortgage Loans prepay monthly at the related assumed prepayment rate. In addition, it is not likely that the Mortgage Loans will prepay at the same percentage of the applicable BPA or SPA, and the timing of changes in the rate of prepayments may affect significantly the yield to maturity received by a holder of a Class of Senior Subordinate Certificates. There are no historical prepayment data available for the Mortgage Pool, and comparable data are not available because the Mortgage Loans do not constitute a representative sample of mortgage loans generally. In addition, historical data available with respect to mortgage loans underlying mortgage pass-through certificates issued by GNMA, FNMA or FHLMC may not be comparable to prepayments expected to be experienced by the Mortgage Pool, because the Mortgage Loans may have characteristics which differ from mortgage loans underlying certificates issued by GNMA, FNMA and FHLMC.

    The Company makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed above. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the Senior Subordinate Certificates. Since the rate of principal payments (including Principal Prepayments) with respect to, and repurchases of, the Mortgage Loans will significantly affect the yield to maturity on each Class of the Senior Subordinate Certificates, prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including Principal Prepayments) on the Mortgage Loans and the suitability of the Senior Subordinate Certificates to their investment objectives.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

    The Residual Certificateholders' after-tax rate of return on their Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to such Certificates. Holders of Residual Certificates may have tax liabilities with respect to their Certificates during the early years of the REMICs' terms that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates may have tax liabilities with respect to their Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Pool.

    The Residual Certificateholders should consult their own tax advisors as to the effect of taxes and the receipt of any payments made to such holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

ADDITIONAL INFORMATION

    The Company intends to file with the Securities and Exchange Commission certain additional yield tables and other computational materials with respect to one or more Classes of the Offered Certificates on a Current Report on Form 8-K. Such tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and materials are preliminary in nature, and the information contained therein is subject to, and superseded by, the information in this Supplement.

                              CREDIT ENHANCEMENTS

SUBORDINATION

    The Senior Certificates of a Certificate Group receive distributions of interest and principal to which they are entitled before distributions of interest or principal to the Class B Certificates of the related Certificate Group. No Class B Certificates of a Certificate Group will receive distributions of interest or principal on any Distribution Date until the Class or Classes in the related Certificate Group senior to such Class have received all distributions of interest and principal due on or before such Distribution Date. See "Description of the Certificates--Priority of Distributions" herein.

    Losses on Mortgage Loans in a Loan Group will be allocated, in each case until the applicable Class Principal Balances of the Classes of the related Certificate Group have been reduced to zero, first, to the Junior Subordinate Certificates in the related Certificate Group in reverse numerical order; second, to the Class I-B-3 Certificates or Class C-B-3 Certificates, as applicable; third, to the Class I-B-2 Certificates or Class C-B-2 Certificates, as applicable; fourth, to the Class I-B-1 Certificates or Class C-B-1 Certificates, as applicable; and fifth, to the outstanding Classes of Senior Certificates in the related Certificate Group by Pro Rata Allocation; PROVIDED, HOWEVER, that if the loss is recognized with respect to a Class P Mortgage Loan, the applicable Class P Fraction of such loss will first be allocated to the related Class P Certificates and the remainder of such loss will be allocated as described above; and PROVIDED, FURTHER, that only a certain specified amount of Special Hazard Losses, Fraud Losses and Bankruptcy Losses in a Loan Group will be allocated solely to the Class B Certificates in the related Certificate Group, following which such losses will be allocated among all outstanding Classes of Certificates in the related Certificate Group by Pro Rata Allocation.

SHIFTING OF INTERESTS

    The Senior Certificates of a Certificate Group entitled to principal, in the aggregate, will receive 100% of Principal Prepayments received with respect to the Mortgage Loans in the related Loan Group until the fifth anniversary of the first Distribution Date. During the next four years, such Senior Certificates, in the aggregate, will receive a disproportionately large, but decreasing, share of Principal Prepayments received with respect to the Mortgage Loans in the related Loan Group. This will result in an acceleration of the amortization of such Senior Certificates, in the aggregate subject to the priorities described in "Description of the Certificates--Distributions of Principal" herein, enhancing the likelihood that holders of such Classes of Certificates will be paid the full amount of principal to which they are entitled.

    See "Description of the Certificates--Distributions of Principal" herein.

THE CERTIFICATE INSURANCE POLICIES AND THE CERTIFICATE INSURER

    The following information has been supplied by MBIA Insurance Corporation (the "CERTIFICATE INSURER") for inclusion in this Prospectus Supplement. The following constitutes a summary of the provisions of the Certificate Insurance Policies and it does not purport to be complete and is qualified in its entirety by reference to the Certificate Insurance Policies, copies of which may be obtained from the

Trustee upon request. The term "Owner", as more specifically defined below, generally refers to the beneficial owner from time to time of a Class II-A-3, Class III-A-6 or Class III-A-7 Certificate (collectively, the "INSURED CERTIFICATES").

    The Certificate Insurer, in consideration of the payment of the premiums and subject to the terms of (a) the certificate guaranty insurance policy with respect to the Class II-A-3 Certificates, (b) the certificate guaranty insurance policy with respect to the Class III-A-6 Certificates and (c) the certificate guaranty insurance policy with respect to the Class III-A-7 Certificates, (each, a "CERTIFICATE INSURANCE POLICY" and, collectively, the "CERTIFICATE INSURANCE POLICIES"), thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received from the Certificate Insurer by the Trustee, or its successor, as trustee for the Owners on behalf of the Owners, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under a Certificate Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the applicable Certificate Insurance Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Insured Certificates, unless such acceleration is at the sole option of the Certificate Insurer. THE CERTIFICATE INSURANCE POLICIES DO NOT PROVIDE CREDIT ENHANCEMENT FOR ANY CLASS OF CERTIFICATES OTHER THAN THE INSURED CERTIFICATES.

    Notwithstanding the foregoing paragraph, the Certificate Insurance Policies do not cover shortfalls, if any, attributable to the liability of the Trust, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

    The Certificate Insurer will pay any Insured Payment that is a Preference Amount (as defined below) on the Business Day (as defined below) following receipt on a Business Day by the Fiscal Agent (as defined below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Insured Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Insured Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

    The Certificate Insurer will pay any other amount payable under each Certificate Insurance Policy no later than 12:00 noon New York City time on the later of the Distribution Date on which the related distribution is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer (the "FISCAL AGENT") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under a Certificate Insurance Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

    Insured Payments due under a Certificate Insurance Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Trustee on behalf of the related Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

    The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Certificate Insurance Policies.

    As used in this section "--The Certificate Insurance Policies and the Certificate Insurer", the following terms shall have the following meanings:

    "AGREEMENT" means the Pooling and Servicing Agreement dated as of March 1, 1998 between PNC Mortgage Securities Corp., as depositor and master servicer, and the Trustee, as trustee, without regard to any amendment or supplement thereto unless approved in writing by the Certificate Insurer.

    "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which the Certificate Insurer or banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

    "DEFICIENCY AMOUNT" means, with respect to any Distribution Date, (I) with respect to the Class II-A-3 Certificates and the Class II-A-3 Certificate Insurance Policy, the sum of (i) the amount, if any, by which the amount available to be paid as interest to the Class II-A-3 Certificates, pursuant to the priority of payment set forth in the Agreement, is less than (A) the product of (1) 1/12 of the Remittance Rate applicable to the Class II-A-3 Certificates and (2) the Class II-A-3 Principal Balance as of such Distribution Date, minus
(B) the sum of (1) any prepayment interest shortfalls relating to Curtailments or Payoffs allocable to the Class II-A-3 Certificates and not due from the Master Servicer as Compensating Interest and (2) any interest shortfalls related to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "RELIEF ACT") allocable to the Class II-A-3 Certificates, (ii) the principal portion of any realized losses allocated to the Class II-A-3 Certificates on such Distribution Date and (iii) to the extent unpaid on the Last Scheduled Distribution Date, after payment of all other amounts due to the Class II-A-3 Certificates, any remaining Class II-A-3 Principal Balance; (II) with respect to the Class III-A-6 Certificates and the Class III-A-6 Certificate Insurance Policy, the sum of (i) the amount, if any, by which the amount available to be paid as interest to the Class III-A-6 Certificates, pursuant to the priority of payment set forth in the Agreement, is less than (A) the product of (1) 1/12 of the Remittance Rate applicable to the Class III-A-6 Certificates and (2) the Class III-A-6 Principal Balance as of such Distribution Date, minus (B) the sum of (1) any prepayment interest shortfalls relating to Curtailments or Payoffs allocable to the Class III-A-6 Certificates and not due from the Master Servicer as Compensating Interest and (2) any interest shortfalls related to the Relief Act allocable to the Class III-A-6 Certificates, (ii) the principal portion of any realized losses allocated to the Class III-A-6 Certificates on such Distribution Date and (iii) to the extent unpaid on the Last Scheduled Distribution Date, after payment of all other amounts due to the Class III-A-6 Certificates, any remaining Class III-A-6 Principal Balance; and (III) with respect to the Class III-A-7 Certificates and the Class III-A-7 Certificate Insurance Policy, the sum of (i) the amount, if any, by which the amount available to be paid as interest to the Class III-A-7 Certificates, pursuant to the priority of payment set forth in the Agreement, is less than (A) the product of (1) 1/12 of the Remittance Rate applicable to the Class III-A-7 Certificates and (2) the Class III-A-7 Principal Balance as of such Distribution Date, minus
(B) the sum of (1) any prepayment interest shortfalls relating to Curtailments or Payoffs allocable to the Class III-A-7 Certificates and not due from the Master Servicer as Compensating Interest and (2) any interest shortfalls related to the Relief Act allocable to the Class III-A-7 Certificates, (ii) the principal portion of any realized losses allocated to the Class III-A-7 Certificates on such Distribution Date and (iii) to the extent unpaid on the Last Scheduled Distribution Date, after payment of all other amounts due to the Class III-A-7 Certificates, any remaining Class III-A-7 Principal Balance.

    "INSURED PAYMENT" means (i) as of any Distribution Date, any Deficiency Amount and (ii) any Preference Amount.

    "NOTICE" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to each Certificate Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

    "OWNER" means each Holder (as defined in the Agreement) of an Insured Certificate who, on the applicable Distribution Date, is entitled under the terms of the applicable Insured Certificates to payment thereunder.

    "PREFERENCE AMOUNT" means any amount previously distributed to an Owner on the applicable Insured Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

    Capitalized terms used in each Certificate Insurance Policy and not otherwise defined in such Certificate Insurance Policy shall have the respective meanings set forth in the Agreement as of the date of execution of such Certificate Insurance Policy, without giving effect to any amendments or modifications to the Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

    Any notice under the Certificate Insurance Policies or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Certificate Insurer shall specify in writing to the Trustee.

    The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

    Each Certificate Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

    The insurance provided by each Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

    The Certificate Insurance Policies are not cancelable for any reason. The premiums on the Certificate Insurance Policies are not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Insured Certificates.

    The Certificate Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Certificate Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Certificate Insurer, changes in control and transactions among affiliates. Additionally, the Certificate Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

    Effective February 17, 1998, MBIA Inc. acquired all of the outstanding stock of Capital Markets Assurance Corporation ("CMAC"), a New York domiciled financial guaranty insurance company, through a merger with its parent CapMAC Holdings Inc. MBIA Inc. then contributed the common stock of CMAC to the Certificate Insurer. Pursuant to a reinsurance agreement, CMAC has ceded all of its net insured risks, as well as its unearned premiums and contingency reserves, to the Certificate Insurer and the Certificate Insurer has reinsured CMAC's net outstanding exposure. MBIA Inc. is not obligated to pay the debts of or claims against CMAC.

    The consolidated financial statements of the Certificate Insurer, a wholly owned subsidiary of MBIA Inc. and its subsidiaries as of December 31, 1996 and December 31, 1995 and for the three years ended December 31, 1996, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1996 and the consolidated financial statements of the Certificate Insurer and its subsidiaries for the periods ending September 30, 1997 and September 30, 1996 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ending September 30, 1997, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

    All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Offered Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

    The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                                                                              SAP
                                                                             --------------------------------------
                                                                             DECEMBER 31, 1996  SEPTEMBER 30, 1997
                                                                             -----------------  -------------------
                                                                                 (AUDITED)          (UNAUDITED)
                                                                                         (IN MILLIONS)
Admitted Assets............................................................      $   4,476           $   5,165
Liabilities................................................................          3,009               3,457
Capital and Surplus........................................................          1,467               1,708

                                                                                              GAAP
                                                                             --------------------------------------
                                                                             DECEMBER 31, 1996  SEPTEMBER 30, 1997
                                                                             -----------------  -------------------
                                                                                 (AUDITED)          (UNAUDITED)
                                                                                         (IN MILLIONS)
Assets.....................................................................      $   5,066           $   5,819
Liabilities................................................................          2,262               2,594
Shareholder's Equity.......................................................          2,804               3,225

    Copies of the financial statements of the Certificate Insurer incorporated by reference herein and copies of the Certificate Insurer's 1996 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Certificate Insurer. The address of the Certificate Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Certificate Insurer is (914) 273-4545.

    The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Certificate Insurance Policies and Certificate Insurer set forth under the heading "--The Certificate Insurance Policies and the Certificate Insurer". Additionally, the Certificate Insurer makes no representation regarding the Insured Certificates or the advisability of investing in the Insured Certificates.

    Moody's Investors Service, Inc. rates the claims paying ability of the Certificate Insurer and CMAC "Aaa".

    S&P rates the claims paying ability of the Certificate Insurer and CMAC
"AAA".

    Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the claims paying ability of the Certificate Insurer "AAA". (CMAC has not requested a rating from Fitch IBCA, Inc.)

    Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

    The above ratings are not recommendations to buy, sell or hold the Insured Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Insured Certificates. The Certificate Insurer does not guaranty the market price of the Insured Certificates nor does it guaranty that the ratings on the Insured Certificates will not be revised or withdrawn.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    For federal income tax purposes, the Company will cause two separate REMIC elections to be made with respect to the Trust (other than the Certificate Insurance Policies). The Offered Certificates, other than the Class R-1 and Class R-2 Certificates, will represent ownership of REMIC regular interests. Such Certificates will generally be treated as representing ownership of debt for federal income tax purposes. Certificateholders will be required to include in income all interest and original issue discount ("OID") on such Certificates in accordance with the accrual method of accounting regardless of the Certificateholders' usual methods of accounting. For federal income tax purposes, (i) the Class R-1 Certificates will be the residual interest in REMIC I and (ii) the Class R-2 Certificates will be the residual interest in REMIC II.

    The Class II-A-3, Class III-A-5, Class III-A-7, Interest Only and Principal Only Certificates will, and the Class I-A-1, Class II-A-2, Class III-A-6 and the Senior Subordinate Certificates may, be treated as having been issued with OID for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes is 100% BPA for Loan Group I and 250% SPA for Loan Group II and Loan Group III as described herein under "Yield and Prepayment Considerations". No representation is made that the Mortgage Loans will prepay at any given percentage of the BPA.

    In certain circumstances OID Regulations (as defined in "Certain Federal Income Tax Consequences" in the Prospectus) permit the holder of a debt instrument to recognize OID under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a Certificate may be able to select a method for recognizing OID that differs from that used by the Company in preparing reports to the Certificateholders and the IRS.

    If actual prepayments differ sufficiently from the prepayment assumptions, the calculation of OID for certain Classes of Offered Certificates might produce a negative number for certain accrual periods. In such event, Certificateholders will not be entitled to a deduction for such amount, but will be required to carry such amount forward as an offset to OID, if any, accruing in future accrual periods.

    Certain Classes of Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a Certificate will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such Classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize any such premium. See "Certain Federal Income Tax Consequences--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" and "--Market Discount and Premium" in the Prospectus.

    The Offered Certificates will generally be treated as "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "loans secured by an interest in real property" for domestic building and loan associations, and "real estate assets" for real estate investment trusts ("REITs") in the same proportion that the assets in the REMICs would be so treated. In addition interest on the Offered Certificates will generally be treated as "interest on obligations secured by mortgages on real property" for REITs to the extent that such Offered Certificates are treated as "real estate assets". Recently enacted legislation repealed the provisions of
Section 593(d) of the Internal Revenue Code, as amended (the "CODE") allowing the reserve method of accounting for bad debts, effective for taxable years beginning after December 31, 1995. See "Certain Federal Income Tax Consequences" in the Prospectus.

NEW WITHHOLDING REGULATIONS

    The Treasury Department has issued new regulations (the "NEW REGULATIONS") which make certain modifications to the withholding, backup withholding and information reporting rules described in "Certain Federal Income Tax Consequences" in the Prospectus. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO THE RESIDUAL CERTIFICATES

    The IRS has issued regulations under the provisions of the Code related to REMICs (the "REMIC REGULATIONS") that significantly affect holders of the Residual Certificates. The REMIC Regulations impose restrictions on the transfer or acquisition of certain residual interests, including the Residual Certificates. In addition, the REMIC Regulations contain restrictions that apply to the transfer of "noneconomic" residual interests to U.S. Persons. Pursuant to the Pooling Agreement, the Residual Certificates may not be transferred to non-U.S. Persons.

    The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("THRIFT INSTITUTIONS") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

    In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

    The REMIC Regulations provide that a transfer to a U.S. Person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on such residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax". Based on the REMIC Regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC Regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due with respect to the income on the Residual Certificates. All transfers of the Residual Certificates will be subject to certain restrictions under the terms of the Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests. See "Certain Federal Income Tax Consequences-- Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the Prospectus.

    The Residual Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the REMICs' terms that significantly exceeds the amount of cash distributions received by such Residual Certificateholders from the REMIC with respect to such periods. Consequently, the Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC as a result of their ownership of such Residual Certificates. In addition, the required inclusion of this amount of taxable income during the REMICs' earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate (or possibly later under the "wash sale" rules of Section 1091 of the Code) may cause the Residual Certificateholders' after-tax rate of return to be zero or negative even if the Residual Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on such Residual Certificates over their lives.

    As discussed above, the rules for accrual of OID with respect to certain Classes of Certificates are subject to significant complexity and uncertainty. Because OID on the Certificates will be deducted by the related REMIC in determining its taxable income, any changes required by the IRS in the application of those rules to the Certificates may significantly affect the timing of OID deductions to the related REMIC and therefore the amount of the related REMICs' taxable income allocable to holders of the Residual Certificates.

    Purchasers of the Residual Certificates are strongly advised to consult their own tax advisors as to the economic and tax consequences of investment in such Certificates.

    For further information regarding the federal income tax consequences of investing in the Residual Certificates, see "Certain Yield and Prepayment Considerations--Additional Yield Considerations Applicable Solely to the Residual Certificates" herein and "Certain Federal Income Tax Consequences-- Taxation of Owners of REMIC Residual Certificates" in the Prospectus.

    An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) a Residual Certificate, particularly a Class R-1 Certificate, may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the related REMIC in computing such Certificateholder's regular tax liability and will not be able to deduct such fees or expenses to any extent in computing such Certificateholder's alternative minimum tax liability. Such expenses will be allocated for federal income tax information reporting purposes entirely to the Class R-1 Certificates and not to the Class R-2 Certificates. However, it is possible that the IRS may require all or some portion of such fees and expenses to be allocated to the Class R-2 Certificates. See "Certain Federal Income Tax Consequences--Pass-Through of Servicing Fees" and "--Taxation of Owners of REMIC Residual Certificates" in the Prospectus.

    The Company will be designated as the "tax matters persons" with respect to REMIC I and REMIC II as defined in the REMIC Regulations, and in connection therewith will be required to hold not less than 0.01% of each of the Residual Certificates.

    For further information regarding the federal income tax consequences of investing in the Certificates, see "Certain Federal Income Tax Consequences" in the Prospectus.

                        CERTAIN LEGAL INVESTMENT ASPECTS

    As of the date of their issuance, the Offered Certificates, other than the Class I-B-2, Class C-B-2, Class I-B-3 and Class C-B-3 Certificates (the "SMMEA CERTIFICATES"), will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and as such will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies, and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of such entities with respect to "mortgage related securities", the SMMEA Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain states have enacted such legislation. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates, constitute legal investments for such investors.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with the SMMEA Certificates without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the SMMEA Certificates and national banks may purchase the SMMEA Certificates for their own accounts without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), in each case subject to such regulations as the applicable federal regulatory authority may prescribe.

    Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the Offered Certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision and the National Credit Union Administration have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the Offered Certificates. In addition, several states have adopted or are considering regulations that would prohibit regulated institutions subject to their jurisdiction from holding mortgage-backed securities such as the Offered Certificates, including such securities previously purchased. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

    There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase the Offered Certificates or to purchase the Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

                              ERISA CONSIDERATIONS

    Any fiduciary of an employee benefit plan or other benefit plan or arrangement which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE") (each, a "PLAN"), or other person that proposes to use "plan assets" of any Plan to acquire any Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and
Section 4975 of the Code of the acquisition and ownership of such Certificates by, on behalf of or with "plan assets" of any Plan. See "ERISA Considerations" in the Prospectus.

UNDERWRITER'S PTE

    Donaldson, Lufkin & Jenrette Securities Corporation (the "UNDERWRITER") is the recipient of a final prohibited transaction exemption (the "UNDERWRITER'S PTE") which may afford protection from violations under Sections 406 and 407 of ERISA and Section 4975 of the Code for Plans that acquire Offered Certificates (other than the Senior Subordinate Certificates). It is not clear whether exemptive relief is available under the Underwriter's PTE for Plans that acquire the Residual Certificates. Plans (or persons using "plan assets" of any Plan) that acquire Offered Certificates (other than the Senior Subordinate Certificates) may be eligible for exemptive relief under the Underwriter's PTE if:

        (a) The Class of such Certificates acquired by the Plan is not subordinated to other Classes of Certificates with respect to the right to receive payment in the event of defaults or delinquencies on the underlying Mortgage Loans;

        (b) The Plan is an "accredited investor" (as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended (the "ACT"));

        (c) The acquisition of such Certificates by the Plan is on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

        (d) The sum of all payments made to and retained by the Underwriter in connection with the distribution of such Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Company pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of the Mortgage Loans; and the sum of all payments made to and retained by the Company or any other servicer represents not more than reasonable compensation for their services under the Pooling Agreement and reimbursement of their reasonable expenses in connection therewith;

        (e) The Certificates acquired by the Plan have received a rating from S&P, DCR, Moody's or Fitch that is in the three highest generic rating categories; and

        (f) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below).

    In addition, the Underwriter's PTE will not provide exemptive relief for certain transactions prohibited by Section 406(b)(1) of ERISA or Section 4975(c)(1)(E) of the Code that may result from an investment of "plan assets" of any Plan in such Certificates if:

        (g) The Plan's investment in any Class of such Certificates exceeds 25% of the outstanding Certificates of that Class at the time of acquisition;

        (h) 25% or more of the assets of a Plan with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in certificates evidencing interests in trusts spon-sored or containing assets sold or serviced by the Company;

        (i) The Plan is sponsored by the Company, the Underwriter, the Trustee, any servicer, the obligor under any credit support mechanism, or any mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans on the Closing Date (a "MAJOR OBLIGOR") or their affiliates (collectively, the "RESTRICTED GROUP");

        (j) The Plan fiduciary responsible for the decision to invest or any of its affiliates is a Major Obligor; or

        (k) In connection with an acquisition of Certificates in the initial issuance, less than 50% of each Class of Certificates in which Plans have invested and less than 50% of the aggregate interests in the Trust are acquired by persons independent of members of the Restricted Group.

    Whether the conditions of the Underwriter's PTE will be satisfied with respect to Offered Certificates of a particular Class (other than the Senior Subordinate Certificates, for which the Underwriter's PTE will not afford exemptive relief) will depend upon the facts and circumstances existing at the time the Plan acquires (or "plan assets" of the Plan are used to acquire) Certificates of that Class. Any Plan fiduciary or other person that proposes to use "plan assets" of any Plan to acquire such Offered Certificates in reliance upon the Underwriter's PTE should determine whether such acquisition will satisfy all applicable conditions and consult with its counsel regarding other factors that may affect the applicability of the Underwriter's PTE. Purchasers using insurance company general account assets to effect the purchase of the Senior Subordinate Certificates should consider the availability of exemptive relief under Sections I and III of PTCE 95-60. See "ERISA Considerations--Other Exemptions" in the Prospectus and "--Restrictions on the Senior Subordinate and Residual Certificates" below.

PROHIBITED TRANSACTION CLASS EXEMPTIONS

    To qualify for exemption under PTCE 83-1 (see "ERISA Considerations--Prohibited Transaction Class Exemption 83-1" in the Prospectus), a Certificate (i) must entitle its holder to more than nominal pass-through payments of both principal and interest from the Mortgage Loans, (ii) must not be subordinated to other Classes of Certificates with respect to the right to receive payments in the event of defaults or delinquencies on the underlying Mortgage Loans and (iii) must not be issued by a Trust which holds cooperative apartment Mortgage Loans. Because the Interest Only Certificates are not entitled to principal, the Principal Only Certificates are not entitled to interest and the Senior Subordinate Certificates are subordinated to the extent specified herein, PTCE 83-1 will not afford exemptive relief to Plans (or persons using "plan assets" of any Plan) that acquire such Certificates from the prohibited transaction rules of ERISA or Section 4975 of the Code. It is not clear whether PTCE 83-1 will afford such relief to Plans (or such persons) that acquire the Residual Certificates. See "ERISA Considerations--Prohibited Transaction Class Exemption 83-1" and "--Other Exemptions" in the Prospectus.

RESTRICTIONS ON THE SENIOR SUBORDINATE AND RESIDUAL CERTIFICATES

    Because the Senior Subordinate Certificates will not qualify for exemptive relief under the Underwriter's PTE or PTCE 83-1, because it is not clear whether the Residual Certificates may qualify for exemptive relief under the Underwriter's PTE, and because the Residual Certificates will not qualify for exemptive relief under PTCE 83-1, purchases of such Certificates by, on behalf of or with "plan assets" of any Plan are not to be registered unless the transferee provides an opinion of counsel satisfactory to the Trustee and the Company that the purchase of any such Certificate by, on behalf of or with "plan assets" of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Master Servicer, the Company or the Trustee to any obligation in addition to those undertaken in the Pooling Agreement. In lieu of such opinion of counsel, purchases of the Senior Subordinate Certificates may be registered if the transferee represents that it is an insurance company using assets of its general account to effect such purchase in reliance upon the availability of exemptive relief under Sections I and III of PTCE 95-60. See "ERISA Considerations" in the Prospectus.

                             METHOD OF DISTRIBUTION

    Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase, all of the Offered Certificates, other than the 0.01% Percentage Interest of each of the Residual Certificates to be retained by the Company. The aggregate proceeds (excluding accrued interest) to the Company from the sale of the Offered Certificates, before deducting expenses estimated to be $550,000, will be approximately 100.914% of the initial aggregate Certificate Principal Balance of the Offered Certificates. Under the terms and conditions of the Underwriting Agreement, the Underwriter is committed to take and pay for all of such Offered Certificates, if any are taken. Distribution of such Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the Offered Certificates paid to the Company and the proceeds from the sale of such Certificates realized by the Underwriter will constitute underwriting discounts and commissions.

    The Company has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Company by Thomas G. Lehmann, General Counsel, Vice President and Secretary of the Company, and by its special counsel, Orrick, Herrington & Sutcliffe

LLP, San Francisco, California. Brown & Wood LLP, New York, New York, will pass upon certain legal matters on behalf of the Underwriter. The enforceability of the Certificate Insurance Policies will be passed upon by Kutak Rock, Newport Beach, California, special counsel to the Certificate Insurer.

                              CERTIFICATE RATINGS

    It is a condition to the issuance of the Offered Certificates that they receive ratings from Standard & Poor's ratings services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Duff & Phelps Credit Rating Co. ("DCR") as indicated:

--------------------------------------------------------------------------------

                                         RATING AGENCY
                                      --------------------
CLASS                                    S&P        DCR
I-A-1...............................  AAA        AAA
II-A-1..............................  AAA        AAA
II-A-2..............................  AAA        AAA
II-A-3..............................  AAA        AAA
II-A-4..............................  AAA        AAA
II-A-5..............................  AAAr       AAA
III-A-1.............................  AAA        AAA
III-A-2.............................  AAAr       AAA
III-A-3.............................  AAA        AAA
III-A-4.............................  AAAr       AAA
III-A-5.............................  AAAr       AAA
III-A-6.............................  AAA        AAA
III-A-7.............................  AAA        AAA
III-A-8.............................  AAA        AAA
I-X.................................  AAAr       AAA
C-X-1...............................  AAAr       AAA
C-X-2...............................  AAAr       AAA
C-X-3...............................  AAAr       AAA
I-P.................................  AAAr       AAA
III-P...............................  AAAr       AAA
I-B-1...............................  AA         AA
I-B-2...............................             A
I-B-3...............................             BBB
C-B-1...............................  AA         AA
C-B-2...............................             A
C-B-3...............................             BBB
R-1.................................  AAA        AAA
R-2.................................  AAA        AAA

--------------------------------------------------------------------------------

    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

    The ratings by DCR assigned to this issue do not constitute a recommendation to purchase or sell these securities. Rather, they are an indication of the likelihood of the payment of principal and interest as set forth in the transaction documentation. The ratings do not address the effect on the Certificates' yield attributable to prepayments or recoveries on the underlying Mortgage Loans. Further, the ratings on the Interest Only Certificates do not address whether investors will recoup their initial investment. Additionally, the ratings on the Principal Only Certificates address only the return of the applicable Class Principal Balance, and the rating on the Residual Certificates addresses only the return of the Class R-1 and Class R-2 Principal Balance and interest thereon at the stated rate.

    The ratings on the Offered Certificates address the likelihood of the receipt by Certificateholders of all distributions with respect to the underlying Mortgage Loans to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of Principal Prepayments by Mortgagors might differ from those originally anticipated. As a result of such differences in the rate of Principal Prepayments, Certificateholders might suffer a lower than anticipated yield to maturity. See "Risk Factors" and "Yield and Prepayment Considerations" herein.

    The Depositor has not requested a rating on the Offered Certificates by any rating agency other than S&P and DCR. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the Offered Certificates by S&P or DCR.

                                    EXPERTS

    The consolidated financial statements of the Certificate Insurer and its subsidiaries as of December 31, 1996 and 1995, and for the three years ended December 31, 1996, incorporated by reference in this Prospectus Supplement have been audited by Coopers & Lybrand, L.L.P., independent accountants, as set forth in their report thereon incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.

                                                                      APPENDIX A

                        PLANNED PRINCIPAL BALANCE TABLES

                                                    CLASS
DISTRIBUTION DATE                                  III-A-1
---------------------------------------------  ----------------
Initial Balance..............................  $  40,789,000.00
April 25, 1998...............................     40,789,000.00
May 25, 1998.................................     40,789,000.00
June 25, 1998................................     40,789,000.00
July 25, 1998................................     40,789,000.00
August 25, 1998..............................     40,789,000.00
September 25, 1998...........................     40,789,000.00
October 25, 1998.............................     40,789,000.00
November 25, 1998............................     40,789,000.00
December 25, 1998............................     40,789,000.00
January 25, 1999.............................     40,789,000.00
February 25, 1999............................     40,789,000.00
March 25, 1999...............................     40,789,000.00
April 25, 1999...............................     40,789,000.00
May 25, 1999.................................     40,789,000.00
June 25, 1999................................     40,789,000.00
July 25, 1999................................     40,789,000.00
August 25, 1999..............................     40,789,000.00
September 25, 1999...........................     40,789,000.00
October 25, 1999.............................     40,789,000.00
November 25, 1999............................     40,789,000.00
December 25, 1999............................     40,789,000.00
January 25, 2000.............................     40,789,000.00
February 25, 2000............................     39,823,316.56
March 25, 2000...............................     38,832,872.70
April 25, 2000...............................     37,818,582.63
May 25, 2000.................................     36,781,509.52
June 25, 2000................................     35,723,855.78
July 25, 2000................................     34,649,321.64
August 25, 2000..............................     33,564,359.83
September 25, 2000...........................     32,477,878.22
October 25, 2000.............................     31,396,891.84
November 25, 2000............................     30,321,372.83
December 25, 2000............................     29,251,293.49
January 25, 2001.............................     28,186,626.28
February 25, 2001............................     27,127,343.79
March 25, 2001...............................     26,073,418.74
April 25, 2001...............................     25,024,824.03
May 25, 2001.................................     23,981,532.68
June 25, 2001................................     22,943,517.86
July 25, 2001................................     21,910,752.87
August 25, 2001..............................     20,883,211.18
September 25, 2001...........................     19,860,866.37
October 25, 2001.............................     18,843,692.17
November 25, 2001............................     17,831,662.45

                                                    CLASS
DISTRIBUTION DATE                                  III-A-1
---------------------------------------------  ----------------
December 25, 2001............................  $  16,824,751.24
January 25, 2002.............................     15,822,932.67
February 25, 2002............................     14,826,181.03
March 25, 2002...............................     13,834,470.74
April 25, 2002...............................     12,847,776.37
May 25, 2002.................................     11,866,072.60
June 25, 2002................................     10,889,334.26
July 25, 2002................................      9,917,536.32
August 25, 2002..............................      8,950,653.87
September 25, 2002...........................      7,988,662.13
October 25, 2002.............................      7,031,536.48
November 25, 2002............................      6,079,252.40
December 25, 2002............................      5,131,785.51
January 25, 2003.............................      4,189,111.56
February 25, 2003............................      3,251,206.44
March 25, 2003...............................      2,318,046.16
April 25, 2003...............................      1,458,207.62
May 25, 2003.................................        603,037.29
June 25, 2003 and thereafter.................              0.00

                                                                      APPENDIX B

                       TARGETED PRINCIPAL BALANCE TABLES

                                                                    CLASS             CLASS
DISTRIBUTION DATE                                                  III-A-3           III-A-4
------------------------------------------------------------  -----------------  ---------------
Initial Balance.............................................  $  104,628,339.00  $  3,875,124.00
April 25, 1998..............................................     104,054,935.22     3,853,886.82
May 25, 1998................................................     103,406,818.03     3,829,882.48
June 25, 1998...............................................     102,685,871.82     3,803,180.76
July 25, 1998...............................................     101,893,624.49     3,773,838.27
August 25, 1998.............................................     101,032,044.73     3,741,927.90
September 25, 1998..........................................     100,102,292.68     3,707,492.64
October 25, 1998............................................      99,105,045.06     3,670,557.54
November 25, 1998...........................................      98,041,574.96     3,631,169.76
December 25, 1998...........................................      96,913,232.29     3,589,379.28
January 25, 1999............................................      95,721,447.50     3,545,239.10
February 25, 1999...........................................      94,467,162.23     3,498,784.09
March 25, 1999..............................................      93,151,646.88     3,450,061.29
April 25, 1999..............................................      91,776,210.16     3,399,119.19
May 25, 1999................................................      90,341,886.18     3,345,996.07
June 25, 1999...............................................      88,849,791.48     3,290,733.30
July 25, 1999...............................................      87,301,123.26     3,233,375.21
August 25, 1999.............................................      85,697,157.36     3,173,969.06
September 25, 1999..........................................      84,039,246.22     3,112,564.94
October 25, 1999............................................      82,328,963.80     3,049,221.14
November 25, 1999...........................................      80,567,934.75     2,983,997.84
December 25, 1999...........................................      78,757,820.51     2,916,956.57
January 25, 2000............................................      76,900,240.04     2,848,157.28
February 25, 2000...........................................      75,888,621.06     2,810,689.91
March 25, 2000..............................................      74,856,291.50     2,772,455.48
April 25, 2000..............................................      73,805,404.72     2,733,533.74
May 25, 2000................................................      72,738,307.82     2,694,011.63
June 25, 2000...............................................      71,658,837.79     2,654,031.26
July 25, 2000...............................................      70,572,729.85     2,613,805.03
August 25, 2000.............................................      69,489,185.86     2,573,673.77
September 25, 2000..........................................      68,420,337.62     2,534,086.80
October 25, 2000............................................      67,375,405.10     2,495,385.59
November 25, 2000...........................................      66,354,018.28     2,457,556.44
December 25, 2000...........................................      65,355,812.37     2,420,585.85
January 25, 2001............................................      64,380,427.79     2,384,460.49
February 25, 2001...........................................      63,427,510.03     2,349,167.24
March 25, 2001..............................................      62,496,709.61     2,314,693.15
April 25, 2001..............................................      61,587,682.03     2,281,025.46
May 25, 2001................................................      60,700,087.67     2,248,151.59
June 25, 2001...............................................      59,833,591.74     2,216,059.14
July 25, 2001...............................................      58,987,864.20     2,184,735.90
August 25, 2001.............................................      58,162,579.73     2,154,169.80
September 25, 2001..........................................      57,357,417.60     2,124,348.98
October 25, 2001............................................      56,572,061.68     2,095,261.72
November 25, 2001...........................................      55,806,200.34     2,066,896.49

                                                                    CLASS             CLASS
DISTRIBUTION DATE                                                  III-A-3           III-A-4
------------------------------------------------------------  -----------------  ---------------
December 25, 2001...........................................  $   55,059,526.36  $  2,039,241.89
January 25, 2002............................................      54,331,736.94     2,012,286.73
February 25, 2002...........................................      53,622,533.58     1,986,019.93
March 25, 2002..............................................      52,931,622.03     1,960,430.61
April 25, 2002..............................................      52,258,712.26     1,935,508.03
May 25, 2002................................................      51,603,518.39     1,911,241.59
June 25, 2002...............................................      50,965,758.60     1,887,620.85
July 25, 2002...............................................      50,345,155.11     1,864,635.53
August 25, 2002.............................................      49,741,434.14     1,842,275.50
September 25, 2002..........................................      49,154,325.79     1,820,530.74
October 25, 2002............................................      48,583,564.06     1,799,391.42
November 25, 2002...........................................      48,028,886.73     1,778,847.81
December 25, 2002...........................................      47,490,035.38     1,758,890.35
January 25, 2003............................................      46,966,755.27     1,739,509.60
February 25, 2003...........................................      46,458,795.31     1,720,696.27
March 25, 2003..............................................      45,965,908.05     1,702,441.19
April 25, 2003..............................................      45,555,576.25     1,687,243.71
May 25, 2003................................................      45,159,296.27     1,672,566.67
June 25, 2003...............................................      44,548,293.56     1,649,936.94
July 25, 2003...............................................      43,398,277.51     1,607,343.75
August 25, 2003.............................................      42,265,863.65     1,565,402.49
September 25, 2003..........................................      41,150,805.38     1,524,104.03
October 25, 2003............................................      40,052,859.53     1,483,439.37
November 25, 2003...........................................      38,971,786.21     1,443,399.61
December 25, 2003...........................................      37,907,348.85     1,403,976.00
January 25, 2004............................................      36,859,314.11     1,365,159.90
February 25, 2004...........................................      35,827,451.85     1,326,942.78
March 25, 2004..............................................      34,811,535.07     1,289,316.22
April 25, 2004..............................................      33,845,673.56     1,253,543.57
May 25, 2004................................................      32,894,901.89     1,218,329.80
June 25, 2004...............................................      31,959,004.97     1,183,666.95
July 25, 2004...............................................      31,037,770.70     1,149,547.16
August 25, 2004.............................................      30,130,989.88     1,115,962.68
September 25, 2004..........................................      29,238,456.21     1,082,905.88
October 25, 2004............................................      28,359,966.26     1,050,369.21
November 25, 2004...........................................      27,495,319.36     1,018,345.25
December 25, 2004...........................................      26,644,317.67       986,826.67
January 25, 2005............................................      25,806,766.04       955,806.23
February 25, 2005...........................................      24,982,472.03       925,276.82
March 25, 2005..............................................      24,171,245.86       895,231.41
April 25, 2005..............................................      23,436,236.79       868,008.84
May 25, 2005................................................      22,712,894.88       841,218.40
June 25, 2005...............................................      22,001,048.71       814,853.73
July 25, 2005...............................................      21,300,529.29       788,908.56
August 25, 2005.............................................      20,611,170.01       763,376.73
September 25, 2005..........................................      19,932,806.62       738,252.16
October 25, 2005............................................      19,265,277.18       713,528.85
November 25, 2005...........................................      18,608,422.06       689,200.88
December 25, 2005...........................................      17,962,083.86       665,262.42

                                                                    CLASS             CLASS
DISTRIBUTION DATE                                                  III-A-3           III-A-4
------------------------------------------------------------  -----------------  ---------------
January 25, 2006............................................  $   17,326,107.42  $    641,707.74
February 25, 2006...........................................      16,700,339.78       618,531.16
March 25, 2006..............................................      16,084,630.13       595,727.09
April 25, 2006..............................................      15,566,358.23       576,531.84
May 25, 2006................................................      15,128,558.69       560,317.04
June 25, 2006...............................................      14,697,559.56       544,354.10
July 25, 2006...............................................      14,273,260.20       528,639.31
August 25, 2006.............................................      13,855,561.43       513,168.99
September 25, 2006..........................................      13,444,365.48       497,939.50
October 25, 2006............................................      13,039,576.00       482,947.30
November 25, 2006...........................................      12,641,098.02       468,188.86
December 25, 2006...........................................      12,248,837.93       453,660.70
January 25, 2007............................................      11,862,703.47       439,359.43
February 25, 2007...........................................      11,482,603.71       425,281.66
March 25, 2007..............................................      11,108,449.01       411,424.07
April 25, 2007..............................................      10,779,522.49       399,241.61
May 25, 2007................................................      10,455,280.08       387,232.63
June 25, 2007...............................................      10,135,656.92       375,394.73
July 25, 2007...............................................       9,820,589.02       363,725.55
August 25, 2007.............................................       9,510,013.25       352,222.74
September 25, 2007..........................................       9,203,867.38       340,884.01
October 25, 2007............................................       8,902,089.99       329,707.07
November 25, 2007...........................................       8,604,620.53       318,689.68
December 25, 2007...........................................       8,311,399.26       307,829.63
January 25, 2008............................................       8,022,367.26       297,124.74
February 25, 2008...........................................       7,737,466.43       286,572.86
March 25, 2008..............................................       7,456,639.43       276,171.85
April 25, 2008..............................................       7,179,829.74       265,919.64
May 25, 2008................................................       6,906,981.59       255,814.16
June 25, 2008...............................................       6,638,039.99       245,853.35
July 25, 2008...............................................       6,372,950.69       236,035.23
August 25, 2008.............................................       6,111,660.18       226,357.80
September 25, 2008..........................................       5,854,115.68       216,819.12
October 25, 2008............................................       5,600,265.16       207,417.25
November 25, 2008...........................................       5,350,057.26       198,150.29
December 25, 2008...........................................       5,103,441.35       189,016.36
January 25, 2009............................................       4,860,367.50       180,013.63
February 25, 2009...........................................       4,620,786.42       171,140.25
March 25, 2009..............................................       4,384,649.55       162,394.44
April 25, 2009..............................................       4,151,908.96       153,774.42
May 25, 2009................................................       3,922,517.38       145,278.43
June 25, 2009...............................................       3,696,428.20       136,904.76
July 25, 2009...............................................       3,473,595.44       128,651.69
August 25, 2009.............................................       3,253,973.74       120,517.56
September 25, 2009..........................................       3,037,518.39       112,500.69
October 25, 2009............................................       2,824,185.26       104,599.46
November 25, 2009...........................................       2,613,930.84        96,812.26
December 25, 2009...........................................       2,406,712.21        89,137.50
January 25, 2010............................................       2,202,487.06        81,573.60

                                                                    CLASS             CLASS
DISTRIBUTION DATE                                                  III-A-3           III-A-4
------------------------------------------------------------  -----------------  ---------------
February 25, 2010...........................................  $    2,001,213.63  $     74,119.03
March 25, 2010..............................................       1,802,850.75        66,772.26
April 25, 2010..............................................       1,607,357.80        59,531.78
May 25, 2010................................................       1,414,694.75        52,396.11
June 25, 2010...............................................       1,224,822.07        45,363.78
July 25, 2010...............................................       1,037,700.80        38,433.37
August 25, 2010.............................................         853,292.53        31,603.43
September 25, 2010..........................................         671,559.35        24,872.57
October 25, 2010............................................         492,463.87        18,239.40
November 25, 2010...........................................         315,969.23        11,702.57
December 25, 2010...........................................         142,039.07         5,260.71
January 25, 2011 and thereafter.............................               0.00             0.00

                                                                     APPENDIX C+

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION OR STANDARD PREPAYMENT
                           ASSUMPTION, AS APPLICABLE

                                                                                    CLASS I-B-1, CLASS I-B-2
                              CLASS I-A-1                    CLASS I-P                  AND CLASS I-B-3           CLASS II-A-1
                      ----------------------------  ----------------------------  ----------------------------  ----------------
DISTRIBUTION DATE      0%   50%   100%  150%  200%   0%   50%   100%  150%  200%   0%   50%   100%  150%  200%   0%   100%  250%
--------------------  ----------------------------  ----------------------------  ----------------------------  ----------------
Initial
  Percentage........   100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%
March 25, 1999......    97    91    86    80    74    96    91    86    81    75    97    97    97    97    97    99    96    91
March 25, 2000......    94    81    69    58    47    92    80    69    59    49    94    94    94    94    94    97    88    75
March 25, 2001......    90    71    55    41    29    88    70    55    42    32    90    90    90    90    91    96    79    55
March 25, 2002......    87    63    44    29    18    83    61    44    31    20    87    87    87    87    87    94    70    39
March 25, 2003......    83    55    34    20    10    78    53    35    22    13    83    83    83    83    83    92    61    25
March 25, 2004......    78    47    27    14     6    72    45    27    15     8    78    77    75    72    70    91    54    14
March 25, 2005......    74    41    21     9     3    67    38    21    11     5    74    70    65    61    57    89    47     6
March 25, 2006......    69    35    16     6     2    60    32    16     7     3    69    62    55    48    42    87    41     0
March 25, 2007......    63    30    12     4     1    54    26    12     5     2    63    53    44    36    28    85    35     0
March 25, 2008......    57    25     9     3     1    47    21     9     3     1    57    44    34    25    18    82    30     0
March 25, 2009......    51    20     7     2     *    39    16     6     2     1    51    36    25    17    11    80    26     0
March 25, 2010......    44    16     5     1     *    31    12     4     1     *    44    29    18    11     6    77    21     0
March 25, 2011......    37    12     4     1     *    22     8     2     1     *    37    22    13     7     4    74    17     0
March 25, 2012......    29     9     2     1     *    13     4     1     *     *    29    16     9     4     2    71    13     0
March 25, 2013......     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    67     9     0
March 25, 2014......     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    64     6     0
March 25, 2015......     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    60     2     0
March 25, 2016......     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    55     0     0
March 25, 2017......     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    51     0     0
March 25, 2018......     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    45     0     0
March 25, 2019......     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    40     0     0
March 25, 2020......     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    34     0     0
March 25, 2021......     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    28     0     0
March 25, 2022......     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    21     0     0
March 25, 2023......     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0    13     0     0
March 25, 2024......     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     6     0     0
March 25, 2025......     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
March 25, 2026......     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
March 25, 2027......     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
March 25, 2028......     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
Weighted Average
  Life (Years)(1)...  10.2   6.5   4.4   3.2   2.4   9.0   6.1   4.4   3.3   2.6  10.2   9.2   8.4   7.8   7.4  17.5   7.5   3.6


DISTRIBUTION DATE     350%  500%
--------------------
Initial
  Percentage........   100%  100%
March 25, 1999......    88    83
March 25, 2000......    66    54
March 25, 2001......    42    23
March 25, 2002......    22     1
March 25, 2003......     6     0
March 25, 2004......     0     0
March 25, 2005......     0     0
March 25, 2006......     0     0
March 25, 2007......     0     0
March 25, 2008......     0     0
March 25, 2009......     0     0
March 25, 2010......     0     0
March 25, 2011......     0     0
March 25, 2012......     0     0
March 25, 2013......     0     0
March 25, 2014......     0     0
March 25, 2015......     0     0
March 25, 2016......     0     0
March 25, 2017......     0     0
March 25, 2018......     0     0
March 25, 2019......     0     0
March 25, 2020......     0     0
March 25, 2021......     0     0
March 25, 2022......     0     0
March 25, 2023......     0     0
March 25, 2024......     0     0
March 25, 2025......     0     0
March 25, 2026......     0     0
March 25, 2027......     0     0
March 25, 2028......     0     0
Weighted Average
  Life (Years)(1)...   2.8   2.1

------------------------------

+ This table has been prepared based on the assumptions described herein under "Yield and Prepayment Considerations--General" (including the assumptions regarding the characteristics and performance of the Mortgage Loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

* Indicates an amount above zero and less than 0.5% of original principal balance outstanding.

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such Class of Certificates.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
          AT VARIOUS PERCENTAGES OF THE STANDARD PREPAYMENT ASSUMPTION

                                                          CLASS II-A-2                                CLASS II-A-3
                                      -----------------------------------------------------  -------------------------------

DISTRIBUTION DATE                        0%        100%       250%       350%       500%        0%        100%       250%
------------------------------------  -----------------------------------------------------  -------------------------------
Initial Percentage..................        100%       100%       100%       100%       100%       100%       100%       100%
March 25, 1999......................        100        100        100        100        100        100        100        100
March 25, 2000......................        100        100        100        100        100        100        100        100
March 25, 2001......................        100        100        100        100        100        100        100        100
March 25, 2002......................        100        100        100        100        100        100        100        100
March 25, 2003......................        100        100        100        100         14        100        100        100
March 25, 2004......................        100        100        100         76          0        100        100        100
March 25, 2005......................        100        100        100         31          0        100        100        100
March 25, 2006......................        100        100         95          1          0        100        100        100
March 25, 2007......................        100        100         66          0          0        100        100        100
March 25, 2008......................        100        100         44          0          0        100        100        100
March 25, 2009......................        100        100         25          0          0        100        100        100
March 25, 2010......................        100        100         10          0          0        100        100        100
March 25, 2011......................        100        100          0          0          0        100        100         95
March 25, 2012......................        100        100          0          0          0        100        100         78
March 25, 2013......................        100        100          0          0          0        100        100         64
March 25, 2014......................        100        100          0          0          0        100        100         53
March 25, 2015......................        100        100          0          0          0        100        100         43
March 25, 2016......................        100         94          0          0          0        100        100         35
March 25, 2017......................        100         76          0          0          0        100        100         28
March 25, 2018......................        100         59          0          0          0        100        100         22
March 25, 2019......................        100         43          0          0          0        100        100         17
March 25, 2020......................        100         28          0          0          0        100        100         13
March 25, 2021......................        100         13          0          0          0        100        100         10
March 25, 2022......................        100          0          0          0          0        100         99          8
March 25, 2023......................        100          0          0          0          0        100         79          6
March 25, 2024......................        100          0          0          0          0        100         60          4
March 25, 2025......................         84          0          0          0          0        100         43          2
March 25, 2026......................         33          0          0          0          0        100         26          1
March 25, 2027......................          0          0          0          0          0         71         12          1
March 25, 2028......................          0          0          0          0          0          0          0          0
Weighted Average Life (Years)(1)....       27.7       20.7        9.9        6.6        4.6       29.3       26.7       17.3

                                                                                CLASS II-A-4
                                                            -----------------------------------------------------
DISTRIBUTION DATE                       350%       500%        0%        100%       250%       350%       500%
------------------------------------                        -----------------------------------------------------
Initial Percentage..................        100%       100%       100%       100%       100%       100%       100%
March 25, 1999......................        100        100        100        100        100        100        100
March 25, 2000......................        100        100        100        100        100        100        100
March 25, 2001......................        100        100        100        100        100        100        100
March 25, 2002......................        100        100        100        100        100        100        100
March 25, 2003......................        100        100        100        100        100        100        100
March 25, 2004......................        100         46         99         97         94         92         89
March 25, 2005......................        100          3         97         93         87         82         76
March 25, 2006......................        100          0         95         88         77         70         50
March 25, 2007......................         74          0         94         82         67         57         33
March 25, 2008......................         57          0         92         76         55         44         22
March 25, 2009......................         44          0         89         69         46         34         15
March 25, 2010......................         34          0         87         64         38         26         10
March 25, 2011......................         26          0         85         58         31         20          7
March 25, 2012......................         20          0         82         53         26         15          5
March 25, 2013......................         15          0         79         48         21         12          3
March 25, 2014......................         12          0         76         43         17          9          2
March 25, 2015......................          9          0         73         39         14          7          1
March 25, 2016......................          7          0         69         35         11          5          1
March 25, 2017......................          5          0         65         31          9          4          1
March 25, 2018......................          4          0         61         27          7          3          *
March 25, 2019......................          3          0         56         24          6          2          *
March 25, 2020......................          2          0         51         20          4          1          *
March 25, 2021......................          1          0         46         17          3          1          *
March 25, 2022......................          1          0         40         14          3          1          *
March 25, 2023......................          1          0         34         11          2          *          *
March 25, 2024......................          *          0         28          9          1          *          *
March 25, 2025......................          *          0         21          6          1          *          *
March 25, 2026......................          *          0         14          4          *          *          *
March 25, 2027......................          *          0          6          2          *          *          *
March 25, 2028......................          0          0          0          0          0          0          0
Weighted Average Life (Years)(1)....       11.7        6.0       20.9       15.6       11.7       10.4        8.7

------------------------------

* Indicates an amount above zero and less than 0.5% of original principal balance outstanding.

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such Class of Certificates.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
          AT VARIOUS PERCENTAGES OF THE STANDARD PREPAYMENT ASSUMPTION

                                                          CLASS III-A-1                      CLASS III-A-3 AND CLASS III-A-4
                                      -----------------------------------------------------  -------------------------------

DISTRIBUTION DATE                        0%        100%       250%       350%       500%        0%        100%       250%
------------------------------------  -----------------------------------------------------  -------------------------------
Initial Percentage..................        100%       100%       100%       100%       100%       100%       100%       100%
March 25, 1999......................        100        100        100        100        100         98         94         89
March 25, 2000......................         99         95         95         95         95         96         86         72
March 25, 2001......................         94         64         64         64         64         96         86         60
March 25, 2002......................         88         34         34         34         34         95         85         51
March 25, 2003......................         83          6          6          6          6         95         85         44
March 25, 2004......................         77          0          0          0          0         95         78         33
March 25, 2005......................         71          0          0          0          0         94         69         23
March 25, 2006......................         64          0          0          0          0         94         60         15
March 25, 2007......................         57          0          0          0          0         93         53         11
March 25, 2008......................         49          0          0          0          0         93         46          7
March 25, 2009......................         40          0          0          0          0         92         40          4
March 25, 2010......................         31          0          0          0          0         91         34          2
March 25, 2011......................         21          0          0          0          0         91         28          0
March 25, 2012......................         11          0          0          0          0         90         22          0
March 25, 2013......................          0          0          0          0          0         89         17          0
March 25, 2014......................          0          0          0          0          0         83         11          0
March 25, 2015......................          0          0          0          0          0         78          6          0
March 25, 2016......................          0          0          0          0          0         71          1          0
March 25, 2017......................          0          0          0          0          0         64          0          0
March 25, 2018......................          0          0          0          0          0         57          0          0
March 25, 2019......................          0          0          0          0          0         49          0          0
March 25, 2020......................          0          0          0          0          0         40          0          0
March 25, 2021......................          0          0          0          0          0         31          0          0
March 25, 2022......................          0          0          0          0          0         21          0          0
March 25, 2023......................          0          0          0          0          0         11          0          0
March 25, 2024......................          0          0          0          0          0          0          0          0
March 25, 2025......................          0          0          0          0          0          0          0          0
March 25, 2026......................          0          0          0          0          0          0          0          0
March 25, 2027......................          0          0          0          0          0          0          0          0
March 25, 2028......................          0          0          0          0          0          0          0          0
Weighted Average Life (Years)(1)....        9.4        3.5        3.5        3.5        3.5       19.6        9.5        4.6

                                                                                CLASS III-A-5
                                                            -----------------------------------------------------
DISTRIBUTION DATE                       350%       500%        0%        100%       250%       350%       500%
------------------------------------                        -----------------------------------------------------
Initial Percentage..................        100%       100%       100%       100%       100%       100%       100%
March 25, 1999......................         89         83        107        107         89          *          0
March 25, 2000......................         64         49        114        114         72          0          0
March 25, 2001......................         45         22        122        122         60          0          0
March 25, 2002......................         32          5        131        131         51          0          0
March 25, 2003......................         23          *        140        140         44          0          0
March 25, 2004......................         13          0        150        150         33          0          0
March 25, 2005......................          5          0        160        160         23          0          0
March 25, 2006......................          *          0        171        171         15          0          0
March 25, 2007......................          0          0        183        183         11          0          0
March 25, 2008......................          0          0        196        196          7          0          0
March 25, 2009......................          0          0        210        210          4          0          0
March 25, 2010......................          0          0        224        224          2          0          0
March 25, 2011......................          0          0        240        240          0          0          0
March 25, 2012......................          0          0        257        257          0          0          0
March 25, 2013......................          0          0        274        274          0          0          0
March 25, 2014......................          0          0        294        294          0          0          0
March 25, 2015......................          0          0        314        314          0          0          0
March 25, 2016......................          0          0        336        336          0          0          0
March 25, 2017......................          0          0        359        295          0          0          0
March 25, 2018......................          0          0        384        231          0          0          0
March 25, 2019......................          0          0        411        169          0          0          0
March 25, 2020......................          0          0        440        111          0          0          0
March 25, 2021......................          0          0        470         57          0          0          0
March 25, 2022......................          0          0        503          5          0          0          0
March 25, 2023......................          0          0        538          0          0          0          0
March 25, 2024......................          0          0        560          0          0          0          0
March 25, 2025......................          0          0        330          0          0          0          0
March 25, 2026......................          0          0        133          0          0          0          0
March 25, 2027......................          0          0          0          0          0          0          0
March 25, 2028......................          0          0          0          0          0          0          0
Weighted Average Life (Years)(1)....        3.2        2.1       27.3       21.1        4.6        0.6        0.3

------------------------------

* Indicates an amount above zero and less than 0.5% of original principal balance outstanding.

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such Class of Certificates.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
          AT VARIOUS PERCENTAGES OF THE STANDARD PREPAYMENT ASSUMPTION

                             CLASS III-A-6                 CLASS III-A-7                 CLASS III-A-8            CLASS III-P
                      ----------------------------  ----------------------------  ----------------------------  ----------------
DISTRIBUTION DATE      0%   100%  250%  350%  500%   0%   100%  250%  350%  500%   0%   100%  250%  350%  500%   0%   100%  250%
--------------------  ----------------------------  ----------------------------  ----------------------------  ----------------
Initial
  Percentage........   100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%
March 25, 1999......   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100    99    98    95
March 25, 2000......   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100    98    93    85
March 25, 2001......   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100    97    86    72
March 25, 2002......   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100    95    80    60
March 25, 2003......   100   100   100   100    14   100   100   100   100   100   100   100   100   100   100    94    74    51
March 25, 2004......   100   100   100    80     0   100   100   100   100    43    99    97    94    92    89    92    69    42
March 25, 2005......   100   100   100    32     0   100   100   100   100     0    97    93    87    82    75    91    63    35
March 25, 2006......   100   100   100     1     0   100   100   100   100     0    95    88    77    70    48    89    58    30
March 25, 2007......   100   100    71     0     0   100   100   100    73     0    93    82    67    57    31    87    54    25
March 25, 2008......   100   100    47     0     0   100   100   100    56     0    92    76    55    44    21    85    49    20
March 25, 2009......   100   100    28     0     0   100   100   100    44     0    89    69    46    34    15    83    45    17
March 25, 2010......   100   100    11     0     0   100   100   100    34     0    87    64    38    26    10    81    41    14
March 25, 2011......   100   100     0     0     0   100   100    97    26     0    85    58    31    20     7    79    38    12
March 25, 2012......   100   100     0     0     0   100   100    80    20     0    82    53    26    15     5    76    34     9
March 25, 2013......   100   100     0     0     0   100   100    65    15     0    79    48    21    12     3    73    31     8
March 25, 2014......   100   100     0     0     0   100   100    53    11     0    76    43    17     9     2    70    28     6
March 25, 2015......   100   100     0     0     0   100   100    43     9     0    73    39    14     7     1    67    25     5
March 25, 2016......   100   100     0     0     0   100   100    35     6     0    69    35    11     5     1    64    23     4
March 25, 2017......   100    83     0     0     0   100   100    28     5     0    65    31     9     4     1    60    20     3
March 25, 2018......   100    65     0     0     0   100   100    22     4     0    61    27     7     3     *    56    18     3
March 25, 2019......   100    48     0     0     0   100   100    18     3     0    56    24     6     2     *    52    15     2
March 25, 2020......   100    31     0     0     0   100   100    14     2     0    51    20     4     1     *    48    13     2
March 25, 2021......   100    16     0     0     0   100   100    10     1     0    46    17     3     1     *    43    11     1
March 25, 2022......   100     1     0     0     0   100   100     8     1     0    40    14     3     1     *    38     9     1
March 25, 2023......   100     0     0     0     0   100    81     6     1     0    34    11     2     *     *    33     7     1
March 25, 2024......   100     0     0     0     0   100    62     4     *     0    28     9     1     *     *    27     6     *
March 25, 2025......    93     0     0     0     0   100    44     2     *     0    21     6     1     *     *    21     4     *
March 25, 2026......    37     0     0     0     0   100    27     1     *     0    14     4     *     *     *    14     3     *
March 25, 2027......     0     0     0     0     0    73    12     1     *     0     6     2     *     *     *     7     1     *
March 25, 2028......     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
Weighted Average
  Life (Years)(1)...  27.8  21.0  10.1   6.7   4.6  29.3  26.8  17.4  11.6   6.0  20.9  15.6  11.7  10.4   8.6  19.7  11.5   6.6


DISTRIBUTION DATE     350%  500%
--------------------
Initial
  Percentage........   100%  100%
March 25, 1999......    94    92
March 25, 2000......    81    74
March 25, 2001......    63    52
March 25, 2002......    49    36
March 25, 2003......    39    25
March 25, 2004......    30    17
March 25, 2005......    23    12
March 25, 2006......    18     8
March 25, 2007......    14     5
March 25, 2008......    11     4
March 25, 2009......     8     3
March 25, 2010......     6     2
March 25, 2011......     5     1
March 25, 2012......     4     1
March 25, 2013......     3     1
March 25, 2014......     2     *
March 25, 2015......     2     *
March 25, 2016......     1     *
March 25, 2017......     1     *
March 25, 2018......     1     *
March 25, 2019......     *     *
March 25, 2020......     *     *
March 25, 2021......     *     *
March 25, 2022......     *     *
March 25, 2023......     *     *
March 25, 2024......     *     *
March 25, 2025......     *     *
March 25, 2026......     *     *
March 25, 2027......     *     *
March 25, 2028......     0     0
Weighted Average
  Life (Years)(1)...   5.1   3.8

------------------------------

* Indicates an amount above zero and less than 0.5% of original principal balance outstanding.

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such Class of Certificates.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
          AT VARIOUS PERCENTAGES OF THE STANDARD PREPAYMENT ASSUMPTION

                                                                                           CLASS C-B-1, CLASS C-B-2
                                                                                                AND CLASS C-B-3
                                                                             -----------------------------------------------------

DISTRIBUTION DATE                                                               0%        100%       250%       350%       500%
---------------------------------------------------------------------------  -----------------------------------------------------
Initial Percentage.........................................................        100%       100%       100%       100%       100%
March 25, 1999.............................................................         99         99         99         99         99
March 25, 2000.............................................................         98         98         98         98         98
March 25, 2001.............................................................         97         97         97         97         97
March 25, 2002.............................................................         96         96         96         96         96
March 25, 2003.............................................................         95         95         95         95         95
March 25, 2004.............................................................         93         91         89         87         84
March 25, 2005.............................................................         92         88         82         78         72
March 25, 2006.............................................................         90         83         73         66         57
March 25, 2007.............................................................         88         78         63         54         42
March 25, 2008.............................................................         87         71         52         42         29
March 25, 2009.............................................................         85         66         44         32         20
March 25, 2010.............................................................         82         60         36         25         13
March 25, 2011.............................................................         80         55         30         19          9
March 25, 2012.............................................................         78         50         25         15          6
March 25, 2013.............................................................         75         45         20         11          4
March 25, 2014.............................................................         72         41         16          8          3
March 25, 2015.............................................................         69         37         13          6          2
March 25, 2016.............................................................         65         33         11          5          1
March 25, 2017.............................................................         62         29          9          4          1
March 25, 2018.............................................................         58         26          7          3          1
March 25, 2019.............................................................         53         22          5          2          *
March 25, 2020.............................................................         49         19          4          1          *
March 25, 2021.............................................................         44         16          3          1          *
March 25, 2022.............................................................         38         13          2          1          *
March 25, 2023.............................................................         32         11          2          *          *
March 25, 2024.............................................................         26          8          1          *          *
March 25, 2025.............................................................         20          6          1          *          *
March 25, 2026.............................................................         13          4          *          *          *
March 25, 2027.............................................................          6          2          *          *          *
March 25, 2028.............................................................          0          0          0          0          0
Weighted Average Life (Years)(1)...........................................       19.9       14.9       11.2       10.0        8.8


                                                                                            CLASS R-1 AND CLASS R-2
                                                                             -----------------------------------------------------

DISTRIBUTION DATE                                                               0%        100%       250%       350%       500%

---------------------------------------------------------------------------  -----------------------------------------------------

Initial Percentage.........................................................        100%       100%       100%       100%       100%

March 25, 1999.............................................................          0          0          0          0          0

March 25, 2000.............................................................          0          0          0          0          0

March 25, 2001.............................................................          0          0          0          0          0

March 25, 2002.............................................................          0          0          0          0          0

March 25, 2003.............................................................          0          0          0          0          0

March 25, 2004.............................................................          0          0          0          0          0

March 25, 2005.............................................................          0          0          0          0          0

March 25, 2006.............................................................          0          0          0          0          0

March 25, 2007.............................................................          0          0          0          0          0

March 25, 2008.............................................................          0          0          0          0          0

March 25, 2009.............................................................          0          0          0          0          0

March 25, 2010.............................................................          0          0          0          0          0

March 25, 2011.............................................................          0          0          0          0          0

March 25, 2012.............................................................          0          0          0          0          0

March 25, 2013.............................................................          0          0          0          0          0

March 25, 2014.............................................................          0          0          0          0          0

March 25, 2015.............................................................          0          0          0          0          0

March 25, 2016.............................................................          0          0          0          0          0

March 25, 2017.............................................................          0          0          0          0          0

March 25, 2018.............................................................          0          0          0          0          0

March 25, 2019.............................................................          0          0          0          0          0

March 25, 2020.............................................................          0          0          0          0          0

March 25, 2021.............................................................          0          0          0          0          0

March 25, 2022.............................................................          0          0          0          0          0

March 25, 2023.............................................................          0          0          0          0          0

March 25, 2024.............................................................          0          0          0          0          0

March 25, 2025.............................................................          0          0          0          0          0

March 25, 2026.............................................................          0          0          0          0          0

March 25, 2027.............................................................          0          0          0          0          0

March 25, 2028.............................................................          0          0          0          0          0

Weighted Average Life (Years)(1)...........................................        0.1        0.1        0.1        0.1        0.1


------------------------------

* Indicates an amount above zero and less than 0.5% of original principal balance outstanding.

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such Class of Certificates.

                                                                      APPENDIX D

                                  LOAN GROUP I

                          MORTGAGE INTEREST RATES OF THE GROUP I LOANS
------------------------------------------------------------------------------------------------
                                                             AGGREGATE
                                                         PRINCIPAL BALANCE
                                                          OF THE MORTGAGE     PERCENTAGE OF THE
                                                              LOANS AS       AGGREGATE PRINCIPAL
                                    NUMBER OF MORTGAGE     OF THE CUT-OFF      BALANCE OF ALL
     MORTGAGE INTEREST RATES               LOANS                DATE            GROUP I LOANS
----------------------------------  -------------------  ------------------  -------------------
6.750%............................              11         $ 1,405,702.83              2.03%
6.875%............................              14         $ 1,483,624.55              2.14%
7.000%............................              42         $ 4,775,323.37              6.89%
7.125%............................              25         $ 2,658,194.03              3.84%
7.250%............................              41         $ 3,918,329.55              5.66%
7.375%............................              43         $ 4,914,990.55              7.10%
7.500%............................              63         $ 5,918,242.99              8.54%
7.625%............................              45         $ 4,260,581.40              6.15%
7.750%............................              77         $ 7,611,524.37             10.99%
7.875%............................              64         $ 6,865,004.84              9.91%
8.000%............................              39         $ 4,207,050.30              6.07%
8.125%............................              38         $ 3,950,209.04              5.70%
8.250%............................              54         $ 4,979,260.38              7.19%
8.375%............................              33         $ 4,180,327.67              6.04%
8.500%............................              42         $ 3,706,006.13              5.35%
8.625%............................              18         $ 2,075,282.58              3.00%
8.750%............................               8         $   586,331.42              0.85%
8.875%............................               7         $   717,761.54              1.04%
9.000%............................               1         $   119,007.88              0.17%
9.125%............................               2         $   157,660.21              0.23%
9.250%............................               2         $    60,229.36              0.09%
9.500%............................               1         $   178,951.68              0.26%
9.875%............................               1         $   203,000.00              0.29%
10.125%...........................               1         $   217,550.00              0.31%
10.875%...........................               1         $   111,500.00              0.16%
                                               ---       ------------------          ------
Total.............................             673         $69,261,646.67            100.00%
                                               ---       ------------------          ------
                                               ---       ------------------          ------

                              PASS-THROUGH RATES OF THE GROUP I LOANS
---------------------------------------------------------------------------------------------------
                                         AGGREGATE
                                     PRINCIPAL BALANCE
                                      OF THE MORTGAGE
                                          LOANS AS        WEIGHTED AVERAGE      WEIGHTED AVERAGE
             RANGE OF                  OF THE CUT-OFF     MORTGAGE INTEREST    SCHEDULED TERM (IN
        PASS-THROUGH RATES                  DATE                RATES                MONTHS)
-----------------------------------  ------------------  -------------------  ---------------------
6.001 - 6.250%.....................    $   405,700.00             6.967%                  180
6.251 - 6.500%.....................    $ 2,286,516.98             6.921%                  179
6.501 - 6.750%.....................    $ 7,014,328.51             7.048%                  178
6.751 - 7.000%.....................    $ 8,429,821.93             7.359%                  179
7.001 - 7.250%.....................    $15,212,510.87             7.622%                  179
7.251 - 7.500%.....................    $14,424,548.33             7.887%                  179
7.501 - 7.750%.....................    $10,600,723.84             8.158%                  179
7.751 - 8.000%.....................    $ 5,308,258.64             8.332%                  178
8.001 - 8.250%.....................    $ 2,991,924.40             8.472%                  177
8.251 - 8.500%.....................    $ 1,494,119.72             9.088%                  178
8.501 - 8.750%.....................    $   662,152.20             8.897%                  177
8.751 - 9.000%.....................    $   252,089.57             9.929%                  178
9.001 - 9.250%.....................    $   178,951.68             9.500%                  176
                                     ------------------           -----                   ---
Total..............................    $69,261,646.67             7.790%*                 179*
                                     ------------------           -----                   ---
                                     ------------------           -----                   ---

----------------------------------

* Represents a weighted average (by principal balance) of all Group I Loans.

As of the Cut-Off Date, the Pass-Through Rates for the Group I Loans ranged from approximately 6.085% per annum to 9.210% per annum, with a weighted average of approximately 7.319% per annum.

                                  LOAN GROUP I

                        ORIGINAL PRINCIPAL BALANCES OF THE GROUP I LOANS
------------------------------------------------------------------------------------------------
                                                             AGGREGATE
                                                         PRINCIPAL BALANCE
                                                          OF THE MORTGAGE     PERCENTAGE OF THE
                                                              LOANS AS       AGGREGATE PRINCIPAL
   RANGE OF ORIGINAL PRINCIPAL           NUMBER OF         OF THE CUT-OFF      BALANCE OF ALL
             BALANCES                 MORTGAGE LOANS            DATE            GROUP I LOANS
----------------------------------  -------------------  ------------------  -------------------
$ 50,000 or Less..................             105         $ 3,971,251.12              5.73%
$ 50,001 - 75,000.................             146         $ 9,184,931.96             13.26%
$ 75,001 - 100,000................             114         $10,067,870.43             14.54%
$100,001 - 150,000................             177         $21,902,124.00             31.62%
$150,001 - 200,000................              98         $17,091,207.02             24.68%
$200,001 - 250,000................              32         $ 6,782,529.16              9.79%
$250,001 - 300,000................               1         $   261,732.98              0.38%
                                               ---       ------------------          ------
Total.............................             673         $69,261,646.67            100.00%
                                               ---       ------------------          ------
                                               ---       ------------------          ------

----------------------------------

As of the Cut-Off Date, the principal balances of the Group I Loans ranged from approximately $17,894 to $261,732, with an average of approximately $102,914.

                     YEARS OF INITIAL MONTHLY PAYMENT FOR THE GROUP I LOANS
------------------------------------------------------------------------------------------------
                                                             AGGREGATE
                                                         PRINCIPAL BALANCE
                                                          OF THE MORTGAGE     PERCENTAGE OF THE
                                                              LOANS AS       AGGREGATE PRINCIPAL
         YEAR OF INITIAL                 NUMBER OF         OF THE CUT-OFF      BALANCE OF ALL
         MONTHLY PAYMENT              MORTGAGE LOANS            DATE            GROUP I LOANS
----------------------------------  -------------------  ------------------  -------------------
1997..............................              32         $ 2,980,112.48              4.30%
1998..............................             641         $66,281,534.19             95.70%
                                               ---       ------------------          ------
Total.............................             673         $69,261,646.67            100.00%
                                               ---       ------------------          ------
                                               ---       ------------------          ------

                       CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP I LOANS
------------------------------------------------------------------------------------------------
                                                             AGGREGATE
                                                         PRINCIPAL BALANCE    PERCENTAGE OF THE
                                                          OF THE MORTGAGE    AGGREGATE PRINCIPAL
             CURRENT                     NUMBER OF        LOANS AS OF THE      BALANCE OF ALL
       LOAN-TO-VALUE RATIOS           MORTGAGE LOANS        CUT-OFF DATE        GROUP I LOANS
----------------------------------  -------------------  ------------------  -------------------
60.00% or Less....................             181         $15,325,428.19             22.13%
60.01 - 70.00%....................             133         $13,701,075.80             19.78%
70.01 - 75.00%....................             123         $13,206,064.24             19.07%
75.01 - 80.00%....................             169         $20,325,499.90             29.35%
80.01 - 85.00%....................              21         $ 2,170,452.48              3.13%
85.01 - 90.00%....................              33         $ 2,807,621.99              4.05%
90.01 - 95.00%....................              13         $ 1,725,504.07              2.49%
                                               ---       ------------------          ------
Total.............................             673         $69,261,646.67            100.00%
                                               ---       ------------------          ------
                                               ---       ------------------          ------

----------------------------------

At origination, the weighted average Loan-to-Value ratio of the Group I Loans was approximately 69.6%. As of the Cut-Off Date, the weighted average Loan-to-Value ratio of the Group I Loans was approximately 69.3%.

                      TYPES OF MORTGAGED PROPERTIES SECURING GROUP I LOANS
------------------------------------------------------------------------------------------------
                                                             AGGREGATE
                                                         PRINCIPAL BALANCE    PERCENTAGE OF THE
                                                          OF THE MORTGAGE    AGGREGATE PRINCIPAL
                                         NUMBER OF        LOANS AS OF THE      BALANCE OF ALL
          PROPERTY TYPES              MORTGAGE LOANS        CUT-OFF DATE        GROUP I LOANS
----------------------------------  -------------------  ------------------  -------------------
Single Family Detached............             463         $46,783,447.13             67.55%
Duplex............................              44         $ 3,859,146.27              5.57%
Triplex...........................              15         $ 1,790,038.94              2.58%
Fourplex..........................              23         $ 3,222,333.88              4.65%
Condominium.......................              55         $ 4,955,357.43              7.15%
Planned Unit
  Development.....................              71         $ 8,502,436.62             12.28%
Hi-Rise Condo.....................               2         $   148,886.40              0.21%
                                               ---       ------------------          ------
Total.............................             673         $69,261,646.67            100.00%
                                               ---       ------------------          ------
                                               ---       ------------------          ------

                                  LOAN GROUP I

                      GEOGRAPHIC DISTRIBUTION OF THE GROUP I LOANS BY STATE
--------------------------------------------------------------------------------------------------
                                                                AGGREGATE
                                                                PRINCIPAL
                                                              BALANCE OF THE    PERCENTAGE OF THE
                                                              MORTGAGE LOANS   AGGREGATE PRINCIPAL
                                        NUMBER OF MORTGAGE      AS OF THE        BALANCE OF ALL
                STATE                          LOANS           CUT-OFF DATE       GROUP I LOANS
--------------------------------------  -------------------  ----------------  -------------------
Alabama...............................               2        $   290,575.60             0.42%
Arizona...............................              42        $ 4,161,621.42             6.01%
California............................             151        $18,848,138.25            27.21%
Colorado..............................              39        $ 4,138,536.25             5.98%
Connecticut...........................               1        $    38,480.49             0.06%
Delaware..............................               5        $   712,187.05             1.03%
Florida...............................              39        $ 3,339,964.35             4.82%
Georgia...............................              12        $   933,569.27             1.35%
Hawaii................................               1        $   164,485.07             0.24%
Idaho.................................              11        $   976,997.66             1.41%
Illinois..............................              15        $ 1,251,573.41             1.81%
Indiana...............................               3        $   256,940.07             0.37%
Kansas................................               4        $   145,380.31             0.21%
Kentucky..............................               2        $   321,709.42             0.46%
Louisiana.............................               8        $   432,277.87             0.62%
Maryland..............................               6        $   638,696.54             0.92%
Massachusetts.........................               7        $   786,940.93             1.14%
Michigan..............................              17        $ 1,653,408.21             2.39%
Minnesota.............................               6        $   593,242.34             0.86%
Mississippi...........................               2        $    93,330.72             0.13%
Missouri..............................               4        $   165,306.36             0.24%
Montana...............................               7        $   396,795.01             0.57%
Nevada................................              20        $ 2,167,911.92             3.13%
New Hampshire.........................               1        $    54,678.33             0.08%
New Jersey............................              13        $ 1,534,641.20             2.22%
New Mexico............................               9        $   913,683.94             1.32%
New York..............................              20        $ 2,533,702.85             3.66%
North Carolina........................               9        $   802,273.12             1.16%
North Dakota..........................               1        $    27,036.28             0.04%
Ohio..................................              16        $ 1,091,383.18             1.58%
Oklahoma..............................               1        $    36,109.99             0.05%
Oregon................................              41        $ 4,104,091.88             5.93%
Pennsylvania..........................              15        $ 1,432,813.84             2.07%
Rhode Island..........................               3        $   265,471.08             0.38%
South Carolina........................               2        $   270,693.28             0.39%
Tennessee.............................               2        $   206,349.32             0.30%
Texas.................................              45        $ 3,671,893.56             5.30%
Utah..................................              37        $ 3,542,434.31             5.11%
Virginia..............................               5        $   687,883.73             0.99%
Washington............................              41        $ 4,790,705.94             6.92%
Wisconsin.............................               3        $   360,531.30             0.52%
Wyoming...............................               5        $   427,201.02             0.62%
                                                   ---       ----------------          ------
Total.................................             673        $69,261,646.67           100.00%
                                                   ---       ----------------          ------
                                                   ---       ----------------          ------

----------------------------------

No more than 0.7% of the Group I Loans will be secured by Mortgaged Properties in any one California zip code area, and no more than 0.7% of the Group I Loans will be secured by Mortgaged properties in any single zip code area.

                              ORIGINAL TERMS OF THE GROUP I LOANS
------------------------------------------------------------------------------------------------
                                                             AGGREGATE
                                                         PRINCIPAL BALANCE    PERCENTAGE OF THE
                                                          OF THE MORTGAGE    AGGREGATE PRINCIPAL
            LOAN TERM                NUMBER OF MORTAGE    LOANS AS OF THE      BALANCE OF ALL
           (IN MONTHS)                     LOANS            CUT-OFF DATE        GROUP I LOANS
----------------------------------  -------------------  ------------------  -------------------
120...............................               1         $    53,667.24              0.08%
180...............................             672         $69,207,979.43             99.92%
                                               ---       ------------------          ------
Total.............................             673         $69,261,646.67            100.00%
                                               ---       ------------------          ------
                                               ---       ------------------          ------

                                  LOAN GROUP I

                         SCHEDULED MATURITY YEARS OF THE GROUP I LOANS
------------------------------------------------------------------------------------------------
                                                             AGGREGATE
                                                         PRINCIPAL BALANCE    PERCENTAGE OF THE
                                                          OF THE MORTGAGE    AGGREGATE PRINCIPAL
                                    NUMBER OF MORTGAGE    LOANS AS OF THE      BALANCE OF ALL
         YEAR OF MATURITY                  LOANS            CUT-OFF DATE        GROUP I LOANS
----------------------------------  -------------------  ------------------  -------------------
2008..............................               1         $    53,667.24              0.08%
2012..............................              99         $ 9,288,748.05             13.41%
2013..............................             573         $59,919,231.38             86.51%
                                               ---       ------------------          ------
Total.............................             673         $69,261,646.67            100.00%
                                               ---       ------------------          ------
                                               ---       ------------------          ------

----------------------------------

The weighted average (by principal balance) remaining term (adjusted for Curtailments and with respect to Balloon Loans, disregarding their amortization schedules) of the Group I Loans as of the Cut-Off Date is 178.5 months.

The latest scheduled maturity of any Group I Loan: March, 2013

                        DOCUMENTATION PROGRAM TYPES OF THE GROUP I LOANS
------------------------------------------------------------------------------------------------
                                                             AGGREGATE
                                                         PRINCIPAL BALANCE    PERCENTAGE OF THE
                                                          OF THE MORTGAGE    AGGREGATE PRINCIPAL
                                    NUMBER OF MORTGAGE    LOANS AS OF THE      BALANCE OF ALL
 LOAN DOCUMENTATION PROGRAM TYPES          LOANS            CUT-OFF DATE        GROUP I LOANS
----------------------------------  -------------------  ------------------  -------------------
No Ratio..........................              61         $ 6,197,439.84              8.95%
Full Documentation................             272         $26,077,120.04             37.65%
Limited Documentation.............             332         $36,357,249.40             52.49%
No Documentation..................               8         $   629,837.39              0.91%
                                               ---       ------------------          ------
Total.............................             673         $69,261,646.67            100.00%
                                               ---       ------------------          ------
                                               ---       ------------------          ------

----------------------------------

As of the Cut-off Date, the weighted average of the Loan-to-Value Ratios of the Group I Loans originated under a reduced or no documentation program was approximately 67.1%.

As of the Cut-Off Date, the weighted average of the Loan-to-Value Ratios of the Group I Loans originated under a no ratio program was approximately 73.3%.

Under a no ratio program, income information is not obtained from the related Mortgagors or verified.

                                  PURPOSE OF THE GROUP I LOANS
------------------------------------------------------------------------------------------------
                                                             AGGREGATE
                                                         PRINCIPAL BALANCE    PERCENTAGE OF THE
                                                          OF THE MORTGAGE    AGGREGATE PRINCIPAL
                                    NUMBER OF MORTGAGE    LOANS AS OF THE      BALANCE OF ALL
         PURPOSE OF LOAN                   LOANS            CUT-OFF DATE        GROUP I LOANS
----------------------------------  -------------------  ------------------  -------------------
Purchase Loans....................             237         $24,601,420.05             35.52%
Existing Loan Refinances..........             175         $19,719,647.24             28.47%
Cash Out Refinances...............             261         $24,940,579.38             36.01%
                                               ---       ------------------          ------
Total.............................             673         $69,261,646.67            100.00%
                                               ---       ------------------          ------
                                               ---       ------------------          ------

                             OCCUPANCY STATUS OF THE GROUP I LOANS
------------------------------------------------------------------------------------------------
                                                             AGGREGATE
                                                         PRINCIPAL BALANCE    PERCENTAGE OF THE
                                                          OF THE MORTGAGE    AGGREGATE PRINCIPAL
                                     NUMBER OF MORTAGE    LOANS AS OF THE      BALANCE OF ALL
         OCCUPANCY STATUS                  LOANS            CUT-OFF DATE        GROUP I LOANS
----------------------------------  -------------------  ------------------  -------------------
Owner Occupied....................             419         $47,683,298.46             68.85%
Owner Occupied - 2nd Home.........              24         $ 2,051,752.75              2.96%
Non-Owner.........................             230         $19,526,595.46             28.19%
                                               ---       ------------------          ------
Total.............................             673         $69,261,646.67            100.00%
                                               ---       ------------------          ------
                                               ---       ------------------          ------

                                 LOAN GROUP II

                         MORTGAGE INTEREST RATES OF THE GROUP II LOANS
------------------------------------------------------------------------------------------------
                                                             AGGREGATE
                                                         PRINCIPAL BALANCE
                                                          OF THE MORTGAGE     PERCENTAGE OF THE
                                                              LOANS AS       AGGREGATE PRINCIPAL
                                    NUMBER OF MORTGAGE     OF THE CUT-OFF      BALANCE OF ALL
     MORTGAGE INTEREST RATES               LOANS                DATE           GROUP II LOANS
----------------------------------  -------------------  ------------------  -------------------
7.000%............................               2        $     574,407.70             0.26%
7.125%............................               5        $   1,843,390.17             0.83%
7.250%............................              41        $  13,787,738.23             6.24%
7.375%............................              48        $  17,906,572.00             8.10%
7.450%............................               3        $   1,408,341.55             0.64%
7.500%............................              88        $  33,755,635.32            15.28%
7.550%............................               1        $     318,515.80             0.14%
7.600%............................               1        $     269,206.83             0.12%
7.625%............................              74        $  27,298,946.41            12.35%
7.750%............................              97        $  33,809,899.43            15.30%
7.800%............................               1        $     459,355.09             0.21%
7.850%............................               3        $     799,528.16             0.36%
7.875%............................              87        $  30,029,291.67            13.59%
7.900%............................               4        $   1,272,759.75             0.58%
7.950%............................               3        $     887,145.90             0.40%
8.000%............................              48        $  15,170,419.05             6.87%
8.100%............................               1        $     270,900.61             0.12%
8.125%............................              40        $  11,991,476.59             5.43%
8.150%............................               1        $     788,499.84             0.36%
8.155%............................               1        $     145,615.45             0.07%
8.250%............................              36        $  10,105,823.89             4.57%
8.375%............................              25        $   7,703,636.70             3.49%
8.500%............................              20        $   5,545,278.34             2.51%
8.625%............................               2        $     491,521.97             0.22%
8.750%............................               3        $   1,926,190.34             0.87%
8.835%............................               1        $     218,796.51             0.10%
8.875%............................               2        $     669,703.87             0.30%
9.000%............................               1        $     236,000.00             0.11%
9.490%............................               1        $     710,450.36             0.32%
9.625%............................               1        $     572,431.46             0.26%
                                               ---       ------------------          ------
Total.............................             641        $ 220,967,478.99           100.00%
                                               ---       ------------------          ------
                                               ---       ------------------          ------

                             PASS-THROUGH RATES OF THE GROUP II LOANS
---------------------------------------------------------------------------------------------------
                                         AGGREGATE
                                     PRINCIPAL BALANCE
                                      OF THE MORTGAGE
                                          LOANS AS        WEIGHTED AVERAGE      WEIGHTED AVERAGE
             RANGE OF                  OF THE CUT-OFF     MORTGAGE INTEREST    SCHEDULED TERM (IN
        PASS-THROUGH RATES                  DATE                RATES                MONTHS)
-----------------------------------  ------------------  -------------------  ---------------------
6.501 - 6.750%.....................   $     574,407.70            7.000%                  358
6.751 - 7.000%.....................   $  15,871,128.40            7.243%                  359
7.001 - 7.250%.....................   $  58,557,965.51            7.498%                  358
7.251 - 7.500%.....................   $  71,475,624.27            7.763%                  356
7.501 - 7.750%.....................   $  46,425,360.26            7.954%                  354
7.751 - 8.000%.....................   $  13,704,099.87            8.179%                  346
8.001 - 8.250%.....................   $  10,049,798.47            8.438%                  347
8.251 - 8.500%.....................   $   2,137,712.31            8.738%                  337
8.501 - 8.750%.....................   $     888,500.38            8.865%                  338
9.001 - 9.250%.....................   $     710,450.36            9.490%                  285
9.251 - 9.500%.....................   $     572,431.46            9.625%                  267
                                     ------------------           -----                   ---
Total..............................   $ 220,967,478.99            7.774%*                 355*
                                     ------------------           -----                   ---
                                     ------------------           -----                   ---

----------------------------------

* Represents a weighted average (by principal balance) of all Group II Loans.

As of the Cut-Off Date, the Pass-Through Rates for the Group II Loans ranged from approximately 6.750% per annum to 9.340% per annum, with a weighted average of approximately 7.442% per annum.

                                 LOAN GROUP II

                       ORIGINAL PRINCIPAL BALANCES OF THE GROUP II LOANS
------------------------------------------------------------------------------------------------
                                                             AGGREGATE
                                                         PRINCIPAL BALANCE
                                                          OF THE MORTGAGE     PERCENTAGE OF THE
                                                              LOANS AS       AGGREGATE PRINCIPAL
   RANGE OF ORIGINAL PRINCIPAL           NUMBER OF         OF THE CUT-OFF      BALANCE OF ALL
             BALANCES                 MORTGAGE LOANS            DATE           GROUP II LOANS
----------------------------------  -------------------  ------------------  -------------------
$ 50,000 or Less..................               1        $      35,177.47             0.02%
$ 50,001 - 75,000.................               1        $      69,950.59             0.03%
$ 75,001 - 100,000................               1        $      96,421.62             0.04%
$100,001 - 150,000................               8        $     908,901.35             0.41%
$150,001 - 200,000................               2        $     312,401.43             0.14%
$200,001 - 250,000................             147        $  35,152,021.55            15.91%
$250,001 - 300,000................             231        $  62,826,787.18            28.43%
$300,001 - 350,000................              84        $  27,130,327.64            12.28%
$350,001 - 400,000................              46        $  17,417,170.76             7.88%
$400,001 - 450,000................              22        $   9,389,182.01             4.25%
$450,001 - 500,000................              14        $   6,714,612.59             3.04%
Over $500,000.....................              84        $  60,914,524.80            27.57%
                                               ---       ------------------          ------
Total.............................             641        $ 220,967,478.99           100.00%
                                               ---       ------------------          ------
                                               ---       ------------------          ------

----------------------------------

As of the Cut-Off Date, the principal balances of the Group II Loans ranged from approximately $35,177 to $1,913,682, with an average of approximately $344,723.

                    YEARS OF INITIAL MONTHLY PAYMENT FOR THE GROUP II LOANS
------------------------------------------------------------------------------------------------
                                                             AGGREGATE
                                                         PRINCIPAL BALANCE
                                                          OF THE MORTGAGE     PERCENTAGE OF THE
                                                              LOANS AS       AGGREGATE PRINCIPAL
         YEAR OF INITIAL                 NUMBER OF         OF THE CUT-OFF      BALANCE OF ALL
         MONTHLY PAYMENT              MORTGAGE LOANS            DATE           GROUP II LOANS
----------------------------------  -------------------  ------------------  -------------------
1991..............................               1        $     572,431.46             0.26%
1992..............................               2        $   1,286,780.79             0.58%
1993..............................               3        $   1,194,485.46             0.54%
1994..............................              10        $   1,408,133.72             0.64%
1995..............................              23        $   5,875,697.37             2.66%
1996..............................              64        $  16,901,905.83             7.65%
1997..............................              65        $  29,164,721.75            13.20%
1998..............................             473        $ 164,563,322.61            74.47%
                                               ---       ------------------          ------
Total.............................             641        $ 220,967,478.99           100.00%
                                               ---       ------------------          ------
                                               ---       ------------------          ------

                       CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP II LOANS
------------------------------------------------------------------------------------------------
                                                             AGGREGATE
                                                         PRINCIPAL BALANCE    PERCENTAGE OF THE
                                                          OF THE MORTGAGE    AGGREGATE PRINCIPAL
             CURRENT                     NUMBER OF        LOANS AS OF THE      BALANCE OF ALL
       LOAN-TO-VALUE RATIOS           MORTGAGE LOANS        CUT-OFF DATE       GROUP II LOANS
----------------------------------  -------------------  ------------------  -------------------
60.00% or Less....................              68        $  24,609,580.21            11.14%
60.01 - 70.00%....................             118        $  47,409,511.77            21.46%
70.01 - 75.00%....................             114        $  41,758,332.55            18.90%
75.01 - 80.00%....................             250        $  81,943,660.67            37.08%
80.01 - 85.00%....................              14        $   4,261,941.65             1.93%
85.01 - 90.00%....................              52        $  14,451,460.71             6.54%
90.01 - 95.00%....................              25        $   6,532,991.43             2.96%
95.01% or More....................               0        $            .00             0.00%
                                               ---       ------------------          ------
Total.............................             641        $ 220,967,478.99           100.00%
                                               ---       ------------------          ------
                                               ---       ------------------          ------

----------------------------------

At origination, the weighted average Loan-to-Value ratio of the Group II Loans was approximately 73.3%. As of the Cut-Off Date, the weighted average Loan-to-Value ratio of the Group II Loans was approximately 72.9%.

                     TYPES OF MORTGAGED PROPERTIES SECURING GROUP II LOANS
------------------------------------------------------------------------------------------------
                                                             AGGREGATE
                                                         PRINCIPAL BALANCE    PERCENTAGE OF THE
                                                          OF THE MORTGAGE    AGGREGATE PRINCIPAL
                                         NUMBER OF        LOANS AS OF THE      BALANCE OF ALL
          PROPERTY TYPES              MORTGAGE LOANS        CUT-OFF DATE       GROUP II LOANS
----------------------------------  -------------------  ------------------  -------------------
Single Family Detached............             527        $ 178,831,768.24            80.93%
Duplex............................               7        $   2,329,802.21             1.05%

Triplex...........................               7        $   2,225,527.07             1.01%
Fourplex..........................               3        $     935,000.00             0.42%
Townhouse.........................               1        $     238,500.00             0.11%
Condominium.......................              14        $   3,583,230.22             1.62%
Planned Unit
  Development.....................              75        $  30,356,272.86            13.74%
Hi-Rise Condo.....................               5        $   1,180,597.60             0.53%
Deminimus PUD.....................               2        $   1,286,780.79             0.58%
                                               ---       ------------------          ------
Total.............................             641        $ 220,967,478.99           100.00%
                                               ---       ------------------          ------
                                               ---       ------------------          ------

                                 LOAN GROUP II

                      GEOGRAPHIC DISTRIBUTION OF THE GROUP II LOANS BY STATE
--------------------------------------------------------------------------------------------------
                                                                AGGREGATE
                                                                PRINCIPAL
                                                              BALANCE OF THE    PERCENTAGE OF THE
                                                              MORTGAGE LOANS   AGGREGATE PRINCIPAL
                                        NUMBER OF MORTGAGE      AS OF THE        BALANCE OF ALL
                STATE                          LOANS           CUT-OFF DATE      GROUP II LOANS
--------------------------------------  -------------------  ----------------  -------------------
Alabama...............................               1        $   305,732.57             0.14%
Arizona...............................              12        $ 3,138,278.84             1.42%
California............................             282        $110,644,396.70           50.07%
Colorado..............................              14        $ 5,387,817.71             2.44%
Connecticut...........................              13        $ 4,594,026.49             2.08%
Florida...............................               5        $ 1,924,395.82             0.87%
Georgia...............................               9        $ 4,271,730.21             1.93%
Hawaii................................               1        $   472,428.61             0.21%
Illinois..............................              33        $ 9,700,273.37             4.39%
Indiana...............................               3        $   890,685.76             0.40%
Kansas................................               1        $   265,807.48             0.12%
Kentucky..............................               2        $   645,680.13             0.29%
Maine.................................               1        $   304,784.73             0.14%
Maryland..............................              11        $ 3,235,618.52             1.46%
Massachusetts.........................              23        $ 6,851,080.02             3.10%
Michigan..............................              28        $ 8,141,316.12             3.68%
Missouri..............................               5        $ 1,462,676.28             0.66%
Montana...............................               3        $   953,948.43             0.43%
Nevada................................               6        $ 1,632,927.68             0.74%
New jersey............................             116        $30,278,998.19            13.70%
New york..............................              10        $ 3,968,484.85             1.80%
North carolina........................               3        $ 1,667,218.82             0.75%
Ohio..................................               8        $ 2,509,076.08             1.14%
Pennsylvania..........................              13        $ 4,070,006.07             1.84%
Tennessee.............................               4        $ 1,394,745.91             0.63%
Texas.................................              13        $ 4,971,092.74             2.25%
Utah..................................               1        $   244,000.00             0.11%
Vermont...............................               1        $   335,000.00             0.15%
Virginia..............................               4        $ 1,448,539.62             0.66%
Washington............................              11        $ 4,180,944.62             1.89%
Wisconsin.............................               3        $   975,017.46             0.44%
Wyoming...............................               1        $   100,749.16             0.05%
                                                   ---       ----------------          ------
Total.................................             641        $220,967,478.99          100.00%
                                                   ---       ----------------          ------
                                                   ---       ----------------          ------

----------------------------------

No more than 1.2% of the Group II Loans will be secured by Mortgaged Properties in any one California zip code area, and no more than 1.1% of the Group II Loans will be secured by Mortgaged properties in any single zip code area.

                              ORIGINAL TERMS OF THE GROUP II LOANS
------------------------------------------------------------------------------------------------
                                                             AGGREGATE
                                                         PRINCIPAL BALANCE    PERCENTAGE OF THE
                                                          OF THE MORTGAGE    AGGREGATE PRINCIPAL
            LOAN TERM                NUMBER OF MORTAGE    LOANS AS OF THE      BALANCE OF ALL
           (IN MONTHS)                     LOANS            CUT-OFF DATE       GROUP II LOANS
----------------------------------  -------------------  ------------------  -------------------
300...............................               1        $     271,574.47             0.12%
360...............................             640        $ 220,695,904.52            99.88%
                                               ---       ------------------          ------
Total.............................             641        $ 220,967,478.99           100.00%
                                               ---       ------------------          ------
                                               ---       ------------------          ------

                                 LOAN GROUP II

                         SCHEDULED MATURITY YEARS OF THE GROUP II LOANS
------------------------------------------------------------------------------------------------
                                                             AGGREGATE
                                                         PRINCIPAL BALANCE    PERCENTAGE OF THE
                                                          OF THE MORTGAGE    AGGREGATE PRINCIPAL
                                    NUMBER OF MORTGAGE    LOANS AS OF THE      BALANCE OF ALL
         YEAR OF MATURITY                  LOANS            CUT-OFF DATE       GROUP II LOANS
----------------------------------  -------------------  ------------------  -------------------
2020..............................               1        $     572,431.46             0.26%
2021..............................               1        $     710,450.36             0.32%
2022..............................               2        $     847,904.90             0.38%
2023..............................               3        $   1,194,485.46             0.54%
2024..............................              10        $   1,408,133.72             0.64%
2025..............................              34        $   8,718,877.66             3.95%
2026..............................              53        $  14,058,725.54             6.36%
2027..............................             103        $  46,797,310.95            21.18%
2028..............................             434        $ 146,659,158.94            66.37%
                                               ---       ------------------          ------
Total.............................             641        $ 220,967,478.99           100.00%
                                               ---       ------------------          ------
                                               ---       ------------------          ------

----------------------------------

The weighted average (by principal balance) remaining term (adjusted for Curtailments) of the Group II Loans as of the Cut-Off Date is 353.6 months.

The Group II latest scheduled maturity of any Group II Loan: March, 2028

                       DOCUMENTATION PROGRAM TYPES OF THE GROUP II LOANS
------------------------------------------------------------------------------------------------
                                                             AGGREGATE
                                                         PRINCIPAL BALANCE    PERCENTAGE OF THE
                                                          OF THE MORTGAGE    AGGREGATE PRINCIPAL
                                    NUMBER OF MORTGAGE    LOANS AS OF THE      BALANCE OF ALL
 LOAN DOCUMENTATION PROGRAM TYPES          LOANS            CUT-OFF DATE       GROUP II LOANS
----------------------------------  -------------------  ------------------  -------------------
No Ratio..........................               7        $   2,449,434.50             1.11%
Full Documentation................             493        $ 171,300,452.90            77.52%
Limited Documentation.............             140        $  46,414,696.45            21.01%
No Documentation..................               1        $     802,895.14             0.36%
                                               ---       ------------------          ------
Total.............................             641        $ 220,967,478.99           100.00%
                                               ---       ------------------          ------
                                               ---       ------------------          ------

----------------------------------

As of the Cut-off Date, the weighted average of the Loan-to-Value Ratios of the Group II Loans originated under a reduced or no documentation program was approximately 71.1%.

As of the Cut-off Date, the weighted average of the Loan-to-Value Ratios of the Group II Loans originated under a no ratio program was approximately 66.9%.

Under a no ratio program, income information is not obtained from the related Mortgagors or verified.

                                 PURPOSE OF THE GROUP II LOANS
------------------------------------------------------------------------------------------------
                                                             AGGREGATE
                                                         PRINCIPAL BALANCE    PERCENTAGE OF THE
                                                          OF THE MORTGAGE    AGGREGATE PRINCIPAL
                                    NUMBER OF MORTGAGE    LOANS AS OF THE      BALANCE OF ALL
         PURPOSE OF LOAN                   LOANS            CUT-OFF DATE       GROUP II LOANS
----------------------------------  -------------------  ------------------  -------------------
Purchase Loans....................             236        $  76,356,584.57            34.56%
Existing Loan Refinance's.........             306        $ 107,753,962.05            48.76%
Home Improvement Refinances.......               4        $   1,057,519.15             0.48%
Cash Out Refinances...............              95        $  35,799,413.22            16.20%
                                               ---       ------------------          ------
Total.............................             641        $ 220,967,478.99           100.00%
                                               ---       ------------------          ------
                                               ---       ------------------          ------

                             OCCUPANCY STATUS OF THE GROUP II LOANS
------------------------------------------------------------------------------------------------
                                                             AGGREGATE
                                                         PRINCIPAL BALANCE    PERCENTAGE OF THE
                                                          OF THE MORTGAGE    AGGREGATE PRINCIPAL
                                    NUMBER OF MORTGAGE    LOANS AS OF THE      BALANCE OF ALL
         OCCUPANCY STATUS                  LOANS            CUT-OFF DATE       GROUP II LOANS
----------------------------------  -------------------  ------------------  -------------------
Owner Occupied....................             621        $ 215,162,121.18            97.37%
Owner Occupied - 2nd Home.........               7        $   2,151,607.10             0.97%
Non-Owner.........................              13        $   3,653,750.71             1.65%
                                               ---       ------------------          ------
Total.............................             641        $ 220,967,478.99           100.00%
                                               ---       ------------------          ------
                                               ---       ------------------          ------

                                 LOAN GROUP III

                         MORTGAGE INTEREST RATES OF THE GROUP III LOANS
------------------------------------------------------------------------------------------------
                                                             AGGREGATE
                                                         PRINCIPAL BALANCE
                                                          OF THE MORTGAGE     PERCENTAGE OF THE
                                                              LOANS AS       AGGREGATE PRINCIPAL
                                    NUMBER OF MORTGAGE     OF THE CUT-OFF      BALANCE OF ALL
     MORTGAGE INTEREST RATES               LOANS                DATE           GROUP III LOANS
----------------------------------  -------------------  ------------------  -------------------
6.500%............................               2        $     559,493.75             0.28%
6.625%............................               2        $     510,000.00             0.25%
6.750%............................               9        $   3,400,812.31             1.68%
6.875%............................              14        $   4,589,166.45             2.26%
7.000%............................              31        $  10,010,143.15             4.94%
7.125%............................              36        $  12,525,622.39             6.18%
7.250%............................              39        $  14,108,568.01             6.96%
7.375%............................              57        $  19,686,342.41             9.71%
7.450%............................               1        $     871,345.62             0.43%
7.500%............................              44        $  14,127,273.96             6.97%
7.600%............................               1        $     871,777.03             0.43%
7.625%............................              53        $  17,451,187.72             8.61%
7.750%............................              65        $  23,604,506.61            11.64%
7.875%............................              97        $  35,112,622.88            17.32%
7.990%............................               2        $     758,711.39             0.37%
8.000%............................              32        $  11,338,350.51             5.59%
8.075%............................               1        $     336,920.49             0.17%
8.125%............................              19        $   6,773,892.54             3.34%
8.250%............................              25        $   8,992,392.49             4.44%
8.375%............................              20        $   7,023,868.52             3.46%
8.500%............................              14        $   4,944,935.18             2.44%
8.625%............................               7        $   2,711,062.25             1.34%
8.750%............................               3        $   1,049,170.53             0.52%
8.875%............................               4        $   1,381,195.94             0.68%
                                               ---       ------------------          ------
Total.............................             578        $ 202,739,362.13           100.00%
                                               ---       ------------------          ------
                                               ---       ------------------          ------

                             PASS-THROUGH RATES OF THE GROUP III LOANS
---------------------------------------------------------------------------------------------------
                                         AGGREGATE
                                     PRINCIPAL BALANCE
                                      OF THE MORTGAGE
                                          LOANS AS        WEIGHTED AVERAGE      WEIGHTED AVERAGE
             RANGE OF                  OF THE CUT-OFF     MORTGAGE INTEREST    SCHEDULED TERM (IN
        PASS-THROUGH RATES                  DATE                RATES                MONTHS)
-----------------------------------  ------------------  -------------------  ---------------------
6.001 - 6.250%.....................   $     799,297.02            6.650%                  359
6.251 - 6.500%.....................   $   3,910,812.31            6.734%                  360
6.501 - 6.750%.....................   $  15,506,090.17            6.996%                  359
6.751 - 7.000%.....................   $  32,045,522.15            7.278%                  359
7.001 - 7.250%.....................   $  42,608,834.69            7.526%                  359
7.251 - 7.500%.....................   $  39,050,688.34            7.726%                  354
7.501 - 7.750%.....................   $  41,086,825.39            7.946%                  350
7.751 - 8.000%.....................   $  13,806,156.79            8.202%                  351
8.001 - 8.250%.....................   $   9,331,532.48            8.449%                  356
8.251 - 8.500%.....................   $   3,522,732.78            8.654%                  358
8.501 - 8.750%.....................   $   1,070,870.01            8.875%                  357
                                     ------------------           -----                   ---
Total..............................  2$02,739,362.13...           7.666%*                 356*
                                     ------------------           -----                   ---
                                     ------------------           -----                   ---

----------------------------------

* Represents a weighted average (by principal balance) of all Group III Loans.

As of the Cut-Off Date, the Pass-Through Rates for the Group III Loans ranged from approximately 6.200% per annum to 8.585% per annum, with a weighted average of approximately 7.321% per annum.

                                 LOAN GROUP III

                       ORIGINAL PRINCIPAL BALANCES OF THE GROUP III LOANS
------------------------------------------------------------------------------------------------
                                                             AGGREGATE
                                                         PRINCIPAL BALANCE
                                                          OF THE MORTGAGE     PERCENTAGE OF THE
                                                              LOANS AS       AGGREGATE PRINCIPAL
   RANGE OF ORIGINAL PRINCIPAL           NUMBER OF         OF THE CUT-OFF      BALANCE OF ALL
             BALANCES                 MORTGAGE LOANS            DATE           GROUP III LOANS
----------------------------------  -------------------  ------------------  -------------------
$200,001 - 250,000                              71        $  17,045,657.34             8.41%
$250,001 - 300,000                             189        $  52,082,742.33            25.69%
$300,001 - 350,000                             104        $  33,935,663.67            16.74%
$350,001 - 400,000                             109        $  40,759,420.57            20.10%
$400,001 - 450,000                              28        $  11,911,614.95             5.88%
$450,001 - 500,000                              25        $  11,878,998.40             5.86%
Over $500,000.....................              52        $  35,125,264.87            17.33%
                                               ---       ------------------          ------
Total.............................             578        $ 202,739,362.13           100.00%
                                               ---       ------------------          ------
                                               ---       ------------------          ------

----------------------------------

As of the Cut-Off Date, the principal balances of the Group III Loans ranged from approximately $227,031 to $1,347,194, with an average of approximately $350,760.

                    YEARS OF INITIAL MONTHLY PAYMENT FOR THE GROUP III LOANS
------------------------------------------------------------------------------------------------
                                                             AGGREGATE
                                                         PRINCIPAL BALANCE
                                                          OF THE MORTGAGE     PERCENTAGE OF THE
                                                              LOANS AS       AGGREGATE PRINCIPAL
         YEAR OF INITIAL                 NUMBER OF         OF THE CUT-OFF      BALANCE OF ALL
         MONTHLY PAYMENT              MORTGAGE LOANS            DATE           GROUP III LOANS
----------------------------------  -------------------  ------------------  -------------------
1994..............................               1        $     474,911.34             0.23%
1995..............................              21        $   7,487,349.06             3.69%
1996..............................              41        $  15,449,696.73             7.62%
1997..............................              48        $  21,384,911.49            10.55%
1998..............................             467        $ 157,942,493.51            77.90%
                                               ---       ------------------          ------
Total.............................             578        $ 202,739,362.13           100.00%
                                               ---       ------------------          ------
                                               ---       ------------------          ------

                      CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP III LOANS
------------------------------------------------------------------------------------------------
                                                             AGGREGATE
                                                         PRINCIPAL BALANCE    PERCENTAGE OF THE
                                                          OF THE MORTGAGE    AGGREGATE PRINCIPAL
             CURRENT                     NUMBER OF        LOANS AS OF THE      BALANCE OF ALL
       LOAN-TO-VALUE RATIOS           MORTGAGE LOANS        CUT-OFF DATE       GROUP III LOANS
----------------------------------  -------------------  ------------------  -------------------
60.00% or Less....................              50        $  20,781,981.65            10.25%
60.01 - 70.00%....................              98        $  39,374,038.02            19.42%
70.01 - 75.00%....................             126        $  46,050,661.73            22.71%
75.01 - 80.00%....................             234        $  75,793,507.47            37.38%
80.01 - 85.00%....................              12        $   3,845,208.20             1.90%
85.01 - 90.00%....................              45        $  13,383,457.19             6.60%
90.01 - 95.00%....................              13        $   3,510,507.87             1.73%
                                               ---       ------------------          ------
Total.............................             578        $ 202,739,362.13           100.00%
                                               ---       ------------------          ------
                                               ---       ------------------          ------

----------------------------------

At origination, the weighted average Loan-to-Value ratio of the Group III Loans was approximately 73.6%. As of the Cut-Off Date, the weighted average Loan-to-Value ratio of the Group III Loans was approximately 73.3%.

                     TYPES OF MORTGAGED PROPERTIES SECURING GROUP III LOANS
------------------------------------------------------------------------------------------------
                                                             AGGREGATE
                                                         PRINCIPAL BALANCE    PERCENTAGE OF THE
                                                          OF THE MORTGAGE    AGGREGATE PRINCIPAL
                                         NUMBER OF        LOANS AS OF THE      BALANCE OF ALL
          PROPERTY TYPES              MORTGAGE LOANS        CUT-OFF DATE       GROUP III LOANS
----------------------------------  -------------------  ------------------  -------------------
Single Family Detached............             460        $ 159,828,626.56            78.83%
Duplex............................               7        $   2,418,099.64             1.19%
Triplex...........................               3        $     958,800.00             0.47%
Fourplex..........................               3        $   1,078,719.86             0.53%
Townhouse.........................               1        $     299,435.89             0.15%
Condominium.......................              14        $   4,464,356.27             2.20%
Planned Unit
  Development.....................              89        $  33,322,323.91            16.44%
Hi-Rise Condo.....................               1        $     369,000.00             0.18%
                                               ---       ------------------          ------
Total.............................             578        $ 202,739,362.13           100.00%
                                               ---       ------------------          ------
                                               ---       ------------------          ------

                                 LOAN GROUP III

                     GEOGRAPHIC DISTRIBUTION BY STATE OF THE GROUP III LOANS
--------------------------------------------------------------------------------------------------
                                                                AGGREGATE
                                                                PRINCIPAL
                                                              BALANCE OF THE    PERCENTAGE OF THE
                                                              MORTGAGE LOANS   AGGREGATE PRINCIPAL
                                        NUMBER OF MORTGAGE      AS OF THE        BALANCE OF ALL
                STATE                          LOANS           CUT-OFF DATE      GROUP III LOANS
--------------------------------------  -------------------  ----------------  -------------------
Alabama...............................               3        $ 1,010,036.87             0.50%
Arizona...............................               9        $ 2,855,211.67             1.41%
California............................             239        $91,455,703.94            45.11%
Colorado..............................              13        $ 4,061,553.08             2.00%
Connecticut...........................              10        $ 4,189,337.72             2.07%
District of Columbia..................               4        $ 1,374,074.42             0.68%
Florida...............................              10        $ 3,153,559.11             1.56%
Georgia...............................              14        $ 4,856,659.23             2.40%
Idaho.................................               3        $   727,550.87             0.36%
Illinois..............................              33        $10,085,756.83             4.97%
Indiana...............................               5        $ 1,620,366.11             0.80%
Kansas................................               2        $   615,754.09             0.30%
Kentucky..............................               3        $   859,582.77             0.42%
Maryland..............................              17        $ 5,300,597.32             2.61%
Massachusetts.........................              23        $ 7,236,973.55             3.57%
Michigan..............................              19        $ 6,607,089.93             3.26%
Minnesota.............................               4        $ 1,097,507.80             0.54%
Missouri..............................               3        $   890,187.73             0.44%
Nevada................................               5        $ 1,714,762.34             0.85%
New Hampshire.........................               1        $   324,604.83             0.16%
New Jersey............................              71        $26,214,803.89            12.93%
New York..............................               3        $ 1,268,732.92             0.63%
North Carolina........................               4        $ 1,070,558.83             0.53%
Ohio..................................              12        $ 3,381,233.36             1.67%
Oklahoma..............................               2        $   702,000.00             0.35%
Oregon................................               8        $ 2,362,357.01             1.17%
Pennsylvania..........................               7        $ 1,985,588.17             0.98%
South Carolina........................               2        $   627,544.72             0.31%
Tennessee.............................               7        $ 2,037,084.33             1.00%
Texas.................................              10        $ 3,373,683.46             1.66%
Utah..................................               8        $ 2,546,291.23             1.26%
Virginia..............................              14        $ 4,359,189.80             2.15%
Washington............................               8        $ 2,223,632.31             1.10%
Wisconsin.............................               2        $   549,791.89             0.27%
                                                   ---       ----------------          ------
Total.................................             578        $202,739,362.13          100.00%
                                                   ---       ----------------          ------
                                                   ---       ----------------          ------

----------------------------------

No more than 1.1% of the Group III Loans will be secured by Mortgaged Properties in any one California zip code area, and no more than 0.9% of the Group III Loans will be secured by Mortgaged properties in any single zip code area.

                             ORIGINAL TERMS OF THE GROUP III LOANS
------------------------------------------------------------------------------------------------
                                                             AGGREGATE
                                                         PRINCIPAL BALANCE    PERCENTAGE OF THE
                                                          OF THE MORTGAGE    AGGREGATE PRINCIPAL
            LOAN TERM                NUMBER OF MORTAGE    LOANS AS OF THE      BALANCE OF ALL
           (IN MONTHS)                     LOANS            CUT-OFF DATE       GROUP III LOANS
----------------------------------  -------------------  ------------------  -------------------
360...............................             578        $ 202,739,362.13           100.00%
                                               ---       ------------------          ------
Total.............................             578        $ 202,739,362.13           100.00%
                                               ---       ------------------          ------
                                               ---       ------------------          ------

                                 LOAN GROUP III

                        SCHEDULED MATURITY YEARS OF THE GROUP III LOANS
------------------------------------------------------------------------------------------------
                                                             AGGREGATE
                                                         PRINCIPAL BALANCE    PERCENTAGE OF THE
                                                          OF THE MORTGAGE    AGGREGATE PRINCIPAL
                                    NUMBER OF MORTGAGE    LOANS AS OF THE      BALANCE OF ALL
         YEAR OF MATURITY                  LOANS            CUT-OFF DATE       GROUP III LOANS
----------------------------------  -------------------  ------------------  -------------------
2024..............................               1        $     474,911.34             0.23%
2025..............................              28        $  10,156,831.85             5.01%
2026..............................              34        $  12,780,213.94             6.30%
2027..............................              99        $  42,292,814.94            20.86%
2028..............................             416        $ 137,034,590.06            67.59%
                                               ---       ------------------          ------
Total.............................             578        $ 202,739,362.13           100.00%
                                               ---       ------------------          ------
                                               ---       ------------------          ------

----------------------------------

The weighted average (by principal balance) remaining term (adjusted for Curtailments) of the Group III Loans as of the Cut-Off Date is 354.3 months.

The latest scheduled maturity of any Group III Loan: March, 2028

                       DOCUMENTATION PROGRAM TYPES OF THE GROUP III LOANS
------------------------------------------------------------------------------------------------
                                                             AGGREGATE
                                                         PRINCIPAL BALANCE    PERCENTAGE OF THE
                                                          OF THE MORTGAGE    AGGREGATE PRINCIPAL
                                    NUMBER OF MORTGAGE    LOANS AS OF THE      BALANCE OF ALL
 LOAN DOCUMENTATION PROGRAM TYPES          LOANS            CUT-OFF DATE       GROUP III LOANS
----------------------------------  -------------------  ------------------  -------------------
No Ratio..........................              13        $   4,751,695.89             2.34%
Full Documentation................             389        $ 134,067,700.67            66.13%
Limited Documentation.............             169        $  60,742,110.83            29.96%
No Documentation..................               7        $   3,177,854.74             1.57%
                                               ---       ------------------          ------
Total.............................             578        $ 202,739,362.13           100.00%
                                               ---       ------------------          ------
                                               ---       ------------------          ------

----------------------------------

As of the Cut-off Date, the weighted average of the Loan-to-Value Ratios of the Group III Loans originated under a reduced or no documentation program was approximately 72.6%.

As of the Cut-off Date, the weighted average of the Loan-to-Value Ratios of the Group III Loans originated under a no ratio program was approximately 71.2%.

Under a no ratio program, income information is not obtained from the related Mortgagors or verified.

                                 PURPOSE OF THE GROUP III LOANS
------------------------------------------------------------------------------------------------
                                                             AGGREGATE
                                                         PRINCIPAL BALANCE    PERCENTAGE OF THE
                                                          OF THE MORTGAGE    AGGREGATE PRINCIPAL
                                    NUMBER OF MORTGAGE    LOANS AS OF THE      BALANCE OF ALL
         PURPOSE OF LOAN                   LOANS            CUT-OFF DATE       GROUP III LOANS
----------------------------------  -------------------  ------------------  -------------------
Purchase Loans....................             211        $  72,123,700.76            35.57%
Existing Loan Refinances..........             277        $ 101,412,273.75            50.02%
Home Improvement Refinances.......               3        $     876,625.63             0.43%
Cash Out Refinances...............              87        $  28,326,761.99            13.97%
                                               ---       ------------------          ------
Total.............................             578        $ 202,739,362.13           100.00%
                                               ---       ------------------          ------
                                               ---       ------------------          ------

                            OCCUPANCY STATUS OF THE GROUP III LOANS
------------------------------------------------------------------------------------------------
                                                             AGGREGATE
                                                         PRINCIPAL BALANCE    PERCENTAGE OF THE
                                                          OF THE MORTGAGE    AGGREGATE PRINCIPAL
                                     NUMBER OF MORTAGE    LOANS AS OF THE      BALANCE OF ALL
         OCCUPANCY STATUS                  LOANS            CUT-OFF DATE       GROUP III LOANS
----------------------------------  -------------------  ------------------  -------------------
Owner Occupied....................             568        $ 198,222,650.37            97.77%
Owner Occupied - 2nd Home.........               2        $     670,869.62             0.33%
Non-Owner.........................               8        $   3,845,842.14             1.90%
                                               ---       ------------------          ------
Total.............................             578        $ 202,739,362.13           100.00%
                                               ---       ------------------          ------
                                               ---       ------------------          ------

PROSPECTUS
                                  PNC MORTGAGE
                                SECURITIES CORP.

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)
                              -------------------

THESE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PNC MORTGAGE
  SECURITIES CORP. OR ANY OF ITS AFFILIATES, INCLUDING PNC BANK CORP. NEITHER
    THESE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY
                   ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.
                              -------------------

    PNC MORTGAGE SECURITIES CORP. (THE "COMPANY") MAY SELL FROM TIME TO TIME UP TO $3,000,000,000 AGGREGATE AMOUNT OF CERTIFICATES (THE "CERTIFICATES") EVIDENCING UNDIVIDED INTERESTS IN ONE OR MORE TRUSTS (EACH, A "TRUST FUND") TO BE CREATED BY THE COMPANY FROM TIME TO TIME.

    THE CERTIFICATES WILL BE ISSUABLE IN SERIES (EACH, A "SERIES"), EACH OF WHICH WILL REPRESENT UNDIVIDED INTERESTS IN A SINGLE TRUST FUND, UNLESS OTHERWISE INDICATED IN THE APPLICABLE PROSPECTUS SUPPLEMENT. THE PROPERTY OF EACH TRUST FUND WILL CONSIST EITHER OF A POOL OF MORTGAGE LOANS (A "MORTGAGE POOL") SECURED BY ONE-TO FOUR-FAMILY RESIDENTIAL PROPERTIES OR MULTI-FAMILY RESIDENTIAL PROPERTIES (THE "MORTGAGE LOANS") WHICH MORTGAGE LOANS, IF SO SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, MAY INCLUDE COOPERATIVE APARTMENT LOANS ("COOPERATIVE LOANS"), AND RELATED PROPERTY AND INTERESTS, CONVEYED TO THE TRUST FUND BY THE COMPANY, OR OF CERTIFICATES WHICH IN TURN EVIDENCE OWNERSHIP OF A MORTGAGE POOL AND RELATED PROPERTY. UNLESS OTHERWISE INDICATED IN THE RELATED PROSPECTUS SUPPLEMENT, EACH POOL WILL CONSIST ENTIRELY OF FIXED-RATE FIRST-LIEN MORTGAGE LOANS OR ENTIRELY OF ADJUSTABLE-RATE FIRST-LIEN MORTGAGE LOANS ACQUIRED BY THE COMPANY FROM ONE OR MORE QUALIFIED SELLERS. INFORMATION REGARDING EACH SERIES OF CERTIFICATES, INCLUDING THE RATE OF INTEREST BORNE BY THE CERTIFICATES (THE "REMITTANCE RATE") FOR SUCH SERIES, AS WELL AS INFORMATION REGARDING THE SIZE, COMPOSITION AND OTHER CHARACTERISTICS OF THE POOL RELATING TO SUCH SERIES, WILL BE FURNISHED IN A PROSPECTUS SUPPLEMENT AT THE TIME SUCH SERIES IS OFFERED. IF INDICATED IN THE APPLICABLE PROSPECTUS SUPPLEMENT, CERTIFICATES OF A SERIES MAY BE DIVIDED INTO SEVERAL CLASSES (EACH, A "CLASS"), WHICH EACH MAY BEAR DIFFERENT RATES OF INTEREST, AND THE RIGHTS OF THE HOLDERS OF CERTAIN CLASSES MAY BE SUBORDINATED TO THOSE OF OTHER CLASSES, AS SPECIFIED IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

    THE COMPANY WILL, WITH RESPECT TO EACH SERIES OF CERTIFICATES, ELECT TO HAVE THE RELATED MORTGAGE POOL TREATED AS A REAL ESTATE MORTGAGE INVESTMENT CONDUIT (A "REMIC") UNDER APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE. SEE "CERTAIN FEDERAL INCOME TAX CONSEQUENCES".

    EXCEPT FOR CERTAIN REPRESENTATIONS AND WARRANTIES, AND EXCEPT AS OTHERWISE STATED IN THE RELATED PROSPECTUS SUPPLEMENT, THE COMPANY'S SOLE OBLIGATIONS WITH RESPECT TO A SERIES OF THE CERTIFICATES ARE ITS CONTRACTUAL SERVICING AND/OR ADMINISTRATIVE RESPONSIBILITIES AND ITS OBLIGATION (UNLESS OTHERWISE SPECIFIED IN THE APPLICABLE PROSPECTUS SUPPLEMENT), IN THE EVENT OF PAYMENT DELINQUENCIES ON MORTGAGE LOANS, TO MAKE CASH ADVANCES WITH RESPECT THERETO IF IT DEEMS SUCH ADVANCES TO BE RECOVERABLE FROM THE PROCEEDS OF ANY APPLICABLE CREDIT ENHANCEMENT INSTRUMENTS, LIQUIDATION PROCEEDS OR OTHERWISE.

    SEE "RISK FACTORS" IMMEDIATELY FOLLOWING "SUMMARY OF PROSPECTUS" HEREIN FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BEFORE PURCHASING CERTIFICATES OF ANY SERIES.
                               -----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE NOR HAS ANY
    SUCH COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              -------------------

    OFFERS OF THE CERTIFICATES MAY BE MADE THROUGH ONE OR MORE DIFFERENT METHODS, INCLUDING OFFERINGS THROUGH UNDERWRITERS, AS MORE FULLY DESCRIBED UNDER "METHODS OF DISTRIBUTION". THE CERTIFICATES FOR EACH MORTGAGE POOL ARE OFFERED WHEN, AS AND IF ISSUED, SUBJECT TO PRIOR SALE OR WITHDRAWAL, CANCELLATION OR MODIFICATION OF THE OFFER WITHOUT NOTICE. PNC CAPITAL MARKETS, INC., AN AFFILIATE OF THE COMPANY, MAY FROM TIME TO TIME ACT AS AGENT OR UNDERWRITER IN CONNECTION WITH THE SALE OF THE CERTIFICATES. THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT MAY BE USED BY PNC CAPITAL MARKETS, INC. IN CONNECTION WITH OFFERS AND SALES RELATED TO SECONDARY MARKET TRANSACTIONS IN ANY SERIES OF CERTIFICATES. PNC CAPITAL MARKETS, INC. MAY ACT AS PRINCIPAL OR AGENT IN SUCH TRANSACTIONS. SUCH SALES WILL BE MADE AT PRICES RELATED TO PREVAILING MARKET PRICES AT THE TIME OF SALE OR OTHERWISE.

    THIS PROSPECTUS MAY ALSO BE USED IN CONNECTION WITH RESALES OF CERTIFICATES BY CERTAIN PURCHASERS THEREOF, INCLUDING DEALERS, WHO ARE OR MAY BE DEEMED TO BE "UNDERWRITERS" WITHIN THE MEANING OF THE SECURITIES ACT OF 1933. SEE "METHODS OF DISTRIBUTION" HEREIN. RE-OFFERS AND SALES OF CERTIFICATES BY PURCHASERS THEREOF ARE EXPECTED TO BE MADE AT THEN PREVAILING MARKET PRICES, ALTHOUGH THERE CAN BE NO ASSURANCE THAT A SECONDARY MARKET FOR ANY SERIES OF CERTIFICATES WILL DEVELOP.

    RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE.

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF CERTIFICATES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

NOVEMBER 24, 1997

                               TABLE OF CONTENTS

CAPTION                                                                     PAGE
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
Summary of Prospectus.....................................................    3
Risk Factors..............................................................   10
The Mortgage Pools........................................................   11
Use of Proceeds...........................................................   16
Yield Considerations......................................................   16
Maturity, Average Life and Prepayment Assumptions.........................   18
The Company...............................................................   19
Description of Certificates...............................................   22
Primary Insurance, FHA Mortgage Insurance, VA Mortgage Guaranty, Hazard
 Insurance; Claims Thereunder.............................................   44
Description of Credit Enhancements........................................   48
Certain Legal Aspects of the Mortgage Loans...............................   57
ERISA Considerations......................................................   64
Certain Federal Income Tax Consequences...................................   67
Methods of Distribution...................................................   84
Transferability of Certificates...........................................   85
Legal Matters.............................................................   85
Financial Information.....................................................   85
Additional Information....................................................   85
Glossary..................................................................   86

    UNTIL 90 DAYS AFTER THE DATE OF EACH SUPPLEMENT TO THIS PROSPECTUS, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES COVERED BY SUCH SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF SECURITIES COVERED BY SUCH SUPPLEMENT AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND EACH SUPPLEMENT TO THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY, NOR AN OFFER OF THE CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    There are incorporated herein by reference all documents and reports filed or caused to be filed by the Company with respect to a Series pursuant to
Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Securities Exchange Act of 1934, prior to the termination of an offering of Certificates evidencing interests therein. Upon request, the Company will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, a list identifying all filings with respect to a Series pursuant to Section 13(a),
Section 13(c), Section 14 or Section 15(d) of the Securities Exchange Act of 1934, since the Company's last fiscal year covered by its annual report on Form 10-K, if any, and a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Company should be directed to: PNC Mortgage Securities Corp., 75 North Fairway Dr., Vernon Hills, IL 60061, telephone number
(847) 549-6500, Attn: Legal Department.

                             SUMMARY OF PROSPECTUS

    THE FOLLOWING IS A SUMMARY OF CERTAIN PERTINENT INFORMATION AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS, AND BY REFERENCE TO INFORMATION WITH RESPECT TO EACH MORTGAGE POOL AND SERIES OF CERTIFICATES CONTAINED IN THE SUPPLEMENT TO THIS PROSPECTUS TO BE PREPARED IN CONNECTION WITH SUCH SERIES.

Title of Certificates.......  Mortgage Pass-Through Certificates, issuable in
                              Series and in one or more Classes of each Series
                              (the "Certificates").

Depositor...................  PNC Mortgage Securities Corp. (the "Company"), an
                              indirect subsidiary of PNC Bank Corp.

Description of
  Certificates..............  Each Certificate will represent an undivided interest in one of a number of trusts to be
                              created by the Company from time to time. The
                              property of each trust fund (a "Trust Fund") will
                              consist either of a pool (a "Mortgage Pool") of
                              mortgage loans secured by one-to four-family
                              residential properties or multi-family residential
                              properties (the "Mortgage Loans") which Mortgage
                              Loans, if so specified in the related Prospectus
                              Supplement, may include leaseholds in the
                              underlying real property or cooperative apartment
                              loans ("Cooperative Loans"), and related property
                              and interests, conveyed to such Trust Fund by the
                              Company, or of certificates which in turn
                              represent ownership of a Mortgage Pool and related
                              property and interests. Unless otherwise specified
                              in the applicable Prospectus Supplement, each
                              Certificate will represent an interest in all the
                              principal and in interest up to a specified rate
                              on the Mortgage Loans in such Mortgage Pool. If so
                              specified in the Prospectus Supplement applicable
                              to any Series, Certificates may be issued in
                              several Classes, which may pay interest at
                              different rates, may represent different
                              allocations of the right to receive principal and
                              interest, and certain of which may be subordinated
                              to others. Any such Class of Certificates may
                              provide for payments of principal only or interest
                              only or for disproportionate payments of principal
                              and interest. See "Description of Certificates".
                              The related Prospectus Supplement or Current
                              Report on Form 8-K described below will set forth
                              the actual undivided interest in a Mortgage Pool,
                              or entitlement to principal and/or interest,
                              represented by each Certificate (and, if
                              applicable, describe the manner in which such
                              undivided interest may change from time to time).

                              The Certificates will be offered in fully registered form only. If specified in the applicable Prospectus Supplement, one or more
                              Classes of Certificates for any Series may be transferable only on the books of The Depository
                              Trust Company or another depository identified in such Prospectus Supplement. The Certificates of a particular Series or Class may or may not be rated by one or more nationally recognized rating organizations. Neither the Certificates, the underlying Mortgage Loans nor certificates will be guaranteed by the Company, PNC Bank Corp. or any other affiliate of the Company and, unless otherwise specified in the applicable Prospectus
                              Supplement, neither the Certificates, the underlying Mortgage Loans nor certificates will be insured or guaranteed by any governmental agency. Additional information about the Mortgage Pool relating to a Series of Certificates may be set forth in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission within 15 days after the issuance of such Certificates. If so indicated in the applicable Prospectus
                              Supplement, a Series of Certificates may include one or more Classes of Certificates (which may be sold in one or more private offerings or may be offered pursuant to this Prospectus) representing subordinated interests in the Mortgage Pool, undivided interests in a portion of the interest paid on the Mortgage Loans in the related Mortgage
                              Pool or such other interests as may be described therein.

Sellers.....................  Mortgage Loans will be purchased from qualified originators or entities that have purchased or
                              otherwise acquired the Mortgage Loans from
                              qualified originators ("Sellers"), as described
                              herein.

Servicing and
  Administration............  Generally with respect to each Series, the
                              Company, another entity set forth in the related
                              Prospectus Supplement (who will generally be a
                              Seller) (a "Servicing Entity") or the Company
                              together with such Servicing Entity will be
                              responsible for the servicing and administration
                              of the Mortgage Loans (in such capacity, each of
                              the Company and/or such Servicing Entity, a
                              "Master Servicer") and the Sellers will perform
                              certain servicing functions with respect to the
                              Mortgage Loans (in such capacity,
                              "Seller/Servicers"). In the event that both the
                              Company and a Servicing Entity are acting as
                              Master Servicers with respect to a single Series,
                              (i) each of the Company and such Servicing Entity
                              will act as Master Servicer only for a specific
                              group or groups of Mortgage Loans in the related
                              Mortgage Pool (a "Mortgage Loan Servicing Group")
                              as set forth in the related Prospectus
                              Supplement,(ii) the duties, liabilities and
                              obligations of each of the Company and such
                              Servicing Entity shall relate only to its
                              respective Mortgage Loan Servicing Group, and
                              (iii) the Company, unless otherwise specified in
                              the related Prospectus Supplement, will calculate
                              amounts distributable to the Certificateholders,
                              prepare tax returns on behalf of the Trust Fund
                              and provide certain other services specified in
                              the Pooling Agreement (in such capacity, the
                              "Certificate Administrator"). Unless otherwise
                              specified in the related Prospectus Supplement, in
                              the event that a Servicing Entity is the only
                              Master Servicer with respect to any Series, such
                              Serving Entity will be the Certificate
                              Administrator with respect to such Series. If so
                              specified in the applicable Prospectus Supplement,
                              however, (i) the servicing of the Mortgage Loans
                              will be performed by the Seller which sold the
                              Mortgage Loans to the Company for inclusion in the
                              Trust Fund, or by a qualified servicer selected by
                              the Company (either entity acting in such
                              capacity, the "Servicer"), (ii) there will not be
                              a Master Servicer and (iii) the Company will act
                              as the Certificate Administrator.

Interest....................  Except as otherwise specified in the applicable
                              Prospectus Supplement, interest payments will be
                              passed through on the

                              25th day (or if such day is not a business day, the business day immediately following such 25th day) of each month or such other date as specified in the applicable Prospectus Supplement (the
                              "Distribution Date") at the interest rate (the
                              "Remittance Rate") applicable to each Class of Certificates, commencing with the month following the month of initial issuance of such Certificates. See "Maturity, Average Life and
                              Prepayment Assumptions", "Yield Considerations" and "Description of Certificates".

Principal (including
  Principal Prepayments)....  Except as otherwise specified in the applicable
                              Prospectus Supplement, principal payments will be
                              passed through on each Distribution Date,
                              commencing with the month following the month of
                              initial issuance of each Series of Certificates.
                              See "Maturity, Average Life and Prepayment
                              Assumptions", "Yield Considerations" and
                              "Description of Certificates".

Advances....................  With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as
                              Master Servicer and except as otherwise specified
                              in the applicable Prospectus Supplement, the
                              Company or such Servicing Entity, as applicable,
                              will be obligated to make advances of its own
                              funds in order to cover deficiencies in amounts
                              distributable to Certificateholders resulting from
                              Mortgagor delinquencies only (and, in the event
                              that both the Company and a Servicing Entity are
                              Master Servicers, only to the extent that such
                              delinquencies arise from its respective Mortgage
                              Loan Servicing Group), to the extent the Company
                              or such Servicing Entity, as applicable,
                              determines such advances are recoverable from
                              future payments or collections on the Mortgage
                              Loans or, if applicable, in its respective
                              Mortgage Loan Servicing Group, amounts available
                              as a result of any subordination feature or from
                              applicable credit enhancements. Similarly, with
                              respect to Series of Certificates as to which
                              there will be no Master Servicer and the servicing
                              of the Mortgage Loans will be performed by the
                              Servicer, the Servicer, except as otherwise
                              specified in the applicable prospectus supplement,
                              will be obligated to make advances of its own
                              funds in order to cover deficiencies in amounts
                              distributable to Certificateholders only to the
                              extent the Servicer determines such advances are
                              recoverable from future payments or collections on
                              the Mortgage Loans, amounts available as a result
                              of any subordination in right of payment of one or
                              more Classes of Certificates to such rights of
                              holders of other Classes of Certificates or from
                              applicable credit enhancements. See "Description
                              of Certificates--Advances".

The Mortgage Loans..........  Each Mortgage Pool will have an aggregate principal balance of at least $5,000,000 and will
                              consist of one or more of the following types of
                              Mortgage Loans with various original terms:

                               (1) fixed-rate, fully amortizing Mortgage Loans providing for level monthly payments of principal and interest;

                               (2)  adjustable-rate Mortgage Loans ("ARMs" or
                                    "ARM Loans"), which may include graduated payment Mortgage Loans and other Mortgage
                                    Loans providing for negative amortization;

                               (3)  Mortgage Loans, with either fixed or
                                    adjustable rates, that do not provide for level monthly payments of principal and interest and/or do not provide for amortization in full by their maturity dates;

                               (4)  fixed-rate Mortgage Loans that do not
                                    provide for amortization in full by their maturity dates and which may at the end of their terms be converted by the Mortgagors to fully-amortizing ARM Loans, provided that certain conditions are met; and

                               (5)  any other type of Mortgage Loan, as
                                    described in the applicable Prospectus
                                    Supplement.

                              If provided for in the applicable Prospectus
                              Supplement, a Mortgage Pool may contain Mortgage
                              Loans subject to buy- down plans ("Buydown
                              Loans"). See "The Mortgage Pools".

Primary Insurance
  Policies..................  To the extent specified in the applicable
                              Prospectus Supplement, each Mortgage Loan having a
                              loan-to-value ratio at origination and at the
                              applicable Cut-Off Date (as defined herein) above
                              80% (or another specified level) will be covered
                              by a primary mortgage insurance policy (a "Primary
                              Insurance Policy") insuring against default by the
                              Mortgagor with respect to all or a specified
                              portion of the principal amount thereof, until the
                              principal balance of such Mortgage Loan is reduced
                              below 80% of the then current appraised value of
                              the Mortgaged Property or the principal balance of
                              the Mortgage Loan at origination, as applicable.
                              See "The Mortgage Pools" and "Primary Mortgage
                              Insurance, FHA Mortgage Insurance, VA Mortgage
                              Guaranty, Hazard Insurance; Claims Thereunder".

Credit Enhancements.........  The Company, the Servicing Entity or the Servicer,
                              as applicable, may obtain for certain Mortgage
                              Pools (or, if applicable, the related Mortgage
                              Loan Servicing Group in such Mortgage Pool) a
                              mortgage pool insurance policy (a "Mortgage Pool
                              Insurance Policy"), limited in scope, covering
                              defaults on the Mortgage Loans in such Mortgage
                              Pool or, if applicable, the related Mortgage Loan
                              Servicing Group in such Mortgage Pool that are not
                              covered as to their entire outstanding principal
                              balance by insurance coverage provided by the
                              Federal Housing Authority or guarantees issued by
                              the Department of Veterans Affairs.

                              The Company, the Servicing Entity or the Servicer, as applicable, may also obtain for certain
                              Mortgage Pools (or, if applicable, the related
                              Mortgage Loan Servicing Group in such Mortgage
                              Pool) a fraud bond (a "Fraud Bond"), limited in scope, insuring Certificateholders against losses on any Mortgage Loan (or, if applicable, any Mortgage Loan in the related Mortgage Loan Servicing Group) which result in an exclusion from, denial of, or defense to coverage under a Primary Insurance Policy or, if applicable, a Mortgage Pool Insurance Policy, because of circumstances involving fraudulent conduct or negligence by the Seller, a Seller/
                              Servicer, the Servicer or the related mortgagor
                              (the "Mortgagor").

                              In addition, the Company, the Servicing Entity or the Servicer, as applicable, may obtain for certain Mortgage Pools (or, if applicable, the related Mortgage Loan Servicing Group in such
                              Mortgage Pool) a bankruptcy bond (a "Bankruptcy
                              Bond"), limited in scope, insuring against losses resulting from the bankruptcy of a Mortgagor under a Mortgage Loan contained in a Mortgage Pool (or, if applicable, a Mortgage Loan in the related
                              Mortgage Loan Servicing Group).

                              All of the Mortgage Loans (other than Cooperative
                              Loans and Mortgage Loans secured by condominium apartments) will be covered by standard hazard insurance policies insuring against losses due to various causes, including fire, lightning and windstorm. For some Series of Certificates, certain other physical risks which are not otherwise insured against (including earthquakes in some geographical regions, mud flows and floods) will be covered by a special hazard insurance policy (a "Special Hazard Insurance
                              Policy") to be obtained with respect to the Mortgage Pool.

                              In lieu of obtaining one or more of the credit enhancements described above, the Seller, the Company, the Servicing Entity or the Servicer, as applicable, may establish a reserve fund (a
                              "Reserve Fund") and/or obtain a letter of credit
                              (a "Letter of Credit"), either of which would provide coverage substantially similar to the credit enhancement or enhancements it replaces.
                              Any losses not covered by any of these credit enhancements will not be insured against and will therefore be borne by Certificateholders for such Series. See "The Mortgage Pools" and "Description of Credit Enhancements".

                              In addition to the credit enhancements described above, the Company, the Servicing Entity or the Servicer, as applicable, may obtain or provide for other credit enhancements for a Series of Certificates which provide for coverage of certain risks of default or losses, such as, but not limited to, certificate insurance policies issued by insurers acceptable to each rating agency rating the Certificates, insuring to holders of the Certificates the payment of amounts due in accordance with the terms of the Certificates, or other arrangements acceptable to each rating agency rating the Certificates. Coverage of certain risks of default or loss may also be provided to a particular Class or Classes of Certificates by the subordination in right of payment of one or more Classes of Certificates of the same Series to the right of holders of such Class or Classes of Certificates to receive payments.

                              The Prospectus Supplement for each Series will indicate whether such Series or the Mortgage Loans contained therein are covered by various credit enhancements, indicating the nature, amount and extent of such coverage.

Private Certificates and
  Agency Certificates.......  If specified in the related Prospectus Supplement, a Trust Fund may include private mortgage
                              pass-through certificates ("Private Certificates")
                              or certificates issued by the Federal Home Loan
                              Mortgage Corporation ("FHLMC"), the Federal
                              National Mortgage Association ("FNMA") or the
                              Government National Mortgage Association ("GNMA")
                              (collectively, "Agency Certificates"). Any Private
                              Certificates or Agency Certificates will be
                              described in the related Prospectus Supplement.

Tax Status..................  For Federal income tax purposes, the
                              Certificateholders of a Series will be considered
                              to own "regular interests" or "residual interests"
                              in a REMIC. Holders of Certificates designated in
                              the applicable Prospectus Supplement as "regular
                              interests" will be treated as holders of debt of
                              the REMIC for federal income tax purposes. Such
                              Certificateholders must include in income interest
                              due and original issue discount on their
                              Certificates using the accrual method of
                              accounting, regardless of their usual methods of
                              accounting. Holders of Certificates designated in
                              the applicable Prospectus Supplement as "residual
                              interests" will be taxable on their allocable
                              share of the taxable income of the REMIC
                              regardless of the cash distributable on such
                              interests. See "Certain Federal Income Tax
                              Consequences--Taxation of Owners of REMIC Residual
                              Certificates".

                              With certain exceptions described herein,
                              Certificates held by a "domestic building and loan association" will be considered to represent
                              "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code of 1986, as amended (the
                              "Code").

                              See "Certain Federal Income Tax Consequences".

Optional Termination........  For each Series of Certificates, any of the
                              Company, the Master Servicers, the Servicing
                              Entity or the Servicer, as set forth in the
                              applicable Prospectus Supplement, will have the
                              option to repurchase the related Mortgage Loans
                              (or, if applicable, the related Mortgage Loan
                              Servicing Group) or certificates, as the case may
                              be, and thereby effect the early retirement of
                              such Series at any time after the principal
                              balances of the Mortgage Loans or certificates
                              aggregate less than the percentage specified in
                              the related Prospectus Supplement of the aggregate
                              principal balance of the Mortgage Loans in such
                              Mortgage Pool or the certificates as of the first
                              day of the month in which such Certificates were
                              issued or such other day as may be specified in
                              the applicable Prospectus Supplement (the "Cut-Off
                              Date"). The amount distributable to
                              Certificateholders in connection with any such
                              repurchase will also be set forth in the
                              applicable Prospectus Supplement.

Optional Redemption.........  If so specified in the Prospectus Supplement for a
                              Series, the related Trust Fund will enter into a
                              redemption agreement pursuant to which the
                              counterparty to the agreement will have the right
                              to cause a redemption of the outstanding
                              Certificates of such Series, beginning on the
                              Distribution Date and subject to payment of the
                              redemption price and other conditions specified in
                              the Prospectus Supplement. See "Risk Factors",
                              "Yield Considerations", "Maturity, Average Life
                              and Prepayment Assumptions", and "Description of
                              the Certificates-Redemption Agreement" herein.

Put Option..................  If so specified in the Prospectus Supplement for a
                              Series, each Certificateholder of such Series, of
                              a Class of such Series or of a group for such
                              Series will have the option to require the entity
                              named in such Prospectus Supplement to purchase
                              such Certificates in full on the date, at the
                              purchase price and on the terms specified in such
                              Prospectus Supplement.

Investment Considerations...  Potential investors should be aware that (a) any decline in the value of a property securing a Mortgage Loan in a Mortgage Pool may result in a loss to Certificateholders if the related
                              Mortgagor defaults and the loss is not covered by the credit enhancements provided for such Mortgage
                              Loan or Mortgage Pool and (b) any hazard loss not covered by the standard hazard insurance policy or any applicable Special Hazard Insurance Policy or comparable credit enhancement covering a defaulted
                              Mortgage Loan may result in a loss to
                              Certificateholders.

                              Prepayments of Mortgage Loans, or early
                              liquidations of Mortgage Loans by foreclosure or otherwise (whether or not a loss is incurred) may, in certain circumstances, increase or, in certain circumstances, decrease Certificateholders' yield on the Certificates. See "Yield Considerations" and "Maturity, Average Life and Prepayment
                              Assumptions".

                              There is no assurance that a secondary market will exist for any Series of the Certificates.

                              See "Risk Factors" herein.

ERISA Limitations...........  A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of
                              1974, as amended ("ERISA"), or Section 4975 of the
                              Code (and any person which proposes to cause any
                              such plan to acquire Certificates) should
                              carefully review with its own legal advisors
                              whether the purchase or holding of Certificates
                              could give rise to a transaction prohibited or
                              otherwise impermissible under ERISA or the Code.
                              See "ERISA Considerations".

                                  RISK FACTORS

    Investors should consider, among other things, the following factors in connection with the purchase of the Certificates:

    LIMITED LIQUIDITY. There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates of any Series. The Prospectus Supplement for any Series of Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Certificates. However, no underwriter will be obligated to do so and offerings may be effected hereunder without participation by any underwriter. The Certificates will not be listed on any securities exchange.

    LIMITED OBLIGATIONS. The Certificates will not represent an interest in or obligation of the Company, PNC Bank Corp., a Servicing Entity, a Servicer or any of their respective affiliates. The obligations of the Company, a Servicing Entity or a Servicer, as applicable, with respect to the Certificates or the Mortgage Loans will be limited to any representations and warranties made by the Company in, as well as any servicing and/or administrative obligations under, the Pooling Agreement (as defined herein) for each Series of Certificates. Unless otherwise specified in the applicable Prospectus Supplement, these obligations, for Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, will consist primarily of the obligation under certain circumstances of the Company or Servicing Entity, as applicable, to repurchase Mortgage Loans as to which there has been a breach of representations and warranties which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan or to cure such breach. In addition, unless otherwise specified in the applicable Prospectus Supplement, the Company or Servicing Entity, as Master Servicer, will have a limited obligation to make certain advances (to the extent not previously advanced by the Seller/Servicers) in the event of delinquencies on the related Mortgage Loans, but only to the extent deemed recoverable. Except as so described in the related Prospectus Supplement, neither the Certificates, the underlying Mortgage Loans nor Certificateholders will be guaranteed or insured by any governmental agency or instrumentality, or by the Company or any of its affiliates. Proceeds of the assets included in the related Trust Fund for each Series of Certificates (including the Mortgage Loans and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Company or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

    LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT ENHANCEMENT. With respect to each Series of Certificates, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: subordination of other Classes of Certificates of the same Series; a Letter of Credit; a Mortgage Pool Insurance Policy; a Special Hazard Insurance Policy; a Fraud Bond; a Bankruptcy Bond; a Reserve Fund; and any combination thereof. See "Description of Credit Enhancements" herein. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. All or a portion of the credit enhancement for any series of Certificates will generally be permitted to be reduced, terminated or substituted for, if each applicable rating agency indicates that the then current rating thereof will not be adversely affected. See "Description of Credit Enhancements".

    RISKS OF THE MORTGAGE LOANS. An investment in securities such as the Certificates which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the related Mortgagors' financial condition. No assurance can be given that the values of the Mortgaged Properties (as defined herein) have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, in the case of the Mortgage Loans that are subject to negative amortization, the principal balances of such Mortgage Loans could be increased to amounts equal to or in excess of the values of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by the applicable credit enhancement, holders of Certificates of the Series evidencing interests in the related Mortgage Pool will bear all risk of loss resulting from default by Mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. Certain of the types of loans which may be included in the Mortgage Pools may involve additional uncertainties not present in traditional types of loans. For example, certain of the Mortgage Loans may provide for escalating or variable payments by the Mortgagor, as to which the Mortgagor is generally qualified on the basis of the initial payment amount. In some instances the Mortgagors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase. In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. The Mortgage Loans underlying certain Series of Certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

    YIELD AND PREPAYMENT CONSIDERATIONS. The yield to maturity of the Certificates of each Series will depend on the rate of principal payment (including prepayments, liquidations due to defaults and repurchases) on the Mortgage Loans and the price paid by Certificateholders. Such yield to maturity may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. The yield to maturity on Certificates entitling the holders thereof primarily or exclusively to payments of interest on the Mortgage Loans will be extremely sensitive to the rate of prepayments on the related Mortgage Loans and, if applicable, to the occurrence of a redemption or other call feature of the Certificates or the Mortgage Loans. In addition, the yield on certain other types of Classes of Certificates may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other Classes of Certificates. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. See "Yield Considerations" and "Maturity, Average Life and Prepayment Assumptions".

    REDEMPTION OF CERTIFICATES OR UNDERLYING MORTGAGE LOANS. If the Certificates of a Series or the underlying Mortgage Loans are subject to redemption or other call feature, the average life and yield of each Class of such Series will also be affected by the occurrence of such a redemption as described under "Yield Considerations", "Maturity, Average Life and Prepayment Assumptions" and "The Mortgage Pools--General" herein.

                              THE MORTGAGE POOLS*

GENERAL

    Unless otherwise indicated in the applicable Prospectus Supplement, each Mortgage Pool will consist entirely of either fixed- or adjustable-rate mortgage loans (the "Mortgage Loans") evidenced by promissory notes (the "Mortgage Notes") secured by first mortgages, deeds of trust or security deeds (the "Mortgages") on one- to four-family residential properties or multi-family residential properties (the "Mortgaged Properties"). The types of Mortgaged Properties securing the Mortgage Loans in each Mortgage Pool may include (a) owner occupied, (i) attached or detached single-family residences, including residences in planned unit developments, (ii) two- to four-family primary residences and (iii) condominiums or other attached dwelling units, (b) second/vacation homes and nonowner occupied residences, and (c) leasehold in the underlying Mortgaged Property and such

--------------
* Whenever in this Prospectus the terms "Mortgage Pool", "Certificates" and "Trust Fund" are used, those terms apply, unless the context indicates otherwise, to one specific Mortgage Pool, to the Series of Certificates representing undivided interests in the related Trust Fund and to the related Trust Fund, respectively. Similarly, the term "Remittance Rate" will refer to the rate of interest borne by the Certificates of one specific Series (or borne by one Class of Certificates of one specific Series).

other types of homes or dwellings as are set forth in the related Prospectus Supplement. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years, unless otherwise specified in the related Prospectus Supplement. If specified in the applicable Prospectus Supplement, a Mortgage Pool may contain cooperative apartment loans ("Cooperative Loans") evidenced by promissory notes ("Cooperative Notes") secured by security interests in shares issued by private cooperative housing corporations (each, a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. As used herein, unless the context indicates otherwise, "Mortgage Loans" includes Cooperative Loans, "Mortgaged Properties" includes shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes, "Mortgage Notes" includes Cooperative Notes and "Mortgages" includes a security agreement with respect to a Cooperative Note.

    The Mortgage Loans to be purchased by the Company for inclusion in a Mortgage Pool will be screened and underwritten in accordance with the standards set forth herein under "The Company-- Mortgage Purchase Program" and "--Credit, Appraisal and Underwriting Standards". The Mortgage Loans in each Mortgage Pool will be originated by or purchased from lending institutions which meet the requirements set forth under "The Company--Mortgage Purchase Program" (such institutions, "Sellers"). Generally, with respect to each Series, the Company, another entity set forth in the related Prospectus Supplement (who will generally be a Seller) (a "Servicing Entity) or the Company together with such Servicing Entity will be responsible for the servicing and administration of the Mortgage Loans (in such capacity, each of the Company and/or such Servicing Entity, a "Master Servicer") and the Sellers will perform certain servicing functions with respect to the Mortgage Loans (in such capacity, "Seller/Servicers"), which term includes related servicing corporations, agents and replacement servicers designated by the Company. In the event that both the Company and a Servicing Entity are acting as Master Servicers with respect to a single Series, (i) each of the Company and such Servicing Entity will act as Master Servicer only for a specific group or groups of Mortgage Loans in the related Mortgage Pool (a "Mortgage Loan Servicing Group") as set forth in the related Prospectus Supplement,(ii) the duties, obligations and liabilities of each the Company and such Servicing Entity shall relate only to its respective Mortgage Loan Servicing Group, and (iii) the Company, unless otherwise specified in the related Prospectus Supplement, will calculate amounts distributable to the Certificateholders, prepare tax returns on behalf of the Trust Fund and provide certain other services specified in the Pooling Agreement (in such capacity, the "Certificate Administrator"). Unless otherwise specified in the related Prospectus Supplement, in the event that a Servicing Entity is the only Master Servicer with respect to any Series, such Servicing Entity will be the Certificate Administrator with respect to such Series. If so specified in the applicable Prospectus Supplement, however, (i) the servicing of the Mortgage Loans will be performed by the Seller which sold the Mortgage Loans to the Company for inclusion in the Trust Fund, or by a qualified servicer selected by the Company (either entity acting in such capacity, the "Servicer"), (ii) there will not be a Master Servicer and (iii) the Company will act as the Certificate Administrator. The Servicer and the Certificate Administrator may perform their respective servicing and administrative responsibilities through agents or independent contractors, but shall not thereby be released from any of their obligations under the Pooling Agreement. See "Description of Certificates--Servicing". The applicable Prospectus Supplement will set forth information respecting the number and principal amount of Mortgage Loans which were originated for the purpose of (a) purchasing and (b) refinancing the related Mortgaged Properties.

    To the extent specified in the applicable Prospectus Supplement, Mortgage Loans with loan-to-value ratios and/or principal balances exceeding certain limits will be covered partially by Primary Insurance Policies. A Mortgage Pool may include Mortgage Loans insured by the Federal Housing Administration ("FHA") or guaranteed by the Department of Veterans Affairs ("VA"), which loans will be covered by FHA insurance policies ("FHA Insurance Policies") and VA guaranties ("VA Guaranties"), respectively. Mortgage Loans guaranteed by the VA ("VA Loans") may also be covered by supplemental Primary Insurance Policies. In addition, if specified in the applicable Prospectus Supplement, the Company or a Servicing Entity, as applicable, as Master Servicer, the Seller or the Servicer, as applicable, may obtain or establish one or more credit enhancements for a Mortgage Pool. Any such credit enhancement will be described in the applicable Prospectus Supplement. Such credit enhancements may be limited to one or more Classes of Certificates and may include, but will not necessarily be limited to, any of the following: a Mortgage Pool Insurance Policy, a Special Hazard Insurance Policy, a Fraud Bond, a Bankruptcy Bond, a Letter of Credit, a Reserve Fund, a certificate insurance policy, or any combination of the foregoing. Coverage of certain risks of default or loss may also be provided to a particular Class or Classes of Certificates by the subordination in right of payment of one or more Classes of Certificates of the same Series to the right of holders of such Class or Classes of Certificates to receive payments. See "Description of Credit Enhancements".

    Unless otherwise specified in the related Prospectus Supplement for any Series of Certificates, all Mortgage Loans will be of one or more of the following types of Mortgage Loans of varying terms at origination:

        (1) fully amortizing Mortgage Loans, each providing for interest (the "Mortgage Interest Rate") at a fixed rate and level monthly payments of principal and interest over the term of such Mortgage Loan;

        (2) Mortgage Loans, each with an adjustable Mortgage Interest Rate, which may include graduated payment Mortgage Loans and other Mortgage Loans providing for negative amortization;

        (3) Mortgage Loans with either fixed or adjustable Mortgage Interest Rates, that do not provide for level monthly payments of principal and interest and/or do not provide for amortization in full by their maturity dates;

        (4) fixed-rate Mortgage Loans that do not provide for amortization in full by their maturity dates and which may at the end of their terms be converted by the Mortgagors to fully amortizing adjustable-rate Mortgage Loans, provided that certain conditions are met; and

        (5) any other type of Mortgage Loan described in the applicable Prospectus Supplement.

    If so specified in the related Prospectus Supplement for any Series of Certificates, a Mortgage Pool may contain Buydown Loans which include provisions whereby the Seller or a third party partially subsidizes the monthly payments of the Mortgagor during the initial portion of the term of the Buydown Loan, the difference to be made up from a fund (the "Buydown Fund") contributed by the Seller or a third party at the time of origination of the Mortgage Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The applicable Prospectus Supplement or Current Report on Form 8-K will contain information with respect to any Buydown Loans, including information on the interest rate initially payable by the Mortgagor, annual increases in the interest rate, the length of the buydown period and the Buydown Fund. The underlying assumption of buydown plans is that the income of the Mortgagor will increase during the buydown period as a result of normal increases in compensation and of inflation, so that the Mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not correct, the possibility of defaults on Buydown Loans is increased.

    The aggregate principal balances of the Mortgage Loans in each Mortgage Pool on the date specified in the related Prospectus Supplement as the Cut-Off Date will be at least $5,000,000. Unless otherwise specified in the Prospectus Supplement of a particular Series, each Mortgage Loan at origination will have an outstanding principal balance of not less than $30,000 nor more than $1,000,000. With respect to each Mortgage Pool, unless otherwise specified in the related Prospectus Supplement, all principal and interest payments on the Mortgage Loans due prior to the Cut-Off Date will have been made.

    For each Mortgage Pool, the related Prospectus Supplement will generally contain specific information as of the Cut-Off Date regarding (i) the aggregate principal balance of the Mortgage Loans; (ii) the range of Mortgage Interest Rates or initial Mortgage Interest Rates borne by the Mortgage Loans; (iii) the month and year in which the first monthly payments occur, and the latest maturity of the Mortgage Loans; (iv) the largest and smallest principal balances of the Mortgage Loans at origination; (v) the aggregate principal balance of all Mortgage Loans having loan-to-value ratios at origination exceeding 80%; (vi) the types of dwellings constituting the Mortgaged Properties securing the Mortgage Loans; (vii) the percentage of the Mortgage Loans (by principal balance) of nonowner occupied and of second and vacation properties; (viii) the geographic distribution of the Mortgage Loans, prepared on a state-by-state basis for states containing 5% or more of the Mortgage Pool; and (ix) the number and aggregate principal balance of Buydown Loans.

    Specific information with respect to the Mortgage Loans in a particular Mortgage Pool and the applicable credit enhancements which is not included in the related Prospectus Supplement will generally be included in a Current Report on Form 8-K which will be available to purchasers of the Certificates at or before the time of initial issuance of the related Series of Certificates, and which will be filed with the Securities and Exchange Commission (the "Commission") within 15 days thereafter.

    The Company and/or a Servicing Entity, as applicable, as Master Servicer, has entered or will enter into a contract with each related Seller/Servicer to perform, as an independent contractor, certain servicing functions for such Master Servicer subject to its supervision and may enter into a contract with an independent entity to perform administration functions for the Mortgage Pools (or, if applicable, the Mortgage Loan Servicing Group), subject to such Master Servicer's supervision. Unless otherwise specified in the applicable Prospectus Supplement, such Master Servicer will reserve the right to remove any related Seller/Servicer of any Mortgage Loan at any time if such Master Servicer considers such removal to be in the best interests of Certificateholders. In such event, such Master Servicer would continue to be responsible for servicing such Mortgage Loan and may designate a replacement Seller/Servicer (which may include the Company or the related Servicing Entity, as applicable, or an affiliate of the Company or Servicing Entity, as applicable). Each Master Servicer may perform its administrative and servicing responsibilities through agents or independent contractors, but shall not thereby be released from any of its responsibilities under the Pooling Agreement. Each Master Servicer will receive a fee (the "Master Servicing Fee") for its services. In the event that both the Company and a Servicing Entity are acting as Master Servicers for a Series, unless otherwise specified in the related Prospectus Supplement, the Master Servicing Fee for each of the Company and such Servicing Entity will only relate to its respective Mortgage Loan Servicing Group. The Seller/Servicers will perform certain servicing functions for the Company pursuant to servicing contracts (the "Servicing Contracts") with a Master Servicer and will receive a fee for acting as the primary servicer of the related Mortgage Loans (the "Servicing Fee"). The fees to a Master Servicer and the Seller/Servicers will be paid from the difference between the Mortgage Interest Rates on each Mortgage Loan (or Mortgage Loan Servicing Group, if applicable) and the Remittance Rate with respect to such Mortgage Loan.

    If so specified in the applicable Prospectus Supplement, there will be no Master Servicer for a particular Series of Certificates. In such event, (i) the servicing of the Mortgage Loans will be performed by the Servicer specified in the applicable Prospectus Supplement, (ii) there will not be a Master Servicer, and (iii) the Certificate Administrator will calculate amounts distributable to the Certificateholders, prepare tax returns on behalf of the Trust Fund and provide certain other administrative services specified in the Pooling Agreement. The Servicer and the Certificate Administrator may perform their respective servicing and administrative responsibilities through agents or independent contractors, but shall not thereby be released from any of their respective responsibilities under the Pooling Agreement. With respect to such Series of Certificates, the Servicer will receive the Servicing Fee and, with respect to each such Series and each Series in which both the Company and a Servicing Entity are acting as Master Servicers, the Certificate Administrator will receive a fee for its services (the "Certificate Administrator Fee"), each of which will be paid from the difference between the Mortgage Interest Rate on each Mortgage Loan and the Remittance Rate with respect to such Mortgage Loan.

    Unless otherwise specified in the applicable Prospectus Supplement, the Certificates of each Series will represent undivided interests in a Trust Fund consisting of the Mortgage Loans included in the Mortgage Pool for that Series and related property. Certain Series will be enhanced by mortgage loan insurance or other forms of credit enhancement, in each case as more fully described herein under the captions "Description of Certificates" and "Description of Credit Enhancements" and/or in the related Prospectus Supplement. When each Series of Certificates is issued, the Company will cause the Mortgage Loans in the Mortgage Pool for that Series to be assigned to an independent bank or trust company as trustee (the "Trustee") for the benefit of the holders of Certificates of that Series, and the Master Servicer or the Servicer will be responsible for servicing the Mortgage Loans pursuant to a separate pooling and servicing agreement ("Pooling Agreement") for the Series.

    The Company's assignment of the Mortgage Loans to the Trustee will be without recourse, and the Company's obligations with respect to the Mortgage Loans will, unless otherwise indicated in the Prospectus Supplement for a Series of Certificates, be limited to any representations and warranties made by it in, as well as its contractual obligations under, the Pooling Agreement for each Series. These obligations consist primarily of the obligation to administer and, if applicable, service the Mortgage Loans. With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer and unless otherwise stated in the Prospectus Supplement for such Series, in the event of delinquencies in payments on the Mortgage Loans in any Mortgage Pool (or the related Mortgage Loan Servicing Group for such Series if both the Company and a Servicing Entity are acting as Master Servicers), to advance cash ("Advances") in the amounts described herein under "Description of Certificates--Advances", to the extent such Advances are not made by the Seller/ Servicers and, if the Company and a Servicing Entity are acting as Master Servicers for such Series, to the extent that such Advances relate to a Mortgage Loan in their respective Mortgage Loan Servicing Group. Any such Advances by a Master Servicer will be limited to amounts which, in the judgment of such Master Servicer, ultimately will be reimbursable with respect to such Mortgage Pool (or the related Mortgage Loan Servicing Group for such Series if both the Company and a Servicing Entity are acting as Master Servicers) from Mortgagor payments or under any applicable Mortgage Pool Insurance Policy, any applicable Special Hazard Insurance Policy, any Primary Insurance Policy, FHA Insurance Policy or VA Guaranty issued with respect to a Mortgage Loan, any applicable Letter of Credit, Reserve Fund or any other applicable policy of insurance, any subordination feature described herein or the proceeds of liquidation of a Mortgage Loan. See "Description of Credit Enhancements". Unless otherwise specified in the applicable Prospectus Supplement, each Seller/Servicer will be obligated, in the event of delinquencies on the Mortgage Loans serviced by it in any Mortgage Pool, to make Advances limited to amounts which, in its judgment, after consultation with the Master Servicer (or the related Master Servicer if both the Company and a Servicing Entity are acting as Master Servicers), ultimately will be reimbursable from the sources stated above. If so specified in the applicable Prospectus Supplement, neither a Master Servicer nor any Seller/Servicers will be obligated to make Advances with respect to Mortgage Loans delinquent longer than the time period specified in such Prospectus Supplement. See "Description of Certificates--Advances" and "Description of Credit Enhancements". A Master Servicer is obligated to remit to Certificateholders of a Series all amounts relating to the Mortgage Loans (or the related Mortgage Loan Servicing Group for such Series if both the Company and a Servicing Entity are acting as Master Servicers) to the extent such amounts have been collected or advanced by the Seller/Servicers or advanced by such Master Servicer and are due Certificateholders pursuant to the terms of the Pooling Agreement for such Series. With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, unless otherwise stated in the applicable Prospectus Supplement, the Servicer will be obligated to make Advances in the amounts described herein under "Description of Certificates--Advances", limited to amounts which, in the judgment of the Servicer, ultimately will be reimbursable with respect to such Mortgage Pool from any of the sources stated above.

CONVERSION OF MORTGAGE LOANS

    The Prospectus Supplement for certain Series of Certificates representing undivided interests in a Trust Fund consisting of adjustable-rate Mortgage Loans may provide that some or all of the Mortgage Loans in the related Mortgage Pool may have a conversion feature. Unless otherwise specified in the related Prospectus Supplement, each such Mortgage Loan may be converted at the Mortgagor's option at any time during a specified initial period to a fixed-rate Mortgage Loan, subject to the Seller/Servicer's or the Servicer's determination that the Mortgagor has met certain payment history requirements and the payment of a conversion fee ("Conversion Fee") to the Seller/Servicer or the Servicer, as applicable. Unless otherwise specified in the applicable Prospectus Supplement, upon any such conversion, the Company or the Servicing Entity, as applicable, as Master Servicer, or the Seller with respect to Series of Certificates as to which there will be no Master Servicer, will repurchase the Mortgage Loan from the Mortgage Pool at its then outstanding principal balance, plus interest at the Mortgage Interest Rate on such Mortgage Loan to the date of repurchase. The amounts distributable to Certificateholders of different Classes, if applicable, upon such repurchase, and the portion of the Conversion Fee to be passed through to Certificateholders, if any, will be set forth in the Prospectus Supplement for each such Series of Certificates.

                                USE OF PROCEEDS

    All of the net proceeds to be received from the sale of each Series of the Certificates will be used by the Company to purchase the Mortgage Loans related to that Series or to return to the Company the amounts previously used to effect such purchases, the costs of carrying the Mortgage Loans until sale of the Certificates and other expenses connected with pooling the Mortgage Loans and issuing the Certificates, or for general corporate purposes. The Company expects to issue Certificates in Series from time to time as part of its continuing program of acquiring Mortgage Loans and selling Certificates. See "The Company--Mortgage Purchase Program".

                              YIELD CONSIDERATIONS

GENERAL

    The yield to maturity on any Certificate will depend on the purchase price paid by the Certificateholder, the effective interest rate of the Certificate and the weighted average life of the Mortgage Loans underlying the Certificate. See "Maturity, Average Life and Prepayment Assumptions" for a discussion of weighted average life. Any prepayment of a Mortgage Loan, liquidation of a Mortgage Loan (by foreclosure proceedings or by virtue of the purchase of a Mortgage Loan in advance of its stated maturity or otherwise) or, if applicable, the occurrence of a redemption or other call feature of the Certificates of a Series or the underlying Mortgage Loans will have the effect of passing through to Certificateholders amounts of principal which would otherwise be passed through in amortized increments over the remaining term of such Mortgage Loan. The effect of such prepayments on the yield to maturity to Certificateholders depends on several factors. For example, if the Certificates are purchased above par (I.E., for more than 100% of the outstanding principal balance of the Mortgage Loans they represent), such prepayments will tend to decrease the yield to maturity. If the Certificates were purchased at a discount (I.E., for less than 100% of such outstanding principal balance), such prepayments will tend to increase the yield to maturity. See "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" for a description of certain provisions of each Mortgage Loan and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the Mortgage Loans. See also "Description of Certificates--Termination" for a description of the repurchase of the Mortgage Loans in any Mortgage Pool when the aggregate outstanding principal balance thereof is less than a specified percentage of the aggregate outstanding principal balance of the Mortgage Loans in such Mortgage Pool on the related Cut-Off Date.

    The timing of changes in the rate of principal payments on or repurchases of the Mortgage Loans (including, if applicable, the occurrence of a redemption or other call feature of the Certificates of a Series or the underlying Mortgage Loans) may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans or a repurchase thereof (including, if applicable, the occurrence of a redemption or other call feature of the Certificates of a Series or the underlying Mortgage Loans), the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield to maturity of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a Series of Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

EFFECTIVE INTEREST RATE

    Unless otherwise specified in the applicable Prospectus Supplement, each monthly interest payment on a Mortgage Loan is calculated as 1/12 of the applicable Mortgage Interest Rate multiplied by the unpaid principal balance outstanding on the first day of the month after application of principal payments made on such date. Unless otherwise specified in the applicable Prospectus Supplement, the Remittance Rate for each Class of Certificates will be calculated on the basis of the "Pass-Through

Rate" for the related Mortgage Loans. With respect to a Series of Certificates as to which the Company will act as Master Servicer, the "Pass-Through Rate" for any Mortgage Loan will equal the related Mortgage Interest Rate less the sum of the Servicing Fee and the Master Servicing Fee for such Mortgage Loan. With respect to a Series of Certificates as to which the Company will not act as Master Servicer, the "Pass-Through Rate" for any Mortgage Loan will equal the related Mortgage Interest Rate less the sum of the Servicing Fee and the Certificate Administrator Fee for such Mortgage Loan.

    As described in the applicable Prospectus Supplement, in certain events, if the amounts available for distribution in respect of interest are not sufficient to cover the total of all accrued and unpaid interest at the Pass-Through Rate, the available amount will be distributed to the Certificateholders pro rata in accordance with their respective interests or in an order of priority described in the applicable Prospectus Supplement.

    For the sale of Certificates under this Prospectus, the Company may establish one or more Mortgage Pools having a variable, as opposed to a fixed, Pass-Through Rate. A Mortgage Pool with a variable Pass-Through Rate may be composed of Mortgage Loans that have adjustable Mortgage Interest Rates, or of Mortgage Loans with fixed Mortgage Interest Rates if the amount to be passed through is determined on a Mortgage Loan-by-Mortgage Loan basis as the Mortgage Interest Rate minus specified fees for servicing and administrative compensation, which may include any of the Servicing Fee, the Master Servicing Fee and the Certificate Administrator Fee, for each such Mortgage Loan, as set forth in the Prospectus Supplement, or as otherwise determined as described in the applicable Prospectus Supplement. Because the Mortgage Interest Rates may vary in such a Mortgage Pool, and the servicing and administrative compensation generally will be fixed, the Pass-Through Rate will be affected by disproportionate principal prepayments among Mortgage Loans bearing different Mortgage Interest Rates and, consequently, the yield to maturity Certificateholders will be affected. The characteristics of any such variable-rate Mortgage Pools will be described in the applicable Prospectus Supplement. Although Mortgage Interest Rates in a fixed Pass-Through Rate Mortgage Pool may vary from Mortgage Loan to Mortgage Loan, disproportionate principal prepayments among the Mortgage Loans bearing different Mortgage Interest Rates will not affect the return to Certificateholders.

    For any Series of Certificates, the effective yield to maturity to Certificateholders generally will be slightly lower than the yield to maturity otherwise produced by the applicable Pass-Through Rate because, while interest will accrue on each Mortgage Loan from the first day of each month, the distribution of such interest to Certificateholders at the applicable Pass-Through Rate generally will be made on a later day, which, unless otherwise specified in the applicable Prospectus Supplement, will be the 25th day (or, if such day is not a business day, the next succeeding business day) of the month following the month of accrual.

    When a prepayment in full (a "Payoff") is made by a Mortgagor on a Mortgage Loan during a month, the Mortgagor is charged interest on the days in the month actually elapsed up to the date of the Payoff at the daily interest rate (determined by dividing the Mortgage Interest Rate by 365, or 360 in the case of Payoffs received on a date on which the monthly payment for such Mortgage Loan is due (a "Due Date")) which is applied to the principal amount of the Mortgage Loan so prepaid. Similarly, when a Mortgage Loan is liquidated under a Mortgage Pool Insurance Policy during a month, the pool insurer will pay interest on the Mortgage Loan only to the date the claim is paid. Also, when a partial principal prepayment (a "Curtailment") is made on a Mortgage Loan together with the scheduled Monthly Payment for a month on or after the related Due Date, the Mortgagor does not pay interest on the prepaid amount, and therefore Certificateholders will not receive any interest on such prepaid amount.

    Unless otherwise specified in the applicable Prospectus Supplement, to the extent that Compensating Interest (as defined below) is not paid, the effect of a Payoff or such a liquidation will be to reduce slightly the amount of interest passed through on the next Distribution Date, because interest on the principal amount of the Mortgage Loan so prepaid was paid only to the date of such Payoff or liquidation and not to the end of the month of prepayment. Unless otherwise specified in the applicable Prospectus Supplement, the following will apply:
Payoffs received during the period from the first day of a calendar month through the 14th day of such month will be passed through, without Compensating Interest and without interest accrued from the first day of such month to the date of the Payoff, on the Distribution Date in such month, and Payoffs received during the period from the 15th day of a calendar month through the last day of such month will be passed through, with Compensating Interest and with interest at the applicable Pass-Through Rate attributable to interest paid through the date of the Payoff by the Mortgagors on the Distribution Date in the following month. Proceeds of Mortgage Loans liquidated under a Mortgage Pool Insurance Policy during a month will be passed through, with Compensating Interest and interest at the applicable Pass-Through Rate attributable to interest paid by the pool insurer under an applicable Mortgage Pool Insurance Policy, on the Distribution Date in the following month.

    Unless otherwise specified in the applicable Prospectus Supplement, the following will apply: "Compensating Interest" will consist of a full month's payment of interest at the applicable Pass-Through Rate on a Mortgage Loan for which a Payoff is made or which is liquidated, less the interest at the applicable Pass-Through Rate attributable to interest paid by the Mortgagor or by the pool insurer under an applicable Mortgage Pool Insurance Policy through the date of Payoff. Compensating Interest on liquidated Mortgage Loans will be passed through to Certificateholders, together with any interest at the applicable Pass-Through Rate attributable to interest paid by the pool insurer under any applicable Mortgage Pool Insurance Policy to the date of liquidation on the Distribution Date of the month following liquidation. Compensating Interest on Payoffs will be paid on a Distribution Date only with respect to Payoffs received during the period from the 15th day of the preceding calendar month through the last day of such preceding month. The applicable Pooling and Servicing Agreement will specify any limitations on the extent of or source of funds available for payments of Compensating Interest.

               MATURITY, AVERAGE LIFE AND PREPAYMENT ASSUMPTIONS

    The Mortgage Loans at origination will have varying maturities as more fully described in the applicable Prospectus Supplement. The Company expects that most such Mortgage Loans will have maturities at origination of either 10 to 15 years or 20 to 30 years and that such Mortgage Loans may be prepaid in full or in part at any time, generally without penalty. The prepayment experience or, if applicable, the occurrence of a redemption or other call feature of the Certificates of a Series or the underlying Mortgage Loans will affect the lives of the Certificates. The Company anticipates that a substantial number of Mortgage Loans will be paid in full prior to their scheduled maturity.

    A number of factors, including homeowner mobility, economic conditions, enforceability of "due-on-sale" clauses, assumability of the Mortgage Loans, mortgage market interest rates and the general availability of mortgage funds affect prepayment experience. Generally, each Mortgage executed in connection with a fixed-rate Mortgage Loan, except for FHA-insured or VA-guaranteed Mortgage Loans, will contain "due-on-sale" provisions permitting the holder of the Mortgage Note to accelerate the maturity of the Mortgage Loan upon conveyance by the Mortgagor of the underlying Mortgaged Property. With respect to Series of Certificates as to which the Company will act as Master Servicer, the Master Servicer will agree that it or the applicable Seller/Servicer will enforce any "due-on-sale" clause contained in any such Mortgage to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that neither the Master Servicer nor the Seller/Servicer will take any action in relation to the enforcement of any "due-on-sale" provision which would impair or threaten to impair any recovery under any related Primary Insurance Policy or Mortgage Pool Insurance Policy. With respect to Series of Certificates as to which the Company will not act as Master Servicer, the Servicer will agree to enforce any "due-on-sale" clause in the instances and to the extent described in the preceding sentence. However, a Mortgage Pool may contain fixed-rate Mortgage Loans which will allow a subsequent owner of a Mortgaged Property, if credit underwriting standards are met, to assume such fixed-rate Mortgage Loan without enforcement of any "due-on-sale" clause. With respect to Mortgage Loans bearing adjustable Mortgage Interest Rates, unless otherwise specified in the related Prospectus Supplement, the related Mortgages will generally provide that such Mortgage Loans are assumable by creditworthy subsequent owners without enforcement of any "due-on-sale" clause. An assumption of a Mortgage Loan may have the effect of increasing the life of such Mortgage Loan.

    "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a Certificate until each dollar of principal will be repaid to the Certificateholders. The weighted average life of the Certificates will be influenced by the rate at which principal on the Mortgage Loans in the Mortgage Pool is paid, which may be in the form of (i) scheduled amortization or (ii) Curtailments and Payoffs (collectively "Principal Prepayments"). Based upon published information, the rate of prepayments on fixed- and adjustable-rate conventional one-to four-family mortgage loans has fluctuated significantly in recent years. The Company believes such fluctuation is due to a number of factors, including those discussed above, and that such factors will also affect the prepayment experience on the Mortgage Loans in any Mortgage Pool. Accordingly, the Company cannot predict what future prepayment experience will be or what the resulting weighted average life might be. However, principal prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus and in each Prospectus Supplement, unless otherwise indicated therein (the "Basic Prepayment Assumption" or "BPA"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new Mortgage Loans. The BPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such Mortgage Loans in the first month of the life of the Mortgage Loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the Mortgage Loans, such prepayment model assumes a constant prepayment rate of 6.0% per annum. Varying prepayment assumptions are often expressed as percentages of the BPA (E.G., at 150% of the BPA, assumed prepayments during the first month of a pool would be 0.3% per annum, each month thereafter the rate of prepayments would increase by 0.3% per annum, and in the 30th and succeeding months the rate would be 9% per annum). The Prospectus Supplement or Current Report on Form 8-K for each Series of Certificates may contain a table setting forth the projected weighted average life of each Class of Certificates of such Series and the percentage of the original principal amounts or notional principal amounts of each such Class that would be outstanding on specified Distribution Dates for such Series, based on the assumptions set forth with respect to the BPA deemed appropriate by the Company and specified therein.

REDEMPTION OF CERTIFICATES OR UNDERLYING MORTGAGE LOANS

    If so specified in the Prospectus Supplement for a Series, the Certificates of such Series or the underlying Mortgage Loans may be subject to redemption at the direction of the holder of certain redemption rights, beginning on the Distribution Date and subject to payment of the redemption price and other conditions specified in the related Prospectus Supplement. A redemption would result in the concurrent retirement of all outstanding Certificates of the Series and would decrease the average lives of such Certificates, perhaps significantly. The earlier after the Closing Date that a redemption occurs, the greater would be such effect. In general, a redemption is most likely to occur if prevailing interest rates have declined. The holder of the redemption right may also be a Holder of one or more Classes of the related Series, which may affect such holder's decision whether to direct a redemption. The effect of a redemption of the Certificates or underlying Mortgage Loans on interest payments on the Classes of Certificates of a Series will be described in the related Prospectus Supplement. See "Description of the Certificates-Redemption Agreement" and "The Mortgage Pools--General".

                                  THE COMPANY

    The Company, a Delaware corporation, is a wholly-owned indirect subsidiary of PNC Bank Corp., a bank holding company. The Company was organized for the purpose of providing mortgage lending institutions, including affiliated institutions, with greater financing and lending flexibility by purchasing mortgage loans from such institutions and issuing mortgage-backed securities. The Company's principal executive offices are located at 75 North Fairway Drive, Vernon Hills, Illinois 60061, telephone (847) 549-6500.

MORTGAGE PURCHASE PROGRAM

    Set forth below is a description of the principal aspects of the Company's purchase program for Mortgage Loans eligible for inclusion in a Mortgage Pool. The Company will represent and warrant to the Trustee that each Mortgage Pool will consist of Mortgage Loans purchased from one or more institutions ("Sellers") which are (i) state-chartered or federally-chartered savings and loan associations, banks or similar financial institutions whose deposits or accounts are insured by the Federal Deposit Insurance Corporation ("FDIC") or, if specified in the applicable Prospectus

Supplement or Current Report on Form 8-K, substantially similar deposit insurance approved by any applicable rating agency, (ii) approved as mortgagees by the FHA ("FHA-Approved Mortgagees"), (iii) approved by the Federal National Mortgage Association ("FNMA") as mortgagees ("FNMA-Approved Mortgagees") or by the Federal Home Loan Mortgage Corporation ("FHLMC") as mortgagees ("FHLMC-Approved Mortgagees"), or any successor entity to either, (iv) assignees of FHA-Approved Mortgagees, FNMA-Approved Mortgagees or FHLMC-Approved Mortgagees, (v) the FDIC or the Resolution Trust Corporation, (vi) entities which have purchased Mortgage Loans from institutions described in clauses
(i)-(v) above or (vii) such other entities as may be described in the applicable Prospectus Supplement. The institutions described in clauses (i)-(v) of the preceding sentence will collectively be referred to herein as "Lenders". The Company has approved (or will approve) individual institutions as eligible Lenders by applying certain criteria, including the Lender's depth of mortgage origination experience, servicing experience and financial stability. In general, each Lender must have experience in originating and servicing conventional residential mortgages and must have a net worth acceptable to the Company. Each Lender is required to use the services of qualified underwriters, appraisers and attorneys. Other factors evaluated by the Company in approving Lenders include delinquency and foreclosure ratio performances.

LOAN STANDARDS

    The Mortgage Loans to be included in each Mortgage Pool will be loans with fixed or adjustable rates of interest secured by first mortgages, deeds of trust or security deeds on residential properties with original principal balances which did not exceed 95% of the value of the Mortgaged Properties, unless such loans are FHA-insured or VA-guaranteed. Generally, each Mortgage Loan having a loan-to-value ratio at origination and as of the Cut-Off Date in excess of 80% or which is secured by a second or vacation home will be covered by a Primary Insurance Policy, FHA Insurance Policy or VA Guaranty insuring against default all or a specified portion of the principal amount thereof. See "Primary Insurance, FHA Mortgage Insurance, VA Mortgage Guaranty, Hazard Insurance; Claims Thereunder". Each mortgage insurer must be a Qualified Insurer (defined herein to mean a mortgage guaranty insurance company which is duly qualified as such under the laws of each state in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact a mortgage guaranty insurance business and to write the insurance provided by the Primary Insurance Policy or the Mortgage Pool Insurance Policy, as the case may be, and which is approved as an insurer by FHLMC, FNMA or any successor entity to either, and by the Company).

    The Mortgage Loans to be included in each Mortgage Pool will be "one- to four-family" mortgage loans, which means permanent loans (as opposed to construction or land development loans) secured by Mortgages on non-farm properties, including attached or detached single-family or second/vacation homes, two-to four-family primary residences and condominiums or other attached dwelling units, including individual condominiums, row houses, townhouses and other separate dwelling units even when located in buildings containing five or more such units. Each Mortgage Loan must be secured by an owner occupied primary residence or second/vacation home, or by a nonowner occupied residence. The Mortgaged Property may not be a mobile home.

CREDIT, APPRAISAL AND UNDERWRITING STANDARDS

    The Mortgage Loans to be included in each Mortgage Pool will be subject to the various credit, appraisal and underwriting standards described herein. The Company's credit, appraisal and underwriting standards with respect to certain Mortgage Loans will generally conform to those published in the Company's Selling Guide (together with the Company's Servicing Guide, the "Guide", as modified from time to time). The credit, appraisal and underwriting standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the Company's mortgage pass-through certificates. The Mortgage Loans may be underwritten by the Company or by designated third parties.

    In addition, the Company may purchase Mortgage Loans which do not conform to the underwriting standards set forth in the Guide. Such Mortgage Loans may be purchased in negotiated transactions from Sellers who will represent that the Mortgage Loans have been originated in accordance with credit, appraisal and underwriting standards agreed to by the Company. The Company will generally review only a limited portion of the Mortgage Loans in any delivery of such

Mortgage Loans for conformity with the applicable credit, appraisal and underwriting standards. Certain other Mortgage Loans will be purchased from Sellers who will represent that the Mortgage Loans were originated pursuant to credit, appraisal and underwriting standards determined by a mortgage insurance company acceptable to the Company. The Company will accept a certification from such insurance company as to a Mortgage Loan's insurability in a mortgage pool as of the date of certification as evidence that such Mortgage Loan conforms to applicable underwriting standards. Such certifications will likely have been issued before the purchase of the Mortgage Loans by the Company. The Company will perform only random quality assurance reviews on Mortgage Loans delivered with such certifications.

    The credit, appraisal and underwriting standards utilized in negotiated transactions and the credit, appraisal and underwriting standards of insurance companies issuing certificates may vary substantially from the credit, appraisal and underwriting standards set forth in the Guide. All of the credit, appraisal and underwriting standards will provide an underwriter with sufficient information to evaluate the borrower's repayment ability and the adequacy of the Mortgaged Property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the Mortgage Loans included in any Mortgage Pool, the related Prospectus Supplement will not distinguish among the various credit, appraisal and underwriting standards applicable to the Mortgage Loans nor describe any review for compliance with applicable credit, appraisal and underwriting standards performed by the Company. Moreover, there can be no assurance that every Mortgage Loan was originated in conformity with the applicable credit, appraisal and underwriting standards in all material respects, or that the quality or performance of Mortgage Loans underwritten pursuant to varying standards as described above will be equivalent under all circumstances.

    The Company's underwriting standards are intended to evaluate the prospective Mortgagor's credit standing and repayment ability, and the value and adequacy of the proposed Mortgaged Property as collateral. In the loan application process, prospective Mortgagors will be required to provide information regarding such factors as their assets, liabilities, income, credit history, employment history and other related items. Each prospective Mortgagor will also provide an authorization to apply for a credit report which summarizes the Mortgagor's credit history. With respect to establishing the prospective Mortgagor's ability to make timely payments, the Company will require evidence regarding the Mortgagor's employment and income, and of the amount of deposits made to financial institutions where the Mortgagor maintains demand or savings accounts. In some instances, Mortgage Loans which were originated under a Limited Documentation Origination Program may be sold to the Company. For a mortgage loan originated under a Limited Documentation Origination Program to qualify for purchase by the Company, the prospective mortgagor must have a good credit history and be financially capable of making a larger cash down payment, in a purchase, or be willing to finance less of the appraised value, in a refinancing, than would otherwise be required by the Company. Currently, the Company's underwriting standards provide that only mortgage loans with certain loan-to-value ratios will qualify for purchase. If the mortgage loan qualifies, the Company waives some of its documentation requirements and eliminates verification of income and employment for the prospective mortgagor.

    The Company's underwriting standards generally follow guidelines acceptable to FNMA and FHLMC. In determining the adequacy of the property as collateral, an independent appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable homes and the cost of replacing the property.

    Certain states where the Mortgaged Properties may be located are "anti-deficiency" states where, in general, lenders providing credit on one- to four-family properties must look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders." The Company's underwriting standards in all states (including anti-deficiency states) require that the underwriting officers be satisfied that the value of the property being financed, as indicated by the independent appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

SELLER WARRANTIES AND INDEMNIFICATION OF THE COMPANY

    With respect to Series of Certificates as to which the Company will be the only Master Servicer or with respect to each Series as to which the Company and a Servicing Entity will act as Master Servicers, each Seller generally will make representations and warranties with respect to Mortgage Loans or the Mortgage Loans in the Company's Mortgage Loan Servicing Group, respectively, sold by it to the Company for inclusion in the Trust Fund which the Company deems sufficient to permit it to make its representations and warranties in respect of such Mortgage Loans to the Trustee and the Certificateholders under the Pooling Agreement. See "Description of Certificates--Representations and Warranties" below. Each Seller will also make certain other representations and warranties regarding Mortgage Loans sold by it. Upon the breach of any representation or warranty made by a Seller that materially and adversely affects the interests of the Certificateholder in a Mortgage Loan (other than those breaches which have been cured), the Company may require the Seller to repurchase the related Mortgage Loan. In addition, each Seller will agree to indemnify the Company against any loss or liability incurred by the Company on account of any breach of any representation or warranty made by the Seller, any failure to disclose any matter that makes any such representation and warranty misleading, or any inaccuracy in information furnished by the Seller to the Company, including any information set forth in this Prospectus or in any Prospectus Supplement. See "Description of Certificates--Assignment of Mortgage Loans" and "--Representations and Warranties".

    With respect to Series of Certificates as to which there will be no Master Servicer, the Seller which sold the Mortgage Loans to the Company for inclusion in the Trust Fund will make representations and warranties to the Company with respect to such Mortgage Loans, and the Company will assign such representations and warranties to the Trustee and the Certificateholders under the Pooling Agreement. With respect to each Series of Certificates as to which a Servicing Entity will be a Master Servicer, such Servicing Entity which sold the Mortgage Loans or the Mortgage Loan Servicing Group, as applicable, to the Company for inclusion in the Trust Fund will make representations and warranties to the Company with respect to such Mortgage Loans or Mortgage Loans in the related Mortgage Loan Servicing Group, as applicable, and the Company will assign such representations and warranties to the Trustee and the Certificateholders under the Pooling Agreement. Upon the breach of any representation or warranty made by such Seller or Servicing Entity that materially and adversely affects the interests of the Certificateholder in a Mortgage Loan (other than those breaches which have been cured), the Seller or Servicing Entity will be required to repurchase the related Mortgage Loan. See "Description of Certificates--Assignment of Mortgage Loans" and "--Representations and Warranties".

RELATIONSHIPS WITH AFFILIATES

    PNC Mortgage Corp. of America, an affiliate of the Company, may be a Seller, a Seller/Servicer or a Servicer. Two of the Company's directors are also directors of PNC Mortgage Corp. of America.

                          DESCRIPTION OF CERTIFICATES

    Each Series of Certificates will be issued pursuant to a separate Pooling Agreement. With respect to Series of Certificates as to which there will be a Master Servicer, the Pooling Agreement will be between the Company, as Depositor and, if applicable, as Master Servicer, the Servicing Entity, if applicable, as Master Servicer, and the Trustee named in the Prospectus Supplement, and the Mortgage Loans will be serviced by Seller/Servicers pursuant to selling and servicing contracts ("Selling and Servicing Contracts") between the Company or the Servicing Entity, as applicable, and such Seller/Servicers, or will be serviced by servicers pursuant to servicing arrangements approved by the Company or the Servicing Entity, as applicable. With respect to Series of Certificates as to which there will be no Master Servicer, the Pooling Agreement will be among the Company, as Depositor and Certificate Administrator, the Servicer and the Trustee named in the Prospectus Supplement. A form of Pooling Agreement and a form of the Selling and Servicing Contract are filed as exhibits to the Registration Statement of which this Prospectus is a part. The following discussion summarizes certain provisions expected to be contained in each Pooling Agreement which governs the Trust Funds consisting principally of one-to-four family residential properties. The applicable Prospectus Supplement will describe material features of the related Pooling Agreement, which may differ from the features described below. The following summary and the summary contained in a Prospectus Supplement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each particular Series and of the applicable Selling and Servicing Contracts or similar contracts.

GENERAL

    The Certificates of each Series will represent undivided interests in the Trust Fund created pursuant to the Pooling Agreement for such Series. The Trust Fund for each Series will consist, to the extent provided in the Pooling Agreement, of (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement (exclusive of any related Retained Yield (described below), except as otherwise specified in the related Prospectus Supplement), (ii) such assets as from time to time are held in the Certificate Account (described below) and the Custodial Accounts for P&I (described below) related to such Mortgage Loans (exclusive of any Retained Yield, except as otherwise specified in the related Prospectus Supplement), (iii) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (iv) any combination, as specified in the related Prospectus Supplement, of a Letter of Credit, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Fraud Bond, Reserve Fund or other type of credit enhancement as described under "Description of Credit Enhancements", (v) the Private Certificates and Agency Certificates, if any, described in the applicable Prospectus Supplement, and
(vi) such other assets or rights as are described in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, Certificates of a given Series may be issued in several Classes, which may pay interest at different rates, may represent different allocations of the right to receive principal and interest, and certain of which may be subordinated to others. Any such Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinated Classes of a given Series of Certificates may or may not be offered by the same Prospectus Supplement as the senior Classes of such Series.

    The Certificates will be freely transferable and exchangeable for Certificates of the same Series and Class at the office set forth in such Certificates, provided, however, that certain Classes of Certificates may be subject to transfer restrictions set forth in such Certificates and described in the applicable Prospectus Supplement. A reasonable service charge may be imposed for any registration of exchange or transfer of Certificates, and the Company may require payment of a sum sufficient to cover any tax or other governmental charge. If specified in the applicable Prospectus Supplement, one or more Classes of Certificates for any Series may be transferable only on the books of The Depository Trust Company or another depository identified in such Prospectus Supplement.

    Unless otherwise indicated in the applicable Prospectus Supplement, beginning with the month following the month in which the Cut-Off Date occurs for a Series of Certificates, distributions of principal and interest (or, where applicable, principal only or interest only) on each Class of Certificates will be made either by the Trustee, the Master Servicer or the Certificate Administrator, as applicable, acting on behalf of the Trustee or a paying agent appointed by the Trustee (the "Paying Agent") on the 25th day (or if such 25th day is not a business day, the business day immediately following such 25th day) of each calendar month (the "Distribution Date") to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"). Distributions for each Series will be made by wire transfer in immediately available funds for the account of, or by check mailed to, each Certificateholder of record; provided, however, that, unless otherwise specified in the related Prospectus Supplement, the final distribution in retirement of the Certificates for each Class of a Series will be made only upon presentation and surrender of the Certificates at the office or agency of the Company or the Trustee specified in the notice to Certificateholders of such final distribution.

ASSIGNMENT OF MORTGAGE LOANS

    The Company will cause the Mortgage Loans to be assigned to the Trustee, together with all principal and interest on the Mortgage Loans other than principal and interest due on or before the Cut-Off Date. The Company or a Servicing Entity, as applicable, will expressly reserve its or a Seller's rights in and to any Retained Yield, which accordingly will not constitute part of the Trust Fund. In addition, the applicable Prospectus Supplement may specify that the Seller will retain the right to a specified portion of either principal or interest, or both. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates or cause the Certificates to be authenticated and delivered to the Company or its designated agent in exchange for the Trust Fund. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling Agreement for the related Series. Unless otherwise specified in the related Prospectus Supplement, such schedule will include information as of the close of business on the Cut-Off Date as to the principal balance of each Mortgage Loan, the Mortgage Interest Rate and the maturity of each Mortgage Note, the Seller/ Servicer's or the Servicer's Servicing Fee, whether a Primary Insurance Policy has been obtained for each Mortgage Loan and the then-current scheduled monthly payment of principal and interest for each Mortgage Loan.

    In addition, the Company, a Servicing Entity or a Servicer, as the case may be, will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee the Mortgage Note, an assignment to the Trustee of the Mortgage in a form for recording or filing as may be appropriate in the state where the Mortgaged Property is located, the original recorded Mortgage with evidence of recording or filing indicated thereon, a copy of the title insurance policy or other evidence of title and evidence of any Primary Insurance Policy, FHA Insurance Policy or VA Guaranty for such Mortgage Loan, if applicable; or, in the case of each Cooperative Loan, the related Cooperative Note, the original security agreement, the proprietary lease or occupancy agreement, the related stock certificate and related blank stock powers, and a copy of the original filed financing statement together with assignments thereof from the applicable Seller to the Trustee in a form sufficient for filing. In certain instances where original documents respecting a Mortgage Loan may not be available prior to execution of the Pooling Agreement, the Company, such Servicing Entity or such Servicer will deliver such documents to the Trustee within 270 days thereafter unless, as set forth in the Pooling Agreement, the county recorder has not yet returned such Mortgage Loan. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Company delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The Company, such Servicing Entity or such Servicer will agree to repurchase or substitute for such a Mortgage Loan in certain circumstances (see "Description of Certificates--Representations and Warranties").

    In instances where, due to a delay on the part of the title insurer, a copy of the title insurance policy for a particular Mortgage Loan cannot be delivered to the Trustee prior to or concurrently with the execution of the Pooling Agreement, the Company will provide a copy of such title insurance policy to the Trustee within 90 days after the Company's receipt of the original recorded Mortgage, any intervening recorded assignments or other documents necessary to issue such title insurance policy.

    The Trustee will review the mortgage documents within 45 days of receipt thereof to ascertain that all required documents have been properly executed and received. The Trustee will hold such documents for each Series in trust for the benefit of Certificateholders of such Series. With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, if any document is found by the Trustee not to have been properly executed or received or to be unrelated to the Mortgage Loans (or the related Mortgage Loan Servicing Group for such Series if both the Company and a Servicing Entity are acting as Master Servicers) identified in the Pooling Agreement, the Trustee will notify the Company or such Servicing Entity, as applicable. If the Company or such Servicing Entity, as applicable, cannot cure such defect, the Company or such Servicing Entity, as applicable, will substitute a new mortgage loan meeting the conditions set forth in the Pooling Agreement (see "--Substitution of Mortgage Loans" below) or repurchase the related Mortgage Loan from the Trustee at a price equal to 100% of the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon at the applicable Pass-Through Rate through the last day of the month of such repurchase. With respect to Series of Certificates as to which there will be no Master Servicer, if a defect of the type described in the preceding sentence is discovered by the Trustee and cannot be cured by the Seller, the Seller will substitute a new mortgage loan or repurchase the related Mortgage Loan from the Trustee upon the terms described in the preceding sentence. The purchase price of any Mortgage Loan so repurchased will be passed through to Certificateholders as liquidation proceeds in accordance with the procedures specified under "--Distributions on Certificates". This substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for such a defect in a constituent document.

    An assignment of each Mortgage Loan to the Trustee will be recorded or filed except in states where, in the written opinion of counsel admitted to practice in such state acceptable to the Company and the Trustee, such filing or recording is not required to protect the Trustee's interest in the Mortgage Loan against sale, further assignment, satisfaction or discharge by the Seller, the Seller/ Servicers, the Servicer, the Company, the Servicing Entity or the Master Servicer.

    Buydown Funds provided by the Sellers or other parties for any Buydown Loans included in a Mortgage Pool may be deposited on the date of settlement of the sale of the Certificates to the original purchasers thereof (the "Closing Date") into either (a) a separate account (the "Buydown Fund Account") maintained (i) with the Trustee or another financial institution approved by the Company or Servicing Entity, as applicable, as Master Servicer, (ii) within FDIC insured accounts (or other insured accounts acceptable to the rating agency or agencies) held and monitored by a Servicer or (iii) in a separate non-trust account without FDIC or other insurance in an institution having the highest unsecured long-term debt rating by the rating agency or agencies (or such other institution acceptable to the rating agency or agencies) or (b) held in a Custodial Account for P&I or a Custodial Account for Reserves and monitored by a Servicer. Since Buydown Funds may be funded at either the par values of future payment subsidies or funded in an amount less than the par values of future payment subsidies and determined by discounting such par values in accordance with interest accruing on such values, Buydown Fund Accounts may be non-interest-bearing or may bear interest. In no event will the amount held in any Buydown Fund Account exceed the level of deposit insurance covering such account. Accordingly, more than one such account may be established.

SUBSTITUTION OF MORTGAGE LOANS

    With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Company or the Servicing Entity, as applicable, may substitute an eligible mortgage loan for a defective Mortgage Loan (or, if applicable, a Mortgage Loan in its related Mortgage Loan Servicing Group) in lieu of repurchasing such defective Mortgage Loan or the related Mortgaged Property (a) within three months after the Closing Date for the related Series of Certificates, and (b) within two years after such Closing Date, if the related Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(A)(ii) of the Code. Any mortgage loan, to be eligible for substitution, must fit within the general description of the Mortgage Loans set forth herein and in the related Prospectus Supplement. With respect to Series of Certificates as to which there will be no Master Servicer, the Seller or the Servicer, as specified in the related Prospectus Supplement, may substitute an eligible mortgage loan for a defective Mortgage Loan in lieu of repurchasing such defective Mortgage Loan or the related Mortgaged Property in the circumstances and to the extent described in the two preceding sentences. See "The Mortgage Pools".

REPRESENTATIONS AND WARRANTIES

    Unless otherwise stated in the applicable Prospectus Supplement, in the Pooling Agreement for each Series of Certificates as to which the Company will act as a Master Servicer, the Company will represent and warrant to the Trustee with respect to (a) all Mortgage Loans if it is the only Master Servicer and (b) the Mortgage Loans in its Mortgage Loan Servicing Group if both the Company and a Servicing Entity are acting as Master Servicers, among other things, that (i) the information set forth in the schedule of Mortgage Loans is true and correct in all material respects; (ii) except in the case of Cooperative Loans, a lender's title policy (or other satisfactory evidence of title) was issued on the date of the origination of each Mortgage Loan and each such policy or other evidence of title is valid and remains in full force and effect; (iii) if a Primary Insurance Policy, FHA Insurance Policy or VA Guaranty is required with respect to such Mortgage Loan, such policy or guaranty is valid and remains in full force and effect as of the Closing Date; (iv) as of the Closing Date, the Company had good title to the Mortgage Loans and the Mortgage Notes are subject to no offsets, defenses or counterclaims, except to the extent that the buydown agreement for a Buydown Loan forgives certain indebtedness of a Mortgagor; (v) except in the case of Cooperative Loans, as of the Closing Date, each Mortgage is a valid first lien on an unencumbered estate in fee simple or leasehold interest in the Mortgaged

Property (subject only to (a) liens for current real property taxes and special assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the mortgage originator's appraisal, (c) exceptions set forth in the title insurance policy covering such Mortgaged Property and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage); (vi) as of the Closing Date, each Mortgaged Property is free of damage and is in good repair, except for ordinary wear and tear; (vii) as of the time each Mortgage Loan was originated, the Mortgage Loan complies with all applicable state and federal laws, including usury, equal credit opportunity, disclosure and recording laws; (viii) as of the Closing Date, there are no delinquent tax or assessment liens against any Mortgaged Property; and (ix) unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan was originated and will be serviced by
(a) an institution which is a member of the Federal Reserve System or the deposits of which are insured by the FDIC, (b) an institution which is a member of the Federal Home Loan Bank System, (c) an institution which is a FHA-Approved Mortgagee, (d) an institution which is a FNMA-Approved Mortgagee, or (e) an institution which is a FHLMC-Approved Mortgagee. The applicable Prospectus Supplement and Pooling Agreement may set forth additional representations and warranties of the Company. In addition, with respect to any Mortgage Loan as to which the Company delivers to the Trustee or the custodian an affidavit certifying that the original Mortgage Note has been lost or destroyed, if such Mortgage Loan subsequently is in default and the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note, the Company will be obligated to repurchase or substitute for such Mortgage Loan in the manner described below. However, the Company will not be required to repurchase or substitute for any Mortgage Loan as described above if the circumstances giving rise to such requirement also constitute fraud in the origination of the related Mortgage Loan.

    If the Mortgage Loans include Cooperative Loans, representations and warranties with respect to title insurance or hazard insurance will not be given. Generally, a Cooperative itself is responsible for the maintenance of hazard insurance for property owned by such Cooperative, and the borrowers (tenant-stockholders) of such Cooperative do not maintain hazard insurance on their individual dwelling units. Title insurance is not obtained for Cooperative Loans because such loans are not secured by real property. See "Certain Legal Aspects of the Mortgage Loans--Cooperative Loans".

    With respect to Series of Certificates as to which the Company will not act as a Master Servicer, the Seller or the Servicing Entity, as applicable, which sold the Mortgage Loans to the Company for inclusion in the Trust Fund will make representations and warranties to the Company with respect to such Mortgage Loans substantially similar to those indicated in the second preceding paragraph, and the Company will assign such representations and warranties to the Trustee and the Certificateholders under the Pooling Agreement. The applicable Prospectus Supplement and Pooling Agreement may set forth additional representations and warranties of the Seller, the Servicing Entity and/or the Company.

    In the event of the discovery by the Company, the Servicing Entity or the Servicer of a breach of any representation or warranty which materially and adversely affects the interest of the Certificateholders in the related Mortgage Loan, or the receipt of notice of such a breach from the Trustee, the Company, the Servicing Entity or the Seller, as the case may be, will cure the breach, substitute a new mortgage loan for such Mortgage Loan or repurchase such Mortgage Loan, or any Mortgaged Property acquired with respect thereto, on the terms set forth above under "--Assignment of Mortgage Loans". The proceeds of any such repurchase will be passed through to Certificateholders as liquidation proceeds. This substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for any such breach.

    Under the Pooling Agreement, the Company or a Servicing Entity, as Master Servicer, or the Servicer with respect to Series of Certificates for which there will be no Master Servicer, will have the right, but not the obligation, to purchase any Mortgage Loan (or, if applicable, Mortgage Loan in the Company's or Servicing Entity's Mortgage Loan Servicing Group), subject to the limitations set forth in the Pooling Agreement, from the applicable Mortgage Pool in the event that such Mortgage Loan becomes 90 days or more delinquent; provided, that the aggregate purchase price of the Mortgage Loans so repurchased (as set forth in the Pooling Agreement) shall not exceed one-half of one percent (0.50%) of the aggregate Principal Balance of all Mortgage Loans as of the Cut-Off Date.

SERVICING

    With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, pursuant to the Pooling Agreement the Company or Servicing Entity, as applicable, as Master Servicer, will be responsible for servicing and administering the Mortgage Loans, or the Mortgage Loans in its respective Mortgage Loan Servicing Group, as applicable, but will be permitted to contract with the Seller/Servicer from whom each Mortgage Loan was purchased, or another eligible servicing institution, to perform such functions under the supervision of the Master Servicer as more fully described below.

    In the contract pursuant to which each Seller/Servicer will perform its servicing duties, which contract will generally be the Selling and Servicing Contract, each Seller/Servicer will agree, subject to the general supervision of the Company or Servicing Entity, as applicable, as Master Servicer, or its respective agent, to perform diligently all services and duties customary to the servicing of mortgage loans. Such Master Servicer or its agent will monitor each Seller/Servicer's performance and, unless otherwise specified in the applicable Prospectus Supplement, such Master Servicer will have the right to remove and substitute a replacement Seller/Servicer at any time if it considers such removal to be in the best interest of Certificateholders. The duties performed by the Seller/Servicers include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of insurance claims and, if necessary, foreclosure. In the event a Selling and Servicing Contract is terminated by the Company or Servicing Entity, as applicable, as Master Servicer, for any reason, such Master Servicer may procure a substitute Seller/Servicer, which may be an affiliate of such Master Servicer. During the period necessary to effect the execution and implementation of a contract with such substitute Seller/Servicer, all duties and responsibilities of the Seller/Servicer under the terminated Selling and Servicing Contract will be performed by such Master Servicer. In such event, such Master Servicer will be entitled to retain the same Servicing Fee as was paid to the Seller/Servicer under such terminated Selling and Servicing Contract.

    With respect to Series of Certificates as to which there will be no Master Servicer, pursuant to the Pooling Agreement the servicing of the Mortgage Loans will be performed by the Servicer, and the Company (as Certificate Administrator) will calculate amounts distributable to the Certificateholders, prepare tax returns on behalf of the Trust Fund and provide certain other administrative services specified in the Pooling Agreement. With respect to a Series as to which the Company and the Servicing Entity will act as Master Servicers, unless otherwise specified in the applicable Prospectus Supplement, the Company will also act as the Certificate Administrator. Unless otherwise specified in the related Prospectus Supplement, with respect to a Series as to which a Servicing Entity is the only Master Servicer, such Servicing Entity shall act as the Certificate Administrator. The Servicer will generally perform the same services and duties as a Seller/Servicer under a Selling and Servicing Agreement, as well as certain services of a Master Servicer described herein. The Trustee or its agent will monitor the Servicer's performance and, unless otherwise specified in the applicable Prospectus Supplement, the Trustee will have the right to remove and substitute a replacement servicer, which may be the Company or an affiliate of the Company, to assume the servicing obligations of the Servicer at any time if it considers such removal to be in the best interests of Certificateholders. During the period necessary to effect the execution and implementation of a contract with such substitute servicer, certain duties and responsibilities of the Servicer under the Pooling Agreement will be performed by the Trustee. In such event, the Trustee will be entitled to retain the same Servicing Fee as was to be paid the Servicer under the Pooling Agreement. The obligation of the Trustee or a replacement servicer to perform the servicing duties of the Servicer will not, however, require such party to cure any defect with respect to any Mortgage Loan, or substitute a new mortgage loan for or repurchase a Mortgage Loan as to which there has been a breach of a representation or warranty made by the Seller or to cure any breach of a servicing covenant made by the former Servicer.

    With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, each Seller/Servicer will retain as its Servicing Fee a portion of the interest payable on each Mortgage Loan serviced by it. The Servicing Fee will be established by the Company or a Servicing Entity, as applicable, either as a fixed rate or as a rate calculated as the difference between interest at the Mortgage Interest Rate and interest at the rate required to be passed through to the Company or Servicing Entity, as applicable, as Master Servicer (the "Net Rate"). Unless otherwise set forth in the applicable Prospectus Supplement, the Servicing Fee will be no less than 0.25% per annum for each individual Mortgage Loan serviced. In addition, unless otherwise set forth in the Prospectus Supplement, the Seller/Servicer will retain late charges, assumption fees and similar charges to the extent collected from Mortgagors. The Company expects that such fees and charges will be negligible in amount. Unless otherwise provided in the applicable Prospectus Supplement, each of the Company and Servicing Entity, as applicable, as Master Servicer, will retain as its Master Servicing Fee an amount which will be calculated as a per annum percentage for each Mortgage Loan plus an amount calculated to reimburse the Company or Servicing Entity, as applicable, as Master Servicer, for the expenses required to be borne by it, which, unless otherwise set forth in the applicable Prospectus Supplement, will include the Trustee's fees and premiums on or other expenses relating to any Mortgage Pool Insurance Policy and/or other credit enhancements.

    With respect to Series of Certificates as to which there will be no Master Servicer, the Servicer will receive a Servicing Fee, as established in the applicable Pooling Agreement, which, unless otherwise indicated in the applicable Prospectus Supplement, will be no less than 0.25% per annum for each individual Mortgage Loan serviced and with respect to each such Series and each Series as to which both the Company and a Servicing Entity are acting as Master Servicers, the Certificate Administrator will retain as its Certificate Administrator Fee an amount which will be calculated as a per annum percentage for each Mortgage Loan plus an amount calculated to reimburse the Certificate Administrator for payment by it of the Trustee's fees.

RETAINED YIELD

    For certain Series, the Company, a Servicing Entity or a Seller may retain a portion of the interest payable on each Mortgage Loan (the "Retained Yield"). The Retained Yield will either be set as a fixed rate or will be calculated by subtracting the Master Servicing Fee and the Remittance Rate from the Net Rate or, if applicable, by subtracting the Servicing Fee, the Certificate Administrator Fee and the Remittance Rate from interest at the Mortgage Interest Rate. Unless otherwise specified in the applicable Prospectus Supplement, any such Retained Yield and any earnings from reinvestments thereof will not be part of the Trust Fund. The Company, the Servicing Entity or the Seller, as the case may be, may at its option transfer to a third party all or a portion of the Retained Yield for a Series of Certificates.

PAYMENTS ON MORTGAGE LOANS; CUSTODIAL ACCOUNTS FOR P&I,
    INVESTMENT ACCOUNT, CERTIFICATE ACCOUNT AND RESERVE
  ACCOUNT

    With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, pursuant to the Servicing Contract each Seller/Servicer will agree to establish and maintain for the Master Servicer (or for the related Master Servicer if both the Company and a Servicing Entity are acting as Master Servicers for such Series) a special custodial account for principal and interest (the "Custodial Account for P&I"), into which it will deposit on a daily basis (unless otherwise specified in the applicable Prospectus Supplement) the following payments and collections received subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off
Date) with respect to the Mortgage Loans serviced by it:

        (i) All payments on account of principal and interest, including Principal Prepayments;

        (ii) All net proceeds received in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise (hereinafter referred to as "Liquidation Proceeds"), or under any applicable credit enhancements or title, hazard or other insurance policy covering any Mortgage Loan, other than proceeds to be applied to the restoration or repair of the related Mortgaged Property (hereinafter referred to as "Insurance Proceeds");

       (iii) Any Advances of such Seller/Servicer's funds (such Advances to be deposited prior to the Withdrawal Date, as defined below); and

       (iv) All proceeds of any Mortgage Loans or property acquired in respect thereof repurchased as required for defects in documentation, breach of representations or warranties, or otherwise.

    Each Seller/Servicer has the option of either (i) depositing gross interest collections in the Custodial Account for P&I, subject to withdrawal of its related Servicing Fees, or (ii) deducting its Servicing Fees from gross interest collections prior to deposit in such account.

    On the Withdrawal Date or, with the Master Servicer's approval (or the related Master Servicer if both the Company and a Servicing Entity are acting as Master Servicers), on a daily basis, each Seller/ Servicer may withdraw the following amounts from its Custodial Account for P&I:

        (i) Amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which the Seller/Servicer has made an unreimbursed Advance;

        (ii) Amounts to reimburse the Seller/Servicer for Advances the Master Servicer (or the related Master Servicer if both the Company and a Servicing Entity are acting as Master Servicers) has determined to be otherwise nonrecoverable; and

       (iii) Amounts in respect of Servicing Fees previously deposited.

    The Company and/or the Servicing Entity, as applicable, will require that deposits in each Custodial Account for P&I be held (a) in a trust account in the corporate trust department of the Trustee or another financial institution approved by the Company or Servicing Entity, as applicable, as Master Servicer, such that the rights of the Company or Servicing Entity, as applicable, as Master Servicer, the Trustee and the Certificateholders will be fully protected against the claims of any creditors of the Servicer and of any creditors or depositors of the institution in which such account is maintained, (b) in FDIC insured accounts (or other accounts with comparable insurance coverage acceptable to the rating agency or agencies) created maintained and monitored by a Servicer or (c) in a separate non-trust account without FDIC or other insurance in an institution having an unsecured long-term debt rating of at least one of the two highest unsecured long-term debt ratings of the rating agency or agencies (or such other institution acceptable to the rating agency or agencies). If a Custodial Account for P&I is insured by the FDIC and at any time the amount in such account exceeds the limits of insurance on such account, the Seller/Servicer shall be required to withdraw such excess from such account and remit it to the Company or Servicing Entity, as applicable, for deposit in the Investment Account described below.

    With respect to Series of Certificates as to which the Company and/or the Servicing Entity, as applicable, will act as Master Servicer and unless otherwise specified in the related Prospectus Supplement, not later than the 20th day of each month (or the preceding business day if such 20th day is not a business day) (the "Withdrawal Date"), the Company or Servicing Entity, as applicable, will withdraw or direct the withdrawal from any funds in the Custodial Account for P&I maintained by each related Seller/Servicer an amount representing:

        (i) Scheduled installments of principal and interest on the Mortgage Loans received or advanced by such Seller/Servicer which were due on the first day of the current month, net of Servicing Fees due the Seller/Servicer and less any amounts to be withdrawn later by the Company or Servicing Entity, as applicable, from any applicable Buydown Fund Account;

        (ii) Proceeds of liquidations of Mortgage Loans received by the Seller/Servicer in the immediately preceding calendar month, with interest to the date of liquidation, net of Servicing Fees due such Seller/Servicer and less any amounts to be withdrawn later by the Company or Servicing Entity, as applicable, from any applicable Buydown Fund Account;

       (iii) Principal due to Payoffs received during the period from the 15th of the immediately preceding calendar month through the 14th of such calendar month; in each case with interest at the applicable Pass-Through Rate attributable to interest paid by the Mortgagor through the date of the Payoff (provided, however, that in the case of Payoffs received between the first day and the 14th day of any month, interest accrued from the first day of such month to the date of such Payoff will not be paid to the Certificateholders), less any amounts to be withdrawn later by the Company or Servicing Entity, as applicable, from any applicable Buydown Fund Account; and

       (iv) Curtailments received by such Seller/Servicer on such Mortgage Loans in the immediately preceding calendar month.

    All amounts withdrawn from the Custodial Accounts for P&I, together with any Insurance Proceeds or Liquidation Proceeds (including any amounts paid in respect of repurchase obligations on defective Mortgage Loans or otherwise) not otherwise applied by Seller/Servicers and amounts withdrawn from any Buydown Fund Account, if applicable, shall be immediately deposited into the Investment Account (or if both the Company and a Servicing Entity are acting as Master Servicers, the related Investment Account).

    Under the Pooling Agreement for each Series of Certificates as to which the Company will act as Master Servicer, the Master Servicer or the related Seller/Servicer is permitted to make the following withdrawals from the Buydown Fund Account or Custodial Account for P&I, as applicable:

        (i) To deposit in the Investment Account the amount necessary in order to supplement payments received on Buydown Loans;

        (ii) In the event of a Payoff of any Buydown Loan, to apply the remaining related Buydown Funds to reduce the required amount of such Payoff (or, if the Mortgagor has made a Payoff equal in amount to the total unpaid principal balance, to refund such remaining Buydown Funds to the person entitled to receive such Buydown Funds);

       (iii) In the event of foreclosure or liquidation of any Buydown Loan, to deposit the remaining related Buydown Funds in the Investment Account; and

       (iv) To clear and terminate the portion of any account representing Buydown Funds.

    Unless otherwise specified in the applicable Prospectus Supplement, the Company or Servicing Entity, as applicable, as Master Servicer, may invest funds withdrawn from the Custodial Accounts for P&I each month and remitted to the related Master Servicer, as well as any Insurance Proceeds, Liquidation Proceeds and Buydown Funds, for its own account and at its own risk, for the period from the Withdrawal Date to the next Distribution Date, or for such longer or shorter period as may be specified in the applicable Prospectus Supplement (in each case, the "Investment Period"). Notwithstanding the foregoing, in the event that both the Company and a Servicing Entity are acting as Master Servicers with respect to any Series, each of the Company and such Servicing Entity may only invest funds described in the preceding sentence to the extent that such funds relate to Mortgage Loans in its respective Mortgage Loan Servicing Group. Investment of such funds shall be made through an account in the name of the Company or Servicing Entity, as applicable, as Master Servicer, and the Trustee (an "Investment Account") (or, if both the Company and a Servicing Entity are acting as Master Servicers, to the extent that such funds relate to Mortgage Loans in its respective Mortgage Loan Servicing Group), which shall be maintained in the trust department of a bank acceptable to any applicable rating agency or agencies for the Series of Certificates. The Investment Account may be a commingled account with other similar accounts maintained by the Company or Servicing Entity, as applicable, as Master Servicer, and invested for its own account; provided, that the maintenance of such a commingled account has been approved by any applicable rating agency or agencies for the Series of Certificates. Unless otherwise specified in the applicable Prospectus Supplement, the investment of funds in the Investment Account shall be limited to the investments described below.

    On the last day of the Investment Period, the Company or Servicing Entity, as applicable, as Master Servicer, will withdraw from the Investment Account (or, if both the Company and a Servicing Entity are acting as Master Servicers, the related Investment Account) all funds due to be distributed to Certificateholders, and shall deposit such funds, together with any Advances required to be made by it, in the Certificate Account described below.

    Unless otherwise specified in the applicable Prospectus Supplement, the investment of funds in an Investment Account shall be limited to one or more of the following investments ("Eligible Investments") which shall in no event mature later than the next Distribution Date:

        (i) Obligations of, or guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;

        (ii) Repurchase agreements on obligations of, or guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States; provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time assigned such ratings as may be required by the applicable rating agency or agencies for the Series of Certificates at the date of acquisition thereof;

       (iii) Federal funds, certificates of deposit, time deposits and bankers' acceptances of any bank or trust company incorporated under the laws of the United States or any state thereof; provided that the debt obligations of such bank or trust company (or, in the case of the principal bank in a bank holding company system, debt obligations of the bank holding company) have been assigned such ratings as may be required by the applicable rating agency or rating agencies for the Series of Certificates at the date of acquisition thereof;

       (iv) Obligations of, or guaranteed by, any state of the United States or the District of Columbia receiving the highest long-term debt ratings available for such securities by the applicable rating agency or rating agencies for the Series of Certificates;

        (v) Commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been assigned such ratings as may be required by the applicable rating agency or rating agencies for the Series of Certificates; or

       (vi) Securities (other than stripped bonds or stripped coupons) bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States or any state thereof and rated by each applicable rating agency or rating agencies for the Series of Certificates in its highest long-term unsecured rating category; provided, however, that securities issued by any such corporation will not be investments to the extent that investment therein would cause the outstanding principal amount of securities issued by such corporation that are then held as part of the Investment Account or the Certificate Account to exceed 20% of the aggregate principal amount of all Eligible Investments then held in the Investment Account and the Certificate Account;

       (vii) Units of taxable money market funds or mutual funds, which funds have been rated by each applicable rating agency or rating agencies for the Series of Certificates in its highest rating category or which have been designated in writing by each such rating agency or rating agencies as Eligible Investments with respect to this definition; or

      (viii) such other investments bearing interest or sold at a discount the investment in which will not, as evidenced by a letter from each applicable rating agency or rating agencies for the Series of Certificates, result in the downgrading or withdrawal of the rating or ratings assigned to the Certificates by such rating agency or rating agencies.

    Not later than the Distribution Date for a Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Company or Servicing Entity, as applicable, will withdraw from the Investment Account (or, if both the Company and a Servicing Entity are acting as Master Servicers, the related Investment Account) all amounts required to be distributed on such Distribution Date and deposit such amounts into a separate non-interest-bearing trust account (the "Certificate Account") in the corporate trust department of the Trustee or another depository institution acceptable to the applicable rating agency or rating agencies.

    Under the Pooling Agreement for each Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Company or Servicing Entity, as applicable, will be authorized to make the following withdrawals from the Certificate Account (provided, however, that if both the Company and a Servicing Entity are acting as Master Servicers, each of the Company's and Servicing Entity's right to any such withdrawals will be limited to proceeds received in respect of Mortgage Loans in its respective Mortgage Loan Servicing Group):

        (i) To reimburse the Company or Servicing Entity, as applicable, as Master Servicer, or the applicable Servicer for Advances made pursuant to the Pooling Agreement or a Selling and Servicing Contract, the Company's or Servicing Entity's right to reimburse itself or such Servicer pursuant to this paragraph (i) being limited to amounts received on particular Mortgage Loans (including, for this purpose, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of principal and/or interest respecting which any such Advance was made;

        (ii) To reimburse the Company or Servicing Entity, as applicable, as Master Servicer, or the applicable Servicer for amounts expended by or for the account of the Company or Servicing Entity, as applicable, as Master Servicer, pursuant to the Pooling Agreement or amounts expended by such Servicer pursuant to the Selling and Servicing Contracts in connection with the restoration of property damaged by an Uninsured Cause (as defined in the Pooling Agreement) or in connection with the liquidation of a Mortgage Loan;

       (iii) To pay to the Company or Servicing Entity, as applicable, as Master Servicer, the Master Servicing Fee, net of Compensating Interest reduced by Payoff Earnings and Payoff Interest (each as defined herein or in the Pooling Agreement), as to which no prior withdrawals from funds deposited by the Master Servicer have been made;

       (iv) To reimburse the Company or Servicing Entity, as applicable, as Master Servicer, or the applicable Servicer for advances which the Company or Servicing Entity, as applicable, has determined to be Nonrecoverable Advances;

        (v) To pay to the Company or Servicing Entity, as applicable, as Master Servicer, reinvestment earnings deposited or earned in the Certificate Account (net of reinvestment losses) to which the Company or Servicing Entity, as applicable, is entitled and to reimburse the Company or Servicing Entity, as applicable, for expenses incurred by and reimbursable to the Company or Servicing Entity, as applicable, pursuant to the Pooling Agreement;

       (vi) To deposit amounts in the Investment Account representing amounts in the Certificate Account not required to be on deposit therein at the time of such withdrawal; and,

    after making or providing for the above withdrawals,

       (vii) To clear and terminate the Certificate Account upon liquidation of all Mortgage Loans or other termination of the Trust Fund.

    Each of the Company and Servicing Entity, as applicable, may also establish with the Trustee for a Series of Certificates as to which it is acting as a Master Servicer a Reserve Account if required to assure timely distributions of principal and interest, as a condition to obtaining a specified rating for such Certificates or to provide for the expenses of the Trust Fund. Any such Reserve Account so established will be described in the applicable Prospectus Supplement.

    With respect to Series of Certificates as to which there will be no Master Servicer, unless otherwise specified in the applicable Prospectus Supplement, the Custodial Account for P&I, the Buydown Fund Account and the Reserve Account will be established by the Servicer, and the required and permitted deposits into and withdrawals from such accounts set forth above will be made by the Servicer. The Servicer shall deposit any required Advances in the Custodial Account for P&I on the Withdrawal Date. The withdrawal of funds and their deposit into the Investment Account on the Withdrawal Date, as described above, will also be effected by the Servicer. The Investment Account described above will be established by the Certificate Administrator and the Trustee, and investments of amounts therein in Eligible Investments will be directed by the Certificate Administrator for its own account and at its own risk. The Certificate Administrator will make the required withdrawal from the Investment Account on the last day of the Investment Period for deposit in the Certificate Account, as described above. Authorized withdrawals from the Certificate Account for the purposes described above will be made by the Certificate Administrator. Other than as set forth in this paragraph, unless the context otherwise requires, references above to "Master Servicer" or "Seller/ Servicer", and to "Master Servicing Fee" shall refer instead to "Servicer" and "Servicing Fee", respectively.

DISTRIBUTIONS ON CERTIFICATES

    For each Series, on each Distribution Date commencing in the month following the month in which the Cut-Off Date occurs (or such other time as may be set forth in the applicable Prospectus Supplement), the Trustee, the Master Servicer (if there will be only one Master Servicer) or the Certificate Administrator, as applicable, acting on behalf of the Trustee or the Paying Agent will withdraw from the Certificate Account and distribute to Certificateholders of record on the applicable Record Date, and to holders of residual interests, if any, who are entitled to receive such distributions pursuant to the terms of the applicable Pooling Agreement, to the extent of their entitlement thereto, an amount in the aggregate equal to the sum of:

        (i) All scheduled payments of principal and interest at the Pass-Through Rate either collected from the Mortgagors on the Mortgage Loans prior to the related Determination Date (as defined below) or advanced by the Company or Servicing Entity, as applicable, the Servicer or the Seller/Servicers;

        (ii) Scheduled amounts of Buydown Funds respecting Buydown Loans (not withdrawn and remitted by the Servicer or the related Seller/Servicer, as applicable);

       (iii) All Curtailments received on the Mortgage Loans in the month prior to the month in which the Distribution Date occurs (the "Distribution Period");

       (iv) All Insurance Proceeds or Liquidation Proceeds received during the Distribution Period, together with interest at the applicable Pass-Through Rate to the extent described herein under "Yield Considerations--Effective Interest Rate"; and

        (v) All Payoffs received during the period from the 15th day of the immediately preceding calendar month through the 14th day of such calendar month; in each case together with interest at the applicable Pass-Through Rate to the extent described under "Yield Considerations-- Effective Interest Rate" herein;

    less the sum of:

        (a) Previously unreimbursed Advances made by the Company or Servicing Entity, as applicable, as Master Servicer, the Seller/Servicers or the Servicer on Mortgage Loans which are considered by the Master Servicer or the Servicer, as the case may be, as of the Distribution Date to be nonrecoverable;

        (b) Amounts expended by the Seller/Servicers, the Company or Servicing Entity, as applicable, as Master Servicer or the Servicer in connection with the preservation or restoration of property securing Mortgage Loans which have been liquidated and related liquidation expenses; and

        (c) Amounts representing other expenses of the Master Servicer, the Seller/Servicers or the Servicer, reimbursable pursuant to the Pooling Agreement;

PROVIDED, HOWEVER, that in the event that both the Company and a Servicing Entity are acting as Master Servicers for any Series, any amounts retained on behalf of any of the Company, such Servicing Entity or a related Seller/Servicer pursuant to clauses (a), (b) and (c) above shall be limited to amounts received in respect of any Mortgage Loans in its related Mortgage Loan Servicing Group.

    In addition, if the Master Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, is obligated to do so under the applicable Pooling Agreement, such Master Servicer or the Servicer, as the case may be, shall include with any such distribution an Advance equal to principal payments and interest payments (adjusted to the applicable Pass-Through Rate or Rates) due on the first day of the month in which the Distribution Date occurs and not received as of the close of business on the Withdrawal Date, subject to such

Master Servicer's or Servicer's determination that such payments are recoverable from future payments or collections on the Mortgage Loans, any subordination feature or Insurance Proceeds or Liquidation Proceeds. See "--Advances" below.

    The method of allocating the amount withdrawn from the Certificate Account on each Distribution Date to principal and interest (or, where applicable, to principal only or interest only) on a particular Series of Certificates will be described in the applicable Prospectus Supplement. Distributions of interest on each Class of Certificates will be made prior to distributions of principal thereon. Each Class of Certificates may have a different Remittance Rate, and each Remittance Rate may be fixed, variable or adjustable. The applicable Prospectus Supplement will specify the Remittance Rate for each Class, or in the case of a variable or adjustable Remittance Rate, the initial Remittance Rate and the method for determining the Remittance Rate.

    On each Distribution Date for a Series of Certificates, the Trustee, the Master Servicer (if there will be only one Master Servicer) or the Certificate Administrator, as applicable, on behalf of the Trustee or the Paying Agent, as the case may be, will distribute to each holder of record on the Record Date, an amount equal to the Percentage Interest (as defined below) represented by the Certificate held by such holder multiplied by the sum of the Class Principal Distribution Amount (as defined below) for such Class and, if such Class is entitled to payments of interest on such Distribution Date, one month's interest at the applicable Remittance Rate on the principal balance or notional principal balance of such Class specified in the applicable Prospectus Supplement, less (unless otherwise specified in the related Prospectus Supplement) such Class's pro rata share of the sum of (i) the shortfalls in collections of interest on Payoffs with respect to which distribution is to be made on such Distribution Date, if any, (ii) the amount of any deferred interest added to the principal balance of the Mortgage Loans and/or the outstanding balance of the Certificates on the related Due Date, (iii) one month's interest at the applicable Pass-Through Rate on the amount of any Curtailments received on the Mortgage Loans in the month preceding the month of the distribution and (iv) any other interest shortfalls (including, without limitation, shortfalls arising out of application of the Soldiers' and Sailors' Relief Act or similar legislation or regulations as in effect from time to time) allocable to Certificateholders which are not covered by advances or applicable credit enhancements, in each case in such amount as is allocated to such Class on the basis set forth in the related Prospectus Supplement. The "Percentage Interest" represented by a Certificate of a particular Class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the aggregate initial amount or notional amount of all the Certificates of such Class. The "Class Principal Distribution Amount" for a Class of Certificates for any Distribution Date will be the portion, if any, of the Principal Distribution Amount (as defined in the related Prospectus Supplement) allocable to such Class for such Distribution Date, as described in the related Prospectus Supplement.

    In the case of a Series of Certificates which includes two or more Classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof with respect to each such Class shall be as provided in the related Prospectus Supplement. Distributions in respect of principal of any Class of Certificates will be made on a pro rata basis among all of the Certificates of such Class.

    With respect to Series of Certificates as to which there will be only one Master Servicer and except as otherwise provided in the applicable Pooling Agreement, not later than the tenth day preceding each Distribution Date (the "Determination Date"), such Master Servicer will furnish to the Trustee (and to any Certificateholder upon request) a statement setting forth the aggregate amount to be distributed on such Distribution Date to each Class of Certificates, on account of principal and/or interest, stated separately. With respect to Series of Certificates as to which there will be no Master Servicer, or as to which both the Company and a Servicing Entity will act as Master Servicers, the Certificate Administrator will provide the statements described in the preceding sentence.

REPORTS TO CERTIFICATEHOLDERS

    For each Series of Certificates, with each distribution to Certificateholders from the Certificate Account, the Trustee, or the Master Servicer (if there will be only one Master Servicer) or Certificate

Administrator, as applicable, on behalf of the Trustee, will forward to each Certificateholder a statement or statements with respect to the related Trust Funds setting forth the information specifically described in the related Pooling Agreement, which generally will include the following with respect to such Series of Certificates:

        (i) the beginning principal balance or notional principal balance representing the ending balance from the prior statement;

        (ii) the amount, if any, of such distribution principal;

       (iii) the amount, if any, of such distribution allocable to interest on the Mortgage Loans accrued at the applicable Pass-Through Rate on the beginning principal balance or notional principal balance, and, with respect to a Series of Certificates where one or more Classes of such Series are subordinated in right of payment to one or more other Classes of such Series, the amount, if any, of any shortfall in the amount of interest and principal distributed;

       (iv) the total amount distributed;

        (v) the ending principal balance or notional principal balance after the application in (ii) above; and

       (vi) the then applicable Pass-Through Rate or weighted average Pass-Through Rate, calculated as of the close of business on the related Determination Date.

    Upon request, a Certificateholder may receive a monthly report which sets forth (i) the amount of the distribution for such month allocable to Principal Prepayments, miscellaneous post-liquidation collections and Conversion Fees,
(ii) Mortgage Loan delinquencies, indicating the number and aggregate principal amount of Mortgage Loans delinquent one, two and three months, as well as the book value of any Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trustee's security interest in the Mortgage Loans, (iii) the amount of remaining coverage under any applicable credit enhancements, stated separately, as of the close of business on the applicable Determination Date and (iv) the sum of the Master Servicing Fee and the aggregate Servicing Fees for the month.

    In addition, by the date required by applicable tax law of each year, the Master Servicer with respect to Series of Certificates as to which there will be only one Master Servicer, or the Certificate Administrator with respect to Series of Certificates as to which there will be no Master Servicer or as to which both the Company and a Servicing Entity will act as Master Servicers, will furnish a report to each Certificateholder of record at any time during the preceding calendar year as to the aggregate of amounts reported pursuant to (ii) in the second preceding paragraph above, plus information with respect to the amount of servicing compensation for the related Mortgage Pool, the value of any property acquired by the Trustee through abandonment or foreclosure, deferred interest added to the principal balance or the notional principal balance of each Class of Certificates, as applicable, and such other customary information as the Master Servicer or Certificate Administrator, as applicable, determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such a year.

ADVANCES

    With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer and unless otherwise stated in the applicable Prospectus Supplement, the Company or Servicing Entity, as applicable, will be obligated under the Pooling Agreement to make Advances (to the extent not previously advanced by the Seller/Servicers as described below). In the event that both the Company and a Servicing Entity are acting as Master Servicers for any Series, unless otherwise specified in the applicable Prospectus Supplement, each of the Company's and such Servicing Entity's obligation to make Advances shall be limited to Mortgage Loans in its respective Mortgage Loans Servicing Group. Such Advances shall be in amounts sufficient to cover any deficiency between the funds scheduled to be received on the Mortgage Loans during the Distribution Period, and amounts withdrawn from the Custodial Accounts for P&I on each Withdrawal Date during the Distribution Period and from any Buydown Fund Account; provided, however, that the

Company or Servicing Entity, as applicable, will be obligated to make such Advances only to the extent any such Advance, in the judgment of the Company or Servicing Entity, as applicable, made on the Determination Date, will be reimbursable from any applicable credit enhancements, from Mortgagor payments or from Liquidation Proceeds or Insurance Proceeds of the related Mortgage Loans. In connection with certain credit enhancements, the Company or Servicing Entity, as applicable, may make other advances, such as to pay insurance premiums, real estate property taxes, protection and preservation taxes, sales expenses and foreclosure costs including court costs and reasonable attorneys' fees in connection with a Mortgage Pool Insurance Policy, which shall also constitute "Advances". If an Advance made by a Master Servicer later proves unrecoverable, such Master Servicer will be reimbursed from funds in the Certificate Account. Notwithstanding the foregoing, if both the Company and a Servicing Entity are acting as Master Servicers for any Series, such right of reimbursement shall be limited to amounts received in respect of Mortgage Loans in its respective Mortgage Loan Servicing Group.

    With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer and unless otherwise stated in the applicable Prospectus Supplement, each Seller/ Servicer will be obligated to advance on the Withdrawal Date its own funds or funds from the Custodial Account for P&I maintained by it equal to the amount of any deficiency between the amount in such Custodial Account for P&I on the Withdrawal Date and the amount due to be remitted to the Company or Servicing Entity, as applicable, on such date. Each Seller/Servicer will advance only funds which the Master Servicer anticipates will be ultimately reimbursable from the sources discussed above. To the extent the Seller/Servicers make such Advances, the Company or Servicing Entity, as applicable, will be relieved of its obligation, if any, to make Advances with respect to the Mortgage Loans respecting which such amounts were advanced. If an Advance made by any Seller/Servicer later proves to be unrecoverable, the Company or Servicing Entity, as applicable, will cause such Seller/ Servicer to be reimbursed from funds in the Certificate Account. Notwithstanding the foregoing, if both the Company and a Servicing Entity are acting as Master Servicers, such right of reimbursement shall be limited to amounts received in respect of Mortgage Loans in its respective Mortgage Loan Servicing Group.

    With respect to Series of Certificates as to which there will be no Master Servicer and unless otherwise stated in the applicable Prospectus Supplement, the Servicer will be obligated under the Pooling Agreement to advance on the Withdrawal Date its own funds or funds from the Custodial Account for P&I equal to the amount of any deficiency between the amount in such Custodial Account for P&I on the Withdrawal Date and the amount due to be remitted to the Certificate Administrator on such date. The Servicer will be obligated to make such Advances only to the extent any such Advance, in the judgment of the Servicer made on the related Determination Date, will be reimbursable from any applicable credit enhancements, from Mortgagor payments or from Liquidation Proceeds or Insurance Proceeds of the related Mortgage Loans. In connection with certain credit enhancements, the Servicer may make other advances, such as to pay insurance premiums, real estate property taxes, protection and preservation taxes, sales expenses and foreclosure costs including court costs and reasonable attorneys' fees in connection with a Mortgage Pool Insurance Policy, which shall also constitute "Advances". If an Advance made by the Servicer later proves to be unrecoverable, the Servicer will be reimbursed from funds in the Certificate Account.

COLLECTION AND OTHER SERVICING PROCEDURES

    With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, under the Selling and Servicing Contract each Seller/Servicer agrees to make reasonable efforts to collect all payments called for under the Mortgage Notes and will, consistent with the Selling and Servicing Contract, the Pooling Agreement for any Series and any applicable credit enhancements, follow such collection procedures as it follows or would follow with respect to mortgage loans held for its own account which are comparable to the Mortgage Loans. With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Pooling Agreement will require the Servicer to make the same efforts to collect payments on the Mortgage Notes and follow the same collection procedures as would be required of the Servicer if it were a Seller/Servicer under a Selling and Servicing Contract.

Consistent with the above, each Seller/Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with a Principal Prepayment on a Mortgage Loan and (ii) only upon receiving authorization from the insurer on any applicable Mortgage Pool Insurance Policy or Primary Insurance Policy, and with respect to each Seller/Servicer, from the Master Servicer, arrange with a Mortgagor a schedule for the liquidation of delinquencies running for no more than 180 days after the first delinquent due date for payment on any Mortgage Note. Such authorization shall be given by the Company or Servicing Entity, as applicable, as Master Servicer, or the Servicer only upon determining that the coverage of such Mortgage Loan by any applicable credit enhancement will not be affected. In the event of any such arrangement, the Company's or Servicing Entity's, as applicable, obligation to make Advances on the related Mortgage Loan, if any, shall continue during the scheduled period to the extent such Advances are not made by the Seller/Servicers.

    With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Selling and Servicing Contract with each Seller/Servicer requires that such Seller/Servicer enforce "due-on-sale" clauses, where applicable, with respect to the Mortgage Loans on the same basis as with loans in its own portfolio, provided that such clause is not to be enforced if it is unenforceable under applicable law or the terms of the related Mortgage Note or if the coverage of any related credit enhancement would be adversely affected by such enforcement. Subject to the above, if a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Seller/ Servicer or the Company or Servicing Entity, as applicable, will be authorized to take or enter into an assumption agreement, pursuant to which the Mortgagor remains liable under the Mortgage Note, from or with the person to whom such Mortgaged Property has been or is about to be conveyed. Any fees collected by a Seller/Servicer for entering into an assumption agreement will be retained by it as additional servicing compensation. With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Pooling Agreement will require the Servicer to enforce any "due-on-sale" clause in the instances and to the extent described in the first sentence of this paragraph, and the Servicer will be authorized to take or enter into an assumption agreement and retain any fees collected for entering into an assumption agreement as additional servicing compensation to the same extent as a Seller/Servicer will be so authorized under a Selling and Servicing Contract.

    With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Company or Servicing Entity, as applicable, may, or upon receiving authorization from the Company or Servicing Entity, as applicable, as Master Servicer, a Seller/ Servicer may, in connection with any such conveyance and only upon assurance that the related Mortgage Loan will continue to be covered by any applicable credit enhancement, release the original Mortgagor from liability upon the Mortgage Note and substitute the new Mortgagor as liable thereon. If required by law or the terms of the related Mortgage Note, the Company or Servicing Entity, as applicable, may allow such release and substitution without the consent of the provider of any applicable credit enhancement. In connection with any such assumption or substitution, the Mortgage Interest Rate borne by the related Mortgage Note may not be changed. With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Servicer may in connection with any such conveyance release the original Mortgager from liability upon the Mortgage Note and substitute a new Mortgagor as liable thereon in the instances and to the extent described above in this paragraph with respect to the Company or Servicing Entity, as applicable, as Master Servicer.

    With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, under each Selling and Servicing Contract the Seller/Servicer is required to establish and maintain a Custodial Account for Reserves into which Mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items to the extent it is consistent with such Seller/Servicer's normal practices to collect payments from Mortgagors to cover tax and insurance expenses. Withdrawals from the Custodial Account for Reserves maintained for Mortgagors may be made to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the Seller/Servicer out of related assessments for maintaining hazard insurance, to refund to Mortgagors amounts determined to be overages, to pay interest to Mortgagors on balances in the Custodial Account for Reserves, if required, to repair or otherwise protect the Mortgaged Property and to clear and terminate the Custodial Account for Reserves. Each Seller/Servicer is solely responsible for administration of the Custodial Account for Reserves and is expected to make Advances to such account when a deficiency exists therein. With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Servicer will be required to establish and maintain a Custodial Account for Reserves and to make Advances to such account, and will be authorized to make withdrawals from the Custodial Account for Reserves, in the instances and to the extent a Seller/Servicer would be so required and authorized under a Selling and Servicing Contract.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Seller/Servicers' primary compensation for their servicing activities will come from the payment to them or the retention by them, of an amount equal to the Servicing Fee for each Mortgage Loan. The Company's or Servicing Entity's, as applicable, primary compensation for supervising the mortgage servicing and advancing certain expenses of a Mortgage Pool will come from the payment to it, of an amount equal to the Master Servicing Fee with respect to each Mortgage Loan (or a Mortgage Loan in its respective Mortgage Loan Servicing Group) in such Mortgage Pool. The Master Servicing Fee and the Servicing Fee with respect to each payment of interest received on a Mortgage Loan will equal one-twelfth of the annual Master Servicing Fee or Servicing Fee annual percentage, as applicable, set forth in the Pooling Agreement multiplied by the outstanding principal balance of such Mortgage Loan during the month for which such amount is computed. In addition to the Servicing Fee and Master Servicing Fee, the Company, a Servicing Entity or a Seller may retain as its Retained Yield the right to a portion of the interest payable on each Mortgage Loan calculated by subtracting the applicable Pass-Through Rate and related Servicing Fee and Master Servicing Fee from the applicable Mortgage Interest Rate.

    With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Servicer's primary compensation for its servicing activities will come from the payment to it or its retention, with respect to each interest payment on a Mortgage Loan, of an amount equal to the Servicing Fee for such Mortgage Loan. The Servicing Fee with respect to each payment of interest received on a Mortgage Loan will equal one-twelfth of the Servicing Fee annual percentage set forth in the Pooling Agreement multiplied by the outstanding principal balance of such Mortgage Loan during the month for which such amount is computed. In addition to the Servicing Fee, the Company or a Seller may retain as its Retained Yield the right to a portion of the interest payable on each Mortgage Loan calculated by subtracting the related Servicing Fee, the Certificate Administrator Fee and the Remittance Rate from the applicable Mortgage Interest Rate.

    With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer or with respect to each Series as to which both the Company and a Servicing Entity will act as Master Servicers, the Certificate Administrator's compensation for its administrative services will come from the payment to it, with respect to each interest payment on a Mortgage Loan, of an amount equal to the Certificate Administrator Fee for such Mortgage Loan. The Certificate Administrator Fee with respect to each payment of interest received on a Mortgage Loan will equal one-twelfth of the annual Certificate Administrator Fee annual percentage set forth in the Pooling Agreement multiplied by the outstanding principal balance of such Mortgage Loan during the month for which such amount is computed, subject to any minimum fee as will be set forth in the applicable Prospectus Supplement.

    As principal payments are made on each Mortgage Loan, the outstanding principal balance of the Mortgage Loans will decline, and thus compensation to the Seller/Servicers and the related Master Servicer, or to the Servicer and the Certificate Administrator with respect to Series of Certificates for which there will be no Master Servicer or both the Company and a Servicing Entity will act as Master Servicers, and any Retained Yield will decrease as the Mortgage Loans amortize (subject to any minimum levels of such compensation set forth in the applicable Prospectus Supplement). Principal Prepayments and liquidations of Mortgage Loans prior to maturity will also cause servicing compensation to the Seller/Servicers and the Company and/or Servicing Entity, as applicable, as Master Servicer, or to the Servicer and the Certificate Administrator, as applicable, and any Retained Yield to decrease (subject to any minimum levels of such compensation set forth in the applicable Prospectus Supplement).

    In addition to their primary compensation, the Seller/Servicers or the Servicer, as applicable, will retain all prepayment fees, assumption fees and late payment charges, to the extent collected from Mortgagors. The Seller/Servicers' or the Servicer's income from such charges will depend upon their origination and servicing policies.

    With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Company or Servicing Entity, as applicable, will pay all expenses incurred in connection with its activities as Master Servicer (subject to limited reimbursement as described below), which, unless otherwise specified in the applicable Prospectus Supplement, will include payment of the fees and disbursements of the Trustee, payment of premiums of any Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, certificate insurance policy, Fraud Bond or Bankruptcy Bond or the costs of obtaining or maintaining any Letter of Credit or Reserve Fund and payment of expenses incurred in connection with distributions and reports to Certificateholders of each Series.

    With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Servicer will pay certain expenses incurred in connection with its activities as Servicer (subject to limited reimbursement as described below), which, unless otherwise specified in the applicable Prospectus Supplement, will include payment of premiums of any Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, certificate insurance policy, Fraud Bond or Bankruptcy Bond or the costs of maintaining any Letter of Credit or Reserve Fund. The Certificate Administrator will pay the fees and disbursements of the Trustee.

    As set forth in the preceding section, each Master Servicer and the Seller/Servicers, or the Servicer, as applicable, are entitled to reimbursement for certain expenses incurred by them in connection with the liquidation of related defaulted Mortgage Loans. Certificateholders of such Series will suffer no loss by reason of such expenses to the extent claims are paid under any applicable credit enhancements. In the event, however, that claims are not paid under such policies or alternative coverages, or if coverage has been exhausted, Certificateholders of such Series will suffer a loss to the extent that the proceeds of liquidation of a defaulted Mortgage Loan, after reimbursement of each such Master Servicer's and the Seller/Servicer's expenses, or the Servicer's expenses, as applicable, are less than the principal balance of such Mortgage Loan. In addition, each Master Servicer and the Seller/Servicers, or the Servicer, as applicable, are entitled to reimbursement of expenditures incurred by them in connection with the restoration of a related damaged Mortgaged Property, such right of reimbursement being prior to the rights of Certificateholders to receive any related Insurance Proceeds or Liquidation Proceeds.

EVIDENCE AS TO COMPLIANCE

    Except as may be specified in the applicable Prospectus Supplement, each Pooling Agreement will provide that on or before April 30 of each year, beginning on the first April 30 that is at least six months after the Cut-Off Date, one or more firms of independent public accountants will furnish statements to the Trustee to the effect that, in connection with such firm's examination of the financial statements of the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, as of the previous December 31, nothing came to such firm's attention that indicated that the Company or Servicing Entity, as applicable, as Master Servicer, or the Servicer, as applicable, was not in compliance with specified sections of the Pooling Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

    Except as may be provided in the applicable Prospectus Supplement, each Pooling Agreement will also provide for delivery to the Trustee of an annual statement signed by an officer of the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, to the effect that, based on a review of the Company's and/or Servicing Entity's, as Master Servicer, or the Servicer's activities during the preceding calendar year, to the best of such officer's knowledge the Company and/or

Servicing Entity, as Master Servicer, or the Servicer, as applicable, has fulfilled its obligations under the Pooling Agreement throughout the preceding year or, if there has been a default in the fulfillment of any such obligations, specifying each such default and the nature and status thereof.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE
  SERVICER, THE CERTIFICATE ADMINISTRATOR AND THE COMPANY

    Except as may otherwise be specified in the applicable Prospectus Supplement, the Pooling Agreement for each Series will provide that neither the Company nor a Servicing Entity, as applicable, may resign from its obligations and duties thereunder as Master Servicer or, if applicable, Certificate Administrator, or that the Servicer, where applicable, may not resign from its obligations and duties thereunder, except upon determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the Company's or Servicing Entity's, as applicable, master servicing obligations and duties, or, where applicable, the Servicer's obligations and duties, under such Pooling Agreement.

    The Pooling Agreement for each Series will provide that neither the Company nor any Master Servicer, or that, where applicable, neither the Servicer nor the Certificate Administrator, nor any director, officer, employee or agent of the Company, any Master Servicer, the Servicer and the Certificate Administrator (where applicable) (the "Indemnified Parties") will be under any liability to the Trust Fund or the Certificateholders or the Trustee, any Seller/Servicer or others for any action taken by any Indemnified Party, any Seller/Servicer or the Trustee in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that neither the Company, the Master Servicer, the Servicer nor the Certificate Administrator nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Pooling Agreement relating to each such Series will further provide that any Indemnified Party is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling Agreement for each such Series will provide that neither the Company nor any Master Servicer or, where applicable, neither the Servicer nor the Certificate Administrator, is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the Pooling Agreement and which in its opinion may involve it in any expense or liability. The Company or, where applicable, a Master Servicer or the Servicer or the Certificate Administrator, may, however, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Company or, where applicable, a Master Servicer, the Servicer or the Certificate Administrator, will be entitled to be reimbursed therefor and to charge the Certificate Account.

    Any person into which a Master Servicer, the Servicer or the Certificate Administrator may be merged, converted or consolidated, or any person resulting from any merger, conversion or consolidation to which such Master Servicer, the Servicer or the Certificate Administrator is a party, or any person succeeding to the business of such Master Servicer, the Servicer or the Certificate Administrator, will be the successor of such Master Servicer, the Servicer or the Certificate Administrator, respectively, under the Pooling Agreement.

EVENTS OF DEFAULT

    With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, Events of Default under the Pooling Agreement for each such Series (but, in the event that both the Company and a Servicing Entity are acting as Master Servicers for a Series, such Event of Default shall apply only to the defaulting Master Servicer), unless otherwise specified in the applicable Prospectus Supplement, will include, without limitation, (i) any failure by the Company or Servicing Entity, as applicable, as Master Servicer, to make a required deposit to the Certificate Account or, if the Company or Servicing Entity, as applicable, as Master Servicer, is the Paying Agent, to distribute to Certificateholders of any Class any required payment which continues unremedied for ten days after the giving of written notice of such failure to the Company or Servicing Entity, as applicable, as Master Servicer, by the Trustee, or to the Company or Servicing Entity, as applicable, as Master Servicer, and the Trustee by the holders of Certificates for that Series evidencing interests aggregating not less than 25% of the Trust Fund, as determined in the manner set forth in such Pooling Agreement; (ii) any failure on the part of the Company or Servicing Entity, as applicable, as Master Servicer, duly to observe or perform in any material respects any other of the covenants or agreements on the part of the Company or Servicing Entity, as applicable, as Master Servicer, contained in the Certificates for that Series or in such Pooling Agreement which continues unremedied for 60 days after the giving of written notice of such failure to the Company or Servicing Entity, as applicable, as Master Servicer, by the Trustee, or to the Company or Servicing Entity, as applicable, as Master Servicer, and the Trustee by the holders of Certificates for that Series evidencing interests aggregating not less than 25% of the Trust Fund, as determined in the manner set forth in such Pooling Agreement; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Company or Servicing Entity, as applicable, as Master Servicer, indicating insolvency, reorganization or inability to pay its obligations and (iv) any failure of the Company or Servicing Entity, as applicable, to make any Advance (other than a Nonrecoverable Advance) which continues unremedied at the opening of business on the Distribution Date in respect of which such Advance was to have been made. With respect to Series of Certificates as to which there will be no Master Servicer, the Events of Default under the Pooling Agreement for each such Series, unless otherwise specified in the applicable Prospectus Supplement, will be the same failures by or conditions of the Servicer as will constitute Events of Default by a Master Servicer under the Pooling Agreement for each Series of Certificates for which the Company and/or a Servicing Entity will act as Master Servicer, except that an Event of Default created by a failure of a Master Servicer to make a required deposit to the Certificate Account referred to in clause (i) of the immediately prior sentence will instead be the failure of the Servicer to make a required deposit to the Investment Account on the Withdrawal Date. Notwithstanding the foregoing, if an Event of Default described in clause (iv) above occurs, the Trustee will, upon written notice to the Company or Servicing Entity, as applicable, immediately suspend all of the rights and obligations of the Company or Servicing Entity, as applicable, thereafter arising under the Pooling Agreement and the Trustee will act to carry out the duties of the Master Servicer, including the obligation to make any Advance the nonpayment of which was an Event of Default described in clause (iv) above. The Trustee will permit the Company or Servicing Entity, as applicable, to resume its rights and obligations as Master Servicer under the Pooling Agreement if the Company or Servicing Entity, as applicable, within two Business Days following its suspension, remits to the Trustee the amount of any Advance the nonpayment of which was an Event of Default described in clause (iv) above. If an Event of Default as described in clause (iv) above occurs more than two times in any twelve month period, the Trustee will not be obligated to permit the Company or Servicing Entity, as applicable, to resume its rights and obligations as Master Servicer under the Pooling Agreement.

RIGHTS UPON EVENT OF DEFAULT

    As long as an Event of Default under the Pooling Agreement for any Series remains unremedied, the Trustee or holders of Certificates for that Series evidencing interests aggregating not less than 25% of the Trust Fund, as determined in the manner set forth in such Pooling Agreement, may terminate all of the rights and obligations of the defaulting Master Servicer, the Servicer or the Certificate Administrator, as applicable, under such Pooling Agreement and in and to the Trust Fund, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer, the Servicer or the Certificate Administrator, as applicable, under such Pooling Agreement and will be entitled to similar compensation arrangements and limitations on liability. In the event that the Trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction for the appointment of a housing and home finance institution with a net worth of at least $10,000,000 to act as successor to the defaulting Master Servicer, the Servicer or the Certificate Administrator, as applicable, under such Pooling Agreement. Pending any such appointment, the

Trustee is obligated to act in such capacity. In the event the Trustee acts as successor to such Master Servicer or the Servicer, the Trustee will be obligated to make Advances unless it is prohibited by law from doing so. The Trustee and such successor may agree upon the compensation to be paid, which in no event may be greater than the compensation to the Company or Servicing Entity, as applicable, as initial Master Servicer, or with respect to a Series of Certificates as to which there will be no Master Servicer, to the Servicer named in the applicable Prospectus Supplement or the Certificate Administrator, as applicable, under such Pooling Agreement. Subject to certain limitations, holders of Certificates for a Series evidencing interests aggregating not less than 25% of the Trust Fund, as determined in the manner set forth in the Pooling Agreement for that Series, may direct the action of the Trustee in pursuing remedies and exercising powers under such Pooling Agreement.

    No Certificateholder of any Series will have any right under the applicable Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such Certificateholder previously has given to the Trustee written notice of default and unless the holders of Certificates for that Series evidencing interests aggregating not less than 25% of the Trust Fund, as determined in the manner set forth in such Pooling Agreement, have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement for any Series or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

    The Pooling Agreement for each Series may be amended by the Company and/or a Servicing Entity and the Trustee, with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer (and in the case where both the Company and a Servicing Entity are acting as Master Servicers, the Certificate Administrator), and by the Company, the Servicer, the Certificate Administrator and the Trustee with respect to Series of Certificates as to which there will be no Master Servicer, without the consent of any of the Certificateholders covered by such Pooling Agreement, (i) to cure any ambiguity,
(ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to comply with any requirements imposed by the Internal Revenue Code of 1986, as amended (the "Code") or any regulations thereunder, including provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, and (iv) to correct the description of any property at any time included in the Trust Fund, or to assure conveyance to the Trustee of any property included in the Trust Fund. The Pooling Agreement for each Series may also be amended by the Company and the Trustee, with respect to Series of Certificates as to which the Company will act as Master Servicer, and by the Company, the Servicer, the Certificate Administrator and the Trustee with respect to Series of Certificates as to which the Company will not act as Master Servicer, with the consent of the holders of Certificates for that Series evidencing interests aggregating not less than 66% of the Trust Fund, as determined in the manner set forth in such Pooling Agreement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or of modifying in any manner the rights of the holders of Certificates of that Series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, or (ii) reduce the aforesaid percentage of Certificates, the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such Series then outstanding.

    The Prospectus Supplement for a particular Series may describe other or different provisions concerning conditions to the amendment of the related Pooling Agreement.

LIST OF CERTIFICATEHOLDERS

    With respect to Series of Certificates as to which the Company will act as a Master Servicer or with respect to a Series where a Servicing Entity is the only Master Servicer, upon written request of the Trustee, the Company or Servicing Entity as applicable, will provide to the Trustee within 30 days after the receipt of such request a list of the names and addresses of all Certificateholders of record of a particular Series or Class as of the most recent Record Date for payment of distributions to Certificateholders of that Series or Class. Upon written request of three or more Certificateholders of record of such a Series of Certificates, for purposes of communicating with other Certificateholders with respect to their rights under the Pooling Agreement for such Series, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, the Trustee shall promptly request from the Master Servicer a current list and will afford such requesting Certificateholders access to such list promptly upon receipt. With respect to Series of Certificates as to which there will be no Master Servicer, the Company, as Certificate Administrator, will provide the list of names and addresses of the Certificateholders described above in the same manner as so described.

TERMINATION

    The obligations created by the Pooling Agreement for each Series will terminate upon the occurrence of both (i) the later of the maturity or other liquidation of the last Mortgage Loan subject thereto and the disposition of all property acquired upon foreclosure of any Mortgage Loan and (ii) the payment to Certificateholders of each Class, if any, of that Series of all amounts held on behalf of such Certificateholders and required to be paid to them pursuant to such Pooling Agreement. The Pooling Agreement for each Series will permit, but not require, the Company to repurchase from the Trust Fund for such Series all remaining Mortgage Loans at a price equal to the unpaid principal amount thereof or the Trust Fund's adjusted basis in the Mortgage Loans, as described in the related Prospectus Supplement, in either case together with interest at the applicable Mortgage Interest Rates (which will generally be passed through to Certificateholders at the applicable Pass-Through Rates). The exercise of such right will effect early retirement of the Certificates of such Series, but the Company's right so to repurchase is subject to the aggregate principal balances of the Mortgage Loans at the time of repurchase being less than the percentage specified in the related Prospectus Supplement of the aggregate principal amount of the Mortgage Loans underlying the Certificates of such Series as of the Cut-Off Date. In no event, however, will the trust created by any Pooling Agreement continue beyond the expiration of 21 years from the death of the survivor of the issue of the person named in such Pooling Agreement. For each Series, the Trustee will give written notice of termination of the Pooling Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination.

REDEMPTION AGREEMENT

    If so specified in the Prospectus Supplement for a Series, the related Trust Fund will enter into a redemption agreement pursuant to which the counterparty to the agreement will have the right to cause a redemption of the outstanding Certificates of such Series, beginning on the Distribution Date and subject to payment of the redemption price and other conditions specified in the Prospectus Supplement. In general, the redemption price will equal the aggregate outstanding principal balance of all Certificates of such Series(other than such Certificates with a notional principal balance), plus any interest described in the Prospectus Supplement. Payment of the redemption price will be in lieu of any distribution of principal and interest that would otherwise be made on that Distribution Date. Upon a redemption, the holder of the redemption right will receive the assets of the Trust Fund and each Certificateholder will receive the outstanding principal balance of its Certificate(other than a holder of Certificates with a notional principal balance), plus any interest specified in the Prospectus Supplement. See "Yield, Prepayment and Maturity Considerations" for a discussion of the effects of such a redemption of an investor's yield to maturity. In the case of a Trust Fund for which a REMIC election or elections have been made, the transaction by which the Certificates are retired and the related redemption is conducted will constitute a "qualified liquidation" under
Section 860F of the Code.

PUT OPTION

    If so specified in the Prospectus Supplement for a Series, each Certificateholder of such Series, of a Class of such Series or of a group for such Series will have the option to require the entity named in such Prospectus Supplement to purchase such Certificates in full on the date, at the purchase price and on the terms specified in such Prospectus Supplement.

THE TRUSTEE

    The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The bank or trust company serving as Trustee may have normal banking relationships with the Company and/or its affiliates. The Trustee will have combined capital and surplus of not less than $50 million.

    The Trustee under each Pooling Agreement may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the applicable Pooling Agreement or if the capital and surplus of the Trustee is reduced below $50 million. Upon becoming aware of such circumstances, the Company will be obligated to appoint a successor Trustee for the related Series. The Trustee may also be removed at any time by holders of Certificates of a Series evidencing more than 50% of the aggregate undivided interests in the related Trust Fund. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

             PRIMARY INSURANCE, FHA MORTGAGE INSURANCE, VA MORTGAGE
                 GUARANTY, HAZARD INSURANCE; CLAIMS THEREUNDER

    As set forth below, a Mortgage Loan may be required to be covered by a hazard insurance policy and either an FHA Insurance Policy, a VA Guaranty or a Primary Insurance Policy. The following is only a brief description of such coverage and does not purport to describe all of the characteristics of each type of insurance. Such insurance is subject to underwriting and approval of individual Mortgage Loans by the respective insurers and guarantors. In some cases, however, the issuer of the insurance or guaranty may delegate underwriting authority to the originator of the Mortgage Loan. The descriptions of any insurance coverage in this Prospectus or any Prospectus Supplement do not purport to be complete and are qualified in their entirety by reference to such forms of policies, and to such statutes or regulations as may be applicable.

PRIMARY INSURANCE

    Unless otherwise specified in the applicable Prospectus Supplement, each Mortgage Loan with a loan-to-value ratio at origination and at the Cut-Off Date greater than 80% will be covered by a Primary Insurance Policy providing insurance coverage against default on such Mortgage Loan, in general, of up to 25% of the principal balance of such Mortgage Loan with maintenance requirements in certain cases for the remaining term of such Mortgage Loan, but at least until the loan-to-value ratio drops to 80%. Conversely, Mortgage Loans with lower loan-to-value ratios (up to approximately 80%) may not be covered by any Primary Insurance Policies. Applicable state laws may in some instances limit the maximum coverage which may be obtained with respect to certain Mortgage Loans. Any such policy will be issued by a Qualified Insurer.

    While the terms and conditions of the Primary Insurance Policies will differ, each Primary Insurance Policy will in general provide substantially the following coverage. The amount of the loss as calculated under a Primary Insurance Policy covering a Mortgage Loan (herein referred to as the "Loss") will generally consist of the unpaid principal balance of such Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less
(i) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) certain amounts expended by the insured but not approved by the insurer, (iv) claim payments previously made on such Mortgage Loan and (v) unpaid premiums and certain other amounts.

    The issuer of a Primary Insurance Policy will generally be required to pay either: (i) the insured percentage of the Loss; (ii) the entire amount of the Loss, after receipt by the insurer of good and merchantable title to, and possession of, the Mortgaged Property; or (iii) at the option of the insurer under certain Primary Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (b) an approved sale.

    As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the Mortgagor, the insured will typically be required, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and (iii) tender to the insurer good and merchantable title to, and possession of, the Mortgaged Property. If any Advance to be made (including expenses to be paid) by the Master Servicer as a condition for coverage of a loss by a Primary Insurance Policy is not so made by the Master Servicer because the such Advance has been determined to be nonrecoverable, then such loss will be allocated to the Certificateholders. See "Description of Certificates--Advances".

    For any Certificates offered hereunder as to which the Company and/or a Servicing Entity will act as Master Servicer, the Company or Servicing Entity, as applicable, will cause each Servicer to maintain, or with respect to a Series of Certificates as to which there will be no Master Servicer, the Servicer will maintain, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each Mortgage Loan for which such coverage is required under the standard described above, provided that such Primary Insurance Policy was in place as of the Cut-Off Date and the Company or Servicing Entity, as applicable, had knowledge of such Primary Insurance Policy. With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, in the event that the Company or Servicing Entity, as applicable learns that a Mortgage Loan had a loan-to-value ratio at origination and as of the Cut-Off Date in excess of 80% and was not the subject of a Primary Insurance Policy (and was not included in any exception to such standard disclosed in the related Prospectus Supplement), then the Company or Servicing Entity, as applicable is required to use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. With respect to Series of Certificates as to which there will be no Master Servicer, in the event the Servicer learns of the lack of a Primary Insurance Policy described in the preceding sentence, the Servicer shall notify the Trustee who shall require the Seller to obtain a Primary Insurance Policy, repurchase the Mortgage Loan or substitute a mortgage loan for the applicable Mortgage Loan. The Company or Servicing Entity, as Master Servicer, or the Servicer, as applicable, will not cancel or refuse to renew any such Primary Insurance Policy in effect at the time of the initial issuance of a Series of Certificates that is required to be kept in force under the applicable Pooling Agreement unless, in the event that such Series of Certificates was rated at the time of issuance, the replacement Primary Insurance Policy from such cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the rating agency or agencies that rated such Series of Certificates for mortgage pass-through certificates having a rating equal to or better than the then-current ratings of such series of Certificates.

    Evidence of each Primary Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the related Mortgage Loan. With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, under the Selling and Servicing Contract each Seller/Servicer, on behalf of itself, the Company, the related Master Servicer, the Trustee and the Certificateholders, will be required to present claims to the insurer under any Primary Insurance Policy and take such reasonable steps as are necessary to permit recovery thereunder with respect to defaulted Mortgage Loans. Amounts collected by a Seller/Servicer under such Primary Insurance Policy shall be deposited in the Custodial Account for P&I maintained by such Seller/Servicer on behalf of the Company, the Master Servicer, the Trustee and the Certificateholders. The Company or Servicing Entity, as applicable, will agree to cause each Seller/

Servicer not to cancel or refuse to renew any Primary Insurance Policy required to be kept in force by the Pooling Agreement. With respect to Series of Certificates as to which there will be no Master Servicer, under the Pooling Agreement the Servicer will agree not to cancel or refuse to renew any Primary Insurance Policy and will be required to present claims to the insurer under any such Primary Insurance Policy, take steps to permit recovery under any such Primary Insurance Policy and deposit amounts collected thereunder in the Custodial Account for P&I to the same extent as a Seller/ Servicer will be so required under a Selling and Servicing Contract.

    See "Description of Credit Enhancements--The Fraud Bond" for a discussion of the possible effect of fraudulent conduct or negligence by the Seller, the Seller/Servicer or the Mortgagor with respect to a Mortgage Loan on the coverage of a Primary Insurance Policy.

FHA MORTGAGE INSURANCE

    The National Housing Act of 1934, as amended (the "Housing Act"), authorizes various FHA mortgage insurance programs. Some of the Mortgage Loans may be insured under either Section 203(b), Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by the United States Department of Housing and Urban Development ("HUD"), and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

    Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, must have income within the limits prescribed by HUD at the time of initial occupancy, must occupy the property and must meet requirements for recertification at least annually.

    The regulations governing these programs provide that insurance benefits are payable either (i) upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or (ii) upon assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs upon conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

    When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs.

VA MORTGAGE GUARANTY

    The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or, in certain instances, his or her spouse) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar limit established by the VA. The loan-to-value ratios allowed for VA-guaranteed loans are set forth in the FNMA Seller's Guide. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only where the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

    Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Insurance Policy may be required by the Company for VA loans in excess of certain amounts. The amount of any such additional coverage will be set forth in the related Prospectus Supplement.

HAZARD INSURANCE

    Unless otherwise specified in the applicable Prospectus Supplement, each Seller/Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will cause to be maintained for each Mortgage Loan (other than Cooperative Loans and Mortgage Loans secured by condominium apartments) that it services a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the Mortgaged Property is located. Such coverage will be in an amount not less than the maximum insurable value of the Mortgaged Property or the original principal balance of such Mortgage Loan, whichever is less. As set forth above, all amounts collected by the Company or Servicing Entity, as applicable, as Master Servicer, or a Seller/Servicer, or the Servicer, as applicable, under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Seller/Servicer's or the Servicer's normal servicing procedures) will be deposited in the Custodial Account for P&I. In the event that the Company or Servicing Entity, as applicable, as Master Servicer, or the Seller/ Servicer, or the Servicer, as applicable, maintains a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Company or Servicing Entity, as applicable, as Master Servicer, or the Seller/Servicer, or the Servicer, as applicable, will deposit in the Custodial Account for P&I or the Certificate Account all sums which would have been deposited therein but for such clause. The Company or Servicing Entity, as applicable, as Master Servicer, and each of the Seller/Servicers with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, are required to maintain a fidelity bond and errors and omissions policy with respect to officers and employees which provide coverage against losses which may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions in such form and amount as specified in the Servicing Contract or the Pooling Agreement, as applicable.

    In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. The Company or Servicing Entity, as applicable, may require Mortgaged Properties in certain locations to be covered by policies of earthquake insurance, to the extent it is reasonably available. When any improvement to a Mortgaged Property is located in a designated flood area and in a community which participates in the

National Flood Insurance Program at the time of origination of the related Mortgage Loan, and flood insurance is required and available, the Pooling Agreement requires the Company or Servicing Entity, as applicable, as Master Servicer, through the Seller/Servicer responsible for servicing such Mortgage Loan, or the Servicer, as applicable, to cause the Mortgagor to acquire and maintain such insurance.

    The hazard insurance policies covering the Mortgaged Properties typically contain a clause which, in effect, requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the larger of (i) the replacement cost of the improvements less physical depreciation, and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

    Neither the Seller/Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will require that a hazard or flood insurance policy be maintained for any Cooperative Loan or Mortgage Loan secured by a condominium apartment. With respect to a Cooperative Loan, generally the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative, and the tenant-stockholders of the Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Note do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to such borrower's cooperative apartment or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Note. With respect to a Mortgage Loan secured by a condominium apartment, the condominium owner's association for the related building generally is responsible for maintenance of hazard insurance for such building, and the condominium owners do not maintain individual hazard insurance policies. To the extent that the owner of a Mortgage Loan secured by a condominium apartment and the related condominium owner's association do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to such borrower's condominium apartment or the related building could significantly reduce the value of the Mortgaged Property.

    Since the amount of hazard insurance a Master Servicer or the Seller/Servicers, or the Servicer, as applicable, will cause to be maintained on the Mortgaged Properties declines as the principal balances owing on the related Mortgage Loans decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property. See "Description of Credit Enhancements--Special Hazard Insurance" for a description of the limited protection afforded by the Special Hazard Insurance Policy, Letter of Credit or Reserve Fund, if any is obtained, against losses occasioned by certain hazards which are otherwise uninsured against, as well as against losses caused by the application of the clause described in the preceding paragraph.

    Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

                       DESCRIPTION OF CREDIT ENHANCEMENTS

    To the extent provided in the applicable Prospectus Supplement, credit enhancement for each Series of Certificates may be comprised of one or more of the following components, each of which will have a dollar limit. Credit enhancement components may include coverage with respect to losses that are (i) attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses (as defined below) or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses (any such loss, a "Defaulted Mortgage Loss"); (ii) of a type generally covered by a Special Hazard Insurance Policy (any such loss, a "Special Hazard Loss"); (iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Interest Rate on a Mortgage Loan or an extension of its maturity (any such loss, a "Bankruptcy Loss"); (iv) incurred on defaulted Mortgage Loans as to which there was fraudulent conduct or negligence by either the Seller, the Seller/Servicer, the Servicer or the Mortgagor in connection with such Mortgage Loans (any such loss, a "Fraud Loss"); and (v) attributable to shortfalls in the payment of amounts due to one or more Classes of Certificates. Losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction, chemical contamination, errors in design, faulty workmanship or materials or waste by the Mortgagor ("Extraordinary Losses") will not be covered. To the extent that the credit enhancement for any Series of Certificates is exhausted, the Certificateholders will bear all further risks of loss not otherwise insured against.

    As set forth below and in the applicable Prospectus Supplement, (i) coverage with respect to Defaulted Mortgage Losses may be provided by one or more of a Letter of Credit, Reserve Fund or a Mortgage Pool Insurance Policy, (ii) coverage with respect to Special Hazard Losses may be provided by one or more of a Letter of Credit, Reserve Fund or a Special Hazard Insurance Policy (any instrument, to the extent providing such coverage, a "Special Hazard Instrument"); (iii) coverage with respect to Bankruptcy Losses may be provided by one or more of a Letter of Credit, Reserve Fund or Bankruptcy Bond (any instrument, to the extent providing such coverage, a "Bankruptcy Instrument") and (iv) coverage with respect to Fraud Losses may be provided by one or more of a Letter of Credit, Reserve Fund or Fraud Bond (any instrument, to the extent providing such coverage, a "Fraud Instrument"). In addition, if provided in the applicable Prospectus Supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of subordination of one or more Classes of Certificates to provide credit support to one or more other Classes of Certificates.

    The amounts and types of credit enhancement arrangements as well as the provider thereof, if applicable, with respect to each Series of Certificates will be set forth in the related Prospectus Supplement. To the extent provided in the applicable Prospectus Supplement and the Pooling Agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the Mortgage Loans covered thereby. If specified in the applicable Prospectus Supplement, credit support for a Series of Certificates may cover one or more other series of certificates issued by the Company or others.

    Unless otherwise specified in the applicable Prospectus Supplement, to the extent permitted by any applicable rating agency and provided that the then current ratings of the Certificates are maintained, coverage under any credit enhancement may be cancelled or reduced.

    The descriptions of any credit enhancement instruments included in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of governing documents, copies of which are available upon request.

MORTGAGE POOL INSURANCE

    A Mortgage Pool Insurance Policy may be obtained for a particular Series of Certificates. Any such policy will be obtained by the Company or the Servicer, as applicable, from a Qualified Insurer for the Mortgage Pool, covering loss by reason of the default in payments on any Mortgage Loans included therein that are not covered as to their entire outstanding principal balances by Primary Insurance, FHA Insurance or VA Guarantees. Each Mortgage Pool Insurance Policy will cover all or a portion of those Mortgage Loans in a Mortgage Pool in an amount to be specified in the applicable Prospectus Supplement or in the related Current Report on Form 8-K. The term "Mortgage Pool Insurance Policy" wherever used in this Prospectus or any Supplement shall refer to one or more such Mortgage Pool Insurance Policies as the context may require. The identity of the insurer or insurers and certain financial information with respect to the insurer or insurers for each Mortgage Pool will be contained in the applicable Prospectus Supplement or in the related Current Report on Form 8-K. The Trustee will be the named insured under any Mortgage Pool Insurance Policy. A Mortgage Pool Insurance Policy is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon the satisfaction of certain conditions precedent described below.

    Any Mortgage Pool Insurance Policy will provide that no claim may be validly presented thereunder unless (i) hazard insurance on the property securing the defaulted Mortgage Loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid, (ii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its condition (reasonable wear and tear excepted) at the Cut-Off Date, (iii) any required Primary Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled, and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except permitted encumbrances. Assuming the satisfaction of these conditions, the insurer will have the option to either (i) purchase the property securing the defaulted Mortgage Loan at a price equal to the principal balance thereof, plus accrued and unpaid interest at the Mortgage Interest Rate to the date of purchase, less the amount of any loss paid under a Primary Insurance Policy, if any, or (ii) pay the difference between the proceeds received from an approved sale of the property and the principal balance of the defaulted Mortgage Loan, plus accrued and unpaid interest at the Mortgage Interest Rate to the date of payment of the claim, less the amount of such loss paid under a Primary Insurance Policy, if any. In each case, the insurer will reimburse the Master Servicer and the Seller/Servicer, or the Servicer with respect to Series of Certificates for which the Company will not act as Master Servicer, for certain expenses incurred by them.

    An endorsement (an "Advance Claims Endorsement") may be issued to any Mortgage Pool Insurance Policy which provides that the Insurer will make advances of monthly principal and interest payments on Mortgage Loans as to which the Seller/Servicer, or the Servicer with respect to Series of Certificates for which the Company will not act as Master Servicer, has not received a payment from the related Mortgagor and neither the Seller/Servicer nor the Master Servicer, or the Servicer, as applicable, has advanced such payment. The presence of such endorsement, if any, will be disclosed in the Prospectus Supplement.

    An endorsement may also be issued to any Mortgage Pool Insurance Policy which provides that the insurer will pay claims presented under the Mortgage Pool Insurance Policy although claims made against the applicable Primary Insurance Policy have not been settled due to the insolvency, bankruptcy, receivership or assignment for the benefit of creditors of the issuer of the Primary Insurance Policy. The presence of such endorsement, if any, will be disclosed in the Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, to the extent permitted by any applicable rating agency and provided that the then current ratings of the Certificates are maintained, coverage under any Mortgage Pool Insurance Policy may be cancelled or reduced.

    The original amount of coverage under any Mortgage Pool Insurance Policy will be reduced over the life of the Certificates by the aggregate dollar amount of claims paid, less certain amounts realized by the insurer upon disposition of foreclosed properties. The amount of claims paid includes certain expenses incurred by the Company or a Servicing Entity, as applicable, as Master Servicer, or the Servicer with respect to Series of Certificates for which there will be no Master Servicer, as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage thereunder will lapse and any further losses will be borne by Certificateholders. In addition, in such event, the Company or a Servicing, as applicable, as Master Servicer, or the Servicer, as applicable, will not be obligated (unless sufficient recoveries from other sources are expected) to make any further Advances, since such Advances would no longer be ultimately recoverable under the Mortgage Pool Insurance Policy. See "Description of Certificates--Advances".

    Since the property subject to a defaulted Mortgage Loan must be restored to its original condition prior to claiming against the insurer, no Mortgage Pool Insurance Policy will provide coverage against hazard losses. As set forth under "Primary Insurance, FHA Mortgage Insurance, VA Mortgage Guaranty, Hazard Insurance; Claims Thereunder", the hazard insurance policies covering the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes, and even when the damage is covered, may afford recoveries which are significantly less than the full replacement of such losses. Further, any Special Hazard Insurance Policy which may be obtained does not cover all risks, and such coverage will be limited in amount. See "--Special Hazard Insurance" below. Certain hazard risks will, as a result, be uninsured against and will therefore be borne by Certificateholders.

    A Mortgage Pool Insurance Policy may include a provision permitting the insurer to purchase defaulted Mortgage Loans from the Trust.

    See "--The Fraud Bond" below for a discussion of the possible effect of fraudulent conduct or negligence by the Seller, the Seller/Servicer, the Servicer or the Mortgagor with respect to a Mortgage Loan on the coverage of a Mortgage Pool Insurance Policy.

SUBORDINATION

    If so specified in the applicable Prospectus Supplement, distributions with respect to scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more Classes of Certificates of a Series (the "Subordinated Certificates") will instead be payable to holders of one or more other Classes of such Series (the "Senior Certificates") under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the applicable Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various Classes of Subordinated Certificates and thereafter by the various Classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the applicable Prospectus Supplement. If the aggregate distribution with respect to delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, holders of Senior Certificates could experience losses on the Certificates.
    In addition to or in lieu of the foregoing, if so specified in the applicable Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more reserve accounts (the "Reserve Account") established by the Trustee. If so specified in the applicable Prospectus Supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the applicable Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the Company, a Servicing Entity, the Servicer or the Seller, as applicable, or the holders of any Class of Certificates at the times and under the circumstances specified in the Prospectus Supplement.

    If specified in the applicable Prospectus Supplement, various Classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other Classes of Senior and Subordinated Certificates, respectively, through a cross support mechanism or otherwise.

    As between Classes of Senior Certificates and as between Classes of Subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the applicable Prospectus Supplement. As between Classes of Subordinated Certificates, payments to holders of Senior Certificates on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the Prospectus Supplement.

THE FRAUD BOND

    Some or all of the Primary Insurance Policies covering Mortgage Loans in any Mortgage Pool may contain an exclusion from coverage for Fraud Losses. To provide limited protection to Certificateholders against losses in the event that coverage relating to a Mortgage Loan which otherwise would have been available under a Primary Insurance Policy is not ultimately available by reason of such an exclusion, if so specified in the applicable Prospectus Supplement, a Fraud Instrument may be obtained or established by the Company or the Servicer, as applicable, for the Mortgage Pool. The type, coverage amount and term of any such Fraud Instrument will be disclosed in the applicable Prospectus Supplement or in the related Current Report on Form 8-K, and the coverage amount may be cancelled or reduced during the life of the Mortgage Pool, provided that the then current ratings of the Certificates will not be adversely affected thereby. The Company, a Servicing Entity or the Servicer, as applicable, may also replace the initial Fraud Instrument with any other type of Fraud Instrument, provided that the then current ratings of the Certificates will not be adversely affected thereby. The identity of the issuer of any Fraud Bond or the Letter of Credit providing such coverage and certain financial information with respect to such issuer will be contained in the applicable Prospectus Supplement or related Current Report on Form 8-K.

    In addition, the Company understands that, regardless of whether exclusion language such as that described above is included in the insurance documents, it is the policy of some or all issuers of Primary Insurance Policies and of Mortgage Pool Insurance Policies to deny coverage in circumstances involving fraudulent conduct or negligence by either the Seller, the Seller/Servicer, the Servicer or the Mortgagor. It is unclear whether any such denial would be upheld by a court. Neither the repurchase obligation of the Company or the Servicing Entity, as applicable, with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Seller with respect to Series of Certificates as to which there will be no Master Servicer, nor any of the Fraud Instruments described above would apply to any such denial of coverage unless, as described above, such denial is based upon a specific exclusion relating to fraudulent conduct or negligence which is included in a Primary Insurance Policy.

THE BANKRUPTCY BOND

    The Prospectus Supplement for certain Series may specify that the Company and/or a Servicing Entity, as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, has undertaken to pay to the Trustee for the benefit of Certificateholders any portion of the principal balance of a Mortgage Loan which becomes unsecured pursuant to a proceeding under Chapter 7, 11 or 13 of the Federal Bankruptcy Code. If such obligation is undertaken, the Company and/or a Servicing Entity, as Master Servicer, or the Servicer, as applicable, will also agree to pay to the Trustee for the benefit of Certificateholders any shortfall in payment of principal and interest resulting from the recasting of any originally scheduled monthly principal and interest payment pursuant to a ruling under the Bankruptcy Code. These payment obligations will be subject to the limitations specified in the applicable Pooling Agreement. The Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, will have the option, in lieu of making such payments, to repurchase any Mortgage Loan affected by bankruptcy court rulings. To insure the Company's or Servicing Entity's, as Master Servicer, or the Servicer's obligation to make the payments described above, the Company and/or a Servicing Entity, as Master Servicer, or the Servicer, as applicable, will obtain or establish a Bankruptcy Instrument in an initial amount specified in the Prospectus Supplement or in the related Current Report on Form 8-K. The Prospectus Supplement or Current Report on Form 8-K may also specify that, provided that the then current ratings of the Certificates are maintained, coverage under any Bankruptcy Instrument may be cancelled or reduced. The Master Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, may also replace the initial method pursuant to which such coverage is provided with either of the other two alternative methods, provided that the then current ratings of the Certificates will not be adversely affected thereby.

SPECIAL HAZARD INSURANCE

    A Special Hazard Insurance Instrument may be established or obtained by the Company, Servicing Entity or the Servicer, as applicable, for certain Series. Any Special Hazard Insurance Instrument will, subject to limitations described below, protect the holders of the Certificates evidencing such Mortgage Pool from (i) loss by reason of damage to properties subject to defaulted Mortgage Loans covered thereby caused by certain hazards (including earthquakes in some geographic areas, mud flows and floods) not insured against under customary standard forms of fire and hazard insurance policies with extended coverage, and
(ii) loss on such loans caused by reason of the application of the co-insurance clause typically contained in hazard insurance policies. The Company and/or a Servicing Entity, as Master Servicer, with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, may also replace the initial method pursuant to which such coverage is provided with either of the other two alternative methods, provided that the then current ratings of the Certificates will not be adversely affected thereby. The Prospectus Supplement or Current Report on Form 8-K may also specify that, provided the then current ratings of the Certificates are maintained, coverage under any Special Hazard Instrument may be cancelled or reduced. Any Special Hazard Insurance Policy will be issued by an insurance company licensed to transact a property and casualty insurance business in each state in which Mortgaged Properties covered thereby are located. The identity of the issuer of any Special Hazard Insurance Policy or the Letter of Credit providing such coverage and certain financial information with respect to such issuer will be contained in the related Prospectus Supplement. No Special Hazard Insurance Instrument will cover Extraordinary Losses.

    Subject to the foregoing limitations, the terms of any Special Hazard Insurance Instrument will provide generally that, where there has been damage to property securing a defaulted Mortgage Loan covered by such instrument and such damage is not fully covered by the hazard insurance policy maintained with respect to such property, the Special Hazard Insurance Instrument will pay either (i) the cost of repair of such property or (ii) the unpaid principal balance of such Mortgage Loan at the time of an approved sale of such property, plus accrued interest at the Mortgage Interest Rate to the date of claim settlement and certain expenses incurred in respect of such property, less any net proceeds upon the sale of such property. In either case, the amount paid under any Special Hazard Insurance Instrument will be reduced by the proceeds, if any, received under the hazard insurance policy maintained with respect to such property. It is expected that the Mortgage Pool Insurer, if any, will represent to the Company and/or a Servicing Entity, as Master Servicer, or the Servicer, as applicable, that restoration of the property securing a Mortgage Loan from the proceeds described under (i) above will satisfy the condition under any related Mortgage Pool Insurance Policy that the property securing a defaulted Mortgage Loan be restored before a claim under any such policy may be validly presented in respect of such Mortgage Loan. The payment described under
(ii) above will render unnecessary presentation of a claim in respect of such Mortgage Loan under any Mortgage Pool Insurance Policy. Therefore, so long as any Mortgage Pool Insurance Policy for a Series of Certificates remains in effect, the decision to pay the cost of repair rather than to pay the unpaid principal balance of the related Mortgage Loan, plus accrued interest and certain expenses, will not affect the amount of the total insurance proceeds paid to the holders of the Certificates of that Series with respect to such Mortgage Loan, but will affect the amount of special hazard insurance coverage remaining under any Special Hazard Insurance Instrument and the coverage remaining under any Mortgage Pool Insurance Policy obtained for that Series.

LETTER OF CREDIT

    If any component of credit enhancement as to any Series of Certificates is to be provided by a letter of credit (the "Letter of Credit"), a bank or other entity (the "Letter of Credit Bank") will deliver to the Trustee an irrevocable Letter of Credit. The Letter of Credit Bank and certain information with respect thereto, as well as the amount available under the Letter of Credit with respect to each component of credit enhancement, will be specified in the applicable Prospectus Supplement. The Letter of Credit will expire on the expiration date set forth in the related Prospectus Supplement, unless earlier terminated or extended in accordance with its terms.

    The Letter of Credit may also provide for the payment of Advances which the Company or Servicing Entity, as applicable, as Master Servicer, with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, would be obligated to make with respect to delinquent monthly payments.

RESERVE FUND

    If so specified in the related Prospectus Supplement, the Company, a Servicing Entity, the Servicer or the Seller, as applicable, will deposit or cause to be deposited in a Reserve Fund cash or

Eligible Investments in specified amounts, or any other instruments satisfactory to the rating agency or agencies rating the Certificates offered pursuant to such Prospectus Supplement, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on one or more related Classes of Certificates, from Retained Yield, or otherwise. Amounts in a Reserve Fund may be used to provide one or more components of credit enhancement, or applied to reimburse the Company or Servicing Entity, as applicable, as Master Servicer, with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, any such Reserve Fund will not be deemed to be part of the related Trust Fund.

    Amounts deposited in any Reserve Fund for a Series of Certificates will be invested in Eligible Investments by, or at the direction of, and for the benefit of the Company or Servicing Entity, as applicable, as Master Servicer, or the Certificate Administrator, as applicable, or any other person named in the related Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, any amounts remaining in the Reserve Fund upon the termination of the Trust Fund will be returned to whomever deposited such amounts in the Reserve Fund.

CERTIFICATE INSURANCE POLICIES

    If so specified in the related Prospectus Supplement, the Company or the Servicer may obtain one or more certificate insurance policies, issued by insurers acceptable to the rating agency or agencies rating the Certificates offered pursuant to such Prospectus Supplement, insuring the holders of one or more Classes of Certificates the payment of amounts due in accordance with the terms of such Class or Classes of Certificates, subject to such limitations and exceptions as are set forth in the applicable Prospectus Supplement.

MAINTENANCE OF CREDIT ENHANCEMENTS; CLAIMS THEREUNDER
    AND OTHER REALIZATION UPON DEFAULTED MORTGAGE LOANS

    For each Series of Certificates which will be covered by a Mortgage Pool Insurance Policy, or a Letter of Credit established in lieu of such policy (such coverage to be disclosed in the applicable Prospectus Supplement), the Company and/or Servicing Entity, as Master Servicer, with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will exercise its best reasonable efforts to keep such Mortgage Pool Insurance Policy or Letter of Credit in full force and effect throughout the term of the Pooling Agreement, unless coverage thereunder has been exhausted through the payment of claims or until such instrument is replaced in accordance with the terms of the Pooling Agreement. Unless otherwise specified in the applicable Prospectus Supplement, the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, will agree to pay the premiums for any Mortgage Pool Insurance Policy, and the fee for any Letter of Credit, on a timely basis. In the event that the insurer under the Mortgage Pool Insurance Policy ceases to be a Qualified Insurer (as defined in the Pooling Agreement), or the Letter of Credit Bank ceases to be acceptable to the agency or agencies, if any, rating the Series, the Company or Servicing Entity, as applicable, as Master Servicer, or the Servicer, as applicable, will use its best reasonable efforts to obtain from another Qualified Insurer or letter of credit issuer a replacement policy or letter of credit comparable to the Mortgage Pool Insurance Policy or Letter of Credit which it replaces, with total coverage equal to the then outstanding coverage of the Mortgage Pool Insurance Policy or Letter of Credit, provided that if the cost of the replacement policy or letter of credit is greater than the cost of the Mortgage Pool Insurance Policy or Letter of Credit being replaced, the coverage of the replacement policy or letter of credit for a Series of Certificates may be reduced to a level such that its premium rate or cost does not exceed 150% of the premium rate or cost of the Mortgage Pool Insurance Policy or Letter of Credit for a Series which is rated by one or more rating agencies, or 100% of the premium rate or cost for such policy or letter of credit for a Series which is not so rated.

    In addition, the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, may substitute at any time a Mortgage Pool Insurance Policy or Letter of Credit for an existing Mortgage Pool Insurance Policy or Letter of Credit. In no event, however, may the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, provide a Letter of Credit in lieu of a Mortgage Pool Insurance Policy, or vice-versa, or substitute one such instrument for another, except under the circumstances detailed in the preceding paragraph, if such action will impair the then current ratings, if any, of the Certificates.

    Unless otherwise specified in the applicable Prospectus Supplement, each Seller/Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will cause a Primary Insurance Policy to be maintained in full force and effect with respect to each Mortgage Loan it services with a loan-to-value ratio in excess of 80%; provided, however, that if the loan-to-value ratio of a Mortgage Loan based on a subsequent appraisal of the Mortgaged Property is less than 80%, such Primary Insurance Policy may be terminated, if so specified in the applicable Prospectus Supplement. Each Seller/Servicer or the Servicer, as applicable, will agree to pay the premium for each Primary Insurance Policy on a timely basis in the event that the Mortgagor does not make such payments. See "Primary Insurance, FHA Mortgage Insurance, VA Mortgage Guaranty, Hazard Insurance; Claims Thereunder--Primary Insurance" herein.

    For each Series of Certificates which will be covered by a Special Hazard Insurance Instrument (such coverage to be disclosed in the applicable Prospectus Supplement), the Company and/or Servicing Entity, as Master Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will exercise its best reasonable efforts to keep such Special Hazard Insurance Instrument in full force and effect throughout the term of the Pooling Agreement, unless coverage thereunder has been exhausted through the payment of claims or until such Special Hazard Insurance Instrument has been replaced in accordance with the terms of the Pooling Agreement. So long as any applicable rating on a Series of Certificates will be maintained, the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, may at any time replace the initial instrument providing special hazard coverage with either of the other two alternative methods. Unless otherwise specified in the applicable Prospectus Supplement, the Company or Servicing Entity, as Master Servicer, or the Servicer, as applicable, will agree to pay the premium for any Special Hazard Insurance Policy (or Letter of Credit obtained in lieu thereof) on a timely basis. Unless otherwise specified in the applicable Prospectus Supplement, any such policy will provide for a fixed premium rate on the declining balance of the Mortgage Loans. In the event that any Special Hazard Insurance Policy is cancelled or terminated for any reason other than the exhaustion of total policy coverage, the Company, Servicing Entity or the Servicer, as applicable, is obligated either to substitute a Letter of Credit or Reserve Fund or to exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such Special Hazard Insurance Policy with a total coverage which is equal to the then existing coverage of such Special Hazard Insurance Policy; provided, however, that if the cost of any such replacement policy shall be greater than the cost of the original Special Hazard Insurance Policy, the amount of coverage of such replacement policy may be reduced to a level such that the cost shall be equal to the cost of the original Special Hazard Insurance Policy. As indicated above, in lieu of obtaining a replacement Special Hazard Insurance Policy, the Company, Servicing Entity or the Servicer, as applicable, may obtain a Letter of Credit or establish a Reserve Fund in accordance with terms prescribed by any applicable rating agency so that any rating obtained for the Certificates will not be impaired.

    For each Series of Certificates which will be covered by a Fraud Instrument (such coverage to be disclosed in the applicable Prospectus Supplement), the Company and/or a Servicing Entity, as Master Servicer, with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will exercise its best reasonable efforts to maintain and keep any such Fraud Instrument in full force and effect throughout the required term as set forth in the applicable Prospectus Supplement, unless coverage thereunder has been exhausted through the payment of claims. The Company, Servicing Entity or the Servicer, as applicable, will agree to pay the premium for any Fraud Bond or Bankruptcy Bond on a timely basis.

    For each Series of Certificates or Class of Certificates which will be covered by a certificate insurance policy or a Letter of Credit or Reserve Fund (such coverage to be disclosed in the applicable Prospectus Supplement), the Company and/or a Servicing Entity, as Master Servicer, with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will exercise its best reasonable efforts to maintain and keep any such certificate insurance policy, Letter of Credit or Reserve Fund in full force and effect throughout the required term set forth in the applicable Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the Company, Servicing Entity or the Servicer, as applicable, will agree to pay the premium for any certificate insurance policy on a timely basis.

    The Company or Servicing Entity, as applicable, as Master Servicer, or the Seller/Servicers, with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, on behalf of the Trustee and Certificateholders, will present claims to the issuer of any applicable Primary Insurance Policy, FHA Insurance Policy, VA Guaranty, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Letter of Credit, or under any Reserve Fund or other form of credit enhancement, and will take such reasonable steps as are necessary to permit recovery under such insurance policies or alternative coverages respecting defaulted Mortgage Loans. With respect to any applicable Fraud Bond, Bankruptcy Bond or certificate insurance policy, the Trustee will present claims to the issuer of such bond or policy on behalf of the Certificateholders. As set forth above, all collections by the Company or Servicing Entity, as applicable, as Master Servicer, or the Seller/Servicer, or the Servicer, as applicable, under such policies or alternative coverages that are not applied to the restoration of the related Mortgaged Property are to be deposited in the applicable Custodial Account for P&I, the Investment Account or the Certificate Account, subject to withdrawal as heretofore described.

    If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Insurance Policy (or Letter of Credit or Reserve Fund), as the case may be, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable Mortgage Pool Insurance Policy or Primary Insurance Policy, the Company or Servicing Entity, as applicable, as Master Servicer, with respect to Series of Certificates as to which the Company and/or Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will not be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders upon liquidation of the Mortgage Loan after reimbursement of the Company, Servicing Entity or the Servicer, as applicable, for its expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or Insurance Proceeds.

    If recovery under any Mortgage Pool Insurance Policy (or Letter of Credit established in lieu of such policy), Primary Insurance Policy, FHA Insurance Policy or VA Guaranty is not available because the Master Servicer, with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, has been unable to make the determinations described in the second preceding paragraph, or otherwise, the Seller/Servicer or the Servicer, as applicable, is, nevertheless, obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest thereon at the applicable Pass-Through Rate (after deduction of the Retained Yield, if any, or a pro rata portion thereof as required by the applicable Pooling Agreement), Certificateholders in the aggregate will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Company or Servicing Entity, as applicable, as Master Servicer, and the Seller/Servicer, or the Servicer, as applicable, in connection with such proceedings and which are reimbursable under the Pooling Agreement. In addition, and as set forth above, in the event that the Company or Servicing Entity, as applicable, as Master Servicer, or the Servicer, as applicable, has expended its own funds to restore damaged property and such funds have not been reimbursed under any Special Hazard Insurance Policy or Letter of Credit or Reserve Fund, it will be entitled to receive from the Certificate Account, out of related Liquidation Proceeds or Insurance Proceeds, an amount equal to such expenses incurred by it, in which event the Certificateholders may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Company or Servicing Entity, as applicable, as Master Servicer, and the Seller/ Servicers, or the Servicer, as applicable, no insurance payments will result in a recovery to Certificateholders which exceeds the principal balance of the defaulted Mortgage Loan together with accrued and unpaid interest thereon at the applicable Pass-Through Rate. In addition, where property securing a defaulted Mortgage Loan can be resold for an amount exceeding the principal balance of any related Mortgage Note together with accrued interest and expenses, it may be expected that, where retention of any such amount is legally permissible, the insurer will exercise its right under any related Mortgage Pool Insurance Policy to purchase such property and realize for itself any excess proceeds. In addition, with respect to certain Series of Certificates, if so provided in the applicable Prospectus Supplement, the Company or Servicing Entity, as applicable, as Master Servicer, or the Servicer, as applicable, may have the option to purchase from the Trust Fund any defaulted Mortgage Loan after a specified period of delinquency. If a defaulted Mortgage Loan is not so removed from the Trust Fund, then, upon the final liquidation thereof, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the Certificateholders will bear such loss. However, if a gain results from the final liquidation of a defaulted Mortgage Loan which is not required by law to be remitted to the related Mortgagor, the Company or Servicing Entity, as applicable, as Master Servicer, or the Servicer, as applicable, will be entitled to retain such gain as additional servicing compensation unless the applicable Prospectus Supplement provides otherwise. See "Description of Credit Enhancements".

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

    The Mortgages (other than the security agreements with respect to the Cooperative Loans) will be either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the Mortgaged Property is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is usually the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties; the borrower-homeowner, called the trustor (similar to a mortgagor), a lender, called the beneficiary (similar to a mortgagee), and a third-party grantee, called the trustee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. In some cases, a mortgage will also contain a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, by the express provisions of the deed of trust or mortgage and, in some cases, by the directions of the beneficiary. For purposes of the following discussion, "mortgagor" shall, as appropriate, refer to a mortgagor or trustor and "lender" shall refer to a mortgagee or beneficiary. A Mortgage Pool may also contain Cooperative Loans which are described below under "--Cooperative Loans".

COOPERATIVE LOANS

    If specified in the Prospectus Supplement relating to a Series of Certificates, the Mortgage Loans may also include Cooperative Loans. Each promissory note (a "Cooperative Note") evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related private cooperative housing corporation (a "Cooperative") that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon or grant a security interest in the cooperative shares and proprietary lease or occupancy agreement, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement (or the filing of the financing statements related thereto) in the appropriate recording office or the taking of possession of the cooperative shares, depending on the law of the state in which the cooperative is located. Such a lien or security interest is not, in general, prior to liens in favor of the Cooperative for unpaid assessments or common charges.

    Unless otherwise specified in the related Prospectus Supplement, all cooperative buildings relating to the Cooperative Loans are located in the States of New York and New Jersey. Generally, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling such mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of a Mortgage Pool, the collateral securing any related Cooperative Loans.

    Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative pursuant to the proprietary lease, which maintenance payment represents such tenant-stockholder's PRO RATA share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the shares of the related Cooperative. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "-- Foreclosure on Shares of Cooperatives" below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

    In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction under
Section 216(a) of the Code for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and certain real estate taxes allowable as deductions to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for the taxable year to which such interest and tax deductions relate, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

FORECLOSURE

    Foreclosure may be accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are generally not contested by any of the parties defendant. However, when the lender's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court would issue a judgment of foreclosure and would generally appoint a referee or other court officer to conduct the sale of property.

    In many states, foreclosure of a mortgage or deed of trust may also be accomplished by a nonjudicial sale under a specific provision in the mortgage or deed of trust which authorizes the sale of the property at public auction upon default by the mortgagor. The laws of the various states establish certain notice requirements for non-judicial foreclosure sales. In some states, notice of default must be recorded and sent to the mortgagor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, notice must be provided in some states to certain other persons including junior lienholders and any other individual having an interest in the real property. In some states, the mortgagor, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including limited attorneys' fees, which may be recovered by a lender. Some states also require a notice of sale to be posted in a public place and published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

    In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer or by the trustee is a public sale. However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title and the fact that the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee with a credit bid in an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

    Courts have imposed general equitable principles upon foreclosure proceedings. These equitable principles are generally designed to relieve the mortgagor from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the security instrument is not monetary, such as

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the mortgagor failing to adequately maintain or insure the property or the mortgagor executing a second mortgage or deed of trust affecting the property. Some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that mortgagors receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the foreclosure sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

FORECLOSURE ON SHARES OF COOPERATIVES

    The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay maintenance or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by such tenant-stockholder. Generally, maintenance and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

    The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

    Recognition agreements also generally provide that in the event the lender succeeds to the tenant-stockholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. Such approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

    Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

    A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement

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
relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of creditors selling similar collateral will be considered reasonably conducted.

    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

RIGHTS OF REDEMPTION

    In some states, after sale pursuant to a deed of trust or foreclosure of the mortgage, there are statutory periods during which the mortgagor and foreclosed junior lienors may redeem the property from the foreclosure sale. One effect of the statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. As a practical matter, the lender may therefore be forced to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON
  LENDERS

    Certain states have imposed statutory prohibitions which restrict or eliminate the remedies of a lender under a deed of trust or a mortgage. In some states, statutes limit the right of the lender to obtain a deficiency judgment against the mortgagor following sale under a deed of trust or foreclosure. A deficiency judgment would be a personal judgment against the former mortgagor equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. Some state statutes also prohibit any deficiency judgment where the loan proceeds were used to purchase an owner-occupied dwelling. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The basic purpose of these statutes is to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

    Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in certain circumstances, including circumstances where the disposition of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

    In addition to anti-deficiency and related legislation, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to collect the full amount of interest due or realize upon its security. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a mortgagor through his or her Chapter 11, Chapter 12 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on the mortgagor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and foreclosure proceedings had occurred prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

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
    Courts with federal bankruptcy jurisdiction have also held that the terms of a mortgage loan secured by property of the mortgagor may be modified. These courts have held that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the residence, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

    The Code provides priority to certain tax liens over the lien of the security instrument. Numerous federal and some state consumer protection laws impose substantive requirements upon lenders in connection with the origination and the servicing of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

ENFORCEABILITY OF CERTAIN PROVISIONS

    The standard forms of note, mortgage and deed of trust used by lenders generally contain "due-on-sale" clauses. These clauses permit the lender to accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the property. The enforceability of these clauses was the subject of legislation and litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") purports to pre-empt state statutory and case law that prohibits the enforcement of "due-on-sale" clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate. In addition, certain states have continuing restrictions on the enforceability of due-on-sale clauses for certain loans.

    The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intrafamily transfers, certain transfers by operation of law, leases of less than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) and statutes in some states also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a "due-on-sale" clause. In addition, a few states have exercised their rights under the Garn-St Germain Act to limit the enforceability of the due-on-sale clauses in certain loans made prior to passage of the Garn-St Germain Act. As of the date hereof, certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

    A consequence of the inability to enforce a due-on-sale clause may be that a mortgagor's buyer may assume the existing mortgage loan rather than paying it off, if such existing loan bears an interest rate below the current market rate, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

    Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable credit enhancements, could result in losses to the Holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

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
APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board (now the Office of Thrift Supervision) has issued regulations governing the implementation of Title V. The statute authorizes any state to reimpose interest rate limits by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting discount points or other charges prior to origination on mortgage loans covered by Title V.

    Under the Company's mortgage purchase program, each Lender is required to represent and warrant to the Company that all Mortgage Loans are originated in full compliance with applicable state laws, including usury laws. Based upon such representations and warranties from the Lenders, the Company will make a similar representation and warranty in the Pooling Agreement for each Series to the Trustee for the benefit of Certificateholders. See "Description of Certificates-- Representations and Warranties".

ALTERNATIVE MORTGAGE INSTRUMENTS

    Alternative mortgage instruments, including adjustable-rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

ENVIRONMENTAL RISKS

    Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property.

    In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs arising out of releases or threatened releases of hazardous substances that require remedy at a mortgaged property. CERCLA imposes liability for such costs on any and all "responsible parties", including the current owner or operator of a contaminated property, regardless of whether or not the environmental damage was caused by a prior owner. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest, but does not "participate in the management" of a mortgaged property. The conduct which constitutes "participation in the management", such that the lender would lose the protection of the exclusion for secured creditors, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In

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1990, the United States Court of Appeals for the Eleventh Circuit suggested, in
UNITED STATES v. FLEET FACTORS CORP., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the FLEET FACTORS decision.

    This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which took effect on September 30, 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or of the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. It should also be noted, however, that liability for costs associated with the investigation and clean-up of environmental contamination may also be governed by state law, which may not provide any specific protections to lenders, or, alternatively, may not impose liability on lenders at all.

    CERCLA does not apply to petroleum products, and the secured creditor exclusion, therefore, does not apply to liability for clean-up costs associated with releases of petroleum contamination. Federal regulation of underground petroleum storage tanks (other than heating oil tanks) is governed by Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"). The United States Environmental Protection Agency ("EPA") has promulgated a lender liability rule for underground storage tanks regulated by Subtitle I of RCRA. Under the EPA rule, a holder of a security interest in an underground storage tank, or real property containing an underground storage tank, is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank by the holder of the security interest. Moreover, amendments to RCRA, enacted in 1996, concurrently with the CERCLA amendments discussed in the previous paragraph, extend to the holders of security interests in petroleum underground storage tanks the same protections accorded to secured creditors under CERCLA. Again, it should be noted, however, that liability for clean-up of petroleum contamination may be governed by state law, which may not provide any specific protection for lenders or, alternatively, may not impose liability on lenders at all.

    Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, no environmental assessment or a very limited environment assessment of the Mortgaged Properties will have been conducted.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans and other benefit plans or arrangements which are subject to ERISA or Section 4975 of the Code ("Plans") and on those persons who are fiduciaries with respect to Plans or otherwise responsible for the investment of "plan assets" of Plans ("Plan Assets"). In accordance with the general fiduciary standards of ERISA, an ERISA Plan fiduciary should consider whether an investment in the Certificates is permitted by the documents and instruments governing the Plan, consistent with the Plan's overall investment policy and appropriate in view of the composition of its investment portfolio.

    Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the Certificates subject to the provisions of applicable state law and, in the case of any such plan which is qualified under Section 401(a) of the Code, the restrictions imposed under
Section 503 of the Code.

    In addition to imposing general fiduciary standards, ERISA prohibits a broad range of transactions involving Plan Assets and certain persons ("Parties in Interest") who have certain specified relationships to the Plan under Section 406 of ERISA, and taxes any such transaction under

                                       64
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Section 4975 of the Code, unless an exemption applies. If the assets of a
Mortgage Pool are treated for purposes of ERISA and Section 4975 of the Code as Plans or other entities holding Plan Assets with respect to Plans, collective investment funds, insurance company general or separate accounts (collectively, "Plan Asset Investors") that purchase or hold Certificates of the applicable Series, an investment in Certificates by any such Plan might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, unless a statutory or administrative exemption applies. Violation of the prohibited transaction rules could result in the imposition of excise taxes and/or other penalties under ERISA and/or Section 4975 of the Code.

PLAN ASSETS REGULATION

    The United States Department of Labor ("DOL") has issued a final regulation (the "Regulation") under which the assets of an entity in which a Plan Asset Investor makes an equity investment will be treated as Plan Assets in certain circumstances. Unless the Regulation provides an exemption from this "plan asset" treatment, and if an exemption is not otherwise available under ERISA, an undivided portion of the assets of a Mortgage Pool will be treated, for purposes of applying the fiduciary standards and prohibited transaction rules of ERISA and Section 4975 of the Code, as Plan Assets with respect to each Plan which becomes a Certificateholder of the applicable Series.

    The Regulation provides an exemption from "plan asset" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity, excluding interests held by a person who has discretionary authority or control with respect to the assets of the entity (or any affiliate of such a person), is held by "benefit plan investors" (I.E., Plans, governmental, foreign and other employee benefit plans not subject to ERISA and entities holding Plan Assets). Because the availability of this exemption with respect to any Mortgage Pool depends upon the identity of the Certificateholders of the applicable Series at any time, there can be no assurance as to whether any Series or Class of Certificates will qualify for this exemption.

PROHIBITED TRANSACTION CLASS EXEMPTION 83-1

    Prohibited Transaction Class Exemption 83-1 (Class Exemption for Certain Transactions Involving Mortgage Pool Investment Trusts) ("PTCE 83-1") permits, subject to certain conditions, certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plan Asset Investors, regardless of whether (a) the mortgage pool is exempt from "plan asset" treatment or (b) the transactions would otherwise be prohibited under ERISA or Section 4975 of the Code. If the general conditions (described below) of PTCE 83-1 are satisfied, an investment by a Plan in Certificates (1) will be exempt from the prohibitions of Section 406(a) of ERISA (relating generally to Plan Asset transactions involving Parties in Interest who are not fiduciaries) if the Certificates are purchased at no more than fair market value, and (2) will be exempt from the prohibitions of Sections 406(b)(1) and (2) of ERISA (relating generally to Plan Asset transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, the Plan Asset Investor pays no more for the Certificates than would be paid in an arm's length transaction with an unrelated party, no sales commission is paid to the Company as Mortgage Pool sponsor, the Plan Asset Investor does not purchase more than 25% of the Certificates of the applicable Series, and at least 50% of the Certificates of that Series is purchased by persons independent of the Company, the Trustee and the Insurer, as applicable.

    PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (1) the existence of a pool trustee who is not an affiliate of the pool sponsor; (2) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments; and (3) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the mortgage pool.

    Unless otherwise specified in the applicable Prospectus Supplement, the Trustee for each Series will be unaffiliated with the Company, and the first general condition of PTCE 83-1 will be satisfied for each such Series. With respect to the second general condition of PTCE 83-1, the Company intends to use its best efforts to establish for each Series of Certificates an insurance, indemnification, subordination or other method of credit support which will adequately protect the Mortgage Pools and indemnify Certificateholders of the applicable Series against pass-through payment reductions resulting from property damage or defaults in loan payments. See "Description of Credit Enhancements". The amount, method and description of the credit support method applicable to a Series of Certificates will be set forth in the related Prospectus Supplement. With respect to the third general condition of PTCE 83-1, the Company intends to use its best efforts to establish for each Series a compensation method which will produce for the Company total compensation which will not exceed adequate consideration for forming the Mortgage Pool, selling the Certificates and serving as Master Servicer of the Mortgage Pool. However, the Company does not guarantee that its credit support and compensation methods will be sufficient to meet the second and third general conditions (described above) with respect to any Series.

    As indicated in the two preceding paragraphs, the continued maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments, is one of the three general conditions that must be satisfied for any transaction involving a Mortgage Pool to remain eligible for exemption by PTCE 83-1 from the prohibited transaction rules of ERISA and Section 4975 of the Code. If the credit support method established for any Series is cancelled or terminated, or if the credit support is reduced to such an extent that its coverage amount is less than the greater of (a) 1% of the aggregate unpaid principal balance of the Mortgage Loans or (b) the unpaid principal balance of the largest single Mortgage Loan (see "Description of Credit Enhancements"), then the Mortgage Pool relating to that Series may no longer satisfy the general conditions of PTCE 83-1. In such event, the exemption from the prohibited transaction rules afforded by PTCE 83-1 may no longer be available.

    One or more Series of Certificates may be offered to Plan Asset Investors through a forward delivery commitment contract, which is a contract for the purchase of Certificates to be delivered at an agreed future settlement date. PTCE 83-1 permits the sale of Certificates to a Plan Asset Investor pursuant to such a contract, provided that the forward delivery commitment is expressly approved by a fiduciary who is independent of the Company, the Trustee, the Insurer (if any) and their respective affiliates, and who has the authority to manage and control the Plan Assets being committed for investment in the Certificates.

    PTCE 83-1 will not provide exemptive relief with respect to a Series of Certificates evidencing interests in Trust Funds that include Cooperative Loans. If a Series of Certificates is subdivided into two or more Classes which are entitled to disproportionate allocations of the principal and interest payments on the Mortgage Loans, the availability of the exemption afforded by PTCE 83-1 may be adversely affected, as described in the applicable Prospectus Supplement. Moreover, if any Class of Certificates is entitled to pass-through payments of principal (but no or only nominal interest) or interest (but no or only nominal principal), PTCE 83-1 will not exempt holders of that Class of Certificates from the prohibited transaction rules of ERISA and Section 4975 of the Code.

OTHER EXEMPTIONS

    If for any reason PTCE 83-1 does not provide an exemption for a particular Certificateholder who is a Plan Asset Investor, one of five other prohibited transaction class exemptions issued by the DOL might apply, I.E., PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers), PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) or PTCE 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers). There can be no assurance that any of these class exemptions will apply with respect to any particular Plan Asset Investor or, even if it were to apply, that the exemption would apply to all transactions involving the Mortgage Pool. In addition, the underwriter with respect to a particular Series may be the recipient of a final prohibited transaction exemption which, if so specified in the applicable Prospectus

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Supplement, may accord a Plan Asset Investor protection from violations of the prohibited transaction rules of ERISA and Section 4975 of the Code if the Plan Asset Investor satisfies the conditions described in the applicable Prospectus Supplement.

GENERAL CONSIDERATIONS

    In summary, the Company, the Trustee, the Servicer, any insurer, the obligor under any other credit enhancement instrument, any Seller/Servicer, any underwriter for any Series of Certificates, as applicable, and their respective affiliates might be considered or might become Parties in Interest with respect to a Plan Asset Investor. In that event, the acquisition or holding of Certificates of the applicable Series or Class by or on behalf of such Plan Asset Investor might be viewed as giving rise to a prohibited transaction under ERISA and Section 4975 of the Code, unless PTCE 83-1 or another exemption is available. Accordingly, before a Plan Asset Investor makes the investment decision to purchase, to commit to purchase or to hold Certificates of any Series or Class, the Plan Asset Investor should determine (a) whether the second and third general conditions and the specific conditions (described briefly above) of PTCE 83-1 have been satisfied; (b) whether adequate protection is accorded by any prohibited transaction exemption issued to the underwriter with respect to the applicable Series, as described in the applicable Prospectus Supplement; (c) whether any other prohibited transaction class exemption (if required) is available under ERISA and Section 4975 of the Code; or (d) whether an exemption from "plan asset" treatment is available to the applicable Mortgage Pool. The Plan Asset Investor should also consult the ERISA discussion, if any, in the applicable Prospectus Supplement for further information regarding the application of ERISA and Section 4975 of the Code to any Series or Class of Certificates.

    ANY PLAN ASSET INVESTOR THAT PROPOSES TO USE PLAN ASSETS TO PURCHASE CERTIFICATES SHOULD CONSULT WITH ITS OWN COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND THE CODE OF THE ACQUISITION AND OWNERSHIP OF CERTIFICATES.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder. It does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules and does not address the tax consequences of persons holding Certificates as part of a hedge or hedging transaction. Further, the authorities on which this discussion is based are subject to change or differing interpretations, which changes or differing interpretations could apply retroactively. This discussion does not address the state or local tax consequences of the purchase, ownership and disposition of such Certificates. Investors should consult their own tax advisors in determining the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

    The following discussion addresses certificates ("REMIC Certificates") representing interests in a Mortgage Pool ("REMIC Mortgage Pool") as to which the Company, in the case where the Company will be a Master Servicer for a Series or in the case where there will be no Master Servicer for a Series, or the Servicing Entity, in the case where the Servicing Entity is the only Master Servicer for a Series, will cause to elect treatment as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G ("REMIC Provisions") of the Code. Under the REMIC Provisions, REMICs may issue "regular" interests and must issue one and only one class of "residual" interests. A REMIC Certificate representing a regular interest in a REMIC Mortgage Pool will be referred to as a "REMIC Regular Certificate" and a REMIC Certificate representing a residual interest in a REMIC Mortgage Pool will be referred to as a "REMIC Residual Certificate".

    The following discussion is based in part upon the rules governing original issue discount that are set forth in Code Sections 1271 through 1273 and 1275 and in Treasury regulations issued under the original issue discount provisions of the Code (the "OID Regulations"), and the Treasury regulations issued under the provisions of the Code relating to REMICs (the "REMIC Regulations"). The OID Regulations generally are effective with respect to debt instruments issued on or after April 4, 1994.

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
  A. CLASSIFICATION OF REMIC TRUST FUNDS

    With respect to each Series of REMIC Certificates, Orrick, Herrington & Sutcliffe LLP, special counsel to the Company, will deliver their opinion generally to the effect that, assuming (i) a REMIC election is made timely in the required form, (ii) each Master Servicer or Servicing Entity, as applicable, complies with all provisions of the related Pooling Agreement, (iii) certain representations set forth in the Pooling Agreement are true, and (iv) there is continued compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder, the related REMIC Mortgage Pool will qualify as a REMIC and the classes of interests offered will be considered to be regular interests or residual interests in that REMIC Mortgage Pool within the meaning of the REMIC Provisions.

    Holders of REMIC Certificates should be aware that, if an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In such event, an entity electing to be treated as a REMIC may be taxable as a separate corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status described below under the heading "Characterization of Investments in REMIC Certificates". In the case of an inadvertent termination of REMIC status, the Code provides the Treasury Department with authority to issue regulations providing relief. Any such relief, however, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

  B. CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

    In general, REMIC Certificates are not treated for federal income tax purposes as ownership interests in the assets of a REMIC Mortgage Pool. However,
(i) REMIC Certificates held by a domestic building and loan association will constitute a "regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the Assets would be treated as "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code
Section 7701(a)(19)(C); and (ii) REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
Section 856(c)(4)(A), and interest on the REMIC Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the Assets would be treated as "interests in real property" as defined in Code Section 856(c)(5)(C) (or, as provided in the Committee Report, as "real estate assets" as defined in Code Section 856(c)(5)(B)). Moreover, if 95% or more of the Assets qualify for any of the foregoing treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Investors should be aware that the investment of amounts in any reserve account in assets not so qualifying would, and holding property acquired by foreclosure pending sale might, reduce the amount of the REMIC Certificate that would qualify for the foregoing treatment. The REMIC Regulations provide that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Code Section 856(c)(4)(A); it is unclear whether such collected payments would be so treated for purposes of Code Section 7701(a)(19)(c)(v), but there appears to be no reason why analogous treatment should not be given to such collected payments under that provision. The determination as to the percentage of the REMIC's assets that will constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations. The applicable Prospectus Supplement or the related Current Report on Form 8-K for each Series of REMIC Certificates will describe the Assets as of the Cut-Off Date. REMIC Certificates held by certain financial institutions will constitute "evidence of indebtedness" within the meaning of Code Section 582(c)(1); in addition, REMIC Regular Certificates acquired by a REMIC in accordance with the requirements of Section 860G(a)(3)(C) or Section 860G(a)(4)(B) of the Code will be treated as "qualified mortgages" for purposes of Code Section 860D(a)(4).

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  C. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

    Except as otherwise stated in this discussion, the REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC Mortgage Pool and not as ownership interests in the REMIC Mortgage Pool or its Assets. In general, interest, original issue discount and market discount paid or accrued on a REMIC Regular Certificate will be treated as ordinary income to the holder of such REMIC Regular Certificate. Distributions in reduction of the stated redemption price at maturity of the REMIC Regular Certificate will be treated as a return of capital to the extent of such holder's basis in such REMIC Regular Certificate. Holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

   1. ORIGINAL ISSUE DISCOUNT

    Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The Company will report annually (or more often if required) to the Internal Revenue Service ("IRS") and to Certificateholders such information with respect to the original issue discount accruing on the REMIC Regular Certificates as may be required under Code Section 6049 and the regulations thereunder. See "--Reporting and Other Administrative Matters of REMICS" below.

    Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275 and, to some extent, in the OID Regulations. Code Section 1272(a)(6) provides special original issue discount rules applicable to REMIC Regular Certificates. Regulations have not yet been proposed or adopted under
Section 1272(a)(6) of the Code. Further, application of the OID Regulations to the REMIC Regular Certificates remains unclear in some respects because the OID Regulations generally purport not to apply to instruments to which section 1272(a)(6) applies such as REMIC Regular Certificates, and separately because they either do not address, or are subject to varying interpretations with regard to, several relevant issues.

    Code Section 1272(a)(6) requires that a mortgage prepayment assumption ("Prepayment Assumption") be used in computing the accrual of original issue discount on REMIC Regular Certificates and for certain other federal income tax purposes. The Prepayment Assumption is to be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The Committee Report indicates that the regulations will provide that the Prepayment Assumption, if any, used with respect to a particular transaction must be the same as that used by the parties in pricing the transaction. Unless otherwise specified in the applicable Prospectus Supplement, the Company will use a percentage of the Basic Prepayment Assumption (or such other Prepayment Assumption as may be specified in the applicable Prospectus Supplement) in reporting original issue discount that is consistent with this standard. However, the Company does not make any representation that the Mortgage Loans will in fact prepay at that percentage of the Basic Prepayment Assumption or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the REMIC Regular Certificates. The Prospectus Supplement with respect to a Series of REMIC Certificates will disclose the percentage of the Basic Prepayment Assumption (or such other Prepayment Assumption as may be specified therein) to be used in reporting original issue discount, if any, and for certain other federal income tax purposes.

    The total amount of original issue discount on a REMIC Regular Certificate is the excess of the "stated redemption price at maturity" of the REMIC Regular Certificate over its "issue price". Except as discussed in the following two paragraphs, in general, the issue price of a particular Class of REMIC Regular Certificates offered hereunder will be the price at which a substantial amount of REMIC Regular Certificates of that Class are first sold to the public (excluding bond houses and brokers).

    If a REMIC Regular Certificate is sold with accrued interest that relates to a period prior to the issue date of such REMIC Regular Certificate, the amount paid for the accrued interest will be treated

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
instead as increasing the issue price of the REMIC Regular Certificate. In addition, that portion of the first interest payment in excess of interest accrued from the Closing Date to the first Distribution Date will be treated for federal income tax reporting purposes as includible in the stated redemption price at maturity of the REMIC Regular Certificate, and as excludible from income when received as a payment of interest on the first Distribution Date. The OID Regulations suggest that some or all of this pre-issuance accrued interest "may" be treated as a separate asset (and hence not includible in a REMIC Regular Certificate's issue price or stated redemption price at maturity), whose cost is recovered entirely out of interest paid on the first Distribution Date. It is unclear how such treatment would be elected under the OID Regulations and whether an election could be made unilaterally by a Certificateholder.

    The stated redemption price at maturity of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." Under the OID Regulations, "qualified stated interest" is interest that is unconditionally payable at least annually during the entire term of the Certificate at either (i) a single fixed rate that appropriately takes into account the length of the interval between payments or
(ii) the current values of a single "qualified floating rate" or "objective rate" (each, a "Single Variable Rate"). A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A "qualified floating rate" is a rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Certificate is denominated. Such a rate remains qualified even though it is multiplied by a fixed, positive multiple not exceeding 1.35, increased or decreased by a fixed rate, or both. Certain combinations of rates constitute a single qualified floating rate, including (i) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate if the value of the floating rate at the closing date is intended to approximate the fixed rate, and (ii) two or more qualified floating rates that can be expected to have approximately the same values throughout the term of the Certificate. A combination of such rates is conclusively presumed to be a single floating rate if the values of all rates on the closing date are within 0.25% of each other. A variable rate that is subject to an interest rate cap, floor, "governor" or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the closing date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction. An "objective rate" is a rate (other than a qualified floating rate) determined using a single formula fixed for the life of the Certificate, which is based on (i) one or more qualified floating rates (including a multiple or inverse of a qualified floating rate),
(ii) one or more rates each of which would be a qualified floating rate for a debt instrument denominated in a foreign currency, (iii) the yield or changes in price of one or more items of "actively traded" personal property, (iv) a combination of rates described in (i), (ii) and (iii), or (v) a rate designated by the IRS. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Certificate's term will differ significantly from the average value of such rate during the final half of its term. A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate at the closing date is intended to approximate the fixed rate; such a combination of rates is conclusively presumed to be a single objective rate if the objective rate on the closing date does not differ from the fixed rate by more than 0.25%. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing stated interest at a Single Variable Rate generally is determined under the OID Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at (i) more than one qualified floating rates, or at (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single "qualified inverse floating rate" (each, a "Multiple Variable Rate"). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding permissible rate caps, floors, governors and similar restrictions such as are described above). Under these rules, some of the payments of interest on a Certificate bearing a fixed rate of interest for an initial period followed by a qualified floating rate of interest in subsequent periods could be treated as included in the stated redemption price at maturity if the initial fixed rate were to differ sufficiently from the rate that would have been set using the formula applicable to subsequent periods. See "--Variable Rate Certificates". REMIC Regular Certificates offered hereby other than Certificates providing for variable rates of interest or for the accretion of interest are not anticipated to have stated interest other than "qualified stated interest", but if any such REMIC Regular Certificates are so offered, appropriate disclosures will be made in the Prospectus Supplement. Some or all of the payments on REMIC Regular Certificates providing for the accretion of interest will be included in the stated redemption price at maturity of such Certificates.

    Under a DE MINIMIS rule in the Code, as interpreted in the OID Regulations, original issue discount on a REMIC Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average life of the REMIC Regular Certificate. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the amount of each payment under the instrument (other than a payment of qualified stated interest) by a fraction, whose numerator is the number of complete years from the issue date until such payment is made, and whose denominator is the stated redemption price at maturity of such REMIC Regular Certificate. The IRS may be anticipated to take the position that this rule should be applied taking into account the Prepayment Assumption and the effect of any anticipated investment income. Under the OID Regulations, REMIC Regular Certificates bearing only qualified stated interest except for any "teaser" rate, interest holiday or similar provision would be treated as subject to the DE MINIMIS rule if the greater of the deferred or foregone interest or the other original issue discount is less than such DE MINIMIS amount.

    The OID Regulations generally would treat DE MINIMIS original issue discount as includible in income as each principal payment is made, based on the product of the total amount of such DE MINIMIS original issue discount and a fraction, whose numerator is the amount of such principal payment and whose denominator is the stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount and Premium".

    Each holder of a REMIC Regular Certificate must include in gross income the sum of the "daily portions" of original issue discount on its REMIC Regular Certificate for each day during its taxable year on which it held such REMIC Regular Certificate. For this purpose, in the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each accrual period, that is, unless otherwise stated in the applicable Prospectus Supplement, each period that begins or ends on a date that corresponds to a Distribution Date on the REMIC Regular Certificate and begins on the first day following the immediately preceding accrual period (beginning on the Closing Date in the case of the first such period). For any accrual period such portion will equal the excess, if any, of (i) the sum of (A) the present value of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, as of the end of the accrual period and (B) the distribution made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining payments referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the REMIC Regular Certificate, calculated as of the settlement date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount with respect to such REMIC Regular Certificate that accrued in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will be allocated ratably to each day during the period to determine the daily portion of original issue discount for each day. With respect to an accrual period between the settlement date and the first Distribution Date on the REMIC Regular Certificate (notwithstanding that no distribution is scheduled to be made on such date) that is shorter than a full accrual period, the OID Regulations permit the daily portions of original issue discount to be determined according to any reasonable method.

    A subsequent purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost (not including payment for accrued qualified stated interest) less than its remaining stated redemption price at maturity will also be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to such REMIC Regular Certificate, but reduced, if such cost exceeds the "adjusted issue price", by an amount equal to the product of (i) such daily portions and (ii) a constant fraction, whose numerator is such excess and whose denominator is the sum of the daily portions of original issue discount on such REMIC Regular Certificate for all days on or after the day of purchase. The adjusted issue price of a REMIC Regular Certificate on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of the REMIC Regular Certificate at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of distributions previously made other than distributions of qualified stated interest.

    VARIABLE RATE CERTIFICATES. Purchasers of REMIC Regular Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to such Certificates. In the absence of other authority, the Company intends to be guided by the provisions of the OID Regulations governing variable rate debt instruments in adapting the provisions of Section 1272(a)(6) of the Code to such Certificates for the purpose of preparing reports furnished to Certificateholders. The effect of the application of such provisions generally will be to cause Certificateholders holding Certificates bearing interest at a Single Variable Rate to take into account for each period an amount corresponding approximately to the sum of (i) the qualified stated interest, accruing on the outstanding face amount of the REMIC Regular Certificate as the stated interest rate for that Certificate varies from time to time and (ii) the amount of original issue discount that would have been attributable to that period on the basis of a constant yield to maturity for a bond issued at the same time and issue price as the REMIC Regular Certificate, having the same face amount and schedule of payments of principal as such Certificate, subject to the same Prepayment Assumption, and bearing interest at a fixed rate equal to the value of the applicable qualified floating rate or qualified inverse floating rate in the case of a Certificate providing for either such rate, or equal to the fixed rate that reflects the reasonably expected yield on the Certificate in the case of a Certificate providing for an objective rate other than an inverse floating rate, in each case as of the issue date. Certificateholders holding REMIC Regular Certificates bearing interest at a Multiple Variable Rate generally will take into account interest and original issue discount under a similar methodology, except that the amounts of qualified stated interest and original issue discount attributable to such a Certificate first will be determined for an equivalent fixed rate debt instrument, the assumed fixed rates for which are (a) for each qualified floating rate, the value of each such rate as of the closing date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, the value of the rate as of the closing date, (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate, and (d) for an actual fixed rate, such hypothetical fixed rate as would result under (a) or (b) if the actual fixed rate were replaced by a hypothetical qualified floating rate or qualified inverse floating rate such that the fair market value of the Certificate as of the issue date would be approximately the same as that of an otherwise identical debt instrument providing for the hypothetical variable rate rather than the actual fixed rate. If the interest paid or accrued with respect to a Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates. Additionally, purchasers of such Certificates should be aware that the provisions of the OID Regulations applicable to variable rate debt instruments have been limited and may not apply to some REMIC Regular Certificates having variable rates. If such a Certificate is not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, it may be subject to provisions of proposed Treasury Regulations applicable to instruments having contingent payments. The application of those provisions to instruments such as variable rate REMIC Regular Certificates is subject to differing interpretations. Prospective purchasers of variable rate REMIC Regular Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

   2. MARKET DISCOUNT AND PREMIUM

    A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, at a purchase price less than the adjusted issue price (as defined under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount") of such REMIC Regular Certificate generally will recognize market discount upon receipt of each distribution of principal. In particular, such a holder will generally be required to allocate each payment of principal on a REMIC Regular Certificate first to accrued market discount, and to recognize ordinary income to the extent such principal payment does not exceed the aggregate amount of accrued market discount on such REMIC Regular Certificate not previously included in income. Such market discount must be included in income in addition to any original issue discount includible in income with respect to such REMIC Regular Certificate.

    A Certificateholder may elect to include market discount in income currently as it accrues, rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made for a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium is deemed to have made an election to amortize bond premium, as described below, with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

    Under a statutory DE MINIMIS exception, market discount with respect to a REMIC Regular Certificate will be considered to be zero for purposes of Code Sections 1276 through 1278 if such market discount is less than 0.25% of the stated redemption price at maturity of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar DE MINIMIS rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied in determining whether market discount is DE MINIMIS. It appears that DE MINIMIS market discount on a REMIC Regular Certificate would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "Taxation of Holders of REMIC Regular Certificates--Original Issue Discount". Such treatment would result in discount being included in income at a slower rate than discount would be required to be included using the method described above. However, Treasury regulations implementing the market discount DE MINIMIS exception have not been issued in proposed or temporary form, and the precise treatment of DE MINIMIS market discount on obligations payable in more than one installment therefore remains uncertain.

    The 1986 Act grants authority to the Treasury Department to issue regulations providing for the method for accruing market discount of more than a DE MINIMIS amount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report will apply. Under those rules, the holder of a bond purchased with more than DE MINIMIS market discount may elect to accrue such market discount either on the basis of a constant yield method or on the basis of the appropriate proportionate method described below. Under the proportionate method for obligations issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. Under the proportionate method for obligations issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the

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beginning of the period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount under any of the above methods. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

    Further, a purchaser generally will be required to treat a portion of any gain on sale or exchange of a REMIC Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income. Such purchaser also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such REMIC Regular Certificate. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

    A REMIC Regular Certificate purchased at a cost (not including payment for accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect to amortize such premium under the constant yield method. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally, as discussed above. The Committee Report indicates a Congressional intent that the same rules that will apply to accrual of market discount on installment obligations will also apply in amortizing bond premium under Code Section 171 on installment obligations such as the REMIC Regular Certificates.

   3. REALIZED LOSSES

    Under Code Section 166, both corporate holders of REMIC Regular Certificates and noncorporate holders of REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as a result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Code Section 166 until such holder's Certificate becomes wholly worthless (I.E., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

    Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate without regard to any reduction in distributions attributable to defaults or delinquencies on the Mortgage Loans or the underlying assets until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

   4. CALLABLE CLASS CERTIFICATES

    An entity electing to be treated as a REMIC may either itself directly, or indirectly through the use of a trust owned by such entity, enter into a redemption agreement pursuant to which the counterparty will have the right to cause a redemption of the outstanding Certificates (as used herein, each such right a "Call Right", and each such Certificate, a "Callable Class Certificate") beginning on the Distribution Date and subject to payment of the redemption price and other conditions that may be specified in the applicable Prospectus Supplement. See "Description of the Certificates-Redemption Agreement." In the event the trust issues the Call Right, counsel to the Depositor will

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deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the trust will be treated as a grantor trust under subpart E, part 1 of Subchapter J of the Code and, as a result, the REMIC will be treated as having directly issued the Call Right.

    The REMIC will be treated as (i) owning an interest in the underlying Mortgage Loans and (ii) writing a call option on its interest in the underlying Mortgage Loans, represented by the right of the holder of the Call Right to direct the Depositor to redeem the outstanding Certificates as described under "Description of the Certificates--Redemption Agreement."

    Under these circumstances, the REMIC should be considered to have acquired its interest in the underlying Mortgage Loans for an amount equal to its initial aggregate basis in its assets, determined as described more fully hereunder, PLUS the fair market value at the time of purchase of such REMIC's assets of the call option the REMIC is deemed to have written, which amount the REMIC is deemed also to have received. Accordingly, the REMIC's basis in its interest in the underlying Mortgage Loans will actually be greater than the aggregate issue price of the REMIC Certificates it issues, resulting in less discount income or greater premium deductions to the REMIC than it would have recognized had the call option not been written. Under current federal income tax law, the REMIC will not be required to include immediately in income the amount of the option premium it is deemed to have received. However, although the treatment of these items is not entirely clear, it appears that as the REMIC receives principal payments on the underlying Mortgage Assets, and if the REMIC sells or distributes in kind any of the underlying Mortgage Loans, the REMIC will be deemed to have received (in addition to the amount of such payment, the sales price or the fair market value of the asset, as the case may be) an amount equal to the corresponding portion of the payment it was deemed to receive at the time the call option was originally written. Accordingly, the amount realized by the REMIC with respect to its interest in the underlying Mortgage Loans, will be greater than the amount of cash received by it, and over the life of the REMIC the entire amount of the deemed payment received when the call option was written will be reported by the REMIC, although not at the times that a corresponding amount of income would be reported based on a constant yield method. Investors should be aware that, subject to certain specific exceptions in the REMIC regulations, it is not anticipated that the REMIC will sell or transfer or otherwise dispose of any of the underlying Mortgage Loans except pursuant to an exercise of the Call Right. See "Prohibited Transactions and Other Possible REMIC Taxes." In the event that the holder of the Call Right chooses to effect such a redemption of the underlying Mortgage Loans, the transactions by which the Certificates are retired and the related Trust Fund terminated will constitute a "qualified liquidation" of the REMIC within the meaning of Section 860F(a)(4) of the Code.

    TAXATION OF CALL OPTION PREMIUM. Under current federal income tax law, the REMIC will not be required to include immediately in income the option premium with respect to the Call Right that it is deemed to receive. Instead, such premium will be taken into account when the Call Right lapses, is exercised or is otherwise terminates with respect to the REMIC. As indicated above, an amount equal to the option premium that is deemed to be received by the REMIC would be included in the REMIC's basis in the Mortgage Loans. The REMIC's recovery of such basis will not occur at the same rate as its inclusion in income of the option premium.

    As a grantor of an option, the REMIC must include the option premium in income when the option lapses, which with respect to the REMIC is no later than the redemption by a holder of the Call Right. Although the Call Right will not expire by its terms during the period in which the Certificates remain outstanding the Mortgage Assets to which the Call Right relates will be reduced over time through principal payments. Although it is not entirely clear whether the Call Right would thus be deemed to lapse as the Mortgage Loans are paid down, and if so, at what rate, the Depositor intends to report income to the REMIC based on the assumption that the Call Right lapses, and the related premium is recognized by the REMIC, proportionately as principal is paid on the Mortgage Loans (as prepayments prior to the date on which the Call Right may first be exercised or as scheduled principal payments or prepayments after the first date on which the Call Right may be exercised). There is no assurance that the IRS would agree with this method of reporting income from the lapse of the Call Right, and furthermore, it should be noted that the IRS currently is examining the rules regarding the taxation of option premiums.

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
    If the Call Right is exercised, the REMIC will add an amount equal to the unamortized portion of the option premium to the amount realized from the sale of the underlying Mortgage Loans.

    If the REMIC transfers one of the underlying Mortgage Loans, such transfer will be treated as a "closing transaction" with respect to the option the REMIC is deemed to have written. Accordingly, the REMIC will recognize gain or loss equal to the difference between the unamortized amount of option premium and the amount the REMIC is deemed to pay, under the rules discussed above, to be relieved from its obligations under the option. However, as discussed above, subject to certain specified exceptions (including in connection with the issuance of the Call Right), it is not anticipated that the REMIC will transfer any of the underlying Mortgage Loans. See "Prohibited Transactions and Other Possible REMIC Taxes."

    Certificateholders are urged to consult their tax advisors before purchasing an interest in any Callable Class Certificate.

  D. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

   1. GENERAL

    An owner of a REMIC Residual Certificate ("Residual Owner") generally will be required to report its daily portion of the taxable income or, subject to the limitation described below in "--Taxation of Owners of REMIC Residual Certificates--Basis Rules and Distributions", the net loss of the REMIC Mortgage Pool for each day during a calendar quarter that the Residual Owner owned such REMIC Residual Certificate. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter, using a 30 days per month/90 days per quarter/360 days per year counting convention (unless otherwise disclosed in the applicable Prospectus Supplement), its ratable portion of the taxable income or net loss of the REMIC Mortgage Pool for such quarter, and by allocating the daily portions among the Residual Owners (on such day) in accordance with their percentage of ownership interests on such day. Any amount included in the gross income or allowed as a loss of any Residual Owner by virtue of this paragraph will be treated as ordinary income or loss. Purchasers of REMIC Residual Certificates should be aware that taxable income from such Certificates could exceed cash distributions thereon in any taxable year. For example, if Mortgage Loans are acquired by a REMIC at a discount, then the holder of a residual interest may recognize income without corresponding cash distributions. This result could occur because a payment produces recognition of discount on the Mortgage Loan while the payment could be used in whole or in part to make principal payments on REMIC Regular Certificates issued without substantial discount. Taxable income may also be greater in earlier years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the lower yielding sequences of Certificates are paid, whereas interest income with respect to any given fixed rate Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan.

    Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

    If so specified in the applicable Prospectus Supplement for a Series, the underlying Mortgage Loans may be subject to redemption at the direction of the holder of certain redemption right. As a direct owner in the underlying Mortgage Loans for federal income purposes, the REMIC will also be treated as having written the call option on such underlying Mortgage Loans. See "Callable Class Certificates."

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   2. TAXABLE INCOME OR NET LOSS OF THE REMIC TRUST FUND

    The taxable income or net loss of the REMIC Mortgage Pool will reflect a netting of income from the Mortgage Loans, any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC Regular Certificates, and deductions and losses allowed to the REMIC Mortgage Pool. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as his taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including original issue discount) on the REMIC Regular Certificates. Second, market discount equal to the excess of any Mortgage Loan's adjusted issue price (as determined under "Taxation of Owners of REMIC Regular Certificates--Market Discount and Premium") over its fair market value at the time of their transfer to the REMIC Mortgage Pool generally will be included in income as it accrues, based on a constant yield and on the Prepayment Assumption. For this purpose, the Company intends to treat the fair market value of the Mortgage Loans as being equal to the aggregate issue prices of the REMIC Regular Certificates and REMIC Residual Certificates; if one or more classes of REMIC Regular Certificates or REMIC Residual Certificates are retained by the Company, it will estimate the value of such retained interests in order to determine the fair market value of the Mortgage Loans for this purpose. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "--Prohibited Transactions and Other Possible REMIC Taxes", below) will be taken into account. Fourth, the REMIC Mortgage Pool generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of Code
Section 703(a)(2). Fifth, the REMIC Regulations provide that the limitation on miscellaneous itemized deductions imposed on individuals by Code Section 67 will not be applied at the Mortgage Pool level to the servicing fees paid to the Master Servicer or sub-servicers, if any. (See, however, "--Pass-Through of Servicing Fees", below.) If the deductions allowed to the REMIC Mortgage Pool exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC Mortgage Pool for that calendar quarter.

   3. BASIS RULES AND DISTRIBUTIONS

    Any distribution by a REMIC Mortgage Pool to a Residual Owner will not be included in the gross income of such Residual Owner to the extent it does not exceed the adjusted basis of such Residual Owner's interest in a REMIC Residual Certificate. Such distribution will reduce the adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the adjusted basis of the REMIC Residual Certificate, it will be treated as gain from the sale of the REMIC Residual Certificate. (See "--Sales of REMIC Certificates", below.) The adjusted basis of a REMIC Residual Certificate is equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the Residual Owner (See "--Taxation of Owners of REMIC Residual Certificates--Daily Portions", above) and decreased by distributions and by net losses taken into account with respect to such interest.

    A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate.

    The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC Mortgage Pool or upon the sale of its REMIC Residual Certificate (See "--Sales of REMIC Certificates", below). The residual holder does, however, receive reduced taxable income over the life of the REMIC, because the REMIC's basis in the underlying REMIC Mortgage Pool includes the fair market value of the REMIC Regular Certificates and REMIC Residual Certificates.

   4. EXCESS INCLUSIONS

    Any "excess inclusions" with respect to a REMIC Residual Certificate are subject to certain special tax rules. With respect to a Residual Owner, the excess inclusion for any calendar quarter is

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defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such Residual Owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the long-term "applicable federal rate" (generally, an average of current yields on Treasury securities of comparable maturity) (the "AFR") in effect at the time of issuance of the REMIC Residual Certificate. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter is the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold.

    An excess inclusion cannot be offset by deductions, losses or loss carryovers from other activities. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Code Section 511), an excess inclusion of such Residual Owner is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States 30% withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto. See "--Foreign Investors in REMIC Certificates".

    Although it has not done so, the Treasury also has authority to issue regulations that, if REMIC Residual Certificates are found in the aggregate not to have "significant value", would treat as excess inclusions with respect to such REMIC Residual Certificates the entire daily portion of taxable income for such REMIC Residual Certificates. In order to have significant value, the REMIC Residual Certificates must have an aggregate issue price, at issuance, at least equal to two percent of the aggregate issue prices of all of the related REMIC Regular and Residual Certificates. In addition, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Each Prospectus Supplement pursuant to which REMIC Residual Certificates are offered will state whether such REMIC Residual Certificates will have, or may be regarded as having, "significant value" under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and the Company will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above described rules or that a Residual Owner will receive distributions of amounts calculated pursuant to those assumptions.

    In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder.

   5. NONECONOMIC REMIC RESIDUAL CERTIFICATES

    Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate will be considered a noneconomic residual interest unless, at the time of its transfer and based on the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the AFR) on the REMIC Residual Certificate

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equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will or will not be considered "noneconomic" will be based upon certain assumptions, and the Company will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules or that a REMIC Residual Owner will receive distributions calculated pursuant to such assumptions. See "Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

   6. TAX-EXEMPT INVESTORS

    Generally, tax exempt organizations that are not subject to Federal income taxation on "unrelated business taxable income" pursuant to Code Section 511 are treated as "disqualified organizations" under provisions of the 1988 Act. Under provisions of the Pooling Agreement, such organizations generally are prohibited from owning Residual Certificates. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Code Section 511), an excess inclusion of such Residual Owner is treated as unrelated business taxable income. See "--Sales of REMIC Certificates".

   7. REAL ESTATE INVESTMENT TRUSTS

    If the applicable Prospectus Supplement so provides, a Mortgage Pool may hold Mortgage Loans bearing interest based wholly or partially on Mortgagor profits, Mortgaged Property appreciation, or similar contingencies. Such interest, if earned directly by a real estate investment trust ("REIT"), would be subject to the limitations of Code sections 856 (f) and 856 (j). Treasury Regulations treat a REIT holding a REMIC Residual Certificate for a principal purpose of avoiding such Code provisions as receiving directly the income of the REMIC Mortgage Pool, hence potentially jeopardizing its qualification for taxation as a REIT and exposing such income to taxation as a prohibited transaction at a 100 percent rate.

   8. MARK-TO-MARKET RULES

    Treasury regulations provide that any REMIC Residual Certificate acquired after January 3, 1995 will not be treated as a security and therefore generally may not be marked to market.

  E. SALES OF REMIC CERTIFICATES

    If a REMIC Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such REMIC Regular Certificate and reduced by premium amortization deductions and distributions previously received by the seller of amounts included in the stated redemption price at maturity of such REMIC Regular Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules and Distributions", above. Gain from the disposition of a REMIC Regular Certificate that might otherwise be treated as a capital gain will be treated as ordinary income to the extent that such gain

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does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income had income accrued at a rate equal to 110% of the AFR as of the date of purchase over (ii) the amount actually includible in such holder's income. Except as otherwise provided under "--Taxation of Owners of REMIC Regular Certificates--Market Discount and Premium" and under Code
Section 582(c), any additional gain or any loss on the sale or exchange of a REMIC Certificate will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Code Section 1221. The distinction between a capital gain or loss and ordinary income or loss is also relevant for other purposes, including limitations on the use of capital losses to offset ordinary income.

    A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Code Section 1258. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the AFR at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

    A taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

    The Omnibus Budget Reconciliation Act of 1993 (the "Budget Act") revised the rules for deducting interest on indebtedness allocable to property held for investment. Generally, deductions for such interest are limited to a taxpayer's net investment income for each taxable year. As amended by the Budget Act, net investment income for each taxable year includes net capital gain attributable to the disposition of investment property only if the taxpayer elects to have such net capital gain taxed at ordinary income rates rather than capital gains rates.

    If a Residual Owner sells a REMIC Residual Certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Certificate, such Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Code Section 7701(i)) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While the Committee Report states that this rule may be modified by Treasury regulations, the REMIC Regulations do not address this issue and it is not clear whether any such modification will in fact be implemented or, if implemented, what the precise nature or effective date of it would be.

    The 1988 Act makes transfers of a residual interest to certain "disqualified organizations" subject to an additional tax on the transferor in an amount equal to the maximum corporate tax rate applied to the present value of the total anticipated excess inclusions (discounted using the applicable Federal rate) with respect to such residual interest for the periods after the transfer. For this purpose, "disqualified organizations" includes the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Code Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical and telephone cooperative. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption, and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax generally is imposed on the transferor of the REMIC Residual Certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The Pooling and Servicing Agreement requires, as a prerequisite to any transfer of a Residual Certificate, the delivery to the Trustee of an

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affidavit of the transferee to the effect that it is not a disqualified organization and contains other provisions designed to render any attempted transfer of a Residual Certificate to a disqualified organization void.

    In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if the record holder of an interest in such entity furnishes to such entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalities of perjury that such record holder is not a disqualified organization. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person shall, with respect to such interest, be treated as a pass-through entity. Legislation presently pending before the United States Congress, the Tax Simplification and Technical Corrections Bill of 1993 (the "Simplification Act"), would apply this tax on an annual basis to "large partnerships". Generally, the Simplification Act would treat partnerships that have, or have had, 250 or more partners as a large partnership for this purpose. The Simplification Act would not limit application of the tax to excess inclusions allocable to disqualified organizations, and in fact would apply the tax to large partnerships having no disqualified organizations as partners. If enacted in its present form, the Simplification Act would apply to partnership taxable years ending on or after December 31, 1994.

  F. PASS-THROUGH OF SERVICING FEES

    The general rule is that Residual Certificateholders take into account taxable income or net loss of the related REMIC Mortgage Pool. Under that rule, servicing compensation of the Company and the subservicers (if any) would be allocated to the holders of the REMIC Residual Certificates, and therefore would not affect the income or deductions of holders of REMIC Regular Certificates. However, in the case of a "single-class REMIC", such expenses and an equivalent amount of additional gross income will be allocated among all holders of REMIC Regular Certificates and REMIC Residual Certificates for purposes of the limitations on the deductibility of certain miscellaneous itemized deductions by individuals contained in Code Sections 56(b)(1) and 67. Generally, any holder of a REMIC Certificate who is an individual, estate or trust will be able to deduct such expenses in determining regular tax liability only to the extent that such expenses together with certain other miscellaneous itemized deductions of such individual, estate or trust exceed 2% of adjusted gross income; such a holder may not deduct such expenses to any extent in determining liability for alternative minimum tax. Accordingly, REMIC Residual Certificates, and REMIC Regular Certificates receiving an allocation of servicing compensation, may not be appropriate investments for individuals, estates or trusts, and such persons should carefully consult with their own tax advisors regarding the advisability of an investment in such Certificates.

    A "single-class REMIC" is a REMIC that either (i) would be treated as a pass-through trust under the provisions of Treasury Regulation Section 301.7701-4(c) in the absence of a REMIC election, or (ii) is substantially similar to such a pass-through trust and is structured with the principal purpose of avoiding the allocation of investment expenses to holders of REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, the Company intends to treat a REMIC Mortgage Pool as other than a "single-class REMIC", consequently allocating servicing compensation expenses and related income amounts entirely to REMIC Residual Certificates and in no part to REMIC Regular Certificates.

  G. PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

    The Code imposes a tax on REMIC Mortgage Pools equal to 100 percent of the net income derived from "prohibited transactions". In general, a prohibited transaction means the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the "start-up day" (the day on which the regular and residual interests are issued), other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. It is not anticipated that a REMIC Mortgage Pool will engage in any such transactions or receive any such income.

  H. TERMINATION OF A REMIC TRUST FUND

    In general, no special tax consequences will apply to a holder of a REMIC Regular Certificate upon the termination of the REMIC Mortgage Pool by virtue of the final payment or liquidation of the last Mortgage Loan remaining in the REMIC Mortgage Pool. If a Residual Owner's adjusted basis in its REMIC Residual Certificate at the time such termination occurs exceeds the amount of cash distributed to such Residual Owner in liquidation of its interest, then, although the matter is not entirely free from doubt, it appears that the Residual Owner would be entitled to a loss (which would be a capital loss) equal to the amount of such excess.

  I. REPORTING AND OTHER ADMINISTRATIVE MATTERS OF REMICS

    Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. In addition to those holders of REMIC Regular Certificates to whom information reporting generally applies, certain holders of REMIC Regular Certificates who are generally exempt from information reporting on debt instruments, such as corporations, banks, registered securities or commodities brokers, real estate investment trusts, registered investment companies, common trust funds, charitable remainder annuity trusts and unitrusts, will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the Treasury regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC Mortgage Pool must also comply with rules requiring the face of a REMIC Certificate issued at more than a DE MINIMIS discount to disclose the amount of original issue discount and the issue date and requiring such information to be reported to the Treasury Department.

    The REMIC Regular Certificate information reports must include a statement of the "adjusted issue price" of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports must include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC Mortgage Pool may not have, it appears that this provision will only require information pertaining to the appropriate proportionate method of accruing market discount.

    The responsibility for complying with the foregoing reporting rules will be borne by the Company.

    For purposes of the administrative provisions of the Code, REMIC Mortgage Pools will be treated as partnerships and the holders of Residual Certificates will be treated as partners. Unless otherwise stated in the applicable Prospectus Supplement, the Company will file federal income tax information returns on behalf of the related REMIC Mortgage Pool, and will be designated as agent for, and will act on behalf of the "tax matters person" with respect to the REMIC Mortgage Pool in all respects.

    As agent for the tax matters person, the Company will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the Residual Owners in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC Mortgage Pool, as well as the REMIC Mortgage Pool's classification. Residual Owners will generally be required to report such REMIC Mortgage Pool items consistently with their treatment on the REMIC Mortgage Pool's federal income tax information return and may in some circumstances be bound by a settlement agreement between the Master

Servicer, as agent for the tax matters person, and the IRS concerning any such REMIC Mortgage Pool item. Adjustments made to the REMIC Mortgage Pool tax return may require a Residual Owner to make corresponding adjustments on its return, and an audit of the REMIC Mortgage Pool's tax return, or the adjustments resulting from such an audit, could result in an audit of a Residual Owner's return.

  J. BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

    Payments of interest and principal on REMIC Regular Certificates, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31 percent if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

  K. FOREIGN INVESTORS IN REMIC CERTIFICATES

   1. REMIC REGULAR CERTIFICATES

    Except as qualified below, payments made on a REMIC Regular Certificate to a REMIC Regular Certificateholder that is not a U.S. Person, as hereinafter defined (a "Non-U.S. Person"), or to a person acting on behalf of such a Certificateholder, generally will be exempt from U.S. federal income and withholding taxes, provided (a) the holder of the Certificate is not subject to U.S. tax as a result of a connection to the United States other than ownership of such Certificate, (b) the holder of such Certificate signs a statement under penalties of perjury that certifies that such holder is a Non-U.S. Person, and provides the name and address of such holder, and (c) the last U.S. Person in the chain of payment to the holder received such statement from such holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a withholding tax rate of 30 percent, subject to reduction under any applicable tax treaty.

    "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership (including any entity treated as a partnership or corporation for federal income tax purposes) created or organized in or under the laws of the United States, any state or the District of Columbia, or (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

    Holders of REMIC Regular Certificates should be aware that the IRS might take the position that exemption from U.S. withholding taxes does not apply to such a holder that also directly or indirectly owns 10 percent or more of the REMIC Residual Certificates of a particular Series of Certificates. Further, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest or original issue discount income earned by such controlled foreign corporation.

   2. REMIC RESIDUAL CERTIFICATES

    Amounts paid to a Residual Owner that is a Non-U.S. Person generally will be treated as interest for purposes of applying the withholding tax on Non-U.S. Persons with respect to income on its REMIC Residual Certificate. However, it is unclear whether distributions on REMIC Residual Certificates will be eligible for the general exemption from withholding tax that applies to REMIC Regular Certificates as described above. Treasury regulations provide that, for purposes of the portfolio interest exception, payments to the foreign owner of a REMIC Residual Certificate are to be considered paid on the obligations held by the REMIC, rather than on the Certificate itself. Such payments would thus only qualify for the portfolio interest exception if the underlying obligations held by the REMIC would so qualify. Such withholding tax generally would be imposed at a rate of 30 percent but would be subject to reduction under any tax treaty applicable to the Residual Owner.

However, there is no exemption from withholding tax nor may the rate of such tax be reduced, under a tax treaty or otherwise, with respect to any distribution of income that is an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions".

    Certain restrictions relating to transfers of REMIC Residual Certificates to and by investors who are not U.S. Persons are also imposed by the REMIC Regulations. First, transfers of REMIC Residual Certificates to Non-U.S. Persons that have "tax avoidance potential" are disregarded for all federal income tax purposes. If such transfer is disregarded, the purported transferor of such a REMIC Residual Certificate to a Non-U.S. Person would continue to remain liable for any taxes due with respect to the income on such REMIC Residual Certificate. A REMIC Residual Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC Residual Certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Second, if a Non-U.S. Person transfers a REMIC Residual Certificate to a U.S. Person, and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Non-U.S. Person transferor continues to be treated as the owner of the REMIC Residual Certificate. Thus, the REMIC's liability to withhold 30 percent of the accrued excess inclusions is not terminated even though the REMIC Residual Certificate is no longer held by a Non-U.S. Person.

  L. STATE AND LOCAL TAXATION

    Many states do not automatically conform to changes in the federal income tax laws. Consequently, a REMIC Mortgage Pool which would not qualify as a fixed investment trust for federal income tax purposes may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of a REMIC Mortgage Pool formed in, owning mortgages or property in, or having servicing activity performed in a state without conforming REMIC provisions in its income or franchise tax law. Further, REMIC Regular Certificateholders resident in nonconforming states may have their ownership of REMIC Regular Certificates characterized as an interest other than debt of the REMIC such as stock or a partnership interest. Investors are advised to consult their tax advisors concerning the state and local income tax consequences of their purchase and ownership of REMIC Regular Certificates.

CALL RIGHT

    The holder of the Call Right will be treated as having purchased a call option on all the underlying Mortgage Loans. The price paid by the holder of the Call Right to purchase such call option will be treated as an option premium and accordingly will be added to the purchase price of the Mortgage Loans(in addition to any exchange fee) if the Mortgage Loans are purchased upon exercise of the Call Right, and will be treated as a loss as the Call Right lapses. For a discussion of when the Call Right may be deemed to lapse, see "Callable Class Certificates" above. Assuming that the underlying Mortgage Loans, if acquired, would be a capital asset in such holder's hands, then loss recognized with respect to such lapse will be treated as a capital loss.

    In light of the above, a thrift, REMIC, real estate investment trust or regulated investment company should consult its tax advisors before purchasing any Call Class.

                            METHODS OF DISTRIBUTION

    Certificates are being offered hereby in Series from time to time (each Series evidencing a separate Mortgage Pool) through any of the following methods:

        1. By negotiated firm commitment underwriting and public reoffering by underwriters;

        2. By agency placements through one or more placement agents primarily with institutional investors and dealers; and

        3.  By placement directly by the Company with institutional investors.

    A Prospectus Supplement will be prepared for each Series which will describe the method of offering being used for that Series and will set forth the identity of any underwriters thereof and either the price at which such Series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the Company, or the method by which the price at which the underwriters will sell the Certificates will be determined. Each Prospectus Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the Company and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the Certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the Certificates of such Series if any such Certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

    PNC Capital Markets, Inc., an affiliate of the Company, may from time to time act as agent or underwriter in connection with the sale of the Certificates. This Prospectus and the related Prospectus Supplement may be used by PNC Capital Markets, Inc. in connection with offers and sales related to secondary market transactions in any Series of Certificates. PNC Capital Markets, Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

    Underwriters and agents may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act"), or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

    If a Series is offered other than through underwriters, the Prospectus Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Certificates of such Series.

                        TRANSFERABILITY OF CERTIFICATES

    The Company anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Act, in connection with reoffers and sales by them of Certificates. Certain purchasers will be required to give the Company prior notice of their intention to resell their Certificates, and to represent to the Company that they will observe certain prospectus delivery and anti-manipulative requirements of the Act and the Securities Exchange Act of 1934, as amended. The Company will charge any Certificateholder requesting amended or updated Prospectuses or Prospectus Supplements all expenses incurred by the Company for preparation and delivery of such documents. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or resale.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Company by Thomas G. Lehmann, General Counsel, Vice President and Secretary of the Company, and by its special counsel, Orrick, Herrington & Sutcliffe LLP, San Francisco, California.

                             FINANCIAL INFORMATION

    The Company has determined that its financial statements are not material to the offering made hereby. However, any prospective investor who desires to review financial information concerning the Company will be provided, upon request, with a copy of the consolidated balance sheet of the Company as of December 31, 1994 or the end of its last fiscal year, whichever is later, and a copy of the most recent statement of earnings of the Company. Such requests should be directed to PNC Mortgage Securities Corp., Controller's Department, 75 North Fairway Drive, Vernon Hills, Illinois 60061.

                             ADDITIONAL INFORMATION

    This Prospectus, together with the Prospectus Supplement for each Series of Certificates, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                                    GLOSSARY

    Set forth below is a list of certain of the more significant terms used in this Prospectus and the pages on which the definitions of such terms may be found.

                                                    PAGE
                                                    -----
Act............................................          85
Advance Claims Endorsement.....................          50
Advances.......................................          15
AFR............................................          78
Agency Certificates............................           8
Bankruptcy Bond................................           7
Bankruptcy Instrument..........................          49
Bankruptcy Loss................................          49
Basic Prepayment Assumption....................          19
BPA............................................          19
Buydown Fund...................................          13
Buydown Fund Account...........................          25
Buydown Loans..................................           6
Callable Class Certificate.....................          74
CERCLA.........................................          63
Certificate Account............................          31
Certificate Administrator......................           4
Certificate Administrator Fee..................          14
Certificates...................................           1
Class..........................................           1
Code...........................................           8
Commission.....................................          14
Company........................................           1
Compensating Interest..........................          18
Conversion Fee.................................          15
Cooperative....................................          12
Cooperative Loan...............................           1
Cooperative Note...............................          12
Curtailment....................................          17
Custodial Account for P&I......................          28
Cut-Off Date...................................           8
Defaulted Mortgage Loss........................          48
Determination Date.............................          34
Distribution Date..............................           5
Distribution Period............................          33
DOL............................................          65
Eligible Investments...........................          31
ERISA..........................................           9
Extraordinary Losses...........................          49
FDIC...........................................          19
FHA............................................          12
FHA Approved Mortgagees........................          20
FHA Insurance Policies.........................          12
FHLMC..........................................           8
FHLMC Approved Mortgagees......................          20
FNMA...........................................           8
FNMA Approved Mortgagees.......................          20
Fraud Bond.....................................           6
Fraud Instrument...............................          49

                                                    PAGE
                                                    -----
Fraud Loss.....................................          49
Garn-St. Germain Act...........................          62
GNMA...........................................           8
Indemnified Parties............................          40
Insurance Proceeds.............................          29
Investment Account.............................          30
Investment Period..............................          30
IRS............................................          69
Lenders........................................          20
Letter of Credit...............................           7
Letter of Credit Bank..........................          53
Liquidation Proceeds...........................          28
Loss...........................................          44
Master Servicer................................           4
Master Servicing Fee...........................          14
Mortgage Loan Servicing Group..................           4
Mortgage Loans.................................           1
Mortgage Notes.................................          11
Mortgage Pool..................................           1
Mortgage Pool Insurance Policy.................           6
Mortgaged Properties...........................          11
Mortgages......................................          11
Mortgagor......................................           7
Net Rate.......................................          28
Non-U.S. Person................................          83
OID Regulations................................          67
Parties in Interest............................          64
Paying Agent...................................          23
Payoff.........................................          17
Plans..........................................          64
Pooling Agreement..............................          15
Prepayment Assumption..........................          69
Primary Insurance Policy.......................           6
Principal Prepayment...........................          19
Private Certificates...........................           8
PTCE 83-1......................................          65
Record Date....................................          23
Regulation.....................................          65
Relief Act.....................................          62
REMIC..........................................           1
REMIC Certificates.............................          67
REMIC Mortgage Pool............................          67
REMIC Provisions...............................          67
REMIC Regulations..............................          67
Remittance Rate................................           1
Reserve Account................................          51
Reserve Fund...................................           7
Residual Owner.................................          76
Retained Yield.................................          28

                                                    PAGE
                                                    -----
Sellers........................................           4
Seller/Servicers...............................           4
Selling and Servicing Contracts................          22
Senior Certificates............................          51
Series.........................................           1
Servicer.......................................           4
Servicing Contracts............................          14
Servicing Entity...............................           4
Servicing Fee..................................          14
Special Hazard Instrument......................          49
Special Hazard Insurance Policy................           7
                                                    PAGE
                                                    -----
Special Hazard Loss............................          48
Subordinated Certificates......................          51
Title V........................................          63
Title VIII.....................................          63
Trustee........................................          15
Trust Fund.....................................           1
UCC............................................          60
VA.............................................          12
VA Guaranties..................................          12
VA Loans.......................................          12
Withdrawal Date................................          29

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                                  PNC MORTGAGE
                                SECURITIES CORP.

                         DEPOSITOR AND MASTER SERVICER

                                    MORTGAGE
                           PASS-THROUGH CERTIFICATES
                                 SERIES 1998-3

                                  $488,635,656
                                 (APPROXIMATE)

                               ------------------

                             PROSPECTUS SUPPLEMENT

                             ---------------------

DONALDSON, LUFKIN & JENRETTE
          SECURITIES CORPORATION

                                 MARCH 25, 1998

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